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                                                                   EXHIBIT 10.11


                       CONTRIBUTION AND PURCHASE AGREEMENT
                                     AMONG
                             USP NORTH TEXAS, INC.

                             BAYLOR HEALTH SERVICES


                     TEXAS HEALTH VENTURES GROUP L.L.C. AND


                              TBVG/HEALTHFIRST LLC





                                  MAY 11, 1999
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                               TABLE OF CONTENTS


RECITALS ................................................................     1
1. Contribution of Baylor Center Assets to THVG1 ........................     3
2. Contribution of USP Assets to THVG2  .................................     7
3. Capital Contribution Obligations .....................................     9
4. Annual Reconciliation of Capital Contribution Obligations ............    10
5. Sales Tax and Filing Fees ............................................    14
6. Closing and Effective Date ...........................................    14
7. [Intentionally Omitted] ..............................................    14
8. Representations and Warranties of USP ................................    14
9. Representations and Warranties of Baylor .............................    23
10. Covenants ...........................................................    29
11. Conditions Precedent to Obligations of Baylor .......................    31
12. Conditions Precedent to Obligations of USP ..........................    33
13. Additional Covenants ................................................    36
14. Termination .........................................................    41
15. Confidentiality .....................................................    42
16. Notices .............................................................    42
17. Governing Law; Interpretation; Section Headings .....................    43
18. General .............................................................    43
19. Further Assurances ..................................................    44
20. Counterparts.........................................................    44
21. Attorneys' Fees .....................................................    44
22. Dispute Resolution Mechanisms .......................................    45
23. Interpretation of Agreement .........................................    46


EXHIBITS

A     HealthFirst Purchase Agreement
B     Regulations of THVG2
C     Convertible Subordinated Promissory Note
D     [Intentionally Omitted]
E     Assignment and Assumption Agreement
F     Bill of Sale and Assumption of Liabilities
G     Lease Agreement
H     Amendment to USP Parent's Stockholders Agreement
I     Amendment to USP Parent's Registration Rights Agreement

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SCHEDULES

1.lA     Bay1or Center Tangible Assets
1.lB     Excluded Tangible Assets
1.2      Calculation of EBITDAM
4        Sample Reconciliation Statement
8.4      DeSoto and Metroplex Balance Sheets
8.6      DeSoto and Metroplex Contracts
8.10     Changes in DeSoto and Metroplex
8.16     USP'S Consents and Approvals
9.4      Baylor Center Balance Sheets
9.6      Baylor Center Contracts
9.7      Litigation
9.10     Changes in Baylor Centers
9.15     Baylor's Consents and Approvals

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                       CONTRIBUTION AND PURCHASE AGREEMENT

      This Contribution and Purchase Agreement is entered into as of the 11th day of May, 1999, by and among USP North Texas, Inc., a Texas corporation ("USP"), Baylor Health Services, a Texas non-profit corporation ("Baylor"), Texas Health Ventures Group LLC, a Texas limited liability company ("THVGl"), and THVG/HealthFirst L.L.C., a Texas limited liability company ("THVG2"), with reference to the following facts:

                                    RECITALS

      A. Pursuant to the terms of the Amended and Restated Regulations of THVGl (the "THVGl Regulations") and those certain Transfer Agreements and Consents, all of which were effective as of February 1, 1999 and have been executed and delivered by USP, Baylor and certain other parties, USP and Baylor are each members of and each owns a 50% Ownership Interest (as such term is defined in the THVGl Regulations) in THVGl.


      B. USP's parent company, United Surgical Partners International, Inc., a Delaware corporation ("USP Parent"), is a party to that certain Asset Purchase Agreement, dated as of December 18, 1998, as modified and supplemented by that certain Option and Amendment Agreement, dated as of December 22, 1998 (collectively, the "HealthFirst Purchase Agreement"), with HealthFirst Management, L.L.C., a Texas limited liability company ("HealthFirst"), and certain other parties. The HealthFirst Purchase Agreement is attached hereto as EXHIBIT A. Prior to the consummation of the transactions provided for in the HealthFirst purchase Agreement, USP Parent assigned all of its rights and interests in the HealthFirst Purchase Agreement to USP and, accordingly, upon the consummation of the transactions provided for therein, USP acquired the "Transferred Assets" (as such term is defined in the HealthFirst Purchase Agreement).


      C. Unless otherwise defined in this Agreement, the capitalized terms used in this Agreement shall have the meanings ascribed to them in the HealthFirst Purchase Agreement. Any capitalized terms used in this Agreement that are not defined either in this Agreement or in the HealthFirst Purchase Agreement shall have the meanings ascribed to them in the THVGl Regulations.


      D. Baylor currently owns and operates, either directly or through a partnership that is 100% owned by Baylor and its Subsidiaries, both (1) Baylor Surgicare, located at 3920

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Worth Street, Dallas, Texas 75246 ("Baylor Surgicare"), and (2) Texas Surgery
Center, located at 3535 Worth Street, Suite 700, Dallas, Texas 75246 ("Texas Surgery Center"). Baylor Surgicare and Texas Surgery Center are sometimes hereinafter collectively referred to as the "Baylor Centers."


      E. Pursuant to the terms of the HealthFirst Purchase Agreement, USP has acquired (1) a 20% general partner interest in both DeSoto Surgicare Partners, Ltd., a Texas limited partnership ("DeSoto") , and Metroplex Surgicare Partners, Ltd., a Texas limited partnership ("Metroplex"), (2) options (the "HealthFirst Options") to purchase the partnership interests formerly held by HealthFirst in Irving Surgery Center, Ltd., a Texas limited partnership ("Irving"), Dallas Surgery Partners, a Texas general partnership ("DSP"), and Forth Worth Surgicare Partners, Ltd., a Texas limited partnership ("Fort Worth"), and (3) all rights and interests of HealthFirst and the Management Sellers in and to the respective HealthFirst Management Agreements with DeSoto, Metroplex, Irving, DSP and Fort Worth.

      F. The purpose of this Agreement is to set forth the terms and conditions of the following transactions:

      (1) Baylor will contribute to THVGl all of the assets (other than land and buildings), subject to certain designated liabilities, of the Baylor Centers in exchange for an additional Ownership Interest in THVGl. USP shall concurrently purchase one-half of such additional Ownership Interest from Baylor.

      (2) THVGl has formed a wholly owned limited liability company, known as Texas Health Venture VII L.L.C. (the "Baylor Center General Partner"), which in turn has formed Dallas Surgical Partners L.P., a Texas limited partnership (the "Baylor Limited Partnership"), and THVGl shall contribute to the Baylor Center General Partner, which in turn shall contribute to the Baylor Limited Partnership, all of the assets (subject to all assumed liabilities) of the Baylor Centers acquired by THVGl from Baylor.

      (3) The Baylor Limited Partnership will (a) obtain a loan that is secured by the assets of the Baylor Centers, which loan shall be in an amount and on terms approved by the Managers of THVGl, and (b) syndicate to local physician/investors limited partnership interests in the Baylor Limited Partnership representing up to a 25% interest in the Baylor Limited Partnership. The proceeds of said loan and said syndication of limited partnership interests shall be distributed by the Baylor Limited Partnership to the Baylor Center General Partner and, in

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turn, to THVGl and to Baylor and USP (subject to any retention by THVGl approved by its members).

      (4) USP and Baylor have organized THVG2 by entering into Regulations (the "THVG2 Regulations") substantially in the form of Exhibit D attached hereto. USP shall contribute the Transferred Assets to THVG2 in exchange for a 51% interest in THVG2 and the cash contribution to be made by Baylor for its 49% interest in THVG2.

      (5) THVG2, Baylor and USP shall enter into a Management Agreement (the "THVG2 Management Agreement") substantially in the form of Exhibit D attached to the THVG2 Regulations, and Baylor shall pay to USP a pro rata share (based on Baylor's share of the management fees payable to Baylor under the THVG2 Management Agreement) of USP's cost of acquiring the HealthFirst Management Agreements that are included in the Transferred Assets.

      (6) Baylor Health Care System, a Texas non-profit corporation ("BHCS"), and Baylor (each as landlord) shall enter into a Lease Agreement with the Baylor Limited Partnership for the real property used by each of the Baylor Centers (collectively, the "Baylor Real Property").

      THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

   1. CONTRIBUTION OF BAYLOR CENTER ASSETS TO THVG1.

      1.1 BAYLOR AGREEMENT TO CONTRIBUTE ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Baylor shall contribute to THVG1 all tangible and intangible assets owned by Baylor that are primarily used in the operations of the business of the Baylor Centers (other than the Excluded Assets, as defined below), including without limitation cash in an amount equal to $100,000 (the "Transferred Baylor Center Cash"), all accounts receivable, prepaid expenses (other than prepaid insurance expenses), deposits, inventory and supplies, contract rights, other current assets, licenses (to the extent transferable), computer software, equipment, fixtures, furniture, surgical instruments (including without limitation the equipment, fixtures, furniture and instruments described in Schedule 1.1A attached hereto), books and records (including without limitation computer stored records) and goodwill (collectively, the "Baylor Center Assets") ; provided, however,

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that with respect to such books and records that are integrated with the books and records of Baylor or its Affiliates and cannot be readily separated for transfer to THVG1, Baylor shall instead provide THVG1 with access to and the right to copy (at no expense to THVG1) the portion of such books and records that are Baylor Center Assets. Notwithstanding the foregoing, the following assets shall not be part of the Baylor Center Assets (the "Excluded Baylor Assets"): (a) cash and cash equivalents in excess of the Transferred Baylor Center Cash; (b) Baylor's rights under this Agreement; (c) all rights under insurance policies and self-insurance programs; (d) leasehold improvements; (e) assets that are not owned by Baylor or are not used primarily in the business of the Baylor Centers; and (f) managed care contracts not listed in SCHEDULE 9.6. A list of all material items used in the business of the Baylor Centers that are owned by a Baylor Affiliate (and not Baylor) is set forth in SCHEDULE 1.lB attached hereto; Baylor will use reasonable efforts to cause its Affiliates to provide these items to the Baylor Limited Partnership in accordance with past practices for a fair market use or rental charge so long as they are needed by the Baylor Limited Partnership and they are available for such use.

      1.2 ISSUANCE OF OWNERSHIP INTEREST; PARTIAL BY USP. In consideration for Baylor's contribution and transfer of the Baylor Center Assets to THVG1, Baylor shall be issued a 97% Ownership Interest in THVG1. Immediately after such issuance, Baylor shall sell to USP, and USP agrees to purchase from Baylor, one half of such Ownership Interest for the following consideration:

      (a) CLOSING DATE PAYMENT. At the Closing, USP shall pay to Baylor cash in the aggregate amount of $6,503,080.

      (b) CONTINGENT POST-CLOSING PAYMENTS. In addition to the payments to be made pursuant to Section 1.2(a) above and as additional consideration for the sale of such Ownership Interest, USP shall pay to Baylor 50% of the following additional amounts:

            (i) An amount equal to four times the excess (if any) of (A) the aggregate net earnings before interest, taxes, depreciation, amortization and management fees earned by the Baylor Limited Partnership (the total of which is hereinafter collectively referred to as the "EBITDAM"), for the 12 month period beginning on the "Effective Date" (as defined in Section 6 below) (the "First Year") over (B) $1,858,023 (the "Base Amount"); plus

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            (ii) Three times the amount by which EBITDAM for the 12 month period beginning on the first anniversary of the Effective Date (the "Second Year") exceeds the greater of the Base Amount or the EBITDAM for the First Year; plus

            (iii) Three times the amount by which EBITDAM for the 12 month period beginning on the second anniversary of the Effective Date (the "Third Year") exceeds the greatest of (A) the Base Amount, (B) the EBITDAM for the First Year or (C) the EBITDAM for the Second Year;

provided, however, that the total amount payable pursuant to this Section 1.2(b) shall not exceed $2,601,232.

      For purposes of this Section 1.2(b), EBITDAM shall be determined in accordance with generally accepted accounting principles applied in a manner consistent with the attached SCHEDULE 1.2 ("GAAP"); provided, however, that (1) extraordinary items (as determined in accordance with GAAP) shall be excluded,
(2) if the EBITDAM for the First Year or the Second Year is a negative amount, such negative amount shall carryover and be treated as an expense in the next 12 month period, (3) the calculation shall not include reserves or contingencies for expenses as to which any party has an indemnification obligation to the other party under this Agreement and (4) there shall be no charge for professional services (including without limitation legal expenses) incurred by any party in connection with this Agreement or the transactions provided for herein. Baylor and USP each shall have access to all books and records and (at their expense) the right to review and audit all financial statements relating to the Baylor Centers and/or the Baylor Limited Partnership.

      The calculation of EBITDAM for each of the First, Second and Third Years shall initially be made by USP and a statement (the "Statement") reflecting each such calculation in reasonable detail shall be provided to Baylor within 60 days after the end of the respective periods for which such calculations are to be made. If Baylor does not notify USP of any objection to a Statement within 60 days after the receipt of such Statement, the Statement shall be deemed accepted on behalf of each of the parties hereto. If Baylor provides notice of any objection to a Statement (which notice shall include a description of such objections) within such 60 day period, USP and Baylor shall use their commercially reasonable efforts to resolve any differences relating to the Statement within 15 days after such objection is delivered to USP. If the disagreement is

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not resolved by that date, however, either Baylor or USP may submit the matter for a binding determination of the calculation of EBITDAM set forth in the Statement to THVG1's outside accounting firm or another nationally recognized accounting firm approved by USP and Baylor, which firm shall act as an expert and not as an arbitrator in making such determination; the fees of such accounting firm, which shall be billed separately and independently from any other services provided by such firm, shall be paid 50% by USP and 50% by Baylor.

      1.3. ASSUMPTION OF CERTAIN LIABILITIES; EXCLUDED LIABILITIES. THVG1 shall assume and be responsible for all of the obligations, duties and liabilities relating to the Baylor Centers (i) that are current trade payables incurred in the ordinary course of business of the Baylor Centers and are outstanding on the Effective Date, (ii) that are accrued employee vacation or sick leave benefits for employees of the Baylor Centers who are hired by USP on or immediately following the Closing Date or (iii) that arise due to acts or omissions occurring on or after the Effective Date, including without limitation obligations under the contracts, leases and other instruments or commitments that either (A) are described in SCHEDULE 9.6 attached hereto or (B) relate to the Baylor Centers, do not involve a non-cancellable financial obligation of more than $25,000 and are cancellable without cost or penalty no later than 12 months after the Closing Date. It is understood and agreed, however, that THVG1 shall not assume, pay or be responsible for any other liability, duty or obligation of Baylor or any of its Affiliates (except for THVG1 and its Subsidiaries) arising due to any act or omission occurring prior to the Effective Date, including without limitation: (a) any trade payable that is more than 60 days past due; (b) any obligation under any of Baylor's current real property leases relating to any Baylor Center (which shall be replaced at the Closing as provided in Section 12.8) or any other outstanding contract, lease, instrument or commitment not described in clause (iii) (A) or (8) above; (c) any claim or contingent liability arising from the operations of any Baylor Center prior to the Effective Date, or based upon any acts or omissions of Baylor or its Affiliates, employees, agents or independent contractors, or any other event that has occurred, prior to the Effective Date, including without limitation any malpractice claim, EEOC claim, workers' compensation claim or other claim by any present or former employee; (d) liabilities or obligations of Baylor or its Affiliates arising under the Medicare or Medicaid program or any other third party payor program; (e) the costs and expenses associated with this Agreement that, as provided in Section 10.4, are to be borne by Baylor; (f) any obligation or liability under any employee benefit plan (including without limitation any

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bonus, retirement, pension, profit sharing or similar plan) in which any employee of a Baylor Center participates, other than accrued employee vacation and sick time as described in subsection (ii) above; (g) any obligation relating to any professional liability insurance policy, including without limitation premiums, assessments and charges for underpayments, for any period prior to the Effective Date; (h) any indebtedness or payment obligation to Baylor or any Affiliate of Baylor; (i) any federal, state or local income taxes or liabilities; or (j) any obligation, liability or claim as to which Baylor would have an indemnity obligation under Section 13.1 hereof (collectively, the "Excluded Liabilities").

   2. CONTRIBUTION OF USP ASSETS TO THVG2.

      2.1 USP'S .AGREEMENT TO TRANSFER ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, USP shall transfer to THVG2 the Transferred Assets (as that term is defined in HealthFirst Purchase Agreement), all rights and interest of USP in and under the HealthFirst Purchase Agreement and the HealthFirst Management Agreements, all books and records, computer hardware and software and other assets of USP or its Affiliates that are primarily used in the operations of the business of DeSoto or Metroplex or used primarily in performing the HealthFirst Management Agreements (collectively, the "USP assets"). Not withstanding the foregoing, the following assets shall not be part of the USP Assets: (a) USP's share of cash and cash equivalent assets of DeSoto that are in excess of the $50,000 as of the Effective Date; (b) USP's share of cash and cash equivalent assets of Metroplex that are in excess of $50,000 as of the Effective Date; (c) all earned but unpaid management fees under the HealthFirst Management Agreements as of the effective Date; and (d) USP's rights under this Agreement.

      2.2 CONSIDERATION. In full consideration for USP's contribution of the USP Assets to THVG2:

      (a) CLOSING DATE CONSIDERATION. At the Closing, (i) THVG2 shall issue to USP membership interests in THVG2 representing a 51% ownership interest in THVG2 and (ii) THVG2 shall pay to USP cash in the amount of $1,287,275.

      (b) ASSUMPTION OF FURTHER PAYMENT OBLIGATIONS. In addition, THVG2 hereby assumes the obligation to make any and all payments that become due to the Partnership Sellers pursuant to Sections l(c) and 8(e)(iv) of the HealthFirst Purchase Agreement. To the extent that USP is obligated to deliver shares of the Class A Common Stock, par value $.01 per share, of USP

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Parent (the "USP Common Stock") in connection with any such payment obligation
(as provided in Section l(d). of the HealthFirst Purchase Agreement), USP shall deliver such USP Common Stock to the parties entitled to receive such shares and THVG2 shall pay cash to USP equal to the fair market value of such USP Common Stock, determined in accordance with the provisions of said Section l(d) of the HealthFirst Purchase Agreement.

      (c) MANAGEMENT AGREEMENTS. Concurrently with USP's contribution of the USP Assets to THVG2, which assets include the HealthFirst Management Agreements, THVG2, USP and Baylor shall enter into the THVG2 Management Agreement. Since the THVG2 Management Agreement provides for the payment of management fees to USP and Baylor that total 100% of all management fees that THVG2 will earn under the Management Agreements, the parties hereto agree that, for capital account purposes, the Management Agreements contributed by USP as part of the USP Assets shall have a value of zero. Accordingly, the value of the USP Assets to be credited to USP's capital account in THVG2 shall be $2,627,092 (less the payment made to USP pursuant to Section 2.2(a)(ii) above). In consideration for USP's execution of the THVG2 Management Agreement, Baylor agrees to pay to USP, at the Closing, cash in the amount of $1,928,571.

      2.3 ASSUMPTION OF CERTAIN OTHER LIABILITIES. THVG2 shall assume and shall perform and discharge the liabilities and obligations (a) that were assumed by USP pursuant to Section l(e) of the HealthFirst Purchase Agreement, as and to the extent any such liability or obligation arises due to acts or omissions occurring on or after the Effective Date, and (b) that arise on or after the Effective Date under Sections l(c), l(d) (ii) (subject to Section 2.2(b) above), 2 (penultimate sentence only), 8(a)(iii) and (iv) (but only to the extent THVG2 is the indemnified party thereunder), 8(b) (subject to Section 8.8 hereof), 8(d), 8(e), 8(f) (if THVG2 exercises the HealthFirst Option included therein), 8(f)(iv) (if THVG2 does not exercise the HealthFirst Option included therein, but only as to management fees accrued on and after the Effective Date of this Agreement), 8(g) (if THVG2 exercises the HealthFirst Option included therein), 8(i)(iii), 8(k), 8(1) and 10 through 16, 18 and 19 of the HealthFirst Purchase Agreement and Sections 1 and 2 through 5 (if THVG2 exercises the HealthFirst Option included in Section 2) of the Option and Amendment Agreement included therein, including without limitation all payment obligations arising under
Section 8(e) of the HealthFirst Purchase Agreement or resulting from any exercise of a HealthFirst Option. In addition, THVG2 shall be subject to all other relevant provisions of the HealthFirst Purchase Agreement in connection with any

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exercise of THVG2's rights and benefits thereunder. Except for the liabilities and obligations described in this Section 2.3, THVG2 will not assume or be liable for any other obligation or liability of USP, HealthFirst or any other party to the HealthFirst Purchase Agreement due to any act or omission occurring prior to the Effective Date, including without limitation: (i) any trade payable that is more than 60 days past due; (ii) any claim or contingent liability arising from the operations of DeSoto or Metroplex, or based upon any acts or omissions of USP or its Affiliates, employees, agents or independent contractors, or any other event that has occurred prior to the Effective Date, including without limitation any malpractice claim, EEOC claim, workers' compensation claim or other claim by any present or former employee; (iii) liabilities or obligations of DeSoto or Metroplex arising under the Medicare or Medicaid program or any other third party payor program; (iv) the costs and expenses associated with this Agreement that, as provided in Section 10.4, are to be borne by USP; (v) any federal, state or local income taxes or liabilities; or (vi) any obligation, liability or claim as to which USP would have an indemnity obligation under Section 13.1 hereof.

      3. CAPITAL CONTRIBUTION OBLIGATIONS. In order to provide the funds needed by THVG2 to make the payments called for by Section 2 hereof (but subject to Section 4 hereof), USP and Baylor agree as follows:

      (a) In consideration for the issuance to Baylor of a 49% membership interest in THVG2, Baylor agrees to contribute to THVG2 on the Closing Date the amount that THVG2 is required to pay to USP pursuant to Section 2.2(a) (ii).

      (b) USP and Baylor each agrees to contribute to THVG2 its pro rata share (based upon their respective ownership interests in THVG2 at the time such payment is due) of the amount needed by THVG2 to make any payment it is required to make under the HealthFirst Purchase Agreement pursuant to Section 2.2(b) hereof or Section 8(e) of the HealthFirst Purchase Agreement; provided, however, that the parties acknowledge that Baylor's obligations under this Section 3(b) and Section 3(c) are subject to its rights under Sections 4(b) and (d).

      (c) Subject to Sections 4(b) and (d), USP and Baylor each agrees to contribute to THVG2 its pro rata share (based upon their respective ownership interests in THVG2 as of the date any such payment IS due) of the amount needed by THVG2 to make any payment that results from an exercise of a HealthFirst Option by THVG2.

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      4. ANNUAL RECONCILIATION 0F CAPITAL CONTRIBUTION OBLIGATIONS. Anything
herein or in the THVG1 Regulations or the THVG2 Regulations to the contrary notwithstanding, the parties agree that, for their convenience, USP and Baylor will prepare an annual reconciliation of their respective payment and capital contribution obligations described in Sections 1, 2 and 3 hereof, upon the following terms:

      (a) On the Closing Date and on each date that a payment called for by subsection (i), (ii) or (iii) of Section 1.2(b) hereof is to be made, and on each anniversary of the date the payment called for by Section 1.2(b) (iii) hereof is made (each, a "Reconciliation Date"), USP and Baylor shall reconcile all payment and capital contributions that they are required to have made pursuant to this Agreement since the prior Reconciliation Date (or, with respect to the first Reconciliation Date, that they are required to make on the Closing Date).

      (b) THVG2 shall immediately give Baylor and USP notice if a payment obligation of THVG2 referred to in Section 2.2(b) or 2.3(b) arises. Unless Baylor elects otherwise within 10 days of such notice, USP shall fund 100% of the payment obligations of THVG2 referred to in Sections 2.2(b) and 2.3(b) that are due between Reconciliation Dates, which payments shall be treated for accounting purposes as capital contributions made by USP. In such event, the Ownership Interest of Baylor in THVG2 shall be diluted as of the date of each such payment by USP and until the next Reconciliation Date for purposes of allocations of profits and losses of THVG2 during such period (but not for purposes of capital transactions, including additional capital contribution obligations), all as provided in the THVG2 Regulations.

      (c) The following calculations shall be made on the Reconciliation Dates:

            (i) On the Closing Date, the amount due to Baylor pursuant to
      Section 1.2(a) shall be reduced by the amounts due from Baylor to USP pursuant to Section 2.2(c) and from Baylor to THVG2 pursuant to Section 3(a), resulting in an amount due to Baylor from USP equal to $3,287,234 (the "Closing Date Baylor Payment") Such payment shall satisfy the parties respective obligations under Sections 1.2(a), 2.2(a) (ii) , 2.2(c) and 3(a) hereof.


            (ii) On each subsequent Reconciliation Date, USP and Baylor shall prepare an accounting (a "Reconciliation Statement") showing all of the payment

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      obligations of USP and Baylor to and from each other, THVGl and THVG2 pursuant to this Agreement. Each Reconciliation Statement shall show the amount that is necessary for USP to pay Baylor or for Baylor to pay USP (as the case may be) in order to fully satisfy all such payment obligations. For purposes of this Section 4(c), the payment due from USP to Baylor or from Baylor to USP is hereinafter referred to as the "Reconciliation Payment," the party that owes the Reconciliation Payment is referred to the "Shortfall Party" and the party that is to receive the Reconciliation Payment is referred to as the "Compensated Party." If Baylor is the Compensated Party, USP will cause the Reconciliation Statement to include a statement of the fair market value of USP Common Stock as of the date of the Reconciliation Statement. A sample Reconciliation Statement is attached hereto as SCHEDULE 4.

            (iii) Any dispute between USP and Baylor relating to a Reconciliation Statement shall be submitted to and resolved by THVG1's independent accounting firm, acting as an expert and not as an arbitrator.

      (d) The following shall apply to the Closing Date Baylor Payment and to each Reconciliation Payment:

      (i) USP shall pay the Closing Date Baylor Payment by the issuance and delivery to Baylor of a USP Parent Convertible Subordinated Promissory Note ("Convertible Note") in the amount of the Closing Date Baylor Payment, which Convertible Note shall be convertible into USP Common Stock at an initial conversion price of $3.50 per share and will be substantially in the form of EXHIBIT C attached hereto.

      (ii) The Shortfall Party may elect, by giving written notice to the Compensated Party within five business days after a Reconciliation Statement is finalized, to make the Reconciliation Payment by suffering a dilution in its ownership interest in either THVGl or THVG2 (as elected by the Shortfall Party) in accordance with the procedures for such dilution set forth in the THVGl Regulations or the THVG2 Regulations (as the case may be). In such event, the Compensated Party shall be deemed to have made a capital contribution on the Reconciliation Date to THVGl or THVG2 (as the case may be) in an amount equal to the Reconciliation Payment.

      (iii) If the Shortfall Party does not make the election described in subsection (ii) above, the Reconciliation Payment shall be paid promptly by the Shortfall

Party to the Compensated Party; provided, however, that: (A) in the event that Baylor is the Compensated Party with respect to a Reconciliation Statement relating to the First Year, the Second Year or the Third Year, and if USP does not elect to make the Reconciliation Payment by suffering dilution pursuant to subsection (ii) above, Baylor shall have the right to elect, by giving written notice to USP within five business days after the date that such Reconciliation Statement is finalized, to receive all or any portion of the Reconciliation Payment in the form of a USP Parent Convertible Note substantially in the form of EXHIBIT C attached hereto, which Convertible Note shall be convertible into USP Common Stock at an initial conversion price of $3.50 per share (subject to adjustment as provided in the anti-dilution provisions of the Convertible Note as if such Convertible Note had been issued on the Closing Date) with respect to any Convertible Note issued on the Reconciliation Date relating to the First Year and, for the Second and Third Years, at a conversion price equal to greater of $3.50 per share (subject to such adjustment) or the fair market value of the USP Common Stock as of the date such Convertible Note is issued (as determined in good faith by the Board of Directors of USP Parent); (B) in the event that Baylor is the Shortfall Party, Baylor shall have the further option (exercisable by giving written notice of its election under this subsection (B) on the date that the Reconciliation Payment is to be paid by Baylor) to pay the Reconciliation Payment by reducing the outstanding principal amount of any Convertible Note of USP Parent then held by Baylor; and (C) if Baylor is the Shortfall Party, to the extent the Reconciliation Payment is created by Baylor's election under Section 4(b) not to make a capital contribution to THVG2 that was otherwise required in connection with an exercise of a HealthFirst Option or the purchase by THVG2 of additional partnership interests in any partnership as to which THVG2 (or any of its Subsidiaries) is then the general partner, then Baylor shall be entitled to pay all or a portion of the Reconciliation Payment by causing THVG2 to distribute to Baylor and USP (in accordance with their respective Ownership Interests in THVG2 as of the prior Reconciliation Date) an appropriate portion of such additional partnership interests that were so acquired (as designated by USP) and then transferring the partnership interests so acquired by Baylor through such distribution to USP, with the additional partnership interests so transferred valued at the purchase price paid by THVG2 therefor; provided, further, that subsection (C) shall not apply if any such transfers of partnership interests by THVG2 would (in the reasonable opinion of USP) prevent USP from consolidating for financial accounting purposes with the affected partnerships. In the event any such partnership interests are transferred to USP pursuant to subsection (C), USP shall be entitled to hold, vote, sell and otherwise deal with such additional partnership interests in its sole discretion notwithstanding any contrary provisions set forth in any other agreement or in the THVG2 Regulations (but, in any event, subject to any restrictions set forth in the partnership agreement applicable to such partnership interests).

      An example of the potential application of subsection (C) above is as follows*.


      Assume that:

First Year purchase of Metroplex LP interests: $1,500,000**

First Year HealthFirst Option exercise price: $1,500,000**

First Year HealthFirst earn-outs: $1,200,000**

First Year Baylor earn-out owed by USP: $l,000,000

---------------------------
* For simplicity of presentation, this example assumes that the Ownership Percentages in THVG2 are 50/50 rather than 51/49. ** 100% funded by USP pursuant to Section 4(b).

      Then:

      Reconciliation Payment owed by Baylor (50% of [$1,500,000 + $1,500,000 + $1,200,000] minus $1,000,000) = $1,100,000

      Baylor can elect to require THVG2 to distribute all of the $l,500,000 of the additional Metroplex limited partnership interests acquired during the year and satisfy $750,000 of its Reconciliation Payment by transferring its share of those limited partner interests to asp. The remaining $350,000 can be paid either in cash, by dilution in THVG2 or THVG1 or by reducing the Convertible Note.

      (e) Notwithstanding any provisions of this Section 4 to the contrary, for accounting and tax purposes, once a Reconciliation Payment is made or satisfied in accordance with this Section 4: (i)USP and Baylor shall be deemed to have made all payments to each other and capital contributions to THVG1 and THVG2 that were included in the Reconciliation Statement (except to the extent the Shortfall Party has elected to suffer dilution pursuant to Section 4(d) (iii) above); and (ii) THVG1 and THVG2 shall be deemed to have made the payments to Baylor and USP required by this Agreement that were included in such Reconciliation Statement.

      5. SALES TAX AND FILING FEES. THVGl and THVG2 (as the case may be) shall pay any sales tax, filing fee or other similar tax or fee associated the sale of the Baylor Center Assets to THVG1, the transfer of the USP Assets to THVG2 or the assumption of liabilities pursuant to Sections 1.3, 2.2(b) and 2.3. It is not anticipated that the transactions contemplated by this Agreement will result in the imposition of any such tax or fee.

      6. CLOSING AND EFFECTIVE DATE. The "Closing" referred to herein will take place at the offices of Baylor at 2:00 p.m., local time, on June 1, 1999, or on the fifth business day following the satisfaction of the conditions to the Closing described in Sections 11 and 12 hereof, whichever is later, or at such other place or at such other date and time as the parties hereto shall agree. Such time and date are referred to herein as the "Closing Date. " Regardless of when the Closing occurs, it shall be effective as of 12:01 a.m. June 1, 1999 (the "Effective Date"). The parties hereto agree to acknowledge and use said Effective Date for all purposes, including for accounting and federal and state tax reporting purposes. Except as provided in Section 14 hereof, failure to consummate the Closing on the date and time and at the place selected pursuant to this Section 6 shall not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

      7. [INTENTIONALLY OMITTED.]

      8. REPRESENTATIONS AND WARRANTIES 0F USP. USP represents and warrants to Baylor as follows:

      8.1. EXISTENCE. USP and USP Parent are corporations that are duly organized, validly existing and in good standing under the laws of the States of Texas and Delaware, respectively. Each of Desoto, Metroplex, Irving and Fort Worth is a limited partnership that is duly organized and validly existing under the laws of the State of Texas. DSP is a general partnership that is duly organized and validly existing under the laws of the State of Texas. USP is not a party to any partnership or joint venture arrangement that owns a USP Asset. USP has delivered true and complete copies of the Limited Partnership Agreements of DeSoto and Metroplex to Baylor or its counsel.

      8.2. AUTHORITY AND COMPLIANCE WITH INSTRUMENTS. This Agreement has been duly and validly approved by all necessary actions of the boards of directors and the shareholders of USP and USP Parent and constitutes the valid and binding obligation of USP and USP Parent. No provisions exist in any agreement to which USP or USP Parent or any of their Restricted Affiliates (including without limitation the Partnerships) is a party or by which any of their assets are bound which would be violated by the execution, delivery or consummation of this Agreement or the transactions contemplated hereby.

      8.3. TITLE TO THE USP ASSETS.

      (a) USP has good title to all of the USP Assets, subject to no mortgage, pledge, lien, security interest, encumbrance or other charge other than (i) restrictions on the Transferred Assets set forth in the respective Partnership Agreements and HealthFirst Management Agreements, (ii) restrictions imposed by applicable federal and state securities laws, (iii) the terms of the HealthFirst Purchase Agreement, (iv) liens for taxes not yet due or that are being contested in good faith, (v) liens pursuant to agreements listed in the Schedules to this Agreement and (vi) other liens, the existence of which, in the aggregate, do not have a material adverse effect on DeSoto, Metroplex or the HealthFirst Management Agreements. The USP Assets constitute all interests owned by USP in the Partnerships, the Surgery Centers and the HealthFirst Management Agreements.

      (b) All outstanding partnership interests in DeSoto and Metroplex are currently held as set forth in Schedule 7 to the HealthFirst Purchase Agreement. USP is not subject to any options or other rights to purchase or sell any partnership interest in Metroplex or DeSoto (other than as set forth in Section 8(e) of the HealthFirst Purchase Agreement), and neither Metroplex nor DeSoto has any binding obligation to issue or sell any partnership interest. USP is currently the sole general partner of both DeSoto and Metroplex, and the partnership interests in DeSoto and Metroplex owned by USP are duly authorized and validly issued Partnership Interests. USP has not breached and, to the knowledge of USP, no other partner of either DeSoto or Metroplex has breached any provision of, and there are no facts or circumstances which would reasonably indicate that USP or (to the knowledge of USP) any other partner of DeSoto or Metroplex will or may be in default or breach under, the respective Limited Partnership Agreements of DeSoto and Metroplex, which breach or default would have a material adverse effect on USP, Metroplex or DeSoto.

      (c) DeSoto and Metroplex each has good title to its respective assets shown on its balance sheet included in

SCHEDULE 8.4 (including title to leasehold interests as to any such assets that are leased by DeSoto or Metroplex), subject to no mortgage, pledge, lien, security, encumbrance or other charge or lien other than (i) the interests of lessors in leased assets, (ii) liens for taxes not yet due or that are being contested in good faith, (iii) liens pursuant to the agreements listed on Schedules to this Agreement and (iv) other liens, the existence of which, in the aggregate, do not have a material adverse effect on DeSoto or Metroplex. The assets owned or leased by DeSoto and Metroplex, respectively, constitute all of the assets currently in existence that are being used in their respective businesses, other than assets held by USP that it uses to provide services under the respective HealthFirst Management Agreements with DeSoto and Metroplex or to provide other services to DeSoto and/or Metroplex (which services USP will continue to provide pursuant to the THVG2 Management Agreement).

      8.4 FINANCIAL STATEMENTS. USP has delivered to Baylor copies of the following financial statements of DeSoto and Metroplex (copies of which are attached hereto as SCHEDULE 8.4): (a)unaudited balance sheet as of February 28, 1999 (the "Balance Sheet Date"); (b) unaudited statement of operations for the two month period ended on the Balance Sheet Date; and (c) unaudited balance sheet as of December 31, 1998. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except such financial statements are not audited and do not include footnotes and the interim statements are subject to normal year end adjustments) and present fairly the financial condition of DeSoto and Metroplex, respectively, as of the Balance Sheet Date. Except for (i) the liabilities reflected in the above referenced balance sheets, (ii) liabilities created by the agreements described in SCHEDULE 8.6 attached hereto and (iii) other obligations incurred in the ordinary course of business since the Balance Sheet Date, neither DeSoto nor Metroplex is subject to any liability of any nature, whether accrued, absolute, contingent or otherwise, including without limitation any liability or obligation of the types described in Sections 2.3(i)-(iii) and (v). Each of DeSoto and Metroplex is and as of the Closing Date will be current in all payment obligations to which it is subject, other than trade payables that are not more than 60 days past due.

      8.5 LICENSING 0F SURGERY CENTERS. The Surgery Centers owned and operated by DeSoto and Metroplex, respectively, are licensed by the Texas Department of Health Services ("TDH") as freestanding facilities. Subject to obtaining the approval of TDH with respect to the change of ownership of the Transferred Partnership Interests contemplated by this Agreement and the other approvals listed in SCHEDULE 8.16, USP is not aware of any reason that DeSoto and Metroplex will not be able to continue to operate such Surgery Centers upon transfer of the Transferred Partnership Interests to THVG2 as contemplated hereby.

      8.6 CONTRACTS. USP has delivered to Baylor an accurate list (attached hereto as SCHEDULE 8.6) of all material contracts, leases and instruments to which DeSoto, Metroplex or USP or any of its Affiliates is a party and which relate to or affect DeSoto, Metroplex or the HealthFirst Management Agreements, or by which any assets of DeSoto or Metroplex are bound, including without limitation the following: (a) all real estate leases, equipment leases and rental arrangements; (b) all executory purchase agreements relating to the purchase of equipment; (c) all agreements with any physician or other health care provider who either provides services or refers patients to either DeSoto or Metroplex (other than the Limited Partnership Agreements of DeSoto and Metroplex); (d) all employment and consulting agreements; (e) all agreements with employers, health maintenance organizations, insurance companies, preferred provider organizations and other managed care entities whereunder DeSoto or Metroplex provides surgery center services; and (f) contracts to which USP is a party that are material to the performance of USP's obligations under the HealthFirst Management Agreements or by which any assets of USP material to such performance are bound; provided, however, that SCHEDULE 8.6 need not include contracts that do not involve a non-cancellable financial commitment of more than $25,000 and are cancellable without cost or penalty no later than 12 months after the Closing Date. No Partnership is (i) obligated to take any action that would violate the THVG2 Regulations or (ii) obligated to not take any action that is required by the THVG2 Regulations. USP has delivered or made available to Baylor or its counsel true and complete copies of the documents described in
SCHEDULE 8.6. All of the agreements, contracts, leases and instruments listed in
SCHEDULE 8.6 are valid and binding, and neither DeSoto, Metroplex, USP nor any of USP's Affiliates has breached and, to the knowledge of USP, no other party thereto has breached any provision of, and there are no facts or circumstances known to USP which would reasonably indicate that DeSoto, Metroplex, USP or any of USP's Affiliates will or may be in such breach under, any such agreement, contract, lease or instrument, which invalidity or breach would have a material adverse effect on DeSoto, Metroplex or USP (with respect to USP's operation of the HealthFirst Management Agreements). Each of the HealthFirst Management Agreements is in full force and effect and represents the binding obligations of the parties thereto. USP is the sole manager or similar party under each of the HealthFirst Management Agreements. Except as described in SCHEDULE 8.6, neither USP, any USP Affiliate nor any Partnership is in breach of the terms of, and there are no facts or circumstances known to USP which would reasonably indicate that USP, any USP Affiliate or any Partnership will or may be in breach of its obligations under, any HealthFirst Management Agreement.

      8.7 LITIGATION AND PROCEEDINGS. Except for malpractice claims arising before the Effective Date covered by insurance policies, there are no legal claims, actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to USP's knowledge, threatened against DeSoto or Metroplex or their respective properties, assets or business, and to USP's knowledge no facts exist which might form the basis for any such claim, action, suit or other proceeding, other than claims, actions, suits or other proceedings that, in the aggregate, will not have a material adverse effect on DeSoto or Metroplex. The operations of DeSoto and Metroplex have not caused DeSoto or Metroplex to be in default with respect to any judgment, order or decree of any court, governmental agency or instrumentality. Neither USP nor any of its Affiliates is a party to any litigation that would materially affect the HealthFirst Management Agreements.

      8.8 COMPLIANCE WITH LAW AND INSTRUMENTS. The business and operations of DeSoto and Metroplex each have been and are being conducted in material compliance with all applicable laws, rules, regulations and licensing requirements of all authorities, the violation of which, individually or in the aggregate, would materially affect in any way the business of DeSoto or Metroplex. USP is unaware of any facts which might form the basis for a claim that any such violation exists. USP is in compliance in all material respects with all of its material obligations that have arisen to date under the HealthFirst Purchase Agreement. The business and operations of USP in performing its obligations under the HealthFirst Management Agreements have been and are being conducted in material compliance with all applicable laws, rules, regulations and licensing requirements of all authorities, the violation of which, individually or in the aggregate, would materially affect USP's ability to receive the benefits of the HealthFirst Management Agreements in any way. DeSoto and Metroplex each meets in all material respects the conditions for participation in the Medicare and Medicaid programs. Neither the U.S. Department of Health and Human Services nor any state agency has conducted, or has given USP, DeSoto or Metroplex any notice that it intends to conduct, any audit or other review of the participation of DeSoto or Metroplex in the Medicare and Medicaid programs (other than annual surveys, reviews and audits), and no such audit or review would result in any material liability by DeSoto or Metroplex for any reimbursement, penalty or interest with respect to payments received by DeSoto or Metroplex thereunder.

      8.9 ACCOUNTS RECEIVABLE. All of the accounts receivable of DeSoto and Metroplex are and will be valid and enforceable claims and are not subject to any defenses, offsets, claims or counterclaims. Notwithstanding the foregoing, USP expressly makes no warranty or guaranty as to the collectibility of such accounts receivable.

      8.10 ABSENCE OF SPECIFIED CHANGES. Except as provided on SCHEDULE 8.10 and except for the transactions provided for herein, since the Balance Sheet Date there has not been (a) any transaction by DeSoto or Metroplex relating to or affecting DeSoto or Metroplex in any material respect, except in the ordinary course of business as conducted in 1999; (b) any liability incurred, except liabilities incurred in the ordinary course of business; (c) any capital expenditure exceeding $25,000; (d) any cancellation of any debt or claim or waiver of any right of substantial value (except as provided for in this Agreement); (e) any destruction, damage to or loss of any material asset of DeSoto or Metroplex, whether or not covered by insurance; (f) any new mortgage, pledge or other encumbrance of any asset of DeSoto or Metroplex; (g) any agreement by DeSoto, Metroplex or USP to do any of the things described in this
Section 8.10; or (h) any material adverse change in the business or prospects of DeSoto or Metroplex.

      8.11 LABOR MATTERS. Neither DeSoto, Metroplex nor USP is a party to any labor union agreement, and the relationship of USP with its employees is adequate for the current needs of DeSoto and Metroplex. There are no threats of strike or work stoppages by any employees of DeSoto, Metroplex or USP.

      8.12 INSURANCE POLICIES. USP has policies of insurance in effect for DeSoto and Metroplex, and each of Irving and DSP has policies of insurance in effect, in such amounts and insuring against such losses and risks as are normal for their business, including without limitation medical malpractice insurance coverage.

      8.13 NO BROKERS OR FINDERS. As a result of any act or failure to act by USP, USP Parent or any of their agents, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim against or upon THVG1, THVG2 or Baylor or any of its Affiliates for any commission, fee or other compensation as a broker, finder or any similar capacity.

      8.14 ISSUANCE 0F ADDITIONAL PARTNERSHIP INTERESTS. Since the Closing Date of the HealthFirst Purchase Agreement, (a) there has been no amendment of any HealthFirst Management Agreement, the partnership agreement of either DeSoto or Metroplex or, to USP's knowledge, the partnership agreement of Irving, Fort Worth or DSP, and (b) neither DeSoto nor Metroplex has issued any general, limited or other partnership interest.

      8.15 CORPORATE DOCUMENTS. USP has provided Baylor with true and complete copies of USP Parent's Stockholders Agreement and Registration Rights Agreements referred to in Section 11.10 and of USP Parent's Certificate of Incorporation.

      8.16 CONSENTS AND APPROVALS. Attached hereto as SCHEDULE 8.16 is a list of the consents and approvals that will be required to satisfy the conditions set forth in Sections 11.4 (with respect to THVG2) and 11.6.

      8.17 NONCOMPETITION COVENANTS. Neither DeSoto nor Metroplex is subject to any noncompetition covenant or other similar agreement restricting its ability to engage in competitive businesses. Following the Closing, THVG2 and its Affiliates will not be subject to any such noncompetition covenant or restrictive agreement by virtue of THVG2's acquisition of the USP Assets.

      8.18 THE REAL PROPERTY

      (a) USP has not received written notice of either a violation of any applicable ordinance or other law, order, regulation or requirement, or any condemnation, lien, assessment or the like, relating to any part of the real property used by DeSoto and/or Metroplex (collectively, the "HealthFirst Real Property") or the operation thereof and, to the best knowledge of USP, there is not presently contemplated or proposed any condemnation or similar action or zoning action or proceeding with respect to any HealthFirst Real Property or the operation thereof;

      (b) To the best knowledge of USP, the HealthFirst Real Property and its operation are in compliance with all applicable zoning ordinances (including without limitation parking requirements) and building codes, and the consummation of the transactions contemplated herein will not result in the termination of any current zoning variance;

      (c) The HealthFirst Real Property and all buildings, improvements and fixtures thereon or therein, and all parts thereof and appurtenances thereto, including without limitation the plumbing, electrical, mechanical, heating, ventilation and air conditioning systems, are in good operating condition and in a reasonable state of maintenance and repair, except for normal wear and tear;

      (d) To the best knowledge of USP, no person or entity other than DeSoto or Metroplex has any option or right of first refusal to purchase, lease or rent any HealthFirst Real Property;

      (e) None of the HealthFirst Real Property is located in a state or federally designated flood hazard area; and

      (f) The Surgery Centers owned by DeSoto and Metroplex have adequate parking available to satisfy their respective current needs.

      8.19 ENVIRONMENTAL MATTERS.

      (a) Each of DeSoto and Metroplex is in compliance with all Environmental Laws (as defined below) in all material respects, which compliance includes, without limitation, the possession by DeSoto and Metroplex of all permits and other governmental authorizations required under applicable Environmental Laws to operate their respective Surgery Centers as currently operated, and DeSoto and Metroplex each is in compliance in all material respects with the terms and conditions thereof;

      (b) No Hazardous Substances (as defined below) have been generated or stored on, at or adjacent to any HealthFirst Real Property by USP, DeSoto or Metroplex, except in compliance with applicable Environmental Laws;

      (c) No Hazardous Substances have been disposed of or released on, from or adjacent to any Real Property by USP, DeSoto or Metroplex, except in compliance with applicable Environmental Laws;

      (d) USP has not received any written communication, whether from a governmental authority, citizen's group, employee or otherwise, that alleges that any HealthFirst Real Property is not in material compliance with Environmental Laws, and there is no Environmental Claim (as defined below) pending or, to the best knowledge of USP, threatened against any party hereto; and

      (e) To the best knowledge of USP, no HealthFirst Real Property contains asbestos in any form.

      "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release on or from any Real Property or any Surgery Center, of Hazardous Substances or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      "Environmental Laws" means the federal, state, regional, county or local environmental, health or safety laws, regulations, ordinances, rules and regulations and common law in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date.

      "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances, including without limitation asbestos containing materials or substances, any substance defined or listed as a "hazardous substance," "toxic substance," "toxic pollutant" or similarly identified substances or mixture, in or pursuant to any Environmental Law and medical or infectious wastes.

      8.20 CAPITAL STOCK. The authorized capital stock of USP Parent consists of: (i) 30,000,000 shares of USP Common Stock, of which 21,981,429 shares are outstanding on the date hereof; (ii) 40,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), none of which are outstanding;
(iii) 31,200 shares of Series A Redeemable Preferred Stock, par value $0.01 per share, all of which are outstanding; and (iv) 2,716 shares of Series B Convertible Preferred Stock, par value $0.01 per share, all of which are outstanding. All of the outstanding shares of USP Common Stock, Series A Redeemable

Preferred Stock and Series B Convertible Preferred Stock have been validly issued and are fully paid and nonassessable. As of the date hereof, Buyer had reserved 3,250,000 shares of Common Stock for issuance pursuant to its Stock Option and Restricted Stock Purchase Plan, 2,608,300 of which are subject to outstanding options granted by Buyer pursuant to said Plan. In addition, pursuant to that certain Securities Purchase Agreement, dated as of October 26, 1998, among Buyer and certain of its current stockholders, Buyer has issued and sold, or is obligated to issue and sell, an aggregate of $20,120,000 of Buyer's 7% Senior Subordinated Notes. Welsh, Carson, Anderson & Stowe VII, L.P. currently is the record holder of shares of USP Common Stock.

      9. REPRESENTATIONS AND WARRANTIES OF BAYLOR. Baylor represents and warrants to USP as follows:

      9.1 EXISTENCE. Baylor is a non-profit corporation that is duly organized, validly existing and in good standing under the laws of the State of Texas. Baylor is not a party to any partnership or joint venture arrangement that in any way affects or relates to any Baylor Center, other than partnerships that are 100% owned by Baylor and its Affiliates.

      9.2 AUTHORITY AND COMPLIANCE WITH INSTRUMENTS. This Agreement has been duly and validly approved by all necessary action of the board of directors, members and other governing bodies of Baylor and constitutes the valid and binding obligation of Baylor. No provisions exist in any agreement to which Baylor or any of its Restricted Affiliates is a party or by which any of the Baylor Center Assets is bound which would be violated by the execution, delivery or consummation of this Agreement or the transactions contemplated hereby.

      9.3 TITLE TO THE BAYLOR CENTER ASSETS. Baylor has good title to the Baylor Center Assets (including title to leasehold interests as to any such assets that are leased by Baylor), subject to no mortgage, pledge, lien, security interest, encumbrance or other charge other than (a) the interests of lessors in leased assets, (b) liens for taxes not yet due or that are being contested in good faith, (c) liens pursuant to agreements listed on the Schedules to this Agreement and (d) other liens, the existence of which, in the aggregate, do not have a material adverse effect on any Baylor Center. Upon consummation of the transactions contemplated by this Agreement, THVG1 will receive good title to the Baylor Center Assets. The Baylor Center Assets (including leased assets) and the Excluded

Assets constitute all of the properties and assets used by Baylor in connection with the Baylor Centers.

      9.4 FINANCIAL STATEMENTS. Baylor has delivered to USP COPIES of the following financial statements of each of the Baylor Centers (copies of which are attached hereto as SCHEDULE 9.4): (a) unaudited balance sheet as of March 31, 1999; (b) unaudited statement of operations for the three month period ended on March 31, 1999; and (c) unaudited balance sheet as of December 31, 1998 and statement of operations for the 12 month period then ended. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except such financial statements are not audited and do not include footnotes and the interim statements are subject to normal year end adjustments) and present fairly the financial condition of the Baylor Centers as of the Balance Sheet Date. Except for (i) the liabilities reflected in the above referenced balance sheets, (ii) liabilities created by the agreements described in SCHEDULE 9.6 attached hereto and (iii) other obligations incurred in the ordinary course of business since March 31, 1999, neither Baylor Center is subject to any liability of any nature, whether accrued, absolute, contingent or otherwise, including without limitation any liability or obligation of the types described in Sections 1.3(a), (c), (d) and
(j). Each Baylor Center is and as of the Closing Date will be current in all payment obligations to which it is subject, other than trade payables that are not more than 60 days past due.

      9.5 LICENSING OF BAYLOR CENTERS. Each Baylor Center is licensed by the TDH as a freestanding facility, which license is independent of any license for any hospital or other facility affiliated with Baylor. Subject to obtaining the approval of the TDH with respect to the change of ownership of the Baylor Centers contemplated by this Agreement and the other approvals listed in
Schedule 9.15, Baylor is not aware of any reason that the Baylor Limited Partnership will not be able to continue to operate the Baylor Centers upon transfer of the Baylor Center Assets to THVG1, and by THVG1 to the Baylor Limited Partnership, as contemplated hereby.

      9.6. CONTRACTS. Baylor has delivered to USP an accurate list (attached hereto as SCHEDULE 9.6) of all material contracts, leases (excluding the current real property leases relating to the facilities in which the Baylor Centers are located and managed care contracts or arrangements covering services provided by a Baylor Center and one or more facilities other than the Baylor Centers, as to which Baylor has provided to

USP an accurate list of the payors and the payment rates for outpatient surgical services applicable to the Baylor Centers) and instruments to which Baylor is a party and which relate to or affect either of the Baylor Centers or by which any Baylor Center Assets are bound, including without limitation the following: (a) all equipment leases and rental arrangements; (b) all executory purchase agreements relating to the purchase of equipment; (c) all agreements with any physician or other health care provider who either provides services or refers patients to such Baylor Center; (d) all employment and consulting agreements (each of which is terminable by Baylor and will be terminated at or prior to the Closing); and (e) all agreements with employers, health maintenance organizations, insurance companies, preferred provider organizations and other managed care entities whereunder a Baylor Center (and only one or both Baylor Centers) provides surgery center services; provided, however, that SCHEDULE 9.6 need not include contracts that do not involve a non-cancellable financial commitment of more than $25,000 and are cancellable without cost or penalty no later than 12 months after the Closing Date. There are no managed care contracts that relate only to services provided by the Baylor Centers. Baylor has delivered to USP or its counsel true and complete copies of the documents described in SCHEDULE 9.6. All of the agreements, contracts, leases and instruments listed in SCHEDULE 9.6 are valid and binding, and neither Baylor nor any of its Affiliates has breached and, to the knowledge of Baylor, no other party thereto has breached any provision of, and there are no facts or circumstances known to Baylor which would reasonably indicate that Baylor or any of its Affiliates will or may be in such breach under, any such agreement, contract, lease or instrument, which invalidity or breach would have a material adverse effect on any Baylor Center.

      9.7 LITIGATION AND PROCEEDINGS. Except for malpractice claims arising before the Effective Date covered by self-insurance programs of Baylor and its Affiliates or insurance policies (the responsibility for which shall be retained by Baylor) and as described in SCHEDULE 9.7, there are no legal claims, actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to Baylor's knowledge, threatened against Baylor relating to or affecting either of the Baylor Centers or the Baylor Center Assets, and to Baylor's knowledge no facts exist which might form the basis for any such claim, action, suit or other proceeding, other than claims, actions, suits or other proceedings that, in the aggregate, will not have a material adverse effect on any Baylor Center. Baylor's operation of the Baylor Centers has not caused Baylor to default with respect to any judgment, order or decree of any court, governmental agency or instrumentality.

      9.8 COMPLIANCE WITH LAW AND INSTRUMENTS. The business and operations of the Baylor Centers have been and are being conducted in material compliance with all applicable laws, rules, regulations and licensing requirements of all authorities, the violation of which, individually or in the aggregate, would materially affect in any way the business of either of the Baylor Centers. Baylor is unaware of any facts which might form the basis for a claim that any such violation exists. Each Baylor Center meets in all material respects the conditions for participation in the Medicare and Medicaid programs. Neither the U.S. Department of Health and Human Services nor any state agency has conducted, or has given Baylor or its Affiliates any notice that it intends to conduct, any audit or other review of a Baylor Center's participation in the Medicare and Medicaid programs (other than annual surveys, reviews and audits), and no such audit or review would result in any material liability by Baylor or its Affiliates for any reimbursement, penalty or interest with respect to payments received by Baylor or its Affiliates thereunder.

      9.9 ACCOUNTS RECEIVABLE. All of the accounts receivable of the Baylor Centers are and will be valid and enforceable claims and are not subject to any defenses, offsets, claims or counterclaims. Notwithstanding the foregoing, Baylor expressly makes no warranty or guaranty as to the collectibility of such accounts receivable.

      9.10 ABSENCE OF SPECIFIED CHANGES. Except as provided on SCHEDULE 9.10 and except for the transactions provided for herein, since March 31, 1999 there has not been (a) any transaction by Baylor relating to or affecting any Baylor Center in any material respect, except in the ordinary course of business as conducted in 1999; (b) any liability incurred, except liabilities incurred in the ordinary course of business; (c) any capital expenditure at any Baylor Center exceeding $25,000; (d) any cancellation of any debt or claim or waiver of any right of substantial value (except as provided for in this Agreement) by Baylor relating to or affecting any Baylor Center; (e) any destruction, damage to or loss of any material Baylor Center Asset, whether or not covered by insurance; (f) any mortgage, pledge or other encumbrance of any Baylor Center Asset; (g) any agreement by Baylor or any of its Affiliates to do any of the things described in this Section 9.10; or (h) any material adverse change in the business or prospects of any Baylor Center.

      9.11 LABOR MATTERS. Neither Baylor nor any of its Affiliates is a party to any labor union agreement that affects any Baylor Center, and the relationship of Baylor and its

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
Affiliates with their employees is adequate for the current needs of the Baylor Centers. There are no threats of strike or work stoppages by any Baylor Center employees.

      9.12 INSURANCE POLICIES. Baylor has programs of self-insurance and policies of insurance in effect in such amounts and insuring against such losses and risks as are normal for the business of the Baylor Centers, including without limitation medical malpractice insurance or self-insurance coverage.

      9.13 NO BROKERS OR FINDERS. As a result of any act or failure to act by Baylor or any of its Affiliates or agents, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim against or upon THVG1, THVG2, USP or USP Parent for any commission, fee or other compensation as a broker, finder or in any similar capacity.

      9.14 INVESTMENT INTENT. THVG2 acknowledges that the Transferred Partnership Interests have been offered and will be transferred to THVG2 pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), and all applicable state securities laws. THVG2 is acquiring the Transferred Partnership Interests for investment purposes only and it has no present intent to distribute, resell, pledge or otherwise dispose of any of the Transferred Partnership Interests. With respect to each Convertible Note acquired by Baylor pursuant to Section 4(d) and any USP Common Stock acquired by Baylor upon the conversion of any Convertible Note, Baylor acknowledges that such Convertible Note and USP Common Stock have been offered and will be issued to Baylor pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws, and Baylor will acquire each such Convertible Note and all such USP Common Stock for investment purposes only and without any intent to distribute, resell, pledge or otherwise dispose of any such Convertible Note or USP Common Stock.

      9.15 CONSENTS AND APPROVALS. Attached hereto as SCHEDULE 9.15 is a list of the consents and approvals that will be required to satisfy the conditions set forth in Sections 12.4 (with respect to THVG1) and 12.5.

      9.16 NONCOMPETITION COVENANTS. Following the Closing, THVG1 and its Affiliates (including the Baylor Limited Partnership) will not be subject to any noncompetition covenant or other similar agreement by virtue of the Baylor Limited Partnership's acquisition of the Baylor Center Assets.

      9.17 THE REAL PROPERTY.

      (a) Baylor has not received written notice of either a violation of any applicable ordinance or other law, order, regulation or requirement, or any condemnation, lien, assessment or the like, relating to any part of the Baylor Real Property or the operation thereof and, to the best knowledge of Baylor, there is not presently contemplated or proposed any condemnation or similar action or zoning action or proceeding with respect to any Baylor Real Property or the operation thereof;

      (b) To the best knowledge of Baylor, the Baylor Real Property and its operation are in compliance with all applicable zoning ordinances (including without limitation parking requirements) and building codes, and the consummation of the transactions contemplated herein will not result in the termination of any current zoning variance;

      (c) The Baylor Real Property and all buildings, improvements and fixtures thereon or therein, and all parts thereof and appurtenances thereto, including without limitation the plumbing, electrical, mechanical, heating, ventilation and air conditioning systems, are in good operating condition and in a reasonable state of maintenance and repair, except for normal wear and tear;

      (d) To the best knowledge of Baylor, no person or entity other than Baylor and its Affiliates has any option or right of first refusal to purchase, lease or rent any Baylor Real Property;

      (e) None of the Baylor Real Property is located in a state or federally designated flood hazard area; and

      (f) The Baylor Centers have adequate parking available to satisfy their respective current needs.

      9.18 ENVIRONMENTAL MATTERS.

      (a) Each of the Baylor Centers is in compliance with all Environmental Laws in all material respects, which compliance includes, without limitation, the possession by Baylor and its Affiliates of all permits and other governmental authorizations required under applicable Environmental Laws to operate the Baylor Centers as currently operated, and Baylor and its Affiliates are in compliance in all material respects with the terms and conditions thereof;

      (b) No Hazardous Substances have been generated or stored on, at or adjacent to any Baylor Real Property by Baylor or its Affiliates, except in compliance with applicable Environmental Laws;

      (c) No Hazardous Substances have been disposed of or released on, from or adjacent to any Real Property by Baylor or its Affiliates, except in compliance with applicable Environmental Laws;

      (d) Baylor has not received any written communication, whether from a governmental authority, citizen's group, employee or otherwise, that alleges that any Baylor Real Property is not in material compliance with Environmental Laws, and there is no Environmental Claim pending or, to the best knowledge of Baylor, threatened against any party hereto; and

      (e) To the best knowledge of Baylor, no Baylor Real Property contains asbestos in any form.

      10. COVENANTS.

      10.1 CONTINUATION 0F BUSINESSES. From the date hereof until the Closing Date, USP (as to DeSoto, Metroplex and the HealthFirst Management Agreements) and Baylor (as to the Baylor Centers) each shall:

      (a) conduct its business only in the usual and ordinary course as it has previously been conducted, including without limitation its policies and practices relating to the collection of accounts receivable and the payment of all trade payables and other liabilities, and not introduce any new methods of management, operations or accounting;

      (b) maintain their respective assets in as good working order and condition as at present, ordinary wear and tear excepted;

      (c) perform all of their respective material obligations under all material contracts and leases;

      (d) keep in full force and effect present insurance policies or other comparable insurance coverage; and

      (e) use its commercially reasonable efforts to maintain and preserve its business organizations intact, retain its present employees and maintain its relationship with its employees, suppliers, customers, clients and others having business relations with it.


      10.2 TRANSACTIONS REQUIRING CONSENT. From the date hereof until the Closing Date, neither USP (as to DeSoto, Metroplex and the HealthFirst Management Agreements) nor Baylor (as to the Baylor Centers) shall:

      (a) create or assume any mortgage, pledge or other lien or encumbrance upon any of its assets, whether now owned or hereafter acquired;

      (b) incur any debt other than normal trade payables and employee compensation obligations; or

      (c) change any employee or professional consultant compensation, except in the ordinary course of business.

      10.3 PERFORMANCE COVENANT. Each of the parties hereto covenants and agrees that it will take all actions reasonably within its power and authority to duly and timely carry out all of its obligations hereunder, to perform and comply with all of the covenants, agreements, representations and warranties hereunder applicable to it and to cause all conditions to the obligations of the other party to close the transactions provided for herein to be satisfied as promptly as possible.

      10.4 COSTS 0F AGREEMENT. Except as otherwise expressly provided herein, each of the parties hereto agrees to bear all of its own expenses incurred in preparing or complying with this Agreement, including without limitation all legal and accounting expenses and fees. THVG1 and THVG2 shall not bear any such expenses, other than the costs of the syndication referred to in Section 13.3, which shall be borne by the Baylor Limited Partnership. Notwithstanding any provision of this Agreement to the contrary, THVG1 or the Baylor Limited Partnership, and not Baylor, will bear the expenses associated with the transactions described in Recitals F(2) and F(3).

      10.5 DUE DILIGENCE. From the date hereof until the Closing or the termination of this Agreement, USP and Baylor (as to the Baylor Centers) shall each afford authorized representatives of the other with. reasonable access to its financial, operational and statistical books and records and shall permit such representatives to conduct physical inspections of their respective businesses at such time or times as will not disrupt customary delivery of care to patients.

      10.6 SECURITIES LAW COMPLIANCE. Subject to the accuracy of the representations and warranties made by THVG2 and Baylor in Section 9.14, if USP, USP Parent or any Partnership issues any securities to THVG2 or Baylor pursuant to the terms of this Agreement, USP will take all necessary actions to ensure such issuances comply with all applicable securities laws.

      10.7 ACCESS TO BOOKS AND RECORDS. THVG1 will allow Baylor access to the books and records that are included in the Baylor Center Assets for a period ending five years from the Closing Date.

      11. CONDITIONS PRECEDENT TO OBLIGATIONS OF BAYLOR. The obligations of Baylor hereunder are, at the option of Baylor, subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

      11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES OF USP. The representations and warranties of the USP contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (subject to any changes resulting from the transactions contemplated hereby). All of the agreements of USP to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects. USP shall have delivered to Baylor at the Closing a certificate regarding the matters described in this Section 11.1 and in Section 11.3.

      11.2 ACTION RESTRAINING OR AFFECTINQ TRANSACTION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the Baylor Center Assets to THVG1 or any of the USP Assets to THVG2, or which in the opinion of Baylor may otherwise materially affect THVG1 or THVG2, and no third party or governmental agency or body shall have taken or threatened any action with respect to the transactions provided for herein as a result of which Baylor deems it inadvisable to proceed with the transactions contemplated hereunder.

      11.3 MATERIAL CHANGES. The financial condition, business or prospects of DeSoto and Metroplex shall not have suffered any material adverse change, loss or damage since the Balance Sheet Date.

      11.4 GOVERNMENTAL PERMITS. THVGl and THVG2 shall have obtained all licenses, certificates, permits and rulings of, and made all notices to, all governmental authorities that may be required prior to the acquisition and the operation of the Baylor Centers by the Baylor Limited Partnership or for the acquisition of the USP Assets by THVG2.

      11.5 CONSENTS, APPROVALS OR AUTHORIZATIONS. THVGl shall have obtained all consents, approvals or authorizations with respect to any lease, contract, agreement or other instrument listed in SCHEDULE 9.6 which may be necessary (a) for the Baylor Limited Partnership to receive all of the rights and benefits of Baylor thereunder and (b) to vest THVGl with good title to the Baylor Center Assets; provided, however, that the parties hereto acknowledge and agree that it will not be necessary to seek the consent of any health maintenance organization, insurance company, managed care organization or other third party payor (the "Plans") with respect to the assignment of contracts with the Plans, or the assignment or subcontracting of Baylor's contracts with the Plans for outpatient surgery services, to the Baylor Limited Partnership, and the parties shall determine whether it is in their best interests either to retain such contractual arrangements in the name of Baylor (with the benefits thereof being assigned to the Baylor Limited Partnership) or to assign such contracts to the Baylor Limited Partnership.

      11.6 CONSENTS TO ASSIGMENTS OF USP ASSETS. USP shall have obtained and delivered to Baylor all consents, approvals and authorizations that are required in connection with the transfer of the USP Assets to THVG2 and necessary to vest THVG2 with good title to the USP Assets, including without limitation the consent of the Principals, HealthFirst and the Sellers to the assignment of the HealthFirst Purchase Agreement to THVG2.

      11.7 ASSIGMENT AND ASSUMPTION AGREEMENT. USP and THVG2 shall have executed and delivered to THVG2 an Assignment and Assumption Agreement transferring title to the USP Assets to

THVG2, which Assignment and Assumption Agreement shall be in the form attached hereto as EXHIBIT E.

      11.8 RECEIPT 0F CONSIDERATION. USP shall have delivered to Baylor a Convertible Note as provided in Section 4 (d) (i).

      11.9 THVG2 MANAGEMENT AGREEMENTS THVG2 and USP shall have executed and delivered to Baylor the THVG2 Management Agreement.

      11.10 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. USP Parent and the requisite number of USP Parent capital stock holders shall have executed and delivered to Baylor (a) an amendment, in the form attached hereto as EXHIBIT H, to USP Parent's Amended and Restated Stockholders Agreement and (b) an amendment, in the form attached hereto as EXHIBIT I, to USP Parent's Amended and Restated Registration Rights Agreement.

      11.11 BILL 0F SALE. The Baylor Limited Partnership shall have executed and delivered the Bill of Sale and Assumption of Liabilities as described in Section 12.7.

      12 CONDITIONS PRECEDENT TO OBLIGATIONS OF USP. The obligations of USP hereunder are, at the option of USP, subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

      12.1 ACCURACY 0F REPRESENTATIONS AND WARRANTIES 0F BAYLOR. The representations and warranties of Baylor contained in this Agreement shall be true as of the Closing Date as though such representations and warranties had been made at and as of such date (subject to any changes resulting from the transactions contemplated hereby). All of the agreements of Baylor to be performed by Baylor on or before the Closing Date shall have been duly performed in all material respects. Baylor shall have delivered to USP at the Closing a certificate with respect to the matters set forth in this Section 12.1 and in
Section 12.3.

      12.2 ACTION RESTRAINING OR AFFECTING TRANSACTION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the USP Assets to THVG2 or any of the Baylor Center Assets to THVGl, or which in the opinion of USP may otherwise materially affect THVGl or THVG2, and no third party or governmental agency or body shall have taken or threatened any action with respect to the transactions provided for herein as a result of which USP deems it inadvisable to proceed with the transactions contemplated hereunder.

      12.3 MATERIAL CHANGES. Neither the Baylor Center Assets nor the financial condition, business or prospects of the Baylor Centers shall have suffered any material adverse change, loss or damage since the Balance Sheet Date.

      12.4 GOVERNMENTAL PERMITS. THVGl and THVG2 shall have obtained all licenses, certificates, permits and rulings of, and made all notices to, all governmental authorities that may be required prior to the acquisition and operation of the Baylor Centers by the Baylor Limited Partnership or for the acquisition of the USP Assets by THVG2.

      12.5 CONSENTS, APPROVALS OR AUTHORIZATIONS THVGl shall have obtained all consents, approvals or authorizations with respect to any equipment lease, contract, agreement or other ; instrument listed in SCHEDULE 9.6 which may be necessary (a) for the Baylor Limited Partnership to receive all of the rights and benefits of Baylor thereunder and (b) to vest THVGl with good title to the Baylor Center Assets; provided, however, that the parties hereto acknowledge and agree that it will not be necessary to seek the consent of the Plans with respect to the assignment of the Baylor Center's contracts with the Plans, or the assignment or subcontracting of Baylor's contracts with the Plans for outpatient surgery services, to the Baylor Limited Partnership, and the parties shall determine whether it is in their best interests either to retain such contractual arrangements in the name of Baylor (with the benefits thereof being assigned to the Baylor Limited Partnership) or to assign such contracts to the Baylor Limited Partnership.

      12.6 CONSENTS TO ASSIGNMENTS 0F USP ASSETS. USP shall have obtained and delivered to Baylor all consents, approvals and authorizations that are required in connection with the transfer of the USP Assets to THVG2 and necessary to vest THVG2 with good title to the USP Assets, including without limitation the consent of the Principals, HealthFirst and the Sellers to the assignment of the HealthFirst Purchase Agreement to THVG2.

      12.7 BILL OF SALE. Baylor and the Baylor Limited Partnership shall have executed and delivered a Bill of Sale and Assumption of Liabilities pursuant to which Baylor transfers title to the Baylor Center Assets to the Baylor Limited

Partnership on behalf of THVG1 and the Baylor Center General Partner, which Bill of Sale and Assumptions of Liabilities shall be in the form attached hereto as EXHIBIT F. In addition, Baylor shall have executed and delivered to USP an instrument of assignment in form and substance reasonably satisfactory to USP transferring to USP one-half of the Ownership Interest in THVG1 issued to Baylor pursuant to Section 1.2.

      12.8 NEW LEASES. BHCS and the Baylor Limited Partnership shall have entered into a new Lease Agreement, which shall be substantially in the form of EXHIBIT G attached hereto, whereunder BHCS shall lease the Baylor Real Property associated with Baylor Surgicare to the Baylor Limited Partnership. In addition, Baylor shall have entered into a new Lease Agreement, which shall be substantially in the form of EXHIBIT G attached hereto, whereunder Baylor shall lease the Baylor Real Property associated with Texas Surgery Center to the Baylor Limited Partnership.

      12.9 THVG2 MANAGEMENT AGREEMENT. THVG2 and Baylor shall have executed and delivered to USP the THVG2 Management Agreement.

      12.10 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. USP Parent and the requisite number of USP Parent capital stock holders shall have executed and delivered to Baylor (a) an amendment, in the form attached hereto as EXHIBIT H, to USP Parent's Amended and Restated Stockholders Agreement and (b) an amendment, in the form attached hereto as EXHIBIT I, to USP Parent's Amended and Restated Registration Rights Agreement.

      12.11 ASSIGNMENT AND ASSUMPTION AGREEMENT. THVG2 shall have executed and delivered to USP an Assignment and Assumption Agreement as described in Section 11.7.

      13. ADDITIONAL COVENANTS.

      13.1 INDEMNIFICATION.

      (a) USP hereby covenant and agrees that it will indemnify and hold Baylor at all times harmless from and against any loss, damage and expense (including reasonable attorneys' fees and other costs of defense) caused by or arising out of or in connection with (i) any liability or obligation arising out of the business of USP as conducted on or before the Effective Date that is not expressly assumed by THVG2 pursuant to Section 2.3 or

(ii) any misrepresentation, breach of warranty or nonfulfillment of any covenant made by USP under or pursuant to this Agreement.

      (b) Baylor hereby covenants and agrees that it will indemnify and hold USP at all times harmless from and against any loss, damage and expense (including reasonable attorneys' fees and other costs of defense) caused by or arising out of or in connection with (i) any liability or obligation arising out of the business of the Baylor Centers as conducted on or before the Effective Date that is not expressly assumed by the THVG1 pursuant to Section 1.3 or (ii) any misrepresentation, breach of warranty or nonfulfillment of any covenant made by Baylor under or pursuant to this Agreement.

      (c) Any party that intends to enforce an indemnity obligation shall give the indemnifying party notice of any claim as soon as possible, but the failure to give such notice shall not constitute a waiver or release of the indemnifying party and shall not affect the rights of the indemnified party to recover under this indemnity, except to the extent the indemnifying party is prejudiced thereby.

      (d) In connection with any claim giving rise to indemnity under this
Section 13.1 resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party, at its sole cost and expense, may, upon written notice to the indemnified party, assume control of the defense of such claim or legal proceeding, to the extent that the indemnifying party admits in writing its indemnification liability to the indemnified party with respect to all material elements thereof. If the indemnifying party assumes the defense of any such claim or legal proceeding, the obligations of the indemnifying party hereunder as to such claim or legal proceeding shall be to take all steps necessary in the defense or settlement thereof and to hold the indemnified party harmless from and against any losses, damages, expenses or liability caused by or arising out of any settlement approved by the indemnifying party and the indemnified party or any judgment in connection with such claim or legal proceeding. Each indemnified party agrees that it will cooperate with the indemnifying party in the defense of any such action, the defense of which is assumed by the Indemnifying Party. Except with the consent of the indemnified party, which consent may be withheld at the indemnified party's sole discretion, the indemnifying party shall not consent to any settlement or the entry of any judgment arising from any such claim or legal proceeding which, in each case, does not include as an unconditional term thereof the delivery by the claimant or the plaintiff to the indemnified party of a release from all liability in respect thereof. The indemnified party shall be entitled to settle any claim without the consent of the indemnifying party where the settlement does not obligate the indemnifying party to pay any monetary damages or obligate or restrict the Indemnifying Party in any way. If the indemnifying party does not assume the defense of any claim or litigation, any indemnified party may defend against such claim or litigation in such manner as it may deem appropriate, including but not limited to settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate. The indemnifying party will, promptly after any of the same is incurred, reimburse the indemnified party in accordance with the provisions hereof for all damages, losses, liabilities, costs and expenses incurred by the indemnified party.

      13.2 NO-SHOP CLAUSE. Unless and until this Agreement is terminated in accordance with Section 14, neither USP nor Baylor will, without the approval of the other, (a) offer for sale the USP Assets or the Baylor Center Assets (or any material portion thereof), (b) solicit offers to buy all or any material portion of such assets, (c) hold discussions with any other party looking toward such an offer or solicitation or, looking toward a merger or consolidation of any entity that directly owns any such assets or (d) enter into any agreement with any other party with respect to the sale or other disposition of the USP Assets or the Baylor Center Assets or any material portion thereof or with respect to any merger, consolidation or similar transaction involving any entity that directly owns any of such assets.

      13.3 PROPOSED SYNDICATION 0F BAYLOR LIMITED PARTNERSHIP. USP, Baylor and THVGl acknowledge and agree that it is their intention to conduct a syndication of limited partnership interests in the Baylor Limited Partnership on substantially the following terms and conditions: (a) the Baylor limited Partnership will offer Limited Partnership Units representing up to a 25% interest in the Baylor Limited Partnership; (b) all of the proposed offerees will be physicians who are on the medical staff of one or both of the Baylor Centers or who have agreed to apply to join the medical staff of one or both of the Baylor Centers; (c) the investors in the offering will be subject to the mutual approval of USP and Baylor; (d) the offering price for the Limited Partnership Units will be based upon an evaluation of the Baylor Limited Partnership that is mutually acceptable to Baylor and USP; and (e) the proceeds of this syndication shall be distributed by the Baylor Limited Partnership to the Baylor Center General Partner and to Baylor and USP (subject to any retention by THVG1 approved by its members).

      13.4 EXERCISE OF HEALTHFIRST OPTIONS. In the event that Baylor elects to cause THVG2 not to exercise any HealthFirst Option, or if Baylor does not consent to allow THVG2 to exercise any HealthFirst Option within 30 days prior to the expiration of such HealthFirst Option, such HealthFirst Option shall be deemed to have been conveyed to USP and USP shall be free to exercise such HealthFirst Option and to own the assets acquired thereby (and any other partnership interest in the partnership that is the subject of such HealthFirst Option thereafter acquired by USP) independent of THVG1, THVG2, Baylor and its affiliates notwithstanding any contrary provisions set forth in the THVGl Regulations, the THVG2 Regulations or any other agreement that may otherwise be applicable. USP shall not be obligated to pay any consideration to THVG2 or Baylor for the transfer of any such HealthFirst Option to USP pursuant to this
Section 13.4. Nothing in this Section 13.4, or any transfer of a HealthFirst Option to USP pursuant hereto, shall affect any Management Agreement between THVG2 and the partnership that is the subject of such HealthFirst Option or the THVG2 Management Agreement as it relates to Baylor and USP providing services to THVG2 in connection with such Management Agreement between THVG2 and such partnership.

      13.5 GUARANTEES 0F USP PARENT AND BHCS. By their execution of this Agreement as set forth on the signature pages hereof, (a) USP Parent hereby guarantees the performance of the obligations of USP that arise under this Agreement and (b) BHCS hereby guarantees the performance of the obligations of Baylor that arise under this Agreement. The guarantees set forth herein are intended to be guarantees of performance and not merely of collection. If the proposed Southwest Health System transaction closes, BHCS may assign its obligations under this Section 13.5 to Baylor University Medical Center, a Texas non-profit corporation ("BUMC"). Notwithstanding the foregoing, however, the obligations guaranteed by USP Parent and BHCS pursuant hereto are limited to those that arise under this Agreement and shall not include the obligations of USP and Baylor, respectively, that arise under the THVGl Regulations or the THVG2 Regulations or any other obligations that arise outside of this Agreement.

      13.6 POSSIBLE ACQUISITION 0F BAYLOR IRVING SURGERY CENTER BY THVG1. Baylor will use reasonable efforts to arrange for the purchase by THVGl of the assets of Baylor Irving Surgery Center from its current owner, Baylor Medical Center at Irving (which is affiliated with Baylor), if and when Baylor Irving Surgery Center is licensed as a freestanding surgery center. The purchase price will be negotiated between USP and said owner and will be subject to approval of the Managers of THVGl in accordance with the THVGl Regulations. The terms of purchase shall otherwise be substantially similar to those set forth herein relating to the acquisition of the Baylor Center Assets by THVG1.

      13.7 USP PARENT STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. On the Closing Date, Baylor, USP Parent and certain other Persons will enter into (a) an amendment, in the form of EXHIBIT H attached hereto, to USP Parent's Amended and Restated Stockholders Agreement, and (b) an amendment, in the form of EXHIBIT I attached hereto, to USP Parent's Amended and Restated Registration Rights Agreement.

      13.8 USP BOARD OF DIRECTORS REPRESENTATIVE. At all times prior to the earlier of (a) the initial sale by USP Parent of any class of its equity securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, or (b) the registration of the USP Common Stock under the Securities Exchange Act of 1934, as amended, and so long as Baylor and its Affiliates own at least a 30 percent interest in THVG1, Baylor shall have the right to designate, subject to the reasonable approval of the Board of Directors of USP Parent, an officer of BHCS who is at the Senior Vice President level or above to the Board of Directors of USP Parent. USP and USP Parent will use reasonable efforts to cause such designee to be elected to USP Parent's Board of Directors. The parties acknowledge and agree that Baylor has initially designated, and the USP Parent Board of Directors has approved, Boone Powell as Baylor's representative on the USP Parent Board of Directors.

      13.9 MEDICAL DIRECTORS. The parties hereto acknowledge and agree that: (a) Robert Rehmet, M.D. will be offered the position of Medical Director of Baylor Surgicare at his current rate of compensation for a minimum term of three years from the Effective Date; (b) Tom Swygert, M.D. will be offered the position of Medical Director of Texas Surgery Center at his current level of compensation for a minimum period of three years from the Effective Date; and (c) USP will offer to Dr. Rehmet the position of Regional Medical Director for the North Texas Region for compensation to be agreed upon by USP and Dr. Rehmet (which shall include stock options in USP Parent in accordance with the polices and procedures of USP Parent with respect to the grant of stock options to equivalent officers), but such employment shall not be subject to an employment agreement and shall be terminable at will by either USP or Dr. Rehmet.

      13.10 DEVELOPMENTS OUTSIDE OF NORTH TEXAS. USP and Baylor acknowledge and agree that the THVG1 Regulations and the THVG2 Regulations include certain restrictions on their ability to own and operate outpatient surgical facilities within the North Texas Region. In addition, from time to time during the period beginning on the date hereof and ending on June 1, 2002, Baylor and its Affiliates may (but shall not be obligated to) make introductions and otherwise assist USP and its Affiliates in locating potential development or acquisition opportunities for outpatient surgical facilities outside of the North Texas Region. If USP or any of its Affiliates develops or acquires an outpatient surgical facility as a result of or in connection with an opportunity so presented to USP by Baylor or its Affiliates, and if USP or any Affiliate was not already involved in sharing information related to the opportunity prior to such presentation to USP, USP will pay Baylor a fee equal to the lesser of $100,000 or 3% of the capital cost incurred by USP and its Affiliates in acquiring or developing such outpatient surgical facility. Any such fee shall be payable in cash concurrently with the acquisition of or, in the case of a development, the opening of such surgical facility. In order for Baylor to receive credit for this fee, Baylor must present the opportunity in writing and disclose Baylor's relationship (if any) with the project. USP will respond in writing to all such opportunities presented by Baylor within 30 days after the receipt of such written information. If Baylor has or acquires any ownership interest in, or is to receive any other fee with respect to, the acquisition or development of the proposed outpatient surgical facility, no fee shall be payable to Baylor pursuant to this Section 13.10.

      13.11 POTENTIAL CONSOLIDATION 0F USP WITH THVG1 AND/OR THVG2. Baylor acknowledges that an important element of the transactions provided for in this Agreement is that USP intends to consolidate with THVG2 for financial accounting purposes. In addition, USP would like to explore opportunities in the future to consolidate with THVG1. To the extent that any of the proposed terms set forth in this Agreement or in the THVG2 Regulations would prevent or significantly impair USP's ability to so consolidate with THVG2, Baylor will negotiate in good faith with USP to modify such terms so as to allow such consolidation. In addition, if future interpretations of accounting guidelines have the effect of permitting USP to consolidate with THVG1 for financial accounting purposes while still allowing Baylor to retain its required control of THVG1 under applicable federal tax laws and regulations (as interpreted by Baylor) then the parties will agree to negotiate in good faith to modify such terms so as to allow such consolidation.

      13.12 USE 0F BAYLOR NAME AND LOGO. Subject to the approval of Baylor University and execution of an acceptable sublicense agreement, the Baylor Limited Partnership shall be entitled to continue to use the name "Baylor" with respect to the Baylor Center currently known as "Baylor Surgicare. "Baylor agrees to use reasonable efforts to obtain such approval of Baylor University. However, the approval is in Baylor University's sole discretion, and Baylor can not guarantee that the approval will be obtained. In any event, the Baylor Limited Partnership shall be entitled, subject to the execution of an acceptable license or sublicense agreement, as applicable, to state that the Baylor Centers are "affiliated with Baylor" and to use Baylor's "flame" logo in connection with the business of the Baylor Centers. Baylor and THVG1 will prepare and enter into a related sublicensing agreement (which agreement will not require THVG1 or the Baylor Limited Partnership to pay any additional fee or other charge).

      14. TERMINATION.

      14.1 BY MUTUAL CONSENT. This Agreement may be terminated without further obligation of the parties at any time prior to Closing by mutual consent of the parties hereto.

      14.2 DAMAGES. No party shall be liable in damages to any other party as a result of the failure to consummate the transactions contemplated by this Agreement unless such failure is caused by the material breach by such party of any of the terms of this Agreement.

      14.3 UNILATERAL TERMINATION. If, through no fault of or breach by a party hereto, the transactions contemplated hereby have not been consummated on or before June 2, 1999, this Agreement may be terminated by written notice given by any such non-breaching party to the other parties without further obligation of the parties.

      15. CONFIDENTIALITY. In the event that this Agreement is terminated pursuant to Section 14 hereof, or otherwise, or the Closing does not occur by reason of failure of one of the conditions to the Closing, the parties hereto agree (a) to return to the other parties all originals and copies of all documents, financial statements and other information furnished or copied in connection with the transactions contemplated by this Agreement and (b) not to disclose without the prior written consent of the disclosing party any information obtained with respect to the business or operations of the disclosing party or any affiliate of such party.

      16. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally, given by prepaid telegram, mailed first class, postage prepaid, registered or certified mail, delivered by Federal Express or other courier service, or sent by telefacsimile or other online transmission system, as follows:


      (a)   If to USP:


            USP North Texas, Inc.

            17103 Preston Road, Suite 200 North
            Dallas, Texas 75248
            Attention: Sue H. Shelley
                       Executive Vice President
            FAX No. (972) 713-3550


            With a copy to:


            Robert D. Mosher
            Nossaman, Guthner, Knox & Elliott, LLP
            445 South Figueroa Street, 31st Floor
            Los Angeles, California 90071-1602
            FAX No. (213) 612-7801


      (b)   If to Baylor:


            Baylor Health Services

            3500 Gaston Avenue
            Dallas, Texas 75246
            Attention: M. Timothy Parris
                       Chief Operating Officer
            FAX No. (214) 820-8840


            With a copy to:


            Kenneth L. Stewart
            Fulbright & Jaworski L.L.P.
            2200 Ross Avenue, Suite 2800
            Dallas, Texas 75201
            FAX No. (214) 855-8200


      (c)   If to THVG1 or THVG2:


            To both USP and Baylor

      17. GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

      18. GENERAL. This Agreement (including the Exhibits and Schedules attached hereto and the other documents and agreements referred to herein) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, or in the Exhibits and Schedules attached hereto or the written statements, certificates or other documents delivered pursuant hereto. All of the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall survive the Closing and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further 0f continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. In the event that any one or more of the provisions of this Agreement shall be held or otherwise found to be invalid, illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. No party hereto shall assign any of its rights or obligations hereunder without the prior written consent of the other parties; provided, however, that without such consent, Baylor may assign its rights and obligations under Section 1.2(b) hereof to a Person to which Baylor may assign its membership interests in THVGl under Section 4.1(a) of the THVGl Regulations, as amended. This Agreement is for the sole benefit of the undersigned parties hereto and is not for the benefit of any third party.

      19. FURTHER ASSURANCES. USP and Baylor each agrees to execute and deliver such other documents and instruments and take such other actions as any party hereto may reasonably request in order more fully to vest in THVGl and THVG2, and to perfect their title and interest in and to, the Baylor Center Assets and the USP Assets, respectively.

      20. COUNTERPARTS. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all parties had signed one copy of this Agreement. Signatures received by facsimile shall be accepted as original signatures.

      21. ATTORNEYS' FEES. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeal or in connection with any bankruptcy proceeding), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

      22. DISPUTE RESOLUTION MECHANISMS. The parties have agreed on the following mechanisms in order to obtain prompt and expeditious resolution of disputes hereunder (other than a dispute relating to any calculation of EBITDAM pursuant to Section 1.2(b), which shall be resolved as provided therein):

      22.1 BINDING ARBITRATION. If any dispute arises between the parties with respect to the interpretation or enforcement of this Agreement, the parties agree to work in good faith to resolve such dispute or disagreement in good faith and, if they are unable to resolve the dispute, they shall submit it to binding arbitration.

      22.2 CHOICE 0F ARBITRATOR. If the parties can agree to a single arbitrator within 30 days of one party receiving notice from the other party of the dispute or disagreement, such arbitrator shall be chosen. The arbitrator(s) shall not be required to have qualifications other than a reasonable amount of experience and specialty in the area which is the subject of the dispute.

      22.3 FAILURE TO CHOOSE ARBITRATOR. If the parties do not agree as to the choice of an arbitrator, each party shall choose an arbitrator within 10 days after the expiration of the 30 day period referred to in Section 22.2 and those chosen arbitrators shall choose an additional arbitrator within 20 days of the date in which the last arbitrator is chosen. If at the end of said 20 days the parties' designated arbitrators cannot agree on the selection of the third arbitrator, such selection shall be made by the American Arbitration Association upon the application of either party.

      22.4 CONDUCT. The arbitration shall be conducted pursuant to the Commercial Rules of the American Arbitration Association.

      22.5 RESOLUTION 0F DISPUTE. The dispute between the parties shall be heard by the arbitrator(s) within 30 days after the date on which the arbitrator(s) have been chosen. The arbitrator(s) shall, by a majority vote, resolve any dispute or disagreement within 30 days of hearing the dispute.

      22.6 EFFECT 0F ARBITRATION. The decision of the arbitrator(s) shall be final and binding on the parties.

      23. INTERPRETATION 0F AGREEMENT. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Contribution and Purchase Agreement as of the day and year first above written.


                                          USP NORTH TEXAS, INC.

                                          By /s/ SUE H. SHELLEY
                                          Sue H. Shelley, Vice President



                                          BAYLOR HEALTH SERVICES

                                          By /s/ M. TIM PARRIS
                                          Name   M. Tim Parris
                                          Title  EVP/COO



                                          TEXAS HEALTH VENTURES GROUP L.L.C.

                                          By /s/ M. TIM PARRIS
                                          Name   M. Tim Parris
                                          Title  Manager



                                          THVG/HEALTHFIRST LLC

                                          By /s/ M. TIM PARRIS
                                          Name   M. Tim Parris
                                          Title  Manager

The undersigned agree to be bound by Section 13.5 of the foregoing Contribution and Purchase Agreement:


UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By /s/ SUE H. SHELLEY
       Sue H. Shelley
       Vice President



BAYLOR HEALTH CARE SYSTEM

By /s/ M. TIM PARRIS
Name   M. Tim Parris
Title  EVP/COO

                                   EXHIBIT A

                        [HealthFirst Purchase Agreement]

                            ASSET PURCHASE AGREEMENT

                       relating to the acquisition of the

                          HEALTHFIRST MANAGEMENT GROUP

                                       by

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                               December 18, 1998

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.  Purchase and Sale of Transferred Assets.................................3
2.  The Closing and the Effective Date......................................7
3.  Representations and Warranties by HealthFirst, Sellers and Principals...8
4.  Buyer's Representations and Warranties.................................17
5.  Pre-Closing Covenants..................................................19
6.  Conditions Precedent to Obligations of Buyer...........................22
7.  Conditions Precedent to Obligations of Sellers.........................24
8.  Post-Closing Covenants.................................................25
9.  Termination............................................................37
10. Assignment.............................................................37
11. Notices................................................................37
12. Governing Law; Interpretation; Section Headings........................38
13. General................................................................38
14. Further Assurances.....................................................39
15. Counterparts; Facsimile Signatures.....................................39
16. Attorneys' Fees........................................................39
17. Confidentiality........................................................39
18. Dispute Resolution Mechanisms..........................................39
19. Remedies...............................................................41
20. Interpretation of Agreement............................................41

                         EXHIBITS

Exhibit A           Matters to be Covered by Opinion of HealthFirst's Counsel

Exhibit B           Employment Agreement

Exhibit C           Matters to be Covered by Opinion of Buyer's Counsel

Exhibit D           Assignment and Assumption Agreement

                         SCHEDULES

Schedule 1          Partnerships

Schedule 2          Real Property Ownership and Leases

Schedule 3          List of Tangible Personal Property

Schedule 4          Other Excluded Assets

Schedule 5          Allocation of Closing Date Payments

Schedule 5A         Other Assumed Obligations

Schedule 6          Exceptions to Representations and Warranties

Schedule 7          List of Other Partners and Principals

Schedule 8          Balance Sheets

Schedule 8A         Indebtedness

Schedule 9          Material Contracts

Schedule 10         Litigation and Proceedings

Schedule 11         Required Consents and Notices

Schedule 12         Description of Insurance

Schedule 13         Compensation and Benefits of Employees and Consultants

Schedule 14         Medical Staff Actions

Schedule 15         Sample Calculation of Net Working Capital

                            ASSET PURCHASE AGREEMENT

            This Asset Purchase Agreement is entered into as of the 18th day of December, 1998, by and among United Surgical Partners International, Inc., a Delaware corporation ("Buyer"); Michael Bingham and Ronald W. Disney (who are hereinafter collectively referred to as the "Principals" and, individually, as a "Principal"); HealthFirst Management, L.L.C., a Texas limited liability company ("HealthFirst"); Valley View Surgery Center, Inc a Texas corporation ("VVSC"); Bingham Management, L.P., a Texas limited partnership ("Bingham Management"); Disney Management, L.P., a Texas limited partnership ("Disney Management"); Bingham Forest Edge, L.L,P., a Texas limited liability partnership ("Forest Edge"); and Disney Oak Mount, L.L.P., a Texas limited liability partnership ("Oak Mount"), with reference to the following facts:

                                R E C I T A L S

            A. Bingham Management, Disney Management, Forest Edge, Oak Mount and VVSC which are hereinafter collectively referred to as the "Sellers" and, individually, as a "Seller") have acquired certain assets from HealthFirst, HFMA, Inc., a Texas corporation ("HFMA"), HFMB, Inc., a Texas corporation ("HFMB"), HFMD, Inc., a Texas corporation ("HFMD"), and HFMFW, L,L.C., a Texas limited liability company ("HFMFW"). Prior to such transactions the following parties were general partners in the following partnerships:

           SELLER                      PARTNERSHIP
           ------                      -----------
           HFMA                        DeSoto Surgicare Partners, Ltd.,
                                       a Texas limited partnership
                                       ("DeSoto")

           HFMB Metroplex Surgicare Partners, Ltd., a Texas limited partnership ("Metroplex")

           HFMD                        Irving Surgery Center, Ltd., a
                                       Texas limited partnership
                                       ("Irving")

           VVSC                        Dallas Surgery Partners, a Texas
                                       general partnership ("DSP")

           HFMFW Fort Worth Surgicare Partners, Ltd., a Texas limited partnership ("Fort Worth")

The above named partnerships are sometimes hereinafter collectively referred to as the "Partnerships" and, individually, as a "Partnership". DeSoto, Metroplex and Irving are sometimes hereinafter collectively referred to as the "Initial Partnerships". The partnership agreements of the Partnerships, which are more fully described in Schedule 9 attached hereto, are sometimes hereinafter collectively referred to as the "Partnership Agreements". HFMA, HFMB, HFMD and

HFMFW (which are hereinafter collectively referred to as the "Former Owners" and, individually, as a "Former Owner") have assigned the ownership interests held by each such Former Owner in the Partnership in which such Former Owner was a general partner (the "Associated Partnership") to Forest Edge and Oak Mount, whose current ownership interests in the Partnerships are set forth in Schedule 1 attached hereto.

            B. The Principals are the sole members of HealthFirst and HFMFW and own 100% of the issued and outstanding stock of HFMA, HFMB and HFMD. The Principals own the percentage of the issued and outstanding stock of VVSC described in Schedule 1.

            C. Each of the Partnerships owns and operates an ambulatory surgery center in the Dallas/Ft. Worth area. The outpatient surgery centers owned and operated by the Partnerships are sometimes hereinafter referred to collectively as the "Surgery Centers" and, individually, as a "Surgery Center".

            D. Prior to the formation of Bingham Management and Disney Management (the "Management Sellers"), HealthFirst provided management services to each of the Partnerships pursuant to either a direct Management Agreement between HealthFirst and such Partnership or through the assignment of a Management Agreement entered into by a Former Owner or VVSC with its Associated Partnership. All of HealthFirst's rights, interests and obligations under such Management Agreements have been assigned to and assumed by the Management Sellers, Such Management Agreements are hereinafter collectively referred to as the "HealthFirst Management Agreements".

            E. Certain of the Partnerships lease the real property associated with their respective Surgery Centers. Schedule 2 attached hereto identifies the real property (if any) that is owned by each Partnership and, where applicable, the lessor, lessee and each of the real property lease agreements (including all amendments) to which each of the Partnerships is a party. The lease agreements identified in Schedule 2 are sometimes hereinafter collectively referred to as the "Real Property Leases", and the real property covered thereby, together with real property that is owned by any of the Partnerships, is sometimes hereinafter collectively referred to as the "Real Property".

            F. Subject to the terms and conditions set forth herein, Sellers have agreed to sell and Buyer (either directly or through a wholly owned subsidiary that it may form for purposes of such acquisitions) has agreed to purchase (1) the Management Sellers' interests in the HealthFirst Management Agreements and all books, records, computer hardware and software and other assets of HealthFirst and/or Sellers associated with the Surgery Centers or used in performing the HealthFirst Management Agreements, including without limitation the tangible personal property listed in Schedule 3 attached hereto (collectively, the "HealthFirst Transferred Assets"), and (2) all of the interests in the Partnerships held by Forest Edge and Oak Mount (the "Partnership Sellers") in DeSoto, Metroplex and Irving.

            G. The Partnership Sellers will grant Buyer an option to purchase all of their interests in Fort Worth, and VVSC will grant Buyer an option to Purchase all of the interest in DSP indirectly owned by the Principals and Kathleen Disney (and the proceeds of such sale by VVSC shall be used to redeem the shares in VVSC held by the Principals and Kathleen Disney).

            H. The percentage interest in the Partnerships owned by each Partnership Seller is set forth in Schedule 1 attached hereto. The Partnership interests owned by the Partnership Sellers in the Initial Partnerships and all of their respective right, title and interest in and to the Initial Partnerships, including all rights and interests under the respective Partnership Agreements and all related assets (the "Transferred Partnership Interests"), together with the "HealthFirst Transferred Assets," are hereinafter collectively referred to as The "Transferred Assets."

            I. The Transferred Assets shall not include (1) any cash or cash equivalent assets of any Seller, (2) any interest in Texas Health Ventures Group, L.L.C., a Texas limited liability company ("THVG"), (3) assets of HealthFirst or any Seller used exclusively in connection with the business of THVG or (4) any of the other assets listed in Schedule 4 attached hereto (collectively, the "Excluded Assets")

            THEREFORE, the parties hereto agree as follows:

                               A G R E E M E N T

            1. Purchase and Sale of Transferred Assets. Subject to the terms and conditions of this Agreement, Sellers agree to sell, transfer and deliver the Transferred Assets to Buyer, and Buyer agrees to purchase and accept their respective Transferred Assets from Sellers, at the Closing on the Closing Date (as those terms are defined in Section 2). In full consideration for the sale, transfer and delivery to Buyer of the Transferred Assets at the Closing:

                  (a) Closing Date Payment. At the Closing, Buyer shall pay to Sellers cash in the aggregate amount of $8,001,047, subject to post-Closing adjustment in accordance with Section 8(b). Such Closing Date payment shall be allocated among Sellers as provided in Schedule 5 attached hereto, which shall be prepared by Principals and submitted to Buyer at least three business days prior to the Closing Date and, if accepted by Buyer, shall be attached hereto and shall be used for purposes of this Section 1(a). (Schedule 5 shall also include the information described in Sections 1(d)(i), 1(f) and 8(e)(iv) hereof.)

                  (b) Intentionally omitted.

                  (c) Contingent Post-Closing Payments. In addition to the payments to be made pursuant to Sections 1(a) and (b) above and as additional consideration for the sale of the Transferred Partnership Interests, Buyer shall pay to the Partnership Sellers, in the aggregate, the following additional amounts:

                        (i) An amount equal to four times the excess (if any) of
            the aggregate net earnings before interest, taxes, depreciation and amortization allocated to Buyer by the Initial Partnerships on the Transferred Partnership Interests (not including any management fees earned by Buyer from the Partnerships) (the total of which is hereinafter collectively referred to as the "EBITDA"), for the 12 month period beginning on the Effective Date ("Year One") over (B) $620,900 (the "Base Amount"); plus

                        (ii) Three times the amount by which EBITDA for the 12
            month period beginning on the first anniversary of the Effective Date ("Year Two") exceeds the greater of the Base Amount or the EBITDA for Year One; plus

                        (iii) Three times the amount by which EBITDA for the 12
            month period beginning on the second anniversary of the Effective Date ("Year Three") exceeds the greatest of (A) the Base Amount, (B) the EBITDA for Year Two or (C) the EBITDA for Year One;

provided, however, that the total amount payable pursuant to this Section 1(c) shall not exceed 25% of the sum of (x) the Closing Date payments to the Partnership Sellers pursuant to Section 1(a) and (y) plus or minus any adjustment to such payments pursuant to Section 8(b).

            For purposes of this Section 1(c), EBITDA shall be determined in accordance with generally accepted accounting principles in effect on the date of this Agreement applied in a manner consistent with the calculation of the Base Amount ("GAAP"); provided, however, that (1) extraordinary items (as determined in accordance with GAAP) shall be excluded, (2) if the EBITDA for Year One or Year Two is a negative amount, such negative amount shall carry over and be treated as an expense in the next 12 month period, (3) Buyer shall allocate the expenses of the Center Support Organization acquired by Buyer from the Management Sellers substantially in the same manner as HealthFirst has heretofore allocated such expenses to the Surgery Centers, which Center Support Organization shall include Buyer's regional surgery center management personnel (other than the Principals) that have responsibility for the Surgery Centers (who initially will be Carolyn Exley) and other personnel whose services are devoted to the Surgery Centers (provided that, in the event Buyer otherwise significantly modifies the "Center Support Organization" structure used by HealthFirst, the manner of allocating the equivalent expenses in the new format shall be agreed upon in good faith by the Principals and Buyer, but such costs shall in any event be allocated only for the portion of such time that is directly spent on the Surgery Centers), (4) each Surgery Center shall be treated as a separate accounting unit of Buyer that is unaffected by acquisitions or sales by Buyer that do not relate to the Surgery Centers, (5) the calculation shall not include reserves or contingencies for expenses which any party has an indemnification obligation to the other party under this Agreement, (6) there shall be no charge for professional services (including legal expenses) incurred by Buyer in connection with this Agreement or the transactions provided for herein, including without limitation any costs of obtaining funding to pay the purchase price for the Transferred Assets, (7) the calculation shall not include any adverse consequence of Buyer refinancing any Partnership debt (other than any such refinancing that is done at the time of, or within six months prior to, the maturity date of any such debt) and (8) if a Surgery Center does not have sufficient cash to operate in accordance with past practices, and if Buyer elects not to provide such funds itself, then Sellers or the Principals shall be entitled to provide loans to the Partnership that owns such Surgery Center to cover such cash shortfalls, which loans shall be made on reasonable terms that are acceptable to Sellers or the Principals (as the case may be), including a provision that liability for such loan shall be limited to the assets of the Partnership - i.e., there shall no recourse to the general partner of the Partnership with respect to any such loan. The Principals shall have access to appropriate books and records, and (at their expense) the right to review and audit the financial statements, relating to the Surgery Centers and/or the Partnerships.

            The calculation of EBITDA for each of Year One, Two and Three, and of the Partnership EBITDA for each "Base Year" pursuant to Section 8(e)(ii)(A), and the EBITDA calculations pursuant to Sections 8(f)(ii) or 8(g)(ii), shall initially be made by Buyer and a statement (the "Statement") reflecting each such calculation in reasonable detail shall be provided to the Principals within 60 days after the end of the respective periods for which such calculations are to be made. If neither of the Principals notifies Buyer of any objection to a Statement within 60 days after the receipt of such Statement, the Statement shall be deemed accepted on behalf of each of the Sellers. If either Principal provides notice of any objection to a Statement (which notice shall include a description of such objections) within such 60 day period, the Principals and Buyer shall use their best efforts to resolve any differences relating to the Statement within 15 days after such objection is delivered to Buyer. If the disagreement is not resolved by that date, however, either Buyer or any Principal may submit the matter for a binding determination of the calculation of EBITDA or Partnership EBITDA (as the case may be) set forth in the Statement to KPMG Peat Marwick LLP or another nationally recognized accounting firm approved by Buyer and the Principals, which firm shall act as an expert and not as an arbitrator in making such determination; the fees of such accounting firm, which shall be billed separately and independently from any other services provided by such firm, shall be paid by Buyer if the final determination of the amount payable pursuant to subsection (i), (ii) or (iii) above or Section 8(e), 8(f) or (g), as the case may be, based upon such Statement is at least 10% over the amount shown to be payable by the Statement as initially submitted by Buyer and, otherwise, such expenses shall be paid by the Principals as a reduction of any consideration then due pursuant to this Section 1(c) or Section 8(e), 8(f) or (g) or if no such consideration is then due or the amount of such consideration is less than the amount of such fees, such shortfall shall be paid by Principals.

            Each Statement delivered by Buyer pursuant to subsection (i), (ii) or (iii) or Section 8(e), 8(f) or (g), as the case may be, shall be accompanied by payment of the amount (if any) that is shown to be due based upon such Statement. In the event of any dispute regarding a Statement, the balance (if any) that is due as a result of the resolution of such dispute shall be paid by Buyer within five business days after a final determination of the EBITDA in accordance with the foregoing procedures.

            Any payments made pursuant to this Section 1(c) shall be paid in cash and stock as provided in Section 1(d) and shall be allocated one-half to each of the Partnership Sellers.

                  (d) Form of Consideration. The consideration to be delivered by Buyer to Sellers pursuant to Sections 1(a) and 1(c) hereof shall be paid as follows:

                        (i) The consideration due to Sellers pursuant to Section
            1(a) shall be paid by Buyer's check or, if a Seller so requests and provides appropriate instructions at least three business day prior to the Closing Date, by wire transfer of immediately available funds. The allocation of such cash payment among Sellers shall be as set forth in Schedule 5 to be attached hereto.

                        (ii) Each payment obligation that arises pursuant to
            Section 1(c) shall be made either (A) all in cash by Buyer's check or, in the event the recipient of such payment provides wire transfer instructions at least three business days prior to the date such payment is to be made, by wire transfer of immediately available funds, or (B) if the party that is to receive such payment so elects by giving written notice to Buyer at least 10 business days prior to the date such payment is to be made, at least 80% of such payment shall be made in cash (as described in clause (A) above) and up to 20% of such amount shall be payable by the issuance of shares of Buyer's Class A Common Stock, par value $0.01 per share (the "Buyer Stock"), valued at the greater of $4.00 per share or the fair market value per share of Buyer Stock at the time such payment is due, as determined in good faith by the Board of Directors of Buyer; provided, however, that in the event Buyer is required to make any such payment in cash but is unable to do so (as a result of not having either sufficient cash or cash equivalent assets or the ability to draw on available lines of credit in order to obtain such cash), the following shall apply to the extent of such cash shortfall:

                  (x) If the Buyer Stock is then registered under the Securities Exchange Act of 1934, and if Buyer delivers shares of Buyer Stock that are registered and freely tradable under the Securities Act of 1933, then Buyer shall be entitled to make such payment in Buyer Stock, valued at the average closing sales price on the primary stock exchange (or NASDAQ) on which the Buyer Stock is then traded over the ten trading days ended three business days prior to the date that such Buyer Stock is issued;

                  (y) If the Buyer Stock is then registered under the Securities Exchange Act of 1934, but Buyer does not deliver shares of Buyer Stock that are registered and freely tradable under the Securities Act of 1933, then Buyer shall be entitled to make such payment through the issuance of shares of Buyer Stock valued at 80% of the average closing sales price on the primary stock exchange (or NASDAQ) on which such shares are then traded over the ten trading days ended three business days prior to the issuance of such shares; and

                  (z) If the Buyer Stock is not then registered under the Securities Exchange Act of 1934, Buyer shall be entitled to make such payment in shares of Buyer Stock valued at the fair market value per share of Buyer Stock at the time such payment is due, (i) as determined by the Board of Directors of Buyer in good faith based upon one or more issuances of Buyer Stock in arm's length transactions within six months prior to the date of the issuance pursuant hereto, or (ii) if no such issuance has occurred within said six month period, as agreed upon by Buyer and the Principals, but if Buyer and the Principals are not able to agree on such fair market value, then they shall agree upon an independent appraiser to appraise the Buyer Stock or, if they cannot agree on an appraiser, they shall each select an independent appraiser who shall appraise the Buyer Stock. If the two appraisers agree on an appraised price, such price shall be the fair market value of the Buyer Stock for purposes hereof. If the two appraisers cannot so agree, then the average of the two appraisals shall govern if the higher appraisal is no greater than 120% of the lower appraisal and, if there is greater than such a 20% variance, the two appraisers shall select a third appraiser who shall determine the final fair market value of Buyer Stock for purposes of such payment. The dollar amount of any payment that is made pursuant to this subsection (z) shall be increased to 125% of the amount that would otherwise be payable pursuant to this subsection (ii).

                        (iii) Anything herein to the contrary notwithstanding,
            the right to receive shares of Buyer Stock hereunder shall apply only to those Sellers that are owned 100% by the Principals and/or their immediate families (or trusts for their benefit), except that VVSC shall be entitled to receive Buyer Stock only if there is a binding agreement among the Principals and VVSC to concurrently retransfer such shares of Buyer Stock to the Principals and Kathleen Disney in connection with the redemption of their shares in VVSC.

                        (iv) Each Principal and Seller acknowledges and agrees
            that any shares of Buyer Stock to be issued pursuant to this Agreement (other than shares issued pursuant to subsection (ii)(ii)
            (x) above) (A) will be "restricted stock" under federal and state securities laws, (B) are being acquired for investment purposes only and without any view toward the resale or distribution thereof (other than a transfer by any Seller to the Principals) and (C) shall be subject to the provisions of Buyer's Amended and Restated Registration Rights Agreements and its Amended and Restated Stockholders Agreement pursuant to the Amendments to be entered into in accordance with Section 6 (k).

                  (e) Assumption of Obligations. Buyer shall assume and shall perform and discharge (i) the obligations of Sellers set forth on Schedule 5A attached hereto, (ii) the liabilities and obligations of the Management Sellers under the HealthFirst Management Agreements and of the Partnership Sellers under the Partnership Agreements of the Initial Partnerships that come into existence or are to be performed on or after the Effective Date and the accrued employee benefit obligations (if any) of Sellers to those employees of Sellers who are not Surgery Center employees (it being understood that the accrued employee benefits of all such employees shall be accounted for as part of the working capital adjustment to the purchase price pursuant to Section 8(b) hereof). Except for the liabilities and obligations described in this Section 1(e), and subject to Section 8(a), Buyer will not assume or be liable for any other obligation or liability of HealthFirst or any Seller.

                  (f) Allocation of Purchase Price. Schedule 5 shall also include an allocation of the amounts payable to the Sellers among the categories of the Transferred Assets and the noncompetition covenants being given by HealthFirst, Sellers and the Principals pursuant hereto.

            2. The Closing and the Effective Date. The closing of the transactions referred to in Section 1 hereof (the "Closing") will take place at the offices of Buyer in Dallas, Texas, at 2:00 p.m., local time, on December 22, 1998, or at such other place or at such other date and time as the parties hereto shall agree. Such time and date are referred to herein as the "Closing Date." Regardless of when the Closing occurs, it shall be effective as of 12:01 a.m. on the first day of the calendar month in which the Closing occurs (the "Effective Date"), and each of the parties hereto agrees to acknowledge and use, and to cause the Partnerships to acknowledge and use, said Effective Date for all purposes, including for accounting and federal and state tax reporting purposes. Except as provided in Section 9, failure to consummate the Closing on the date and time and at the place selected pursuant to this Section 2 shall not result in any termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

            3. Representations and Warranties by HealthFirst, Sellers and Principals. Except as specifically set forth in Schedule 6 attached hereto, HealthFirst and the Principals, jointly and severally, and each Seller (as to its own Transferred Assets, contracts, liabilities and other operations), represent and warrant to Buyer as follows:

                  (a) Organization, Standing, etc. The information set forth in
Schedule 1 and the information relating to Sellers, the Former Owners and Principals set forth in Recitals A and B is accurate and complete with respect to the matters purported to be covered thereby. HealthFirst and HFMFW each is a duly and validly organized and existing limited liability company, and each other Former Owner is a duly and validly organized and existing corporation, in good standing under the laws of the State of Texas, with full power and authority to carry on its business as presently conducted. Each Seller is a duly and validly organized and existing limited liability partnership or limited partnership (as the case may be) in good standing under the laws of the State of Texas and has full power and authority to carry on its business as presently conducted. The Partnerships have no direct or indirect interest of any kind in any other corporation, partnership, association or business. Each of the Partnerships is duly organized and validly existing under the laws of the State of Texas, with all requisite power and authority to carry on its business as presently conducted. None of the Partnerships has conducted any business or engaged in any activity outside of the State of Texas, except where such conduct or activities will not have a material adverse effect on the business, properties, operations, condition, financial or otherwise, or results of operations of the Partnerships taken as a whole (a "Material Adverse Effect").

                  (b) Due Authorization. The execution, delivery and performance of this Agreement by HealthFirst and Sellers have been duly and validly approved by the members and managers of HealthFirst and by the partners of each Seller and no further action is necessary to make this Agreement valid and binding upon HealthFirst and Sellers in accordance with its terms.

                  (c) Compliance with Instruments and Agreements. The transactions whereby any or all of the Transferred Assets were contributed or otherwise transferred by HealthFirst and the Former Owners to Sellers: (i) were effective to transfer good title to the Transferred Assets to Sellers; (ii) were conducted in compliance with the charter documents (including without limitation shareholders agreements, regulations or operating agreements) of HealthFirst and the Former Owners; (iii) were approved by all requisite action of the owners and the governing bodies of HealthFirst and each Former Owner; (iv) did not result in any breach of any term or provision of, or constitute a default under, any order, judgment, injunction, decree, indenture, mortgage, lease, lien, agreement or other instrument to which HealthFirst or any Former Owner is a party or by which any of the Transferred Assets is bound; and (v) were in compliance with all applicable laws and did not constitute a "fraudulent conveyance" under state law or federal bankruptcy law. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of organization, regulations or operating agreement of either HealthFirst or HFMFW, (ii) the partnership certificate or partnership agreement or any Seller, (iii) articles of incorporation, bylaws or any shareholders agreement of VVSC or any Former Owner, (iv) any Partnership Agreement, (v) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over HealthFirst or any Seller, Former Owner or Partnership or (vi) assuming that the required consents referred to in Schedule 11 attached hereto are obtained at or prior to the Closing Date, any agreement, instrument or commitment to which HealthFirst or any Principal, Seller, Former Owner or Partnership is a party, by which any of them is bound or to which any of their property is subject.

                  (d) Capitalization and Indebtedness for Borrowed Moneys.

                        (i) Capitalization. Schedule 7 attached hereto is a true
            and complete list of the names, types of equity interests owned and percentage interests held by each person or entity who has any legal or beneficial ownership interest in each of the Partnerships and in VVSC. HealthFirst has delivered to Buyer true and complete copies of the articles of organization, regulations, partnership certificates, partnership agreements, articles of incorporation and bylaws (as applicable) of HealthFirst and each of the Former Owners and Sellers, each shareholders agreement among the shareholders of any Seller and each of the Partnership Agreements and certificates of partnership of each of the Partnerships, which certificates of partnership have been filed with all appropriate state and local government authorities.

                        (ii) Indebtedness for Borrowed Moneys. The Partnerships
            have no outstanding indebtedness for borrowed moneys, indebtedness to any Seller, HealthFirst, Former Owner or Principal, long term leases or other obligations required by GAAP to be shown on a balance sheet as long term liabilities (collectively, "Indebtedness"), except for the Indebtedness described in Schedule 8A attached hereto. True and complete copies of every instrument, agreement and other document relating to any such Indebtedness have been delivered to Buyer. Immediately following the Closing, no Partnership will be indebted to or have any obligation to HealthFirst or any Seller, Principal or Former Owner, or any partner or shareholder of any Seller or Former Owner or any of their respective relatives or affiliates other than the Indebtedness described in Schedule 8k attached hereto.

                        (iii) Options or Rights. Except for the rights of first
            refusal provided for in the Partnership Agreements, there are no outstanding agreements, rights, subscriptions, options, warrants, convertible securities, commitments, arrangements or understandings of any character under which any of the Partnerships or any Seller is or may be obligated to issue or purchase any interest in any of the Partnerships or any Seller.

                  (e) Financial Statements. Attached hereto as Schedule 8 are true and complete copies of unaudited balance sheets (the "Balance Sheets") of HealthFirst and each of the Partnerships as of July 31, 1998 (the "Balance Sheet Date"). HealthFirst has also provided to Buyer unaudited statements of operations for the fiscal year ended December 31, 1997 and the seven month period ended on the Balance Sheet Date for HealthFirst and each of the Partnerships and all other financial information requested by Buyer and its professional advisors, all of which has been reviewed by Buyer. The Balance Sheets and such statements of operations

(i) are in accordance with the books and records of HealthFirst and the respective Partnerships to which they relate, (ii) fairly present the financial condition of HealthFirst and the Partnerships to which they relate at the Balance Sheet Date and the results of operations for the entities and periods therein specified and (iii) except as stated in the notes to such financial statements, have been prepared in accordance with GAAP consistently applied (excluding footnotes and normal year end adjustments). Except for the liabilities reflected in the Balance Sheets, the documents described in Schedules 8A and 9 and other obligations incurred in the ordinary course of business since the Balance Sheet Date (none of which will have a Material Adverse Effect), none of the Partnerships has or is subject to any liability of any nature, whether accrued, absolute, contingent or otherwise. Each Partnership is and as of the Closing Date will be current in all payment obligations to which it is subject, other than payment obligations to HealthFirst or a Seller, Former Owner or Principal described in Schedule 8A.

                  (f) Title to Transferred Assets. Each Partnership Seller has good and marketable title to the interest in the Partnerships identified in
Schedule 1, free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind, except for restrictions on transfer imposed by federal or state securities laws or the applicable Partnership Agreement of the Associated Partnership. Each Management Seller has good and marketable title to the HealthFirst Transferred Assets, free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind, except for restrictions on transfer identified in Schedule 11 that are set forth in any HealthFirst Management Agreement. Each Seller has full and unrestricted legal right, power and authority to sell, assign and transfer the Transferred Assets without obtaining the consent or approval of any other person, entity or governmental authority (other than the consents described in Schedule 9), and the delivery of the Transferred Assets to Buyer pursuant to this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims and restrictions of every kind, except for restrictions on transferability imposed by federal and state securities laws or said partnership agreements.

                  (g) Partnerships' Assets. Each Partnership has good and marketable title to all of the properties and assets used in its business (including leasehold interests as to such assets that are leased by a Partnership), subject to no mortgage, pledge, lien, security interest, encumbrance or other charge, other than (i) the interests of equipment lessors with respect to leased equipment under the equipment leases identified in
Schedule 9, (ii) liens in favor of lenders with respect to the loans reflected on the Balance Sheets, (iii) liens for taxes not yet due or being contested in good faith, (iv) liens created pursuant to the contracts listed on Schedule 9 and (v) other liens that will not have a Material Adverse Effect. The assets owned or leased by the Partnerships constitute all of the assets currently in existence which are being used in the Surgery Centers.

                  (h) Non-Competition Covenants. Except for the noncompetition covenant contained herein and in each Principal's Employment Agreement entered into pursuant to Sections 6(j)and 7(e), neither HealthFirst nor any of the Sellers or the Partnerships is subject to any non-competition covenant or other similar agreement restricting its ability to engage in competitive businesses. Following the Closing, Buyer and its affiliates will not be subject to any such non-competition covenant or restrictive agreement by virtue of Buyer's acquisition of the Transferred Assets.

                  (i) Accounts Receivable. True and complete lists of all outstanding accounts receivable of the Partnerships as of the Balance Sheet Date (including agings) have been delivered to Buyer. All of the accounts receivable held by any Partnership are valid and enforceable claims and are not subject to any defenses, offsets, claims or counterclaims. Although the Principals know of no reason why such accounts will not be collected on a timely basis, no representation is made hereby that such accounts will be collected and, notwithstanding any of the provisions of this Agreement, no party hereto guarantees collection of any such accounts receivable. The allowances for doubtful accounts and contractual adjustments reflected in the Balance Sheets are based upon historic collection activities of the Partnerships and have been determined in accordance with GAAP.

                  (j) Real Property Leases. HealthFirst has provided to Buyer true and complete copies of each of the Real Property Leases Except as shown in
Schedule 2, none of the lessees under any of the Real Property Leases have assigned, subleased or conveyed any interest in any of the Real Property Leases or the premises covered thereby. Each of the Real Property Leases is in full force and effect and constitutes the valid and binding agreement of the tenant and (to the best knowledge of the Principals) the landlord named therein. No Partnership or (to the best knowledge of the Principals) other party is in default under any of the Real Property Leases and no event or condition has occurred or exists which, with the passage of time, the giving of notice or both, would cause either a Partnership or (to the best knowledge of the Principals) any other party under any Real Property Lease to be in default thereunder,

                  (k) Material Contracts. HealthFirst has delivered to Buyer an accurate list and brief description (attached hereto as Schedule 9) as of the date hereof of all material contracts, leases (other than the Real Property Leases) and instruments to which any of the Partnerships is a party or by which it or any of its assets are bound. For purposes hereof, the term "material contracts" shall mean the following: (i) all equipment leases where the aggregate rent required to be paid on or after the Effective Date under the terms of such lease (excluding rent payments that could be avoided by exercising cancellation or non-renewal rights) is at least $10,000; (ii) all executory purchase agreements relating to the purchase of equipment, supplies or other goods where the non-cancellable amount that is payable after the Effective Date is at least $10,000; (iii) all agreements to which any Partnership (on the one hand) and any partner of any Partnership, any partner or shareholder of any Seller or Former Owner or any physician or any member of the medical staff of any of the Surgery Centers, or any of their relatives or affiliates (on the other hand), is a party; (iv) all employment and consulting agreements; (v) all agreements with health maintenance organizations, insurance companies, provider organizations and other managed care entities, or other contract whereunder any Surgery Center is committed to provide Surgery Center services; and (vi) all other agreements and commitments in which the non-cancellable financial obligation of the Partnership as of the Effective Date is at least $25,000. Also included in Schedule 9 is a list of all material contracts to which HealthFirst or any Seller is a party, including without limitation any commitment or proposal to acquire, develop or affiliate with any ambulatory surgery center or any health facility (but not including debt instruments not involving a Partnership). HealthFirst has delivered to Buyer or its counsel true and complete copies of documents and instruments (if any) described in Schedules 2 and 9. To the best knowledge of Principals, all of the agreements, contracts, leases and instruments listed in Schedule 9 are valid and binding. Neither HealthFirst nor any Seller, Former Owner or Partnership has breached and, to the knowledge of the Principals, no other party thereto has breached any provision of, or is in default under the terms of, and there are no facts or circumstances which would reasonably indicate that HealthFirst or any Seller, Former Owner or Partnership will or may be in such breach or default under, any such agreement, contract, lease or instrument, which invalidity, breach or default could have a Material Adverse Effect.

                  (l) Tax Returns and Audits. HealthFirst and the Partnerships have accurately prepared and filed all federal, state and local income, withholding, sales and property tax returns and all information statements required to be filed prior to the date of this Agreement (subject to any extensions available without penalty). True and complete copies of each of the two most recent of each such return or statement have been provided to Buyer. All federal, state and local taxes required to be paid or withheld with respect to the periods covered by such returns and statements have been paid or withheld. Except for Buyer's share of federal and state income tax liabilities with respect to income for the Partnership's tax years ending on December 31, 1998 (as provided in Section 8(i) below), Buyer shall not be liable for any tax obligation of HealthFirst or any Seller, Former Owner, Principal or Partnership resulting from the business of HealthFirst or any Seller, Former Owner or Partnership prior to the Effective Date. No tax liability will be incurred by any of the Partnerships as a result of the transactions contemplated by this Agreement. Neither HealthFirst nor any Seller or Partnership has been delinquent in any withholding of employee taxes or in the payment of any tax, assessment or governmental charge. No Partnership has ever had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. Neither the federal income tax returns nor the state income or franchise tax returns (if any) of HealthFirst or any Partnership have ever been audited by any governmental authority.

                  (m) Litigation and Proceedings. Except as described in
Schedule 10, there are no legal claims, actions, suits, medical staff disputes, arbitrations or other legal, administrative or governmental proceedings pending or, to the knowledge of the Principals, threatened against any Partnership or any properties, assets or business of any Partnership, and to the Principal's knowledge no facts exist which would form the basis for any such action or which have been or should be reported under any professional liability insurance policy covering any Surgery Center. Neither HealthFirst nor any Seller, Former Owner or Partnership is involved in any material dispute with any shareholder or partner of a Seller or any partner of a Partnership. No Seller, Former Owner or Partnership is in default with respect to any judgment, order or decree of any court, governmental agency or instrumentality. Schedule 10 contains a complete and accurate description of the status of any matter covered thereby and Sellers and the Partnerships carry adequate insurance to cover the cost, expenses and damages of each of the matters described therein. Except for normal collection efforts relating to accounts receivable, none of the Partnerships is engaged in any legal action to recover money due to or damages sustained by any of them.

                  (n) Compliance with Law and Instruments. The business and operations of HealthFirst and each Seller and Partnership have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations and licensing requirements of all authorities, the violation of which could have a Material Adverse Effect HealthFirst and each Principal, Former Owner, Seller and Partnership has complied with all applicable federal and state securities laws in connection with the sale or resale of any equity interest in any Partnership. Each of the Surgery Centers meets (i) the conditions for participation in the Medicare program and (ii) the requirements for accreditation of ambulatory surgical centers of, and each Surgery Center is accredited by, the Joint Commission on Accreditation of Healthcare Organizations. No certificates of need were required for the construction or operation of the Surgery Centers. Except for the consents and notice requirements described in Schedule 11, the execution and delivery of this Agreement and the consummation of the transactions provided herein will not require any governmental consent, review or other process or the consent of any party to any material lease, contract, agreement or instrument to which HealthFirst or any of the Partnerships or Sellers is a party or by which any of their respective assets is subject. Each of the Surgery Centers is authorized to receive (and has received) payments for procedures covered by the Medicare program. Neither the U.S. Department of Health and Human Services nor any state agency has conducted, or has given HealthFirst or any Seller, Former Owner, Principal or Partnership written notice that it intends to conduct, any audit or other review of any Surgery Center's participation in the Medicare or Medicaid programs (other than routine annual surveys, reviews and audits), and no such audit or review would result in any material liability by HealthFirst or any Seller, Former Owner or Partnership for any reimbursement, penalty or interest with respect to payments received by HealthFirst or any Seller, Former Owner or Partnership thereunder. The Principals do not know of any reason why the Partnerships will not or may not be able to continue their respective businesses, as presently conducted, after the Closing.

                  (o) Absence of Specified Changes. Except for the transactions and agreements provided for herein, since the Balance Sheet Date there have not been: (i) any transactions by any Partnership except in the ordinary course of business as conducted on the Balance Sheet Date; (ii) any capital expenditure by any Partnership exceeding $25,000; (iii) any cancellation of any debt or claim or waiver of any right of substantial value; (iv) any material change in the quantity or quality of the equipment, surgical instruments and supplies of any of the Surgery Centers, except for changes due to ordinary wear and tear and changes in quantities of supplies in the ordinary course of business; (v) any destruction, damage to or loss of any material asset of any of the Partnerships, whether or not covered by insurance; (vi) the creation or imposition of any mortgage, pledge or other encumbrance on any asset of any Partnership, other than purchase money liens on newly acquired assets; (vii) any increase in salaries or benefits to employees or independent contractors of any Partnership other than annual increases implemented in accordance with the past practices of such Partnership; (viii) any material amendment to any of the material contracts listed in Schedule 9, other than in the ordinary course of business of any Partnership; (ix) any material adverse change in the financial condition, business or prospects of any Partnership; (x) any sale, transfer or disposition of any equipment that is material to such Partnership; or (xi) any agreement by HealthFirst or any Seller, Former Owner or Partnership to do any of the things described in this subsection (o).

                  (p) Insurance Policies. Each Partnership maintains in full force and effect, and has maintained at all times since its inception, insurance coverage on its assets, properties, operations and personnel in such amounts and against such risks and losses as are described in Schedule 12 attached hereto, which includes a brief description of all outstanding insurance policies in effect as of the date hereof covering HealthFirst or any of the Partnerships or any of their respective properties, employees, partners or businesses. HealthFirst has provided to Buyer complete and accurate copies of all insurance policies or certificates of insurance under which any of the Partnerships is insured, including the coverage limits and deductibles applicable thereto. HealthFirst, Sellers, the Former Owners and the Partnerships are in compliance in all material respects with all of their respective obligations under such insurance policies. All such policies are now and will be through the Closing Date in full force and effect.

                  (q) Compensation and Benefits. Schedule 13 is an accurate and complete list setting forth the names, salaries or other remuneration, bonuses and employee benefits (including all severance benefits) of all current employees whose annual base salary is in excess of $30,000 and of all consultants (other than accountants and attorneys) of HealthFirst, Sellers and each of the Partnerships. Neither HealthFirst nor any Seller or Partnership has any collective bargaining agreement with any labor union and is not currently negotiating with a labor union and no employee of HealthFirst or any Seller or Partnership or has ever petitioned for a representation election. No employee of HealthFirst or any Partnership, Former Owner or Seller has ever filed with any governmental authority any claim asserting sexual harassment, age, racial or other employment discrimination or violation of OSHA or any similar state law against HealthFirst or any Principal, Seller, Former Owner or Partnership. Neither HealthFirst nor any Seller, Former Owner or Partnership has received any "right to sue" letter relating to any of their respective employees or former employees from any federal or state agency.

                  (r) Retirement Plans. Except as set forth in Schedule 13, none of the Partnerships has ever maintained or participated in any pension, profit sharing or other retirement plan, nor have they ever participated in, any multi-employer plan as defined in Section 4001(a) (3) of the Employee Retirement Income Security Act of 1974 ("ERISA") . Neither Buyer nor any Partnership will incur any obligation or liability under or relating to the Plan as a result of the transactions contemplated by this Agreement, or otherwise.

                  (s) No Brokers or Finders. As a result of any act or failure to act by HealthFirst, any Seller, any Former Owner, any Principal or any Partnership, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim against or upon Buyer or any Partnership for any commission, fee or other compensation as a broker, finder or any similar capacity.

                  (t) Contracts with Affiliates. Except as described in Schedule 9, there are no contracts, agreements, understandings or other relationships between any of the Partnerships, on the one hand, and any person or entity that owns any equity interest in any Seller or Partnership, on the other hand, except as expressly described or provided for in this Agreement.

                  (u) The Real Property.

                        (i) Neither HealthFirst nor any Seller, Former Owner,
            Principal or Partnership has received written notice of either a violation of any applicable ordinance or other law, order, regulation or requirement, or any condemnation, lien, assessment or the like, relating to any part of the Real Property or the operation thereof and, to the best knowledge of the Principals, there is not presently contemplated or proposed any condemnation or similar action or zoning action or proceeding with respect to any Real Property or the operation thereof;

                        (ii) To the best knowledge of the Principals, the Real
            Property and its operation are in compliance with all applicable zoning ordinances (including without limitation parking requirements) and building codes, and the consummation of the transactions contemplated herein will not result in the termination of any current zoning variance;

                        (iii) The Real Property and all buildings, improvements
            and fixtures thereon or therein, and all parts thereof and appurtenances thereto, including without limitation the plumbing, electrical, mechanical, heating, ventilation and air conditioning systems, are in good operating condition and in a reasonable state of maintenance and repair, except for normal wear and tear;

                        (iv) To the best knowledge of the Principals, no person
            or entity other than a Partnership has any option or right of first refusal to purchase, lease or rent any Real Property.

                        (v) None of the Real Property is located in a state or
            federally designated flood hazard area;

                        (vi) Each Surgery Center has adequate parking available
            to satisfy its current needs; and

                        (vii) With respect to the Real Property that is owned by
            any Partnership, such Partnership has and has provided Buyer with true and complete copies of title insurance policies, surveys, environmental reports and studies, engineering reports and plans and specifications relating to the improvements on such Real Property, including all of the same that are in the possession of or available to any of the parties hereto.

                  (v) Equipment. The equipment used in the Surgery Centers is adequate in all material respects to fully equip and operate the Surgery Centers at their present levels of operation. Each material item of equipment is in good operating condition, normal wear and tear excepted.

                  (w) Supplies. All of the inventory and supplies which are carried on the Balance Sheets and which are still held by any Partnership on the date hereof are of a quality and quantity usable in the ordinary course of business of the Surgery Centers. Inventory and supplies are carried at cost on a first-in, first-out basis and are properly stated in the Balance Sheets.

                  (x) Environmental Matters.

                        (i) Each Partnership is in compliance with all
            Environmental Laws (as defined below) in all material respects, which compliance includes, without limitation, the possession by each Partnership of all permits and other governmental authorizations required under applicable Environmental Laws to operate the Surgery Centers as currently operated, and each Partnership is in compliance in all material respects with the terms and conditions thereof;

                        (ii) No Hazardous Substances (as defined below) have
            been generated or stored on, at or adjacent to any Real Property by any Seller, Former Owner or Partnership, except in compliance with applicable Environmental Laws;

                        (iii) No Hazardous Substances have been disposed of or
            released on, from or adjacent to any Real Property by any Seller, Former Owner or Partnership, except in compliance with applicable Environmental Laws;

                        (iv) No party hereto has received any written
            communication, whether from a governmental authority, citizen's group, employee or otherwise, that alleges that any such party or any Real Property is not in material compliance with Environmental Laws, and there is no Environmental Claim (as defined below) pending or, to the best knowledge of the Principals, threatened against any party hereto; and

                        (v) To the best knowledge of the Principals, no Surgery
            Center contains asbestos in any form.

            "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release on or from any Real Property or any Surgery Center, of Hazardous Substances or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Laws" means the federal, state, regional, county or local environmental, health or safety laws, regulations, ordinances, rules and regulations and common law in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date.

            "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances, including without limitation asbestos containing materials or substances, any substance oaf med or listed as a "hazardous substance," "toxic substance," "toxic pollutant" or similarly identified substances or mixture, or pursuant to any Environmental Law and medical or infectious wastes.

                  (y) Medical Staff Matters. HealthFirst has heretofore delivered to Buyer true and complete copies of the bylaws and rules and regulations of the medical staffs of each of toe Surgery Centers. With regard to such medical staffs, there are no pending or, to the best knowledge of the Principals, threatened disputes with applicants or staff members, and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired. Attached hereto as Schedule 14 is a complete and accurate description of all adverse actions taken against medical staff members or applicants within the past two years.

                  (z) Partnership Records. The minutes of all Partnership meetings are in HealthFirst's possession and are complete and accurate in all material respects.

                  (aa) Management Agreements. Each of the Partnerships is a party to a HealthFirst Management Agreement, as described in Schedule 9. Each such HealthFirst Management Agreement has been duly and validly executed by the parties thereto, has been duly and validly assigned to the Management Sellers by HealthFirst or any Former Owner that is a party thereto, is in full force and effect and constitutes the valid and binding obligations of the parties thereto.

                  (bb) Investment Representations. Any and all Buyer Stock to be issued to the Principals or any Seller pursuant to this Agreement (other than any such issuance pursuant to Section 1(d) (x) above): (i) will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws; (ii) will be "restricted securities" within the meaning of Securities and Exchange Commission Rule 144; (iii) will be acquired for investment purposes only without any view to the resale or redistribution thereof (other than a distribution by one or more Sellers to the Principals); and (iv) will be subject to the restrictions on transfer set forth in Buyer's Amended and Restated Registration Rights Agreement and its Amended and Restated Stockholders Agreement, to which each issuee of Buyer Stock shall become a party pursuant to Section 6(k). Each Principal is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

                  (cc) Full Disclosure. None of the representations, warranties or disclosures made by HealthFirst or any Seller or Principal herein, or in any exhibit, schedule, list, certificate or memorandum furnished or to be furnished to Buyer in connection herewith, contains or will contain any untrue statement that makes the statements made herein or therein misleading in any material respect.

            As used in this Agreement, "to the Principals' knowledge," "to the best knowledge of Principals" and similar phrases shall mean all matters reflected in any documents or files in the possession of HealthFirst or any Seller, Former Owner or Partnership and the actual knowledge as of the date of this Agreement and as of the Closing Date of any Principal, any other officer of any Former Owner or Seller or any administrator of any of the Surgery Centers.

            4. Buyer's Representations and Warranties. Buyer hereby represents and warrants to HealthFirst, the Principals and Sellers as follows:

                  (a) Organization and Good Standing. Buyer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its businesses as presently conducted.

                  (b) Due Authorization. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all requisite board of director and shareholder action and no further action is necessary to make this Agreement valid and binding upon Buyer in accordance with its terms.

                  (c) Compliance with Instruments and Agreements. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation, bylaws or shareholders agreement of Buyer, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over Buyer, or any agreement, instrument or commitment to which Buyer is a party or by which it is bound or to which any of its property is subject.

                  (d) Capital Stock. The authorized capital stock of Buyer consists of: (i) 30,000,000 shares of Buyer Stock, of which 21,938,929 shares are outstanding on the date hereof; (ii) 40,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), none of which are outstanding; (iii) 31,200 shares of Series A Redeemable Preferred Stock, par value $0.01 per share, all of which are outstanding; and (iv) 2,716 shares of Series B Convertible Preferred Stock, par value $0.01 per share, all of which are outstanding. All of the outstanding shares of Buyer Stock, Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock have been validly issued and are fully paid and nonassessable. As of the date hereof, Buyer had reserved 3,250,000 shares of Common Stock for issuance pursuant to its Stock Option and Restricted Stock Purchase Plan, 2,283,300 of which are subject to outstanding options granted by Buyer pursuant to said Plan. In addition, pursuant to that certain Securities Purchase Agreement, dated as of October 26, 1998 (the "Funding Agreement"), among Buyer and certain of its current stockholders, Buyer has issued and sold, or is obligated to issue and sell, an aggregate of $20,120,000 of Buyer's 7% Senior Subordinated Notes. Except for such shares and the shares reserved for issuance in connection with this Agreement, Buyer does not have any outstanding subscriptions, options, warrants, rights or other agreements obligating Buyer to issue or sell shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock.

                  (e) Financial Statements. Buyer has previously furnished to Sellers an unaudited consolidated balance sheet of Buyer and its subsidiaries at September 30, 1998 and an unaudited consolidated statement of operations for the period from inception to September 30, 1998. Such balance sheet and statement of operations fairly present the consolidated financial position of Buyer as of its date and its results of operations for such period in accordance with GAAP (as such principles apply to interim, unaudited financial statements) Except as reflected or disclosed in said balance sheet or a Schedule attached hereto, other than liabilities incurred since the date of such balance sheet in the ordinary course of their respective businesses (including without limitation letters of intent and commitments to acquire or develop other health care facilities) and liabilities incurred in connection with the this Agreement or otherwise contemplated or permitted by this Agreement, neither Buyer nor any of its subsidiaries is as of the date hereof subject to any material liability, including without limitation contingent liabilities.

                  (f) Status of Buyer Stock. Each share of Buyer Stock issued to pursuant to the this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

                  (g) Compliance with Applicable Laws. The businesses of Buyer and its subsidiaries are not being conducted in material violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on the financial condition, business, assets or operations of Buyer and its subsidiaries taken as a whole.

                  (h) Litigation. There are no legal claims, actions, suits, medical staff disputes, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer or any of its properties, assets, subsidiaries or businesses, and to the knowledge of Buyer no facts exist which would form the basis for any such action or which have been or should be reported under any professional liability insurance policy and which could have a material adverse affect on Buyer or any of its properties, assets, subsidiaries or businesses Neither Buyer or any of its domestic subsidiaries or businesses is involved in any material dispute with any shareholder of Buyer or any partner of any partnership or other entity Neither Buyer nor any of its domestic subsidiaries or businesses is in default with respect to any judgment, order or decree of any court, governmental agency or instrumentality.

                  (i) Absence of Material Adverse Changes. Except as disclosed in writing to HealthFirst or Sellers prior to the date of this Agreement, since September 30, 1998 neither Buyer nor any of its subsidiaries has undergone any change in its financial condition, business or operations except as contemplated by this Agreement and other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse to Buyer and its subsidiaries taken as a whole.

                  (j) No Finders or Brokers. As a result of any act or failure to act by Buyer or any of its affiliates, no person, firm or corporation has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim upon HealthFirst or any Principal, Former Owner or Seller or for any commission, fee or other compensation as a finder, broker or in any similar capacity.

                  (k) Investment Intent. Buyer acknowledges that the Transferred Partnership Interests have been offered and will be sold to Buyer pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws, Buyer is purchasing the Transferred Partnership Interests for investment purposes and has no present intent to distribute, resell, pledge or otherwise dispose of any of the Transferred Partnership Interests.

            5. Pre-Closing Covenants. The parties agree that from the date hereof until the Closing Date or the termination of this Agreement:

                  (a) Due Diligence. Sellers will afford officers and authorized representatives of Buyer with reasonable access to the financial, operational and statistical books and records of Sellers and each of the Partnerships and shall permit Buyer to conduct physical inspections of the Real Property and the Surgery Centers at such time or times as will not disrupt customary delivery of care to patients. Buyer will afford the Principals and their authorized representatives with reasonable access to the financial, operational and statistical books and records of Buyer and shall permit the Principals to conduct physical inspections of any and all domestic health care facilities in which Buyer has an interest at such time or times as will not disrupt customary delivery of care to patients.

                  (b) Continuation of Business. Sellers shall cause each of the Partnerships to:

                        (i) conduct its business only in the usual and ordinary
            course as it has previously been conducted, including without limitation its policies and practices relating to the collection of accounts receivable and the payment of trade payables and other liabilities, and not introduce any new methods of management, operations or accounting, without Buyer's prior written consent (which shall not be unreasonably withheld);

                        (ii) maintain the assets of the Surgery Centers in as
            good working order and condition as at present, ordinary wear and tear excepted;

                        (iii) perform all material obligations under material
            contracts and leases relating to or affecting the Surgery Centers;

                        (iv) keep in full force and effect present insurance
            policies;

                        (v) confer on a regular basis with representatives of
            Buyer relating to any material decisions relating to their respective business or their relationships with their partners and medical staffs; and

                        (vi) use its reasonable best efforts to maintain and
            preserve the business organizations of each Partnership, retain their present employees and maintain their relationships with employees, suppliers, patients, payors and others having business relations with them.

                  (c) Transactions Requiring Consent. From the date hereof until the Closing Date, without Buyer's prior written consent (which shall not be unreasonably withheld), except as required or permitted by this Agreement, Sellers shall not permit any Partnership to:

                        (i) prepay any debt in excess of $25,000 prior to its
            stated maturity (except pursuant to an existing amortization payment schedule), make any payment on any Indebtedness owed to any Seller, Former Owner or Principal or HealthFirst or enter into any contract or commitment or incur or agree to incur any debt or make any capital expenditure requiring the payment in excess of $25,000;

                        (ii) create or assume any mortgage, pledge or other lien
            or encumbrance upon any of its assets, whether now owned or hereafter acquired;

                        (iii) make any loan;

                        (iv) incur any debt in excess of $25,000, other than
            normal trade payables;

                        (v) amend any material contract listed in Schedule 9
            (except changes made in the ordinary course of business) or change any employee compensation (except normal annual salary increases implemented in accordance with past practices);

                        (vi) fail to pay any obligation in a timely manner prior
            to delinquency;

                        (vii) issue any equity interest; or

                        (viii) declare, set aside or pay any distribution to its
            partners, or directly or indirectly purchase, redeem or otherwise acquire any outstanding equity interest in any Partnership, except for distributions made prior to the Closing Date of available cash on hand immediately prior to the Effective Date to the Partnerships' partners, subject to the requirement that each of the Partnerships shall have at least $50,000 of cash as of the Effective Date, as provided in Section 8(b)(iv).

                  (d) Performance Covenant. Each of the parties hereto covenants and agrees that it will take all action reasonably within its power and authority to duly and timely carry out all of its obligations hereunder, to perform and comply with all of the covenants, agreements, representations and warranties hereunder applicable to it and to cause all conditions to the obligations of the other parties to close the purchase and sale of the Transferred Assets pursuant hereto to be satisfied as promptly as possible.

                  (e) Costs of Agreement. Each of the parties hereto agrees to bear all of its own expenses incurred in preparing or complying with this Agreement, including without limitation all legal and accounting expenses and fees. None of such expenses shall be charged to any Partnership. Sellers agree to bear and, to the extent paid by any other party hereto or any Partnership, to reimburse for the cost of all documentary stamps, transfer taxes, sales taxes, recording fees and similar closing costs incurred in connection with the transactions provided for herein. Sellers shall also bear all reasonable premiums for any endorsement of any title insurance property relating to any Real Property owned by any of the Partnerships that is reasonably requested by Buyer in connection with such transactions.

                  (f) Governmental Approvals. The parties hereto shall assist and cooperate with each other and their respective counsel (i) in obtaining all governmental consents, approvals and licenses described in Schedule 11 or which Buyer reasonably deems necessary or appropriate and (ii) in the preparation of any document or other materials which may be required by any governmental agency in connection with the transactions contemplated herein.

                  (g) No-Shop Clause. Neither HealthFirst nor any Seller or Partnership will, without the prior written consent of Buyer, (a) offer for sale any of the

Transferred Assets, all or substantially all of the assets of any Partnership or any ownership interest in HealthFirst or any Seller, (b) solicit offers to buy any of the Transferred Assets, all or substantially all of the assets of any Partnership or any ownership interest in HealthFirst or Seller, (c) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of HealthFirst or any Seller or Partnership, or (d) enter into any letter of intent or agreement with any party (other than Buyer) with respect to the sale or other disposition of any of the Transferred Assets, all or substantially all of the assets of any Partnership or any ownership interest in HealthFirst or Seller or with respect to any merger, consolidation or similar transaction involving HealthFirst or any Seller or any Partnership.

            6. Conditions Precedent to Obligations of Buyer. The obligations of Buyer hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Buyer):

                  (a) Accuracy of Representations and Warranties. The representations and warranties of HealthFirst, the Principals and Sellers contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. All of the agreements of HealthFirst, the Principals and Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects. Sellers shall deliver to Buyer certified copies of all resolutions of the boards of directors or managers (as the case may be) and the shareholders, partners or members (as the case may be) of Sellers, and (to the extent required) the consents and resolutions of the general and limited partners (as the case may be) of each Partnership, approving or otherwise relating to this Agreement and the transactions contemplated hereby. Sellers shall have delivered an officer's certificate executed by the Principals (in their capacity as officers or partners of Sellers) attesting to compliance with this Section 6(a) and the incumbency of the officers or partners of Sellers executing any document or instrument contemplated herein.

                  (b) Action Restraining or Affecting Transaction. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the Transferred Assets, or which in the opinion of Buyer may otherwise materially and adversely affect any of the Partnerships, and no third party or governmental agency or body shall have taken or threatened any action with respect this Agreement or any of the Surgery Centers as a result of which Buyer deems it inadvisable to proceed with the transactions contemplated hereunder,

                  (c) Material Changes. None of the Surgery Centers shall have suffered any change, loss or damage since the Balance Sheet Date which materially and adversely affects or impairs the operations or prospects of the Surgery Center. The case load and revenue levels of each of the Surgery Centers shall not have materially deteriorated from the average levels achieved during the seven month period ended on the Balance Sheet Date.

                  (d) Governmental Permits. Buyer shall have obtained all licenses, certificates, permits and rulings of, and made all notices to, all governmental authorities that may be required in connection with the acquisition of the Transferred Assets and the continuation of the operation of the businesses of the Surgery Centers by the Partnerships following the Closing, including without limitation compliance with any applicable licensure, notification and approval procedures of the state agencies that regulate the Surgery Centers that are required to be completed at or prior to the Closing.

                  (e) Consents, Approvals or Authorizations. Sellers shall have obtained all consents, approvals and authorizations and given all notices required in connection with the transactions provided for herein, including the consents and notices described in Schedule 11.

                  (f) Intentionally omitted.

                  (g) Lega1 Opinion. Sellers shall have delivered to Buyer an opinion of counsel to HealthFirst, the Principals and Sellers, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel and covering the matters described in Exhibit A attached hereto. In rendering such opinion, such counsel may rely as to factual matters upon certificates of public officials and upon certificates of the Principals and other officers of Sellers.

                  (h) Partnership Actions. The transfer of the Transferred Assets to Buyer (or a wholly owned subsidiary of Buyer) pursuant hereto shall have been approved by the requisite percentage of the partners of each Partnership and by the requisite percentage of the shareholders of VVSC in accordance the terms of any Partnership Agreement, any shareholders agreement applicable to the shareholders of VVSC or applicable law. In addition, each of the Partnership Agreements shall have been amended (to the extent required) (i) to admit Buyer (or its designated subsidiary) as a general partner of such Partnership, (ii) to authorize Buyer to acquire the HealthFirst Management Agreement with such Partnership, (iii) to authorize Buyer to transfer its interest in and Management Agreement with such Partnership to THVG on or after the date Buyer acquires HealthFirst's interest in THVG and to substitute THVG (or its designated affiliate) as the general partner of such Partnership and
(iv) to waive any concompetition covenant therein that would otherwise be applicable to Buyer or THVG.

                  (i) Transfer of Transferred Assets. Sellers shall have delivered to Buyer assignments, which shall be in form and substance satisfactory to Buyer, transferring the Transferred Assets to Buyer (or one or more of its designated subsidiaries). Sellers shall also have delivered (or made arrangements satisfactory to Buyer to deliver) to Buyer all of the books and records of each of the Partnerships.

                  (j) Employment Agreements with Principals. Each Principal shall have executed and delivered an Employment Agreement substantially in the form of Exhibit B attached hereto.

                  (k) Amendment of Buyer's Stockholders and Registration Rights Agreements. Each of the parties to which any Buyer Stock is to be issued pursuant to Section 1(d) shall have executed and delivered Amendments to Buyer's Amended and Restated Stockholders Agreement and its Amended and Restated Registration Rights Agreement, each dated as of April 30, 1998, in order to add such issuees as parties to such Agreements, which Amendments shall be in form and substance reasonably satisfactory to Buyer and such issuees.

                  (l) THVG Purchase Agreement. Buyer, Disney THVG, L.L.P., Bingham THVG, L.L.P. and HealthFirst shall have entered into a binding agreement providing for the purchase by Buyer of the interest in THVG held by Disney THVG, L.L.P and Bingham THVG, L.L.P., which agreement shall be subject to completion of satisfactory due diligence by Buyer and to the receipt of all necessary consents and approvals from Baylor Health Care System. To the extent deemed necessary or appropriate by the Principals, Baylor Health Care System shall have acknowledged that the execution of such binding agreement shall not breach any obligations of HealthFirst, Disney THVG, L.L.P or Bingham THVG, L.L.P. with respect to THVG or cause any rights of first refusal or other similar provisions to be applicable with respect to their respective interests in THVG.

                  (m) Insurance Coverage for Pre-Effective Date Malpractice Claims. Each Partnership shall have obtained (at its expense) "tail" or "prior acts" malpractice insurance coverage for any potential claims for pre-Effective Date business conducted by any Partnership (including any claims that are described in Schedule 10).

            7. Conditions Precedent to Obligations of Sellers. The obligations of HealthFirst, the Principals and Sellers hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Sellers):

                  (a) Accuracy of Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects as of the Closing Date as though such representations and warranties had been made at and as of that time, All of the agreements of Buyer to be performed by Buyer on or before the Closing Date shall have been duly performed in all material respects. Buyer shall deliver to Sellers certified copies of all resolutions of Buyer's board of directors approving or otherwise relating to this Agreement and the transactions contemplated hereby. Buyer shall have delivered an officer's certificate attesting to compliance with this Section 7(a) and the incumbency of the officers of Buyer executing any document or instrument contemplated herein.

                  (b) Action Restraining or Affecting Transaction. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the Transferred Assets, or which in the opinion of Sellers may otherwise materially and adversely affect Sellers, and no third party or governmental agency or body shall have taken or threatened any action with respect to this Agreement as a result of which Sellers deem it inadvisable to proceed with the transactions contemplated hereunder.

                  (c) Receipt of Consideration. Buyer shall have delivered to Sellers the consideration described in Section 1(a).

                  (d) Legal Opinion. Buyer shall have delivered to Sellers an opinion of Nossaman, Guthner, Knox & Elliott, LLP, dated the Closing Date, in form and substance satisfactory to HealthFirst and its counsel and covering the matters described in Exhibit C attached hereto. In rendering such opinion, such counsel may rely as to factual matters upon certificates of public officials and upon certificates of officers of Buyer.

                  (e) Employment Agreements with Principals. Buyer shall have executed and delivered to each Principal an Employment Agreement substantially in the form of Exhibit S attached hereto.

                  (f) Assignment and Assumption Agreement. Buyer shall have executed and delivered to Sellers, and any other parties designated by Sellers, an Assignment and Assumption Agreement in the form of Exhibit D attached hereto in connection with Buyer's assumption of certain liabilities and obligations of Sellers pursuant to Section 1(e).

            8. Post-Closing Covenants.

                  (a) Indemnification.

                        (i) Buyer covenants and agrees that it will indemnify
            and hold HealthFirst, Sellers and Principals, and their respective successors and assigns and their respective officers, directors, employees, stockholders and agents at all times harmless from and against any loss, liability, damage and expense (including reasonable attorneys' fees and other costs of defense) caused by or arising out of or in connection with (A) any liability or obligation expressly assumed by Buyer pursuant to Section 1(e) or (B) any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Buyer under this Agreement. Without limiting the generality of the foregoing, HealthFirst, Sellers and Principals shall have the right to be put in the same financial position as they would have been in had each of the representations and warranties of Buyer been true and correct and had each of the covenants of Buyer been performed in full.

                        (ii) HealthFirst, Sellers and the Principals jointly and
            severally covenant and agree that they will indemnify and hold Buyer and its successors and assigns and their respective officers, directors, employees, stockholders and agents at all times harmless from and against any loss, liability, damage and expense (including reasonable attorneys' fees and other costs of defense) caused by or arising out of or in connection with (A) any liability of HealthFirst or any Seller or Former Owner not expressly assumed by Buyer pursuant to Section 1(e) hereof, (B) any dispute between or among any partner or former partner of a Partnership (on the one hand) and HealthFirst and/or any Seller, Former Owner, Principal and/or Partnership (on the other hand) relating to any obligation that was to be performed, or action that was taken, on or before the Effective Date or any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of HealthFirst or any Seller or Principal under this Agreement, provided, however, that Buyer shall not be entitled to make any claim for indemnification pursuant to clause (C) above (I) with respect to any such breach of representations and warranties unless and until the monetary value of all such breaches (on a cumulative basis) exceeds $50,000, in which event HealthFirst, Sellers and the Principals shall be liable for the full monetary value of all such breaches (including the initial $50,000), (II) at any time after the second anniversary of the Closing Date, except for (x) claims asserted in writing pursuant to this Section 8(a) (ii) prior to such second anniversary, (y) claims made with respect to any breach of Section 3(a), (b), (f), (g), (h), (l), (s), (x) or (bb) or
            Section 8(c), (d), (e), (f), (g), (i) or (l) hereof and (z) claims relating to any liability of HealthFirst or any Seller or Former Owner not assumed by Buyer, which shall remain the obligation of HealthFirst, Sellers, the Former Owners and the Principals at all times, or (III) that, when aggregated with all other claims made pursuant to clause (C), would cause the total liability of HealthFirst, Sellers and Principals thereunder to exceed $5,000,000. Notwithstanding the foregoing, clauses (I), (II) and (III) above shall not apply to Section 8(n), which shall be an independent covenant that is not subject to any such limitations. In addition, with respect to any claim under this subsection (ii) that arises out of a liability or obligation of a Partnership, the indemnity obligation of Sellers, HealthFirst and the Principals hereunder (1) shall relate only to their direct or indirect percentage interest in such Partnership represented by the Transferred Partnership Interest in such Partnership and (2) shall be owing directly to Buyer and not such Partnership. Without limiting the generality of the foregoing, but subject to the limitations set forth above, Buyer shall have the right to be out in the same financial position as it would have been had each of the representations and warranties of HealthFirst, Sellers and the Principals been true and correct and had each of the covenants of HealthFirst, Sellers and the Principals been performed in full.

                        (iii) Any party that intends to enforce an indemnity
            obligation (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") notice of any claim as soon as possible, but the failure to give such notice shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent that the Indemnifying Party shall have been prejudiced thereby.

                        (iv) In the event such indemnification involves a claim
            by a third party (a "Third Party Claim"), the Indemnifying Party may elect to assume the defense of the Third Party Claim at its own expense with counsel selected by the Indemnifying Party and approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the assertion of such right shall constitute an acknowledgment by the Indemnifying Party that such Third Party Claim is an indemnifiable claim for which the Indemnifying Party is responsible under this Section 8(a). If the Indemnifying Party assumes the defense of a Third Party Claim, (A) the Indemnifying Party shall not thereafter be liable for any fees or expenses of counsel for the Indemnified Party, (B) the Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials reasonably required by the Indemnifying Party for use in contesting such Third Party Claim and shall cooperate fully with the Indemnifying Party in the defense thereof,
            (C) the Indemnified Party shall have the right to participate in the handling of such Third Party claim at its expense and (D) the Indemnified Party shall not voluntarily settle any such Third Party Claim without the prior written approval of the Indemnifying Party, which approval shall not be unreasonably withheld. If the Indemnifying Party does not assume such defense, the Indemnifying Party shall be liable for all costs and expenses incurred by the Indemnified Party in defending the Third Party Claim, including reasonable fees and disbursements of counsel.

                        (v) If, after having first provided the Indemnifying
            Party an opportunity to fulfill its obligations to the Indemnified Party hereunder, the Indemnified Party then brings an action against the Indemnifying Party upon any claim under this Section 8(a), the Indemnifying Party shall be liable to the Indemnified Party for its reasonable fees and disbursements of counsel in connection therewith if the Indemnified Party prevails in the action.

                        (vi) In case any event shall occur which would otherwise
            entitle any party to assert a claim for indemnification hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

                        (vii) In order to secure any valid claim for
            indemnification that Buyer may have against HealthFirst or any Seller or Principal hereunder (but not as a sole source for the payment of any such claim), (A) HealthFirst and each Seller and Principal hereby grants to Buyer a security interest in any and all shares of Buyer Stock issued to any Seller or Principal pursuant to this Agreement or transferred by a Seller to any of its partners and
            (B) Buyer is authorized to retain any consideration that would otherwise be due to any Seller or Principal pursuant to this Agreement as to and to the extent necessary to pay any such valid claim for indemnification for which such party is liable and which has not been paid at the time Buyer is obligated to deliver such consideration under the terms of this Agreement. Buyer shall have no obligation to exercise its rights under this subsection (vii) in order to obtain payment of any indemnification obligation under this
            Section 8(a).

                  (b) Working Capital Requirements and Post-Closing Adjustment of Purchase Price.

                        (i) Within 90 days after the Closing Date Buyer shall
            prepare and deliver to the Principals unaudited balance sheets and any other appropriate statements (the "Effective Date Balance Sheets") necessary to establish, as of the Effective Date: (A) 20% of the net working capital (defined in accordance with GAAP, but excluding cash and cash equivalent assets and excluding all Indebtedness that was outstanding on November 30, 1998 and included in the calculation of the amount payable pursuant to Section 1(a) above) of the Initial Partnerships; (B) 20% of the Initial Partnerships' outstanding Indebtedness (other than the November 30, 1998 Indebtedness that is included in the calculation of the amount payable pursuant to Section 1(a) above), if any; (C) 20% of all employee benefit obligations with respect to employees whose costs are allocated to the Surgery Centers operated by the Initial Partnerships through the Center Support Organization and that are not included in the computation of net working capital pursuant to Clause (A) above; and (D) 100% of all employee benefit obligations of other employees of HealthFirst or any Seller, and other current liabilities (if any) of HealthFirst or any Seller not included in such net working capital calculation, that are assumed by Buyer pursuant to Section 1(e)(iii). The amount obtained by subtracting the amounts described in clauses (B), (C) and (D) from the amount described in clause (A) is hereinafter referred to as the "Effective Date Working Capital". An example of the methodology used to calculate the Effective Date Working Capital of the Initial Partnerships as of July 31, 1998 is attached hereto as Schedule 15.

                        (ii) If the Effective Date Working Capital is less than
            $528,923, then Sellers shall pay to Buyer an amount equal to such shortfall.

                        (iii) If the Effective Date Working Capital is greater
            than $528,923, then Buyer shall pay Sellers an amount equal to such excess.

                        (iv) Each of the Initial Partnerships must have at least
            $50,000 in cash and cash equivalent assets as of the Effective Date. All cash assets in excess of $50,000 held by any Initial Partnership as of. the Effective Date shall be distributed to the partners of such Initial Partnership at or prior to the Closing Date.

                        (v) The payment, if any, required to be made under this
            Section 8(b) by Buyer to Sellers, or by Sellers to Buyer, as the case may be, shall be made based upon the Effective Date Balance Sheets unless a Principal notifies Buyer in writing of any objection thereto (which objection shall be specifically described therein) within 30 days after the Principals' receipt thereof. If a Principal notifies Buyer of any such objection, the Principals and Buyer shall use their best efforts to resolve such objection, but if they are not able to reach a resolution within 15 days after the date notice of such objection is delivered to Buyer, the matter shall be submitted to KPMG Peat Marwick LLP or, at the request of the Principals, to Ernst and Young, which accounting firm shall act as an expert and not as an arbitrator, for a final and binding determination of the Effective Date Working Capital. The expenses of such accounting firm in resolving any dispute shall be paid by Buyer if the final determination of the amount due under this Section 8(b) is changed in a manner that is favorable to Sellers by at least $25,000 as compared to the amount determined pursuant to the Effective Date Balance Sheets prepared by Buyer and, otherwise, such expenses shall be paid by Sellers.

                        (vi) The payment required by either Sellers or Buyer
            pursuant to this Section 8(b) shall be made promptly after the expiration of the 30 day period following Buyer's delivery of the Effective Data Balance Sheets to the Principals or, if a Principal notifies Buyer of an objection to the Effective Date Balance Sheets as described in subsection (v) above within such 30 day period, the payment shall be made promptly after resolution of such dispute as provided in subsection (v) above.

                  (c) Termination of Partnerships' Participation in Retirement Plans. Subject to compliance with the current agreements between Administaff Companies, Inc.

and either HealthFirst, Sellers or the Partnerships, upon termination of said agreements with Administaff Companies, Inc., employees of HealthFirst, Sellers and the Partnerships shall cease to participate in or accrue benefits under any current pension, profit sharing or similar plan (the "Plans"). HealthFirst and Sellers agree that, to the extent allowed by applicable laws and regulations, as soon as practicable following the Closing, at the expense of HealthFirst and/or Sellers (or, if applicable, their employee leasing company), they (or, if applicable, their employee leasing company) will take all steps and make all filings necessary or appropriate in order to terminate the participation of the employees of HealthFirst, Sellers and the Partnerships in the Plans, and HealthFirst and Sellers shall take any and all action necessary to authorize and direct the administrator of the Plans to take such actions. HealthFirst acknowledges and agrees that it and the Sellers (or, if applicable, their employee leasing company) will retain responsibility for the funding, administration and distribution of benefits under the Plans. Buyer agrees to use its best efforts to facilitate the rollover of any and all funds and accounts held for the participating employees of HealthFirst, Sellers and the Partnerships who voluntarily elect to make such rollovers into one or more of the pension and/or profit sharing plans maintained by Buyer or its affiliates, as and to the extent such rollovers are permissible under applicable laws and regulations.

                  (d) Books and Records; Personnel. For a period of seven years from the Closing Date:

                        (i) Buyer shall not dispose of or destroy any of the
            material books and records of the Partnerships, Sellers or HealthFirst relating to periods prior to the Effective Date ("Books and Records") without first offering to turn over possession thereof to Sellers by written notice to Sellers at least 15 days prior to the proposed date of such disposition or destruction.

                        (ii) Buyer shall allow Sellers and their agents access
            to all Books and Records during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored, and Sellers shall have the right, at their expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Partnerships' businesses.

                        (iii) Buyer shall make available to Sellers upon written
            notice copies of any Books and Records, (B) Buyer's and the Partnerships' personnel to assist HealthFirst in locating and obtaining any Books and Records and (C) any of Buyer's or the Partnerships' personnel whose assistance or participation is reasonably required by Sellers or any of their affiliates in anticipation of, or preparation for, any investigation, inquiry, pending or threatened litigation, tax or other matters in which Sellers or any of their affiliates is involved; provided, however, that any such copying or assistance shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's and the Partnerships' businesses. Sellers shall reimburse Buyer for the reasonable direct and indirect expenses incurred by Buyer in performing the covenants contained in this Section 8(d)(iii).

                  (e) Offer to Purchase Additional Limited Partner Interests.

                        (i) Within 60 days following the Closing Date, and
            continuing until the first anniversary of the Closing Date, Buyer (or the wholly owned subsidiary to which Buyer has assigned its rights to acquire the Transferred Partnership Interests hereunder, all of which are for convenience referred to in this Section 8(e) as "Buyer") shall offer to purchase from each Initial Partnership newly authorized limited partnership interests that would, upon the issue and sale thereof, represent 50% of the total outstanding interests in such Partnership, subject to approval by the requisite percentage of the partners in such Partnership of an amendment to its Partnership Agreement (A) to authorize such issuance and sale, (B) to approve the use of the proceeds of such sale first to pay off any outstanding Indebtedness shown in Schedule 8A that is owing to HealthFirst or any Seller, Former Owner or Principal and then to distribute the balance to the partners in the Partnership according to their ownership interests in the Partnership following the issuance and sale of such new partnership interests and (C) to add a noncompetition covenant that is applicable to the limited partners (other than Buyer or any of its affiliates).

                        (ii) The purchase price offered to each Initial
            Partnership shall be seven times the earnings before interest, taxes, depreciation and amortization of such Partnership (the "Partnership EBITDA") for the 12 calendar months (the "Base Year") ended prior to the date of the closing of such sale, less the Partnership's outstanding debt as of the last day of the Base Year, plus three times the increase (if any) in the average 12 month Partnership EBITDA for the period from the end of the Base Year to the end of Year Two (as defined in Section 1(c)(i)(A) above) over the Partnership EBITDA for the Base Year, plus three times any increase in the Partnership EBITDA for Year Three over the greater of the Partnership EBITDA for the Base Year or the average 12 month Partnership EBITDA for the period from the end of the Base Year to the end of Year Two, provided, however, that the aggregate amount payable to any Partnership pursuant to clauses (B) and (C) shall not exceed 25% of the amount payable pursuant to clause (A).

                        (iii) The purchases provided for in this Section 8(e)
            shall be consummated as soon as practicable following Buyer's calculation of the Partnership EBITDA of each Initial Partnership for the Base Year (and, if applicable, the resolution of any dispute between Buyer and the Principals relating to Base Year Partnership EBITDA calculation pursuant to the third paragraph of Section 1(c) above), at which time the portion of the purchase price calculated pursuant to subsection 8(e)(ii)(A) above shall be paid. The payments to be made pursuant to subsections 8(e)(ii)(B) and 8(e)(ii)(C) above shall be made within 60 days after the end of Year Two and Year Three, respectively.

                        (iv) If Buyer is successful in purchasing additional
            limited partnership interests in any Initial Partnership pursuant to this Section 8(e), then (A) Buyer shall be obligated to pay to the Partnership Sellers an additional amount equal to (in the aggregate) (I) seven times the percentage interest in such Initial Partnership represented by the Transferred Partnership Interest therein sold to Buyer pursuant to Section 1 multiplied by the Base Year Partnership EBITDA minus (II) the allocation of the payment made by Buyer to Sellers pursuant to
            Section 1(a) that is attributable to such Initial Partnership (as adjusted pursuant to Section 8(b) above), as identified in Schedule 5, which payment shall be made concurrently with the payment to the Initial Partnership of the initial installment of the purchase price pursuant to subsection (ii)(A) above, and (B) no payment shall be due to the Partnership Sellers with respect to the Year One EBITDA attributable to such Initial Partnership pursuant to Section 1(c)(i).

                        (v) All payments made pursuant to this Section 8(e)
            shall be payable one-half to each Partnership Seller in cash by Buyer's checks or, if wire transfer instructions are given to Buyer at least three business days prior to the payment date, by wire transfer of immediately available funds.

                  (f) Management and Option to Purchase Fort Worth Surgery Center. The Partnership Sellers are the sole general partners of Fort Worth Surgicare Partners, Ltd. (the "Fort Worth Partnership"). The Fort Worth Partnership has been formed for the purpose of developing, owning and operating an outpatient surgery center in Fort Worth, Texas (the "Fort Worth Surgery Center") and has concluded the syndication of its limited partnership interests to local investors (the "Other Fort Worth Partners") . The Principals represent and warrant that the foregoing facts are true and correct and anticipate that the Fort Worth Surgery Center should be completed and opened on or about March 31, 1999, and Principals know of no reason why such completion and opening schedule will not be met, it being understood by Buyer that construction projects are subject to circumstances beyond the Principals' control and acts of God. Sellers agree that, if the Closing occurs, the Fort Worth Partnership will engage Buyer (or its designated subsidiary) to manage the Fort Worth Surgery Center and Buyer will have an option to purchase Sellers' interests in the Fort Worth Partnership, as follows:

                        (i) At the Closing the Management Sellers will assign to
            Buyer (or a designated wholly owned subsidiary of Buyer) the HealthFirst Management Agreement with the Fort Worth Partnership whereunder Buyer (or its subsidiary) will provide day-to-day management services to the Fort Worth Surgery Center for a management fee equal to 7% of the net revenues of the Fort Worth Surgery Center.

                        (ii) The Partnership Sellers hereby grant to Buyer an
            option to purchase their respective general partner interests and any limited partner interest in the Fort Worth Partnership held by the Partnership Sellers, which option shall be exercisable by Buyer giving written notice of exercise to the Partnership Sellers or any Principal at any time during the 60 day period that begins 18 months after the date that the Fort Worth Surgery Center receives Medicare certification, which date shall be identified by a written notice to be given by a Principal to Buyer following receipt of said certification and is hereinafter referred to as the "Medicare Certification Date." If Buyer properly exercises such option to purchase the Partnership Sellers' interests in the Fort Worth Partnership, the purchase price shall be equal to six times the EBITDA (defined and calculated as described in Section 1(c)(i)(A) and subject to the dispute resolution provisions set forth in the third paragraph of
            Section 1(c) above) attributable to management fees from and the percentage interest in the Fort Worth Partnership to be purchased for the most recent 12 calendar month period ended on or immediately prior to the date that is 18 months after the Medicare Certification Date, less such percentage of the outstanding debt of the Fort Worth Partnership as of the end of such 18 calendar month period.

                        (iii) If Buyer exercises its option to acquire the
            Partnership Sellers' interests in the Fort Worth Partnership pursuant to subsection (ii) above, Buyer shall thereupon make an offer to the Other Fort Worth Partners to acquire additional interests in the Fort Worth Partnership, which offer shall be on the terms described in Section 8(e)(i) and shall remain outstanding until the second anniversary of the Medicare Certification Date. The purchase price to be offered to the Other Fort Worth Partners shall be the same as the price paid to the Partnership Sellers, except that the multiple of EBITDA shall increase to seven and, if the requisite percentage of the Other Fort Worth Limited Partners vote to approve the sale of such interests in the Fort Worth Partnership, the purchase price payable to the Partnership Sellers for their interests in the Fort Worth Partnership pursuant to subsection (ii) shall also be increased to be based upon a seven times multiple. Any such additional amount payable to the Partnership Sellers pursuant hereto shall be paid concurrently with Buyer's completion of its purchase of the additional interests in the Fort Worth Partnership.

                        (iv) Prior to the closing of any purchase of interests
            in the Fort Worth Partnership pursuant to subsection (ii) or (iii) above, the Fort Worth Partnership shall distribute to its partners all cash assets in excess of $50,000 held as of the effective date of such purchase.

                        (v) If Buyer does not exercise its option to purchase
            the Partnership Sellers' partnership interests in the Fort Worth Partnership pursuant to subsection (ii) above, the Management Agreement assigned to Buyer pursuant to subsection (i) above shall be reassigned to the Management Sellers on the date that is 21 months after the Medicare Certification Date, whereupon Buyer shall be obligated to pay to the Management Sellers an amount equal to 5/7ths of the total management fees paid by the Fort Worth Partnership to Buyer pursuant to said Management Agreement.

                        (vi) All payments made pursuant this Section 8(f) shall
            be payable in cash by Buyer's checks or, if wire transfer instructions are given to Buyer at least three business days prior to the payment date, by wire transfer of immediately available funds.

                  (g) Management and Option to Purchase Valley View Surgery Center. As indicated in Recitals B and G above, the Principals and Kathleen Disney own certain of the issued and outstanding stock of VVSC, which is the managing general partner of DSP.

The Principals and VVSC agree that, if the Closing occurs, DSP will engage Buyer (or its designated subsidiary) to manage the Valley View Surgery Center and Buyer will have an option to purchase a portion of VVSC's interest in DSP, as follows:

                        (i) Pursuant to Section 1, at the Closing the Management
            Sellers will assign to Buyer the existing Management Agreement with DSP whereunder Buyer (or its subsidiary) will provide day-to-day management services to DSP for a management fee equal to 6% of the net revenues of the valley View Surgery Center (where "net revenues" are defined as gross revenues less contractual allowances and adjustments for uncollectible accounts and charity work, all determined in accordance with GAAP).

                        (ii) VVSC hereby grants to Buyer an option to purchase
            the percentage interest in DSP held by VVSC equal to the percentage interest in VVSC held by the Principals and Kathleen Disney (as reflected in Schedule 1) multiplied by the percentage interest in DSP held by VVSC (as reflected in Schedule 1), which option shall be exercisable by Buyer giving written notice of exercise to VVSC or any Principal at any time during the 60 day period that beings 12 months after the Closing Date or, with the consent of the VVSC and the Principals, at any time during the initial 12 months following the Closing Date. If Buyer properly exercises such option to purchase said portion of VVSC's interest in DSP, the purchase price shall be equal to six times the EBITDA (defined and calculated as described in Section 1(c)(i)(A) and subject to the dispute resolution escrows set forth in the third paragraph of Section 1(c) above) attributable to the percentage interest in DSP to be purchased for the most recent 12 calendar month period ended on or immediately prior to the date on which the notice of exercise is given, less said percentage of the outstanding debt of DSP as of the end of such 12 month period. In addition, the completion of the purchase of said portion of VVSC's interest in DSP shall be subject to satisfaction of the following conditions: (A) the requisite percentage of the partners of DSP shall have approved an amendment of the Partnership Agreement of DSP to designate Buyer (or its subsidiary) as the managing partner of DSP (having powers and authority similar to the sole general partner of a Texas limited partnership); and (B) VVSC and the Principals and shall have agreed to a redemption of the shares in VVSC held by the Principals and Kathleen Disney, using the proceeds of the sale of the partnership interest in DSP pursuant hereto.

                        (iii) The Principals and VVSC will use their best
            efforts as soon as is reasonably practicable following the Closing Date (A) to cause DSP to issue and sell to new investors who are approved by both VVSC and Buyer newly authorized and issued partnership interests in DSP representing up to a 12% interest in DSP, and (B) to amend the existing lease agreement between DSP and Valley View MOB, a Texas general partnership that owns the building in which Valley View Surgery Center conducts business, which amendment shall be in form and substance reasonably satisfactory to Buyer, provide for the elimination of any "percentage rent" and set the rental rate thereunder at the current fair market rental value of the leased premises.

                        (iv) If Buyer exercises its option to acquire a portion
            of VVSC's interest in DSP pursuant to subsection (ii) above, Buyer shall thereupon make an offer to VVSC and the other partners (as of the Closing Date) in DSP (the "Other Valley View Partners") to purchase one-half of their respective interests in DSP, which offer shall remain outstanding until the first anniversary of the Closing Date. The purchase price offered to the Other Valley View Partners shall be the same as the price paid to VVSC pursuant subsection
            (ii), except that the multiple of EBITDA shall increase to seven if all of the Other Valley View Partners accept such offer and agree to sell one-half of their respective interests in DSP, in which event the purchase price payable to VVSC for its interest in DSP pursuant to subsection (ii) shall also be increased to be based upon a seven times multiple. Any such additional amount payable to VVSC pursuant hereto shall be paid concurrently with Buyer's completion of its purchase of one-half of the interest of the Other Valley View Partners.

                        (v) Prior to the closing of any purchase of interests in
            DSP pursuant to subsection (iii) or (iv) above, DSP shall distribute to its partners all cash assets in excess of $50,000 held as of the effective date of such purchase.

                        (vi) All payments made pursuant to this Section 8(g)
            shall be made, pursuant to the Principal's written instructions, in cash by Buyer's checks or, if wire transfer instructions are given to Buyer at least three business prior to the payment date, by wire transfer of immediately available funds.

                  (h) Tax Election. If requested by Buyer, each Seller shall, either at the Closing or thereafter, cause the Partnerships to make the election permitted under Section 754 of the Code.

                  (i) Certain Tax Matters.

                        (i) Buyer and Sellers acknowledge and agree that the
            taxable income, losses, deductions, credits and similar items generated by the Partnerships during the Partnerships' tax years ending December 31, 1998 shall be allocated among Sellers and Buyer based on the number of days in 1998 before and after the Effective Date, except that for DeSoto such allocation shall be based on an interim closing of DeSoto's books on the Effective Date.

                        (ii) Buyer shall prepare or cause to be prepared, and
            shall file or cause to be filed, the 1998 partnership income tax returns for the Partnerships Buyer shall permit Sellers to review and comment on each such partnership tax return prior to filing Buyer shall follow Sellers' requests for any changes in such returns as and to the extent such change, in the reasonable judgment of Buyer's independent accountants who are responsible for preparing such tax returns, (A) constitutes a reasonable filing position and
            (B) either (I) is consistent with the past practices of the Partnership or (II) relates to a matter that will not have any effect on the Partnership's returns for calendar years 1999 and thereafter.

                        (iii) Buyer and Sellers shall cooperate fully, as and to
            the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 8(i) and any audit, litigation or other proceeding with respect to federal, state or local taxes of the Partnerships for 1998. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (j) Texas Health Ventures Group. HealthFirst, Sellers and the Principals agree to assist Buyer in its current discussions with Baylor Health Care System regarding Buyer's proposed acquisition of the interest in THVG held by Bingham THVG, L.L.P. and Disney THVG, L.L.P. and the expansion of THVG to include the Surgery Centers and certain outpatient surgery centers currently owned by Baylor Health Care System.

                  (k) Assignment of Surgery Center Personnel. Until three years after the Closing Date or the date on which the maximum payments have been made pursuant to Section 1(c), whichever is sooner, Buyer must obtain the approval of a Principal before assigning a task to any person who is an employee of a Surgery Center or HealthFirst on or before the Closing Date if such task does not relate to the business of that employee's Surgery Center, provided, however, that (i) such approval shall not be unreasonably withheld and (ii) the Principals acknowledge that certain services will be required of Surgery Center personnel in order to integrate the operations and financial reporting of the Surgery Centers into Buyer's overall operations and financial reporting system.

                  (l) Payment of Certain Indebtedness. Payments on the Indebtedness described in Schedule 8A that is owing to HealthFirst or any Seller, Former Owner or Principal (the "HealthFirst Debt") shall be due by the Partnerships only as follows: (i) the proceeds of any sale of interests in a Partnership pursuant to Section 8(e) or 8(f)(iii) shall be used first to pay off the HealthFirst Debt owing by such Partnership, and (ii) to the extent the proceeds of any such sale of Partnership interests by a Partnership are not sufficient to pay that Partnership's HealthFirst Debt in full, or if no such sale is made, the unpaid portion of the HealthFirst Debt shall be due and payable in 36 equal monthly installments beginning on the first day of the calendar month following the date of the sale of Partnership interests (if applicable) or the date that Buyer's offer to purchase Partnership interests expires pursuant to Section 8(e)(i) or 8(f)(iii), as the case may be.

                  (m) Effective Date of Employment Agreements. The Employment Agreements to be entered into by Buyer and the Principals pursuant to Sections 6(j) and 7(e) are not effective until January 1, 1999 and, accordingly, the Principals shall continue to be employed by Administaff Companies, Inc. through December 31, 1998 and shall be entitled to all employee benefits in effect under such arrangement. During the period from the Effective Date through December 31, 1998, however, the Principals' base salaries under such arrangement shall be as set forth in their respective Employment Agreements.

                  (n) Noncompetition Covenants. The Sellers, HealthFirst and the Principals (who are collectively referred to in this Section 8(n) as the "Covenantors" and, individually, as a "Covenantor") each hereby agrees, as to himself or itself and not as to any other Covenantor, as follows:

                        (i) For a period of five years from and after the
            Closing Date, such Covenantor will not own, acquire or have any ownership interest, direct or indirect (including without limitation ownership interests held by immediate family members of any Principal or trusts for the benefit of any Principal's immediate family members), in any outpatient surgery center or in any hospital with surgical facilities located within a 30 mile radius of any of the Surgery Centers or any of the hospitals or outpatient surgery centers owned or operated by THVG or Baylor Health Care System (collectively, the "Non-Compete Areas"), including an operating room or rooms in doctors' offices where surgical procedures are performed that are customarily performed in hospitals or outpatient surgical centers or for which a facility fee is charged, or in any other firm or entity that owns or operates such a surgical center or hospital within any Non-Compete Area; provided, however, that this subsection
            (i) shall not apply to (A) any direct or indirect ownership interest held by any Covenantor in THVG, (B) the ownership interest of the Principals or their family members in HealthFirst or any Seller, (C) any ownership interest with Prime Medical or an affiliate in an entity that provides lithotripsy services, provided that the aggregate amount so invested by Covenantors is not more than $100,000, (D) the ownership by any Principal of shares of a publicly held corporation purchased through a broker on an established stock exchange or the Nasdaq national market system at an original cost of not more than $100,000 or (E) investments in or with hospitals that are unrelated to surgical services.

                        (ii) During the five year period referred to in
            subsection (i) above, such Covenantor shall not (A) be engaged as an employee, officer, director, agent, manager or consultant, or in any similar capacity, with any firm or entity in which Covenantor would not be permitted to have a financial interest pursuant to the provisions of subsection (i) above; (B) influence or attempt to influence, either directly or indirectly, any physician, supplier, health care facility, preferred provider organization, health maintenance organization or other third party payor not to continue such person's or entity's relationship with Buyer or its domestic affiliates; (C) knowingly solicit any patient of Buyer or its domestic affiliates to obtain medical services in outpatient surgery centers; or (D) solicit (other than solicitations in the form of general employment advertisements placed in newspapers or other publications of general circulation), induce or attempt to induce any employee, independent contractor, consultant, physician or any other person associated with Buyer or any of its domestic affiliates to leave the employment of, or to otherwise discontinue his, her or its association with, Buyer or such domestic affiliate.

                        (iii) If this Section 8(n) is declared unenforceable in
            any judicial proceeding for being of too long a duration or covering too large a geographic area, then this Section 8(n) shall still be enforceable for such maximum period of time and within such geographic area as will make the provisions hereof enforceable.

                        (iv) The Covenantors acknowledge that the rights and
            privileges granted to Buyer herein are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by any Covenantor of this Section 8(n) will cause Buyer great and irreparable injury and damage. Accordingly, the Covenantors hereby agree that Buyer, together with its affiliates or any of them, shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of this Section 8(n). This provision shall not be construed as a waiver of any other rights or remedies which Buyer may have for damages or otherwise.

            9. Termination.

                  (a) By Mutual Consent. This Agreement may be terminated without further obligation of the parties at any time prior to Closing by mutual consent of the parties hereto.

                  (b) Damages. No party shall be liable in damages to any other party as a result of the failure to consummate the Closing transactions contemplated by this Agreement unless such failure is caused by the material breach of such party of any of the terms of this Agreement.

                  (c) Unilateral Termination. If, through no fault of or breach by a party hereto, the Closing is not consummated on or before December 31, 1998, this Agreement may be unilaterally terminated by written notice given by such party to the other parties If the Closing has not occurred by December 31, 1998, but the parties do not terminate this Agreement pursuant to this Section 9(c), either party may require that the purchase price for the Transferred Assets be recalculated as described in paragraph 2(i) of the letter of intent, dated as of August 6, 1998, between HealthFirst and Buyer.

            10. Assignment. None of the parties hereto shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, provided, however, that at or prior to the Closing Buyer may assign its rights hereunder to one or more wholly owned subsidiaries of Buyer.

            11. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally, given by prepaid telegram, mailed first class, postage prepaid, registered or certified mail, delivered by Federal Express or other courier service, or sent by facsimile or other online transmission system, as follows:

            If to Buyer:

            United Surgical Partners International, Inc.
            17103 Preston Road, Suite 190 North
            Dallas, Texas  75248
            Attention: Donald E. Steen
                       Chief Executive Officer
            Fax No. (972) 267-0084

            With a copy to:

            Robert D. Mosher
            Nossaman, Guthner, Knox & Elliott, LLP
            445 South Figueroa Street, 31st Floor
            Los Angeles, California 90071-1602
            FAX No. (213) 612-7801

            If to HealthFirst or any Seller or Principal:

            c/o HealthFirst Management, L.L.C.
            5744 LBJ Freeway, Suite 200
            Dallas, Texas 75240
            Attention:Ronald W. Disney, President
            FAX No. (817) 571-5646

            With a copy to:

            Michael G. Goldstein
            Husch & Eppenberger, LLC
            100 North Broadway, Suite 1300
            St. Louis, Missouri 63102-2789
            FAX No. (314) 421-0239

            12. Governing Law; Interpretation; Section Headings. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

            13. General. This Agreement (including the Schedules and Exhibits referred to herein) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, including without limitation the letter of intent, dated as of August 6, 1998, between HealthFirst and Buyer. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, or in the Exhibits hereto or the written statements, certificates or other documents delivered pursuant hereto. All the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall survive the Closing and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. In the event that any one or more of the provisions of this Agreement shall be held or otherwise found to be invalid, illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. This Agreement is for the sole benefit of the undersigned parties hereto and is not for the benefit of any third party.

            14. Further Assurances. HealthFirst, Sellers and Principals shall execute and deliver such other documents and instruments, and take such other actions, as Buyer may reasonably request in order more fully to vest and perfect in Buyer all right, title and interest in and to the Transferred Assets. Buyer shall execute and deliver such documents and instruments, and take such other actions, as HealthFirst or any Principal may reasonably request in order to more fully provide to HealthFirst, Sellers and Principals the intended benefits of this Agreement.

            15. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. A facsimile copy of a signature hereto shall be effective as if an original.

            16. Attorneys' Fees. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeal or in connection with any bankruptcy proceeding), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

            17. Confidentiality. In the event that this Agreement is terminated pursuant to Section 9 hereof, or otherwise, or the Closing does not occur by reason of failure of one of the conditions to the Closing, each of the parties hereto agrees (a) to return to the other parties all documents, financial statements and other information furnished or copied in connection with the transactions contemplated by this Agreement and (b) not to disclose without the prior written consent of the disclosing party any information obtained with respect to the business or operations of such other party or any affiliate of such party.

            18. Dispute Resolution Mechanisms. The parties have agreed on the following mechanisms in order to obtain prompt and expeditious resolution of disputes hereunder:

                  (a) Binding Arbitration. If any dispute arises between the parties with respect to the interpretation or enforcement of this Agreement, the parties agree to work in good faith to resolve such dispute or disagreement in good faith and, if they are unable to resolve the dispute within 15 days, they shall submit it to binding arbitration.

                  (b) Choice of Arbitrator. If the parties can agree to a single arbitrator within 30 days of one party receiving notice from the other party of the dispute or disagreement, such arbitrator shall be chosen. The arbitrator(s) shall not be required to have qualifications other than a reasonable amount of experience and specialty in the area which is the subject of the dispute.

                  (c) Failure to Choose Arbitrator. If the parties do not agree as to the choice of an arbitrator, each party shall choose an arbitrator within 10 days after the expiration of the 30 day period referred to in Section 18(b) and those chosen arbitrators shall choose an additional arbitrator within 20 days of the date in which the last arbitrator is chosen. If at the end of said 20 days the parties' designated arbitrators cannot agree on the selection of the third arbitrator, such selection shall be made by the American Arbitration Association office located nearest to Buyer's headquarters office in Dallas, Texas upon the application of either party.

                  (d) Conduct. The arbitration shall be conducted pursuant to the Commercial Rules of the American Arbitration Association; provided, however, that the federal rules of civil procedure, evidence and discovery shall be applicable to such arbitration proceeding (including without limitation the requirement that all witnesses may be deposed under oath). The parties shall diligently cooperate with one another and the arbitrator(s), and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute. If either party refuses to diligently cooperate and the other party, after first giving notice of its intent to rely on the provisions of this
Section 18(d), incurs additional expenses or attorneys' fees as a result of such failure to diligently cooperate, the arbitrator(s) may award such additional expenses and attorneys' fees to the party giving such notice, even if such party is not the prevailing party in the dispute.

                  (e) Resolution of Dispute. The dispute between the parties shall be heard by the arbitrator(s) within 90 days after the date on which the arbitrator(s) have been chosen. The arbitrator(s) shall, by a majority vote, resolve any dispute or disagreement within 30 days of hearing the dispute The arbitrator(s) shall render a reasoned, written opinion, citing applicable case law and statutes.

                  (f) Effect of Arbitration. The decision of the arbitrator(s) shall be final and binding on the parties.

                  (g) Allocation of Costs. The cost of the arbitration shall initially be borne equally by the parties to the dispute, but the prevailing party in such arbitration shall be entitled to recover, in addition to reasonable attorneys' fees and all other costs, its contribution for the reasonable cost of the arbitrator(s) as an item of recoverable costs. If either party refuses to pay its share of the costs of the proceeding at the time(s) required, the other party may do so, in which event that party will be entitled to recover (or offset) the amount advanced, with interest at the maximum rate permitted by law, even if that party is not the prevailing party. The arbitrator(s) shall include such costs in the judgment or award.

            19. Remedies. Except as otherwise expressly provided in this Agreement, following the Closing, the indemnification provisions set forth in
Section 8(a) of this Agreement shall be the sole and exclusive remedy of the parties hereto for breaches of representations and warranties, covenants and other agreements.

            20. Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's length and between parties equally sophisticated and Knowledgeable in the matters dealt with in this Agreement Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

BUYER:                          UNITED SURGICAL PARTNERS
                                INTERNATIONAL, INC.

                                By: /s/ Sue H. Shelley
                                    ------------------------------------
                                       Sue H. Shelley
                                       Executive Vice President


PRINCIPALS:                         /s/ Michael Bingham
                                ----------------------------------------
                                        Michael Bingham

                                    /s/ Ronald W. Disney
                                ----------------------------------------
                                        Ronald W. Disney


HEALTHFIRST:                    HEALTHFIRST MANAGEMENT, L.L.C.

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham, Manager

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney, Manager


SELLERS:                        DISNEY OAK MOUNT, L.L.P.

                                By: Ronald W. Disney Living Trust, Partner

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney, Trustee

                                By: Kathleen Disney Living Trust, Partner

                                By: /s/ Kathleen Disney
                                    ------------------------------------
                                        Kathleen Disney, Trustee

                                By: HFMA, Inc., Partner

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney
                                        President

                                By: HFMB, INC., Partner

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney
                                        President

                                By: HFMD, INC., Partner

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney
                                        President

                                By: Valley View Surgery Center, Inc., Partner

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney
                                        President

                                By: HFMFW, L.L.C. Partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham, Member

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney, Member

                                BINGHAM FOREST EDGE, L.L.P.

                                By:     Michael Bingham Living Trust, Partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham, Trustee

                                By:     Cindy Bingham Living Trust, Partner

                                By: /s/ Cindy Bingham
                                    ------------------------------------
                                        Cindy Bingham, Trustee

                                By: HFMA, Inc., Partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham
                                        E.V.P. and Secretary

                                By: HFMB, Inc, Partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham
                                        E.V.P. and Secretary

                                By: HFMD, Inc., Partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham
                                        E.V.P. and Secretary

                                By: HFMFW, L.L.C. Partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham, Manager

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney, Manager

                                By: Valley View Surgery Center, Inc., Partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham
                                        E.V.P. and Secretary


                                DISNEY MANAGEMENT, L.P.

                                By:     Ronald W. Disney Living Trust,
                                        its general partner

                                By: /s/ Ronald W. Disney
                                    ------------------------------------
                                        Ronald W. Disney
                                        Trustee


                                BINGHAM MANAGEMENT, L.P.

                                By:     Michael Bingham Living Trust,
                                        its general partner

                                By: /s/ Michael Bingham
                                    ------------------------------------
                                        Michael Bingham, Trustee


                                VALLEY VIEW SURGERY CENTER, INC.

                                By: /s/ Ronald W. Disney
                                    -----------------------------------
                                        Ronald W. Disney, President

                                   Exhibit B

                             [Regulations of THVG2]

                                  REGULATIONS

                                       OF

                              THVG/HEALTHFIRST LLC

                       A Texas Limited Liability Company

                           Adopted as of June 1, 1999

THE MEMBERSHIP INTERESTS REFERENCED IN THESE REGULATIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR QUALIFICATION WITHOUT (1) AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED, OR (II) OAR EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE REQUIRED.

CERTAIN RESTRICTIONS ON TRANSFERS OF MEMBERSHIP INTERESTS ARE SET FORTH IN THESE REGULATIONS.

                                  REGULATIONS
                                       OF
                                THYG/HEALTHFIRST
                       A Texas Limited Liability Company

                               TABLE OF CONTENTS

Article I DEFINITIONS..........................................................1

    1.1       Definitions......................................................1
    1.2       Construction.....................................................8

Article II ORGANIZATION........................................................8

    2.1       Formation........................................................8
    2.2       Name.............................................................8
    2.3       Registered Office, Registered Agent; Principal Office in
                tire United States; Other Offices..............................8
    2.4       Purposes.........................................................9
    2.5       Term.............................................................9
    2.6       No State-Law Partnership.........................................9

Article III MEMBERS............................................................9

    3.1       Initial Members and Membership Interests.........................9
    3.2       Meetings.........................................................9
    3.3       Proxies.........................................................10
    3.4       Conduct of Meetings.............................................10
    3.5       Action by Written Consent or Telephone Conference...............10
    3.6       Member Reserved Powers..........................................11
    3.7       Annual Budget...................................................11

Article IV DISPOSITIONS OF MEMBERSHIP INTERESTS...............................12

    4.1       Restrictions ore the Issuance and Disposition of a Membership
                Interest......................................................12
    4.2       Right of First Refusal..........................................13
    4.3       Compliance with Section 17.2....................................14
    4.4       Admission of New and Successor Members..........................14
    4.5       Basis Adjustment................................................14
    4.6       Transfer Procedures.............................................14
    4.7       Invalid Transfer................................................15
    4.8       Distributions and Allocations in Respect of a Transferred
                Membership Interest...........................................15
    4.9       Amendment to Exhibit A..........................................15
    4.10      Evidence of Membership Interest.................................15
    4.11      Information.....................................................16
    4.12      Lack of Authority...............................................16

Article V CAPITAL CONTRIBUTIONS...............................................16

    5.1       Initial Contributions...........................................16
    5.2       Subsequent Contributions........................................16
    5.3       Issuance of Additional Membership Interests.....................17
    5.4       Catch-up Rights.................................................17
    5.5       Return of Contributions.........................................17
    5.6       Advances by Members.............................................17
    5.7       Capital Accounts................................................17

    5.8       Special Dilution Provision......................................18
    5.9       Contribution Agreement..........................................19

Article VI ALLOCATIONS AND DISTRIBUTIONS......................................19

    6.1       Allocations for Capital Accounts................................19
    6.2       Gains and Losses on Dispositions................................19
    6.3       Tax Allocations.................................................20
    6.4       Reliance on Tax Advisors........................................20
    6.5       Distributions...................................................20

Article VII MANAGERS..........................................................21

    7.1       Management by Managers..........................................21
    7.2       Limitations on Company Action...................................22
    7.3       Number..........................................................23
    7.4       Election of Managers and Advisory Managers......................24
    7.5       Election........................................................24
    7.6       Tenure..........................................................24
    7.7       Removal; Vacancies; Resignations................................24
    7.8       Meetings........................................................24
    7.9       Action by Written Consent or Telephone Conference...............25
    7.10      Compensation....................................................26

Article VIII STANDING AND SPECIAL COMMITTEES..................................26

    8.1       Committees......................................................26
    8.2       Quorum and Voting...............................................26
    8.3       Meetings and Notices............................................26
    8.4       Resignations and Removals.......................................26
    8.5       Vacancies.......................................................26

Article IX OFFICERS...........................................................26

    9.1       Designation and Tenure..........................................26
    9.2       Resignation; Removal; Vacancies.................................27
    9.3       Chair...........................................................27
    9.4       Vice Chair......................................................27
    9.5       President.......................................................27
    9.6       Vice Presidents.................................................27
    9.7       Secretary; Assistant Secretaries................................27
    9.8       Treasurer; Assistant Treasurers.................................28

Article X INDEMNIFICATION.....................................................28

    10.1      Right to Indemnification........................................28
    10.2      Appearance as a Witness.........................................28
    10.3      Nonexclusivity of Rights........................................28
    10.4      Insurance.......................................................29
    10.5      Savings Clause..................................................29

Article XI TAXES..............................................................29

    11.1      Tax Returns.....................................................29
    11.2      Tax Elections...................................................29
    11.3      Tax Matters Partner.............................................30

Article XII BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS.........................30

    12.1      Maintenance of Books............................................30
    12.2      Reports.........................................................30
    12.3      Accounts........................................................30

Article XIII DISSOLUTION, LIQUIDATION AND TERMINATION.........................31

    13.1      Dissolution.....................................................31
    13.2      Liquidation and Termination.....................................31
    13.3      Deficit Capital Account.........................................33
    13.4      Articles of Dissolution.........................................33

Article XIV IMPASSE...........................................................33

    14.1      Impasse Defined.................................................33
    14.2      Negotiation.....................................................33
    14.3      Mediation.......................................................33
    14.4      Interim Measures................................................34
    14.5      CEO Meeting.....................................................34
    14.6      Unresolved Impasse..............................................34
    14.7      Impasse Issues..................................................34

Article XV COMPLIANCE WITH LAW................................................34

    15.1      Corporate Practice of Medicine..................................34
    15.2      Fraud and Abuse Law and Texas Health and Safety Code............35
    15.3      Referral Policy.................................................35
    15.4      Tax Exempt .Status of Affiliate.................................35
    15.5      Reformation Upon Change in or Violation of Health Laws..........35
    15.6      ASC Operating Covenants.........................................36

Article XVI RIGHT OF FIRST REFUSAL/EXCLUSIVITY................................37

    16.1      Initial Notice..................................................37
    16.2      USP and BIAS Carve-outs.........................................37
    16.3      Company Response; Restrictions on Participation.................37
    16.4      Breaches by Affiliates..........................................38
    16.5      Material Changes................................................38
    16.6      Carve-Out and Termination.......................................38
    16.7      Baylor Campus Restriction.......................................38
    16.8      Goad Faith Requirement..........................................38

Article XVII INTERESTS IN SURGERY CENTERS.....................................38

    17.1      Baylor Right of First Refusal...................................38
    17.2      Membership Interest Transfer....................................39
    17.3      Fair Price of the ASC Interests.................................39

Article XVIII GENERAL PROVISIONS..............................................39

    18.1      Offset..........................................................39
    18.2      Notices.........................................................39
    18.3      Entire Agreement; Supersedure...................................40
    18.4      Effect of Waiver or Consent.....................................40
    18.5      Amendment or Modification.......................................40
    18.6      Binding Effect..................................................41
    18.7      Governing Law; Severability.....................................41
    18.8      Further Assurances..............................................41

    18.9      Waiver of Certain Rights........................................41
    18.10      Notice to Members of Provisions of this Agreement..............41
    18.11      Counterparts...................................................41

EXHIBIT A: Names, Addresses, Membership Interests and initial contributions of
           Members

EXHIBIT B: Contribution Agreement

EXHIBIT C: North Texas Region

EXHIBIT D: Management Agreement Form

                                  REGULATIONS
                                       OF
                              THYG/HEALTHFIRST LLC
                       A Texas Limited Liability Company

These Regulations of THVG/HealthFirst LLC ("Regulations"), dated as of June 1, 1999, have been approved by the Managers (as defined below) and are adopted, executed and agreed to by the Members (as defined below).

                                   Article I
                                  DEFINITIONS

      1.1 Definitions

            . As used in these Regulations, the following terms have the following meanings (unless otherwise expressly provided herein):

            "AAA " means the American Arbitration Association.

            "AAAIIC" has the meaning set forth in Section 7.1(a).

            "Acceptable Firm" has the meaning set forth in Section 11.1.

            "Act" means the Texas Limited Liability Company Act and any successor statute, as amended from time to time.

            "Adjustment Date" has the meaning set forth in Section 5.2(c).

            "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by or under common Control with that first Person.

            "Agreed Value" has the meaning set forth in Section 4.2(c).

            "Articles of Organization" has the meaning set forth in Section 2.1.

            "ASC" has the meaning set forth in Section 15.6.

            "ASC Interests" has the meaning set forth in Section 13.2(b).

            "Baylor" means Baylor Health Services, a Texas nonprofit corporation, and any Person acquiring Membership Interest from Baylor under Section 4.1(a).

            "Baylor Competitor" means a Person (or affiliated group of Persons) that (i) operate or own one or more facilities that include an aggregate of more than two hundred (200) licensed hospital beds in the North Texas Region or (ii) is an Affiliate of (or one or more of the affiliated group of Persons are an Affiliate of) a Person that operates or owns one or more facilities that include an aggregate of more than two hundred (200) licensed hospital beds in the North Texas Region; provided, however, that licensed hospital beds in which the Company owns a direct or indirect interest will not be included in the determination of whether USP Parent or a Restricted Affiliate of USP Parent is a Baylor Competitor.

            "Baylor Earn-Out Amount," for any Contribution Agreement Year, is the payment due to Baylor pursuant to Section 1.2(b) of the Contribution Agreement.

            "Baylor Hospital or Similar Facility" means

            (i) a hospital or a facility that Baylor or a Baylor Affiliate (other than the Company or THVG #1 or one of their Subsidiaries) owns or operates and through which Baylor or a Baylor Affiliate (other than the Company or THVG #1 or one of their Subsidiaries) provides healthcare services, other than a facility that is either (a) principally an office building for third-party providers or (b) a facility with net revenue of less than $2 million, or

            (ii) any facility that Baylor and USP designate as a Baylor Hospital or Similar Facility.

            "Baylor Interests" has the meaning set forth in Section 13.2(a).

            "Baylor Manager" has the meaning set forth in Section 7.4.

            "Baylor Offer" has the meaning set forth in Section 17.2.

            "BHCS" means Baylor Health Care System, a Texas non-profit corporation.

            "Beneficial Owner" means a Person that is a beneficial owner of a security for purposes of Section 13(d) of the Exchange Act of 1934, as amended.

            "Business Day" means any day other than a Saturday, a Sunday or a holiday on which national banking associations in the State of Texas are closed.

            "Calculation Year" means the Contribution Agreement Year in which a FMV Capital Account calculation occurs.

            "Capital Account" means the account of each Member established and maintained on the books of the Company in accordance with Section 5.7.

            "Capital Call" has the meaning set forth in Section 5.2(a).

            "Capital Contribution" means any contribution by a Member to the capital of the Company.

            "Carrying Value" means, with respect to any Capital Contribution of property, the Initial Value of such property reduced as of the time of determination by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in the Treasury Regulations.

            "CEO Meeting" has the meaning set forth in Section 14.5.

            "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

            "Company" means THVG/HealthFirst LLC, a Texas limited liability company.

            "Company Response" has the meaning set forth in Section 16.3.

            "Contributing Member(s)" has the meaning set forth in Section
      5.2(a).

            "Contribution Agreement" means that certain Contribution and Purchase Agreement dated as of May 11, 1999, among the Company, THVG #1, Baylor and USP, a copy of which (without exhibits and schedules) is attached as Exhibit B.

            "Contribution Agreement Year" means the one-year period beginning on a Reconciliation Date (including the "Closing Date," as defined in the Contribution Agreement) and ending on the next Reconciliation Date.

            "Contribution Date" has the meaning set forth in Section 5.2(a).

            "Control," "Controlled by" and "under common Control with" refer to the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or any equity interest, by contract, by power granted in bylaws or similar governing documents or otherwise.

            "Current Year Section 5.8 Adjustments" means adjustments under
      Section 5.8 that have occurred in the current Contribution Agreement Year (not the current fiscal year), but excludes adjustments under Section 5.8 that occurred (i) in a previous Contribution Agreement Year and (ii) effective as of the Reconciliation Date concluding the previous Contribution Agreement Year.

            "Determination Notice" has the meaning set forth in Section 15.(b).

            "Dilution" has the meaning set forth in Section 5.4.

            "Dilution Date" has the meaning set forth in Section 5.4.

            "Dispose," "Disposing" or "Disposition" refers to a sale, assignment, transfer, conveyance, gift, lease, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), and the acts thereof.

            "Event of Dissolution" has the meaning set forth in Section 13.1.

            "Fair Market Value" has the meaning set forth in Section 4.2(c).

            "FMV Capital Accounts" means the following:

      In Sections 5.2 and 5.3, "FMV Capital Accounts" means, in connection with a Capital Call (the "Subject Capital Call"), the Capital Accounts that would result if the following were to occur:

(i) All Capital Contributions a Member has made during the Calculation Year were subtracted from such Member's Capital Account.

(ii) (x) all of the assets of the Company were sold for the Company's Fair Market Value (measured as of the date immediately before any Capital Contributions are made in response to the Subject Capital Call, but after any adjustment that is then pending but not yet made (pursuant to Section 5.2(c)) in connection with prior Capital Calls or prior Capital Contributions), and

      (y) the resulting gain or loss was allocated to the Members

            (A) first (if necessary) to bring the Members' Capital Account balances into proportion with their Ownership Interests (before any adjustment resulting from the Subject Capital Call and without regard to Current Year Section 5.8 Adjustments), and

            (B) thereafter to the Members in accordance with their Ownership Interests (before any adjustment resulting from the Subject Capital Call and without regard to Current Year Section 5.8 Adjustments).

(iii) Member's Capital Account was increased by an amount equal to

      (x) all Capital Contributions such a Member has made during the Calculation Year (including Capital Contributions made in response to a Capital Call under Section 5.8(a), and

      (y) the Capital Contribution such Member makes in response to the Subject Capital Call (including Shortfall Contributions).

      In Section 5.4, the term "FMV Capital Accounts" means, at the time a Member exercises its rights under Section 5.4 to make a Capital Contribution (a "Subject Capital Contribution"), the Capital Accounts that would result if the following were to occur:

(a) All Capital Contributions a Member has made during the Calculation Year were subtracted from such Member's Capital Account.

(b)

      (1) all of the assets of the Company were sold for the Company's Fair Market Value (measured as of the date immediately before the Subject Capital Contribution, but after any adjustment that is then pending but not yet made (pursuant to Section 5.2(c)) in connection with prior Capital Calls or prior Capital Contributions).

      (2) the resulting gain or loss was allocated to the Members

            (A) first (if necessary) to bring the Members' Capital Account balances into proportion with their Ownership Interests (before any adjustment resulting from the Subject Capital Contributions and without regard to any Current Year Section
                  5.8 Adjustments), and

            (B) thereafter to the Members in accordance with their Ownership Interests (before any adjustment resulting from the Subject Capital Contributions and without regard to any Current Year
                  Section 5.8 Adjustments).

(c) Each Member's Capital Account was increased by

      (1) an amount equal to all Capital Contributions such a Member has made during the Calculation Year (including Capital Contributions made in response to a Capital Call under Section 5.8(a), and

      (2) in the case of a Member that makes the Subject Capital Contribution, the amount of the Subject Capital Contribution.

            "Fair Price" has the meaning set forth in Section 17.3.

            "First Refusal Offer" has the meaning set forth in Section 17.1.

            "General Interest Rate" means a rate per annum equal to the lesser of (a) the sum of the Prime Rate plus one percent (1.0%) and (b) the Maximum Rate.

            "HealthFirst Purchase Agreement" has the meaning given that term in the Contribution Agreement.

            "Health Laws" means applicable provisions of the Federal Social Security Act (including Federal Medicare and Medicaid Anti-Fraud and Abuse Amendments [42 U..C. ss. 1320a-7a and -7b] and the Federal Physician Anti-SelfReferral Law [42 U.S.C. ss. 1395nn]), the Texas Medical Practice Act [Article 4495b of the Texas Revised Civil Statutes] the Texas Illegal Remuneration Law [Texas Health & Safety Code ss. 161.091 ] and the Code, as these laws may now exist or hereafter be amended.

            "Impasse" has the meaning set forth in Section 14.1.

            "Impasse Deadline" has the meaning set forth in Section 13.1(x).

            "Initial Notice" has the meaning set forth in Section 16.1.

            "Initial Value" means in the case of any contributions or distributions of property, the fair market value of the property net of any indebtedness or other liability either assumed or to which the property is subject, determined by the Board of Managers using a reasonable method of valuation.

            "JCAHO" has the meaning set forth in Section 7.l(a).

            "Manager" means any individual Person named in the Articles of Organization as an initial Manager of the Company and any individual Person thereafter elected as a Manager of the Company as provided in these Regulations, but does not include any Person who has ceased to be a Manager of the Company.

            "Manager Restricted Action" has the meaning set forth in

            "Maximum Rate" means the maximum lawful rate which may be contracted for, charged, taken or reserved by a Member in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits a Member to contract for, charge, take, or receive a greater amount of interest than under Texas law).

            "Mediation Initiation Date" has the meaning set forth in Section
      14.2.

            "Member" means Baylor and USP and any Person hereafter admitted to the Company as a Member as provided in these Regulations, but does not include any Person who has ceased to be a Member in the Company.

            "Member Restricted Action" has the meaning set forth in Section 3.6.

            "Membership Interest" or "Membership Interests" means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations and information, rights to vote, rights to consent to or approve certain actions specified herein and rights accorded to "members" under the Act, as evidenced by the certificates of ownership described herein.

            "Net Earn Out Amount" means the portion of any calculation set forth in a Reconciliation Statement determined by reducing any payment due to Baylor pursuant to section 1.2(b) of the Contribution Agreement included in such Reconciliation Statement by Baylor's pro rata share of any payment (based on its Ownership Interest at the date of such payment) made to HealthFirst pursuant to section 1(e) of the HealthFirst Purchase Agreement during the Contribution Agreement Year covered by the Reconciliation Statement.

            "Non-contributing member" has the meaning set forth in Section
      5.2(a).

            "North Texas Region" means the 82 Texas counties shown on Exhibit C hereto.

            "Notice partner" has the meaning set forth in Section 11.3.

            "Offered Interest" has the meaning set forth in Section 4.2.

            "Offered Price" has the meaning set forth in Section 4.2.

            "Offering Holder" has the meaning set forth in Section 4.2.

            "Offering Notice" has the meaning set forth in Section 4.2.

            "Old Budget" has the meaning set forth in Section 3.7.

            "On or Adjacent to the Campus of a Baylor Hospital or Similar Facility" means located within one quarter (1/4) mile of the real property that Baylor or a Baylor Affiliate owns or leases and on which a Baylor Hospital or Similar Facility is situated.

            "Original Regulations" has the meaning set forth in the Recitals.

            "Ownership Interest" means the percentage of outstanding Membership Interests owned by a Member.

            "Other Interests" has the meaning set forth in Section 13.2(b).

            "Person" includes an individual, partnership, limited partnership, limited liability company, trust, estate, corporation, or other entity, and a custodian, trustee, executor, administrator, nominee or individual or entity in a representative capacity.

            "Prime Rate" means the "prime rate" (or "base rate") reported in the Money Rates column or section of The Wall Street Journal published on the second business day of the month preceding the month in which a payment of interest and/or principal is due on a loan made by a Member hereunder (the "Interest Determination Date"). In the event The Wall Street Journal ceases publication of the Prime Rate, then "Prime Rate" shall mean the "prime rate" or "base rate" announced by Texas Commerce Bank, National Association, Dallas, Texas (whether or not such rate has been charged by such bank) on the Interest Determination Date. In the event such bank discontinues the practice of announcing its prime rate, the "Prime Rate" shall mean the highest rate being charged by such bank on short-term, unsecured loans to its most credit worthy, large corporate borrowers on the Interest Determination Date. In the event The Wall Street Journal publishes more than one Prime Rate, the highest of such rates shall apply. In the event The Wall Street Journal publishes a retraction or correction of any such rate, the rate reported in such retraction or correction shall apply.

            "Proposing Member" has the meaning set forth in Section 16.3.

            "Purchaser(s)" has the meaning set forth in Section 4.2(c).

            "Recalculation Date" has the meaning set forth in Section 5.3(b).

            "Reconciliation Date" has the meaning given that term in the Contribution Agreement.

            "Reconciliation Statement" has the meaning given that term in the Contribution Agreement.

            "Regulations" mean these Regulations of the Company, dated as of June 1, 1999.

            "Required Interest" means one or more Members having among them more than , percent (50%) of the Ownership Interest.

            "Restricted Affiliate" means, with respect to any Person, any other Person the first Person directly or indirectly Controls.

            "Restricted Persons" has the meaning set forth in Section 16.1.

            "Response Period" has the meaning set forth in Section 16.3.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shortfall Contribution" has the meaning set forth in Section
      5.2(a).

            "Southwest Health System Entity" means Southwest Health System, or any of its Restricted Affiliates, or any other Person (or a Restricted Affiliate of such Person) formed by the proposed transaction or affiliation among BHCS and one or more of Harris Methodist Health System, Presbyterian Healthcare Resources and Arlington Memorial Hospital Foundation, Inc.

            "Subject Capital Call" has the meaning set forth in the definition to FMV Capital Accounts.

            "Subject Capital Contribution" has the meaning set forth in the definition to FMV Capital Accounts.

            "Subsidiary," with respect to a Person, means any entity in an unbroken chain of entities beginning with the Person if, at the time of the action or transaction, each of the entities other than the last entity in the unbroken chain (i) owns equity interests possessing 50% or more of the total combined voting power of all equity interests in one of the other entities in the chain or (ii) is a general partner or managing member of or Person acting in a similar control capacity for one of the other entities in the chain.

            "Successor Member" means a person who has been admitted as a Successor Member in accordance with Section 4.4.

            "TBCA" means the Texas Business Corporation Act and any successor statute, as amended from time to time.

            "Tax Matters Partner" means any Member designated under Section "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code, but does not include any Member who has ceased to be such "tax matters partner" of the Company.

            "Third Party Purchaser" has the meaning set forth in Section 4.2.

            "THVG #1" means Texas Health Ventures Group L.L.C., a Texas limited company in which USP and Baylor are currently the sole members.

            "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as they may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Unresolved Impasse" has the meaning set forth in Section 14.6.

            "USP" means USP North Texas, Inc., a Texas corporation, and any Person acquiring Membership Interest from USP under Section 4.1(a).

            "USP IPO Date" means the closing date of the initial offering of equity securities of USP Parent (or any Person of which USP is a Subsidiary) that is registered pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended.

            "USP Managers" has the meaning set forth in Section 7.4.

            "USP Parent" means United Surgical Partners International, Inc., a Delaware corporation, and any Person of which USP becomes a Subsidiary.

            "Venture" means the ownership, operation, management, development, construction or provision of other services to an ambulatory surgery center.

Other terms defined herein have the meanings so given them.

      1.2 Construction. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine and neuter. Unless otherwise expressly provided herein, all references to Articles and Sections refer to articles and sections of these Regulations, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes. The words herein and hereof refer to these Regulations unless specified otherwise.

                                   Article II
                                  ORGANIZATION

      2.1 Formation. The Company has been organized as a Texas limited liability company by the filing of Articles of Organization (the "Articles of Organization") under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Texas.

      2.2 Name. The name of the Company is THVG/HealthFirst LLC. All Company business must be conducted in such name or other names that comply with applicable law as the Managers may select from time to time.

      2.3 Registered Office, Registered Agent; Principal Office in tire United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Texas shall be at 17103 Preston Road, Suite 190 North, Dallas, Texas 75248 or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be Sue Shelley or such other Person or Persons as the Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Managers may designate from time to time, and the Company shall maintain records at the principal office as required by Article 2.22 of the Act. The Company may have such other offices as the Managers may designate from time to time.

      2.4 Purposes. The purposes for which the Company is organized are, (i) directly or indirectly, to develop, acquire, own, operate, manage and sell outpatient centers and ambulatory surgery centers and related ventures, and (ii) to do anything reasonably necessary in connection with the matters described in
(i).

      2.5 Term. The existence of the Company commenced on the date the Secretary of State of Texas issued a certificate of organization for the Company and shall continue for a term of forty (40) years from such date.

      2.6 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than for federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.

                                  Article III
                                    MEMBERS

      3.1 Initial Members and Membership Interests. The initial Members ("Initial Members") of the Company are Baylor and USP. Baylor and USP are admitted to the Company as Members with the Ownership Interests set forth on Exhibit A effective contemporaneously with the execution by such Persons of these Regulations. The total number of Membership Interests in the Company that the Company is authorized to issue is 100,000 Membership Interests. Upon execution of these Regulations and receipt of the initial capital contributions, the Company will issue to Baylor a certificate evidencing the ownership of 9,800 Membership Interests in the Company and will issue to USP a certificate evidencing ownership of 10,200 Membership Interests in the Company.

      3.2 Meetings.

            (a) A quorum shall be present at a meeting of Members if the Members owning a Required Interest are represented at the meeting in person or by proxy. A duly authorized individual representative or officer of each Member shall act on behalf of each Member other than a Member who is an individual. With respect to any matter other than the election of and removal of Managers (governed by Article VII), Member Restricted Actions (governed by Section 3.6), as provided in Section 4.1, Section 15.5, Section 18.5 and Article XVI and matters for which the affirmative vote of the holders of a specified portion of the Membership Interests is required elsewhere in these Regulations or by the Act, the affirmative vote of a Required Interest at a meeting of Members at which a quorum is present shall be required to be and shall be the act of the Members. Except as otherwise provided in these Regulations or the Act, on any matter on which the Members are entitled to vote other than the election and removal of Managers (governed by Article VIII). Member Restricted Actions (governed by
Section 3.6), and as provided in Section 4.1. Section 15.5, Section 18.5 and
Article XVI, each Member shall have a vote equal to that Member's Ownership Interest; provided, however, that, for purposes of this sentence, Ownership Interests will not be adjusted to account for any dilution that occurs under
Section 5.8 until the Reconciliation Date that follows such dilution.

            (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof; provided that Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 3.5.

            (c) Upon the approval of the Member(s) present, the chair of the meeting shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. Upon the approval of the Members, a meeting may be adjourned, and if such meeting is so adjourned by the Members, the time and place of the holding of the adjourned meeting shall be determined by the approval of a Required Interest. Upon the resumption of any adjourned meeting, any business may be transacted that may have been transacted at the meeting as originally called.

            (d) An annual meeting of the Members, for the election of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and at such time as the Managers shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months after the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

            (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or any Member. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Regulations may be conducted at a special meeting of the Members.

            (f) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with Section 18.2 not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting.

            (g) The date on which notice of a meeting of Members is given or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

      3.3 Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 3.3. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. A proxy shall only be effective for the meeting for which it has been given, as must be specified in the proxy.

      3.4 Conduct of Meetings. All meetings of the Members shall be presided over by the chair of the meeting, who shall be the president of the Company. The chair of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

      3.5 Action by Written Consent or Telephone Conference.

            (a) Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of more than eighty percent (80%) of the Ownership Interest. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section 3.5. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

            (b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business or the Managers.

            (c) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can speak to and hear each other. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      3.6 Member Reserved Powers. Without the prior written consent or approval of all of the Members, the Company may not do, and will prevent its Subsidiaries from doing, any of the following (each a "Member Restricted Action"):

            (a) amend or restate the Articles of Organization or these Regulations or the organizational documents of any Subsidiary of the Company;

            (b) dissolve the Company or sell, lease, exchange or otherwise dispose of all or substantially all the property and assets the Company directly or indirectly owns;

            (c) be a party to (i) a merger or (ii) an exchange or acquisition of the type described in Article 10.06 of the Act;

            (d) enter into, modify or renew any contract to manage the Company, a Subsidiary or any portion of the business operations of the Company or a Subsidiary or to develop any surgery center or similar outpatient center;

            (e) cause or allow the Company or any of its Subsidiaries to "HealthFirst Options" (as defined in the Contribution Agreement);

            (f) enter into any agreement with any Member or any Affiliate of any Member; provided, however, if a Member or any Affiliate of such Member (other than the Company or a Restricted Affiliate of the Company) enters into an agreement, such Member will be deemed to have approved such agreement;

            (g) directly or indirectly participate in a Venture unless Baylor or UP has proposed such Venture (i) to THVG # 1 under article XVI of the THVG #I regulations and (ii) to the Company as a Proposed Venture; provided, however, that this Section 3.6(g) does not apply to Ventures related to the assets acquired under the Contribution Agreement; or

            (h) purchase any interest in any Subsidiary, other than purchases of interests directly from the Subsidiary or purchases required by the terms of the HealthFirst Purchase Agreement.

      3.7 Annual Budget

            (a) With respect to each fiscal year, the Managers will, within forty-five (4) days prior to the beginning of the fiscal year, cause to be prepared a proposed Annual Budget. Also, any officer, Member or Manager may from time to time during a fiscal year present proposed amendments to the Annual Budget to the Managers. The Managers will promptly consider any proposed dual Budget or amendment thereto. No Annual Budget or amendment thereto will be effective without the approval of the Managers.

            (b) If an Annual Budget has not been approved in accordance with this Section 3 7(a) with respect to any fiscal year by the start of the fiscal year, the Annual Budget in effect for the immediately preceding fiscal year (the "Old Budget") will (subject to the proviso at the end of this sentence) continue to be the Annual Budget until a new Annual Budget is so approved; provided, however, that the Old Budget will be deemed to include appropriate adjustments to permit (i) all increases in amounts payable with respect to the Company's then-existing business operations for items the cost of which is outside the control of the Company (including, but not limited to, taxes and insurance renewals), (ii) a reasonable inflation adjustment for items other than those referred to in (i), above, and (iii) additional amounts the Company reasonably believes are necessary to preserve the value of the Company's assets.

            (c) No sum shall be expended on any matter unless such matter has been made part Annual Budget or is included within an approved variance from the Annual Budget.

                                   Article IV
                      DISPOSITIONS OF MEMBERSHIP INTERESTS

      4.1 Restrictions ore the Issuance and Disposition of a Membership Interest. No Membership Interest nor any interest therein may be issued, sold, transferred, pledged or otherwise Disposed of except in accordance with this
Article IV.

            (a) USP may sell, transfer, pledge or otherwise Dispose of Membership Interest or interests therein to USP Parent or any Restricted Affiliate of USP Parent; provided, however, before the time the transferee ceases to be a Restricted Affiliate of USP Parent, the transferee must transfer all of the transferee's interest in the Company to USP Parent or a Restricted Affiliate of UP Parent. Baylor may sell, transfer, pledge or otherwise Dispose of Membership Interest or interests therein to any Person that is, at the time of the Disposition, subject to Section 16.1. After any Disposition made under this Section 4.1(a), the transferor will remain subject to the provisions of the Regulations.

            (b) Subject to Section 4.1(a), no Membership Interest may be sold, transferred, pledged or otherwise Disposed of, before the fifth anniversary of these Regulations, without the consent of all Members.

            (c) Subject to Section 4.1(a), no Membership Interest nor any interest therein may be issued, sold, transferred, pledged or otherwise Disposed of, after the fifth anniversary of these Regulations, (i) except to a bona fide third-party purchaser, the Company or another Member in accordance with Section
4.2 or (ii) with the consent of all Members.

            (d) No Membership Interest, nor any interests therein may be issued, sold, transferred, pledged or otherwise Disposed of in the absence of a registration of the offer and sale of such Membership Interests under the Securities Act and applicable state securities laws and the rules and regulations thereunder or an exemption therefrom. The Company and the Members each agree that they will not take any action to issue, sell, transfer, pledge, solicit offers to purchase or otherwise Dispose of any Membership Interests in the Company without first seeking the advice of legal counsel.

      4.2 Right of First Refusal. After the fifth anniversary of these Regulations and subject to this Section 4.2, any Member (the "Offering Holder") who desires to Dispose of Membership Interests to a bona fide prospective third-party purchaser independent of the Offering Holder ("Third-Party Purchaser") for value shall give a written notice ("Offering Notice") signed by the Offering Holder to the Company and the other Member(s) of such Offering Holder's desire to do so. The Notice shall be sent in accordance with Section
18.2 and shall set forth in reasonable detail the terms and provisions of the proposed Disposition, including, without limitation, (i) the Membership Interest(s) to be Disposed of (the "Offered Interest"), (ii) the identity and address of the Third-Party Purchaser to whom the Offering Holder proposes to Dispose of the Offered Interest and (iii) the price (the "Offered Price"), terms and conditions of the proposed Disposition. The Offering Holder may Dispose of the Offered Interest only as follows:

            (a) The non-selling Member(s) shall have the option, but not the obligation, for thirty (30) Business Days following receipt of the Offering Notice, to purchase all, but not less than all, of the Offered Interest at a price established pursuant to Section 4.2(c) (which if there are more than one non-selling Members that desire to purchase the Offered Interest shall be in proportion to their Membership Interests).

            (b) If the non-selling Member(s) does not exercise its option with respect to the Offered Interest, the Offering Holder shall, in accordance with
Section 18.2, notify the Company of the Offered Interest, and the Company shall have the option, but not the obligation, for thirty (30) Business Days following the expiration of the non-selling Member's(s') option, to purchase not less than all of the Offered Interest at a price established pursuant to Section 4.2(c).

            (c) The price that the Member(s) or the Company (the "Purchaser(s)") will pay to the Offering Holder under Section 4.2(a) or (b), as appropriate, will be the lower of (i) the Offered Price and (ii) a price per Membership Interest based on a Membership Interest's Agreed Value (defined herein). The "Agreed Value" of each Membership Interest will equal (x) the Fair Market Value of the Company (as determined pursuant to this Section 4.2(c)) (y) divided by the number of Membership Interests issued and outstanding at the time of the Offering Notice. For purposes of this Article IV and Articles V and XV only, the "Fair Market Value" of the Company shall be determined as follows:

      If the Purchaser(s) give notice to the Offering Holder that the Purchaser(s) intend to purchase the Offered Interest, a qualified appraiser agreed upon by the Purchaser(s) and the Offering Holder will determine the Company's Fair Market Value. If the Purchaser(s) and the Offering Holder cannot agree on an appraiser within thirty (30) days after the giving of the Offering Notice, the Purchasers) will name one (1) qualified appraiser and the Offering Holder will name one (1) qualified appraiser, in each case by notice delivered in accordance with Section 18.2 to the other parties, within ten (10) days after such 30-day period elapses. If only one party delivers the name of a qualified appraiser within such l0-day period, then such appraiser shall be deemed to be the agreed upon appraiser for purposes of this Section 4.2(c). If both the Purchaser(s) and the Offering Holder name a qualified appraiser in accordance with this Section 4.2(c), these appraisers shall select a third appraiser and all three appraisers shall independently and promptly appraise the Fair Market Value of the Company and deliver written reports of such appraisals to all parties. These appraisals shall be averaged, the appraisal that differs most from the average shall be disregarded, and the average of the remaining appraisals shall be the Fair Market Value of the Company for purposes of this
Section 4.2(c). If one appraiser is used under this Section 4.2(e), then the Purchaser(s) will pay one-half (1/2) of appraisal cost and the Offering Holder will pay one-half (1/2) of the appraisal cost. If more than one appraiser is used under this Section 4.2(c), then each party will pay the cost of the appraiser it selects and the Purchaser(s) will pay one-half (1/2) of the cost of the third appraiser and the Offering Holder will pay one-half (1/2) of the cost of the third appraiser.

            (d) The closing of the purchase of the Offered Interest shall be within ninety (90) days from the date of the Offering Notice. Payment of the purchase price shall be made by certified car cashier's check at the Closing.

            (e) The Purchaser(s) shall exercise their options to purchase the Offered Interests hereunder by actual delivery to the Offering Holder of a written notice of intent to purchase such Offered Interest given in accordance with Section 18.2. Upon the exercise of an option, the Purchaser(s) shall be obligated to make payment at the closing as provided in Section 4.2(d).

            (f) If neither the non-selling Member(s) nor the Company elects to purchase all of the Offered Interest during the option periods, the options to purchase the Offered Interest shall be deemed to be lapsed without exercise by the non-selling Member(s) or the Company, and the Offering Holder shall be permitted, at any time or times within, but not after, thirty (30) days after the expiration of the option periods to sell the Offered Interest which was the subject of the Offering Notice; provided, however, that no such sale shall be made at a lower price or to any Third-Party Purchaser other than as specified in the Offering Notice. Any Third-Party Purchaser purchasing the Offered Interest in accordance with the terms of this Section 4.2(f) shall comply with the provisions of Section 4.4.

      4.3 Compliance with Section 17.2. On the occurrence of any event that causes Baylor to cease to own a 20% or higher Ownership Interest, the Company must comply with Section 17.2.

      4.4 Admission of New and Successor Members. No Person (other than Baylor and USP) may become a Member without the consent of all existing Members. No assignee, other than Baylor and UP, taking or acquiring, by whatever means, the Membership Interest of any Member shall be admitted as a Successor Member unless such admission is approved by all of the existing Members; provided, however, that a Person acquiring Membership Interest pursuant to Section 4.1(a), Section 4.2(f) or Article V may be admitted as a Member with respect to such Membership Interest without the consent of any Member. To become a Member, an assignee of Membership Interest and a Person to whom the Company has issued Membership Interest must

            (a) Elect to become a Member by delivering notice of such election to the Company;

            (b) Execute, acknowledge and deliver to the Company such instruments as the president may deem necessary or advisable to effect the admission of such Person as a new Member or a Successor Member (with all the rights of a member under the Act), including, without limitation, the written acceptance and adoption by such Person of the provisions of these Regulations; and

            (c) Pay a fee to the Company in an amount sufficient to cover all reasonable expenses connected with the admission of such person as a Successor Member or a new Member; provided, however, that a Member that is issued Membership Interest under Article V need not comply with this Section 4.4 with respect to such Membership Interest.

      4.5 Basis Adjustment. Upon the transfer of all or part of an interest in the Company, at the request of the transferee of the interest the president may, upon approval of all of the Members, cause the Company to elect, pursuant to section 754 of the Code or the corresponding provisions of subsequent law, to adjust the basis of the Company properties as provided by sections 754 and 743 of the Code.

      4.6 Transfer Procedures. A Member may sell his or her Membership Interest only if the following conditions are satisfied:

            (a) The requirements of these Regulations are satisfied;

            (b) The transferor and transferee execute, acknowledge, and deliver to the president such instruments of transfer and assignment with respect to such transaction which are in form and substance satisfactory to the president of the Company;

            (c) Unless waived in writing by the president based on the advice of the Company's legal counsel, the transferor delivers to the president an opinion of counsel satisfactory to the resident, covering such securities and tax laws and other aspects of the proposed transfer as the president may reasonably request;

            (d) The transferor furnishes to the Company a written statement showing the name and taxpayer identification number of the transferee and the transferor in such form and together with such other information as may be required under Section 6050K of the Code;

            (e) The transferor pays the Company a transfer fee that is sufficient to pay all reasonable expenses of the Company in connection with such transaction.

The Company shall establish transfer procedures consistent with this Article IV to ensure that all conditions precedent to the transfer and, if applicable, to the admission of a Successor Member have been complied with.

      4.7 Invalid Transfer. No transfer of an interest in the Company that is in violation of this Article IV shall be valid or effective, and the Company shall not recognize any improper transfer for the purposes of making allocations, payments of profits, return of capital contributions or other distributions with respect to such Company interest, or part thereof. The Company may enforce the provisions of this Article IV either directly or indirectly or through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed transfers not in accordance with this Article IV.

      4.8 Distributions and Allocations in Respect of a Transferred Membership Interest. If any Member sells, assigns or transfers any part of his or her Membership Interest in the Company during any accounting period in compliance with the provisions of this Article IV, Company income, gain, deductions and losses attributable to such interest for the respective period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the applicable accounting period in accordance with Code section 706(d). All Company distributions on or before the effective date of such transfer shall be made to the transferor, and all such Company distributions thereafter shall be made to the transferee. Neither the Company nor any Member shall incur any liability for making Company allocations and distributions in accordance with the provisions of this Section 4.8.

      4.9 Amendment to Exhibit A. Exhibit A attached to these Regulations shall be amended from time to time to reflect the admission of any new Member, any Successor Member, the termination of any Member's Membership Interests in the Company and the change in the Ownership Interests.

      4.10 Evidence of Membership Interest. All Membership Interests shall be evidenced by membership certificates. All such membership certificates of the Company now outstanding or that may hereafter be issued shall be endorsed on the back thereof as follows:

      UNDER THE REGULATIONS CAF THE COMPANY, RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS MEMBERSHIP CERTIFICATE. IN ADDITION, THE REGULATIONS OF THE COMPANY HAVE LIMITED THE RIGHTS OF ASSIGNEES OR TRANSFEREES OF MEMBERSHIP INTERESTS HESS SUCH PERSONS HAVE BEEN ADMITTED AS SUCCESSOR MEMBERS

      IN ACCORDANCE WITH THE REGULATIONS OF THE COMP. THE COMPS WILL FURNISH A COPY OF THE REGULATIONS OF THE COMPS TO THE RECORD HOLDER OF THIS MEMBERSHIP CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      The membership certificates shall be endorsed on the front thereof as follows:

      "SEE RESTRICTIONS ON TRANSFER HEREOF ON REVERSE SIDE."

      4.11 Information. In addition to any other rights specifically set forth in these Regulations, each Member is entitled to all information to which that Member is entitled to have access pursuant to Article 2.22 of the Act under the circumstances and subject to the conditions therein stated.

      4.12 Lack of Authority. No Member (other than a Manager or an officer of the Company, acting in such capacity) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                                   Article V
                             CAPITAL CONTRIBUTIONS

      5.1 Initial Contributions. Each initial member made an initial Capital Contribution to the Company equal to the amount set forth on Exhibit A to these Regulations, opposite the initial member's name. In addition, each initial Member shall make the contributions required by the Contribution Agreement.

      5.2 Subsequent Contributions.

            (a) Without creating any rights in favor of any third party, each Member may be asked by the Managers to contribute to the Company in cash, on or before a date approved by the Managers (the "Contribution Date"),that Member's share (as determined by the Member's Ownership Interest, without regard to any Current Year Section 5.8 Adjustments) of all monies that, in the judgment of the Managers, are necessary to enable the Company to cause the business of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations and liabilities. The Managers shall notify each Member (a "Capital Call") of the need for Capital Contributions pursuant to this Section
5.2 when appropriate. This notice must include a statement in reasonable detail of the current financial condition of the Company, the reasons) for the Capital Call and the proposed uses of the Capital Contributions. To the extent a Member (a "Non-Contributing Member") cannot or elects not to contribute Capital Contributions requested pursuant to this Section 5.2, the Managers shall notify the other Member(s) (the "Contributing Member(s)") of such fact and shall request that additional Capital Contributions be made by one or more of the Contributing Member(s) in an amount equal to the amount originally requested of the Non-Contributing Member, and a Contributing Member may make an additional Capital Contribution (a "Shortfall Contribution") of a portion or all of such amount.

            (b) Subject to Section 5.2(c), to the extent a Non-Contributing Member cannot or elects not to make Capital Contributions requested pursuant to this Section 5.2, the Non-Contributing Member's Ownership Interest will be decreased proportionately (and the Contributing Member's Ownership Interest increased proportionately) so that Ownership Interests are proportionate to the FMV Capital Accounts after the Capital Contributions. Subject to Section 5.2(c), to the extent that any Contributing Member(s) makes a Shortfall Contribution, such Contributing Member's(s') Ownership Interests) will be increased proportionately (and the Non-contributing Member's Ownership Interest decreased proportionately) so that Ownership Interests are proportionate to the FMV Capital Accounts after the Capital Contributions. The proportionate increase and decrease in Ownership Interest under this Section 5.2(b) will be made in accordance with Section.

            (c) The proportionate increases and decreases in Ownership Interests required under Section 5.2(b) will not occur until the date (the "Adjustment Date") that is ninety (90) days from the Contribution Date. During this 90-day period, the Non-Contributing Member will have the right to make a Capital Contribution equal to the amount originally requested of the Non-Contributing Member. If the Non-Contributing Member makes such a Capital Contribution, (i) the Ownership Interests will not be adjusted as a result of the Capital Call related to such Contribution Date and (ii) the Company will distribute to the Contributing Member(s) that made Shortfall Contributions (if any) an amount equal to the Shortfall Contribution such Contributing Member made.

      5.3 Issuance of Additional Membership Interests. If there is a Non-Contributing Member with respect to any Capital Call (unless such Non-Contributing Member executes its rights under Section 5.2(c)), the Contributing Members will be issued additional Membership Interests on the Adjustment Date in an amount, determined by the Managers, necessary to cause the Ownership Interests to be proportional to the FMV Capital Accounts.

      5.4 Catch-up Rights. If an adjustment of Ownership Interests occurs under
Section 5.2(b) (a "Dilution") (and not as a result of the application of this Section 5.4) (the date of such adjustment being referred to as the "Dilution Date"), the party whose Ownership Interest was reduced in the Dilution will have the right, subject to this Section 5.4, for a period ending one (1) year from the Dilution Date, to make Capital Contributions to the Company sufficient to reverse the Dilution (based on the Members' respective FMV Capital Accounts). If any Member makes a Capital Contribution under this Section 5.4, such Member will be issued additional Membership Interests, effective as of the date of such Capital Contribution, sufficient to reverse the Dilution. No Member will have any rights under this Section 5.4 if, after a Dilution Date, such Member either
(i) has less than 40% Ownership Interest or (ii) has greater than 50% Ownership Interest.

      5.5 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's(s') Capital Contributions.

      5.6 Advances by Members. If the Company does not have sufficient cash to pay its obligations reasonably timely, any Member that may agree to do so with the Managers' consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 5.6 constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

      5.7 Capital Accounts.

            (a) A Capital Account shall be established and maintained for each Member in accordance with the rules set forth in Treas.
Reg,ss.1.704-1(b)(2)(iv).

            (b) If any additional Membership Interests are to be issued in consideration for a contribution of property or cash or if any Company property is to be distributed in liquidation of the Company or a Membership Interest, the Capital Accounts of the Members (and the amounts at which all Company properties are carried on its books and records) shall, immediately prior to the issuance or distribution, as the case may be, be adjusted (consistent with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any unrealized gain or unrealized loss attributable to all Company properties (as if such unrealized gain or unrealized loss had been recognized upon the actual sale of the properties upon a liquidation of the Company immediately prior to the issuance). If the Carrying Value of any property of the Company is properly reflected on the books of the Company at a value that differs from the adjusted tax basis of such property, this Section 5.7 shall be applied with reference to that different value.

      5.8 Special Dilution Provision.

            (a)   If

                  (i) the Managers make a Capital Call in connection with a payment the Company is permitted or obligated to make under the HealthFirst Purchase Agreement (including payments under sections 1(c) and 8(e)-(g) of the HealthFirst Purchase Agreement), and

                  (ii) a Member fails to make the Capital Contribution requested of such Member in connection with a Capital Call referenced in
                  Section 5.8(a)(i),

then such Member will be diluted pursuant to Section 5.2(b); provided, however, not apply to such dilution.

            (b)   If, during any Contribution Agreement Year,

                  (i) Baylor is diluted under Section 5.8(a) in connection with a Capital Call necessary in connection with a payment the Company is obligated to make pursuant to section 1(e) of the HealthFirst Purchase Agreement (i.e., the HealthFirst earn-out payments), and,

                  (ii) On the Reconciliation Date that concludes such Contribution Agreement Year, Baylor is owed a Baylor Earn-Out Amount (as shown on the Reconciliation Statement related to such Contribution Year), then, on the Reconciliation Date that concludes such Contribution Agreement ear, Baylor must use the Baylor Earn-Out Amount to reverse Baylor's dilution (to the extent (x) of such Baylor Earn-Out Amount and (y) necessary to reverse any dilution occurring under Section 5.8(b) during such Contribution Agreement
Year). Such reversal will occur in accordance with Section 5.2(b) (with "USP deemed to be the "Non-Contributing Member" with respect to the calculation related to such reversal); provided, however, Section 5.2(c) and Section 5.4 will not apply to such reversal.

            (c)   If, during any Contribution Agreement Year,

                  (i) Baylor is diluted under Section 5.8(a) as a result of a Capital Call necessary in connection with a payment the Company is obligated or permitted to make pursuant to any provision of the HealthFirst Purchase Agreement other than
                  Section 1(c), and

                  (ii) Baylor is credited with a Net Earn-Out Amount in the Reconciliation Statement related to such Contribution Agreement Year,

then, on the Reconciliation Date that concludes such Contribution Agreement Year, Baylor must use the credit associated with such Net Earn-Out Amount to reverse Baylor's dilution (to the extent (x) of such credit and (y) necessary to reverse any dilution Baylor has suffered under Section 5.8(a) during such Contribution Agreement Year). Such reversal will occur in accordance with
Section 5.2(b) (with USP
deemed to be the "Non-Contributing Member" with respect to the calculation related to such reversal); provided, however, Section 5.2(c) and Section 5.4 will not apply to such reversal.

            (d) Any Capital Contribution made or deemed made in connection with a Reconciliation Statement will be deemed to have been made during the Contribution Agreement Year to which such Reconciliation Statement relates.

      5.9 Contribution Agreement. There are additional provisions in the Agreement relating to adjustments to the Ownership Interests, which provisions are incorporated herein by reference.

                                   Article VI
                         ALLOCATIONS AND DISTRIBUTIONS

      6.1 Allocations for Capital Accounts. Except as otherwise provided in these Regulations or unless another allocation is required by the Treasury Regulations issued under section 704(b) of the Code, all items of Company income, gain, loss, deduction and credit shall be allocated among the Members and charged or credited to their respective Capital Accounts pro rata in accordance with their Ownership Interests in effect for the period during which the items accrue as the same may be adjusted from time to time pursuant to the terms hereof For purposes of computing the amount of each item of income, gain, deduction or loss to be charged or credited to the Members" Capital Accounts, the determination, recognition and classification of each item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

            (a) Any deductions for depreciation, cost recovery, or amortization attributable to any Company property shall be determined as if the adjusted basis of the property were equal to the Carrying Value of the property. Upon an adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery, or amortization pursuant to Section 5.7(b), any further deductions for the depreciation, cost recovery, or amortization attributable to the property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of the property immediately following the adjustment.

            (b) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined by the Company as if the adjusted basis of the property as of the date of disposition were equal in amount to the Carrying Value of the property as of the date of disposition.

            (c) All fees and other expenses incurred by the Company to promote the sale of Membership Interests that can neither be deducted nor amortized under Section 7(3) of the Code shall be treated as an item of deduction.

            (d) Computation of all items of income, gain, loss and deduction shall be made without regard to any election under section 754 of the Code which will be made by the Company and, as to those items described in section 705(a)(I)(B) or section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

      6.2 Gains and Losses on Dispositions. Upon the sale or other taxable disposition of all, car substantially all, of the Company's assets, the gain or loss resulting therefrom shall be allocated as follows:

            (a) If the balances in the Members' respective Capital Accounts are not in proportion to their Ownership Interests, the items of Company income, gain, loss or deduction resulting from the sale of the Company assets shall first be allocated, to the extent possible, among each of the Members in such amounts as will bring the positive balances in the Members' Capital Accounts into proportion with their Ownership Interests.

            (b) All remaining items of Company income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Members pro rata in accordance with their Ownership Interests.

      6.3 Tax Allocations.

            (a) The Company shall, except to the extent an item is subject to allocation pursuant to subsection (b) below, allocate each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, in the same manner as the item was allocated for Capital Account purposes.

            (b) The Company, for federal and other income tax purposes, shall, in the case of contributed properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties pursuant to section 704(c) of the Code using the traditional method described in Treas. Reg. ss. 1.704-3(b). Similar allocations shall be made in the event that the Carrying Value of Company properties subject to depreciation, cost recovery or amortization are adjusted pursuant to Section 5.7(b) upon the issuance of additional Membership Interests for cash. If an existing Member acquires additional Membership Interests, such allocations shall apply only to the extent of his or its additional Membership Interests. No allocation under section 704(c) of the Code shall be charged or credited to a Member's Capital Account.

      6.4 Reliance on Tax Advisors. The Managers may rely upon, and shall have no liability to the Members or the Company if they rely upon, the written opinion of tax counsel or accountants retained by the Company from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article VI or other provisions of these Regulations.

      6.5 Distributions.

            (a) From time to time (but at least once each calendar quarter) the Managers shall determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions and a reasonable contingency reserve. If the Managers determine that an excess exists, the Managers may cause the Company to make such distributions to the Members as they deem appropriate. The distribution shall be made to the Members in accordance with their Ownership interests as the same may be adjusted from time to time pursuant to the terms hereof

            (b) From time to time, upon the approval of Managers elected by Members with greater than 66?% Ownership Interest, the Managers may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Ownership Interests and may be made subject to existing liabilities and obligations. Immediately before a distribution of non-cash property, the Capital Accounts of the Members shall be adjusted as provided in Treas. Reg. ss. 1.704-1(b)(2)(iv)(f).

            (c) The date on which the resolution of the Managers declaring a distribution is adopted shall be the record date for the determination of the Members entitled to receive the distribution. The Company must give the Members at least 10 days notice of a distribution, in accordance with Section 18.2. in advance of any record date of such distribution; provided, however, no such notice need be given to a Member if a Manager that Member elected votes in favor of such distribution.

                                  Article VII
                                    MANAGERS

      7.1 Management by Managers. The Company, Baylor and USP intend to enter into a management agreement, in the form attached as Exhibit D, under which USP will manage the assets and businesses of the Company and certain of the Company's Subsidiaries and Baylor will provide managed care contractual services as provided therein. Except for situations in which the approval of the Members is required by these Regulations or by applicable law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers in accordance with the provisions of this Article VII. Subject to Section 3.6, the Managers may make all decisions and take all actions for the Company not otherwise provided for in these Regulations, including, without limitation, the following:

            (a) entering into, making and performing contracts, agreements and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

            (b) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

            (c) maintaining the assets of the Company in good order;

            (d) collecting sums due the Company;

            (e) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

            (f) acquiring, utilizing for Company purposes, and Disposing of any asset of the Company;

            (g) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt consistent with Annual Budgets that have been approved by the Managers pursuant to Section 3.7;

            (h) selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;

            (i) obtaining insurance for the Company;

            (j) subject to Section 6.5, determining distributions of Company cash and other property as provided in Section 6.5;

            (k) approving a president and other officers of the Company;

            (l) preparing strategic plans or business plans, including Annual Budgets and long-range financial plans, annual operating plans or capital expenditure plans of the Company;

            (m) Subject to Section 15.6(a), causing the Company to elect or remove any director, Manager, officer, trustee or equivalent individual in any Subsidiary. In connection with any such election or removal, the Managers shall notify the president of the Company of the identity of the individuals to be elected or removed in such capacity and, if applicable, the designation or classification of such individuals in such capacity, and instruct the president to cause such election or removal; and

            (n) performing such other functions; such as, subject to Section 15.6, the formulation and adoption of a quality of care assessment program, the formulation and adoption of professional staff bylaws and the appointment, reappointment and disciplining of professional staff of any health care provider for which the Company has operating responsibility; as may be required of a governing board by applicable standards for accreditation, such as for ambulatory health care organizations of the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO")or the Accreditation Association for Ambulatory Health Care ("AAAHC").

      7.2 Limitations on Company Action. Without the prior written consent or approval of the Managers or the Members, the Company may not do, and will prevent its Subsidiaries from doing, any of the following (each a "Manager Restricted Action"):

            (a) incur any indebtedness that requires the guarantee thereof by any Member;

            (b) create, own or otherwise acquire or hold any Subsidiary;

            (c) conduct business, or qualify as a foreign limited liability company to conduct business, in any jurisdiction other than Texas;

            (d) approve the admission of a new Member or a Successor Member;

            (e) enter into, extend, renew or modify any material contract, other than in the ordinary course of the Company's business, the term of which contract exceeds one (1) year;

            (f) furnish any suretyship or guarantee for the obligations of any third party;

            (g) change the fiscal year end of the Company;

            (h) confess a judgment against the Company;

            (i) allow a judgment by default to be rendered against the Company without engaging legal counsel to provide the Company with an opportunity to defend against such judgment;

            (j) pay, or loan money for the payment of, debts of any other person, firm or entity; provided, however that any inter-company transfer of money among the Company and its wholly-owned Subsidiaries wilt not constitute a Manager Restricted Action;

            (k) release or compromise any debt or obligation owed the Company in excess of $100,000 in the aggregate, other than in the ordinary course of the Company's business;

            (l) issue Membership Interests, capital stock,, debt instruments or securities or other instruments convertible into or exchangeable for capital stock or Membership Interests of the Company to any Person, except as provided in the Annual Budget or an approved variance therefrom;

            (m) change the nature of the business of the Company or carry on any other business which is not directly related to the business of the Company;

            (n) subscribe for or purchase shares, debentures or other instruments or securities issued by any other Person or make any investment in a Person, in any case, other than (i) securities of Subsidiaries of the Company and (ii) cash equivalent investments;

            (o) change the basis of the Company's accounting policies, other than as required by generally accepted accounting principles;

            (p) subject to Article XIII, reorganize, windup or dissolve the Company;

            (q) declare or pay any distributions with respect to the Membership Interests or capital stock of the Company;

            (r) file a voluntary petition for relief by the Company under any provisions of the United States Bankruptcy Code, Title II of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief or appoint a receiver for or liquidator of or for any part of the assets or property of the Company or make a general assignment for the benefit of creditors of the Company;

            (s) make, or commit to make, any payment in excess of $100,000 per transaction or contract (or series of related transactions or contracts), whether as or in connection with a capital expenditure, asset purchase, investment, rental, settlement, equity contribution, loan, guaranty or otherwise, other than pursuant to transaction(s) or contract(s) included in the dual Budget or an approved variance therefrom;

            (t) borrow any amount in excess of $100,000 per transaction or contract (or series of related transactions or contracts) other than pursuant to transaction(s) or contract(s) included in the Annual Budget or an approved variance therefrom;

            (u) enter into any contract or transaction (or series of contracts or transactions) pursuant to which the Company or any Subsidiary is to receive or pay more than $100,000 other than pursuant to contract(s) or transaction(s) included in the Annual Budget or an approved variance therefrom;

            (v) enter into any standstill agreement;

            (w) indemnify any Person except as specifically provided in these Regulations;

            (x) execute or otherwise enter into any employment agreement, appoint or remove (with or without cause) any officer of the Company or hire or fire (with or without cause) any officer of the Company or other similarly compensated Person;

            (y) set or amend the compensation level of any officer of the Company or other similarly compensated Person;

            (z) (A) file any claim or lawsuit against any Person except where the amount claimed is for less than $ 100,000 or (B) settle any claim or lawsuit except where the fair market value of the settlement amount is less than $100,000; or

            (aa) approve any financial statements for any fiscal year.

      7.3 Number. The number of Managers of the Company shall be eight (8). The number of Managers may be increased or decreased from time to time by amendment to these Regulations; provided however, that no decrease in the number of Managers shall have the effect of shortening the terra of an incumbent Manager.

      7.4 Election of Managers and Advisory Managers. Four (4) of the Managers shall be elected by Baylor (collectively, the "Baylor Managers") and four (4) of the Managers shall be elected by USP (collectively, the "USP Managers"). In addition, the Members may from time to time appoint one or more advisory managers (who shall not be deemed "Managers" for purposes of these Regulations or under the Act). Advisory managers may attend meetings of the Managers, but shall not have the power or authority to vote on any matters brought before the meeting. The advisory managers shall serve at the pleasure of the Members and be removed, with or without cause, and with or without replacement, as the Members deem appropriate.

      7.5 Election. Subsequent to the appointment of the initial Managers, each successor to a Manager whose term shall have expired shall be appointed by the Member(s) responsible for electing the Manager whose term has expired.

      7.6 Tenure. The term of office for each Manager shall commence upon the date of his or her election and end upon the date of the next annual meeting of the Members or Managers following the date of his or her election. Each Manager shall serve for his or her term of office and until his or her successor shall have been duly elected and qualified unless he or she is sooner removed in the manner specified in Section 7.7 of these Regulations or until his or her death or resignation. Each successor to a Manager whose term has expired shall be elected in the manner specified in Section of these Regulations and each such successor shall hold office for a term commencing upon the date of his or her election and ending upon the date of the next annual meeting of the Members or Managers following the date of his or her election, except that, in the case of an election to fill a vacancy in a seat on the Managers, the term of the successor shall be for the unexpired term of the former Manager.

      7.7 Removal; Vacancies; Resignations.

            (a) By written notice to the Company in accordance with Section 18.2, any Member may at any time remove a Manager that Member has elected.

            (b) If a Baylor Manager dies, retires or is removed, Baylor will have the right to replace this Manager by naming a replacement in a written notice to the Company in accordance with Section 18.2. If a USP Manager dies, resigns or is removed, USP will have the right to replace this Manager by naming a replacement in a written notice to the Company in accordance with Section
18.2. A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected for the unexpired term of his or her predecessor in office.

            (c) Any Manager may resign at any time. Such resignation may be in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

      7.8 Meetings.

            (a) (i) The presence of at least four (4) Managers will constitute a quorum for the transaction of business of the Managers.

                  (ii) The Baylor Managers present at the meeting, in aggregate, will have a vote equal to the total Baylor Ownership Interest as of the day of the vote (divided equally among the Baylor

Managers present at the meeting. The USP Managers present at the meeting, in aggregate, will have a vote equal to the total USP Ownership Interest as of the day of vote {divided equally among the LJSP Managers present at the Meeting. The act of Managers who have a vote equal to more than 50% of the Ownership Interest will be the act of the Managers.

                  (iii) The chair of the Managers, if one has been designated by the Managers, shall preside when present at meetings of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless he or she shall either voice his or her dissent at the meeting or unless he or she shall file a written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof Such right to dissent shall not apply to a Manager who voted in favor of such action.

            (b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall be presumed to constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened or unless he or she shall file a written objection to such action with the Person acting as secretary of the meeting before the adjournment thereof on the ground that the meeting is not lawfully called or convened.

            (c) In connection with any annual meeting of Members at which Managers were elected, the Managers may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall not be required.

            (d) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required after the initial notice of the schedule of meetings.

            (e) Special meetings of the Managers may be called by any Manager on at least forty-eight (48) hours notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the these Regulations.

      7.9 Action by Written Consent or Telephone Conference.

            (a) Any action permitted or required to be taken at a meeting of the Managers or of any committee designated by the Managers may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all of the Managers or members of such committee. Such consent shall have the same force and effect as a vote taken at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Texas, and the execution of such consent or consents shall constitute attendance car presence in person at a meeting of the Managers or any such committee, as the case may be. A telegram, telex, cablegram or similar transmission by a Person, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Person, shall be regarded as signed by that Person for the purposes of this Section 7.9(a).

            (b) Subject to the requirements of the Act, the Articles of Organization or these Regulations, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can speak to and hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      7.10 Compensation. If approved by the Managers and all of the Members, one or more Managers, or members of any committee designated by the Managers, may be reasonably compensated for services rendered and reimbursed for actual expenses incurred in attending meetings. Notwithstanding the foregoing, any such compensation or reimbursement otherwise payable to a Manager or committee member who has been elected by Baylor pursuant to these Regulations or who is an officer of Baylor or a Person controlled by Baylor shall be paid directly to Baylor.

                                  Article VIII
                        STANDING AND SPECIAL COMMITTEES

      8.1 Committees. The Managers may, from time to time, create special, ad hoc or standing committees and designate individuals to serve on committees. The duties of any such committee shall be prescribed by the Managers upon its designation. Each such standing committee shall consist of two (2) or more individuals, and at least one committee member must be a Manager of the Company. Unless otherwise designated by the Managers, constituted as required in the Act and approved by the Members, no committee shall have or exercise any power or authority of the Managers over the business and affairs of the Company.

      8.2 Quorum and Voting. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.

      8.3 Meetings and Notices. Meetings of a committee may be called by the president or the chairman of the committee. Each committee shall meet as often as is necessary to perform its duties. Notice may be given at any time and in any manner reasonably designed to inform the members of the time and place of the meetings. Each committee shall keep minutes of its proceedings.

      8.4 Resignations and Removals. Any member of a committee may resign at any time by giving notice to the chairman of the committee or the secretary of the Company. Unless otherwise specified in the notice, such resignation shall take effect upon receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective. The Managers may remove at any time with or without cause any member of any committee who was originally appointed thereto by the Managers as provided in these Regulations.

      8.5 Vacancies. A vacancy on a committee shall be filled for the unexpired portion of the term of the former occupant in the same manner in which an original appointment to such committee is made.

                                   Article IX
                                    OFFICERS

      9.1 Designation and Tenure.

            (a) Subject to the provisions of this Article IX, the Managers may from time to time designate officers of the Company. The officers of the Company shall be comprised of one or more individuals designated from time to time by the Managers. No officer need be a resident of the State of Texas, a Member or a Manager. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

            (b) If designated, the officers of the Company shall consist of a president, a secretary and a treasurer. The Managers may also designate a chair of the Managers, a vice chair of the Managers, and one or more vice presidents, assistant secretaries and assistant treasurers. The Managers may designate such assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Managers by resolution not inconsistent with these Regulations.

            (c) The president of the Company shall be approved by the Managers in accordance with Section 7.2. Any other officers of the Company shall be nominated by the president of the Company for the approval and designation of the Managers.

      9.2 Resignation; Removal; Vacancies. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed from office at any time by the Managers in the discretion of the Managers; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company shall be filled by individuals nominated, approved and designated in a manner consistent with these Regulations.

      9.3 Chair. The chair of the Managers, if one is designated, shall preside at all meetings of the Managers and Members and shall have such other powers and duties as may from time to time be prescribed by the Managers, upon written directions given to him or her pursuant to resolutions duly adopted by the Managers.

      9.4 Vice Chair. The vice chair of the Managers, if one is designated, shall, in the absence or disability of the chair of the Managers, perform the duties and have the authority and exercise the powers of the chair of the Managers. He or she shall perform such other duties and have such other authority and powers as the Managers may from time to time prescribe or as the chair of the Managers may from time to time delegate.

      9.5 President. The president shall be the chief executive officer of the Company, shall have responsibility to oversee and carry out the general and active management of the day-to-day business of the Company, shall have such particular duties as may be prescribed by the Managers and shall see that all orders and resolutions of the Managers are carried into effect.

      9.6 Vice Presidents. The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Managers may from time to time prescribe or as the president may from time to time delegate.

      9.7 Secretary; Assistant Secretaries. The secretary, or in his or her absence an assistant secretary, shall attend all meetings of the Managers and record all of the proceedings of the meetings of the Managers in a minute book to be kept for that purpose and shall perform or arrange for another Person to perform like duties for the committees of Managers when required. He or she shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or president, under whose supervision he or she shall be. He or she shall keep in safe custody the seal (if one is established) of the Company and, when authorized by the Managers, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary or of the treasurer. The secretary shall perform such other duties and have such other powers as the Managers may from time to time prescribe or as the president may from time to time delegate. The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Managers may from time to time prescribe or as the president may from time to time delegate.

      9.8 Treasurer; Assistant Treasurers. The treasurer shall have or arrange for custody of the funds and securities of the Company and shall keep or arrange for the keeping of full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as maybe designated from time to time by the Managers. The treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the president and the Managers, when so directed, an account of all his or her transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and have such other powers as the Managers may from time to time prescribe or as the president may from time to time delegate. If required by the Managers, the treasurer shall give the Company a bond of such type, character and amount as the Managers may require. The assistant treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Managers may from time to time prescribe or the president may from time to time delegate.

                                   Article X
                                INDEMNIFICATION

      10.1 Right to Indemnification. The Company shall indemnify Managers, officers, employees, agents, members of committees and others acting for and on behalf of the Company to the same extent a corporation may indemnify directors, employees, agents and others under the TBCA and shall, to the extent indemnification is required under the TBCA for directors, employees, agents, members of committees and others, indemnify Managers, officers, employees, agents and others to the same extent. Further, the Company shall pay or reimburse the reasonable expenses of Managers, officers, employees, agents, members of committees and others covered hereby in advance of the final disposition of any proceeding to the same extent a corporation may so pay or reimburse directors, employees, agents, members of committees and others under the TBCA and subject to the conditions thereof.

      10.2 Appearance as a Witness. Notwithstanding any other provisions of this
Article X, the Company may pay or reimburse expenses incurred by a Manager or others in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

      10.3 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article X shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section 10.1 may have or hereafter acquire under any law (common or statutory), provision of the Articles of Organization or these Regulations, agreement, vote of Members or disinterested Managers or otherwise.

      10.4 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article X.

      10.5 Savings Clause. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless index and hold harmless each Manager or any other Person indemnified pursuant to this Article X as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   Article XI
                                     TAXES

      11.1 Tax Returns. Subject to the next sentence, the Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company. These returns will be prepared either (i) by KPMG Peat Marwick LLP or such other accounting firm of similar national reputation that is acceptable to all Members (an "Acceptable Firm") or (ii) by a Company or USP employee. If a Company or USP employee prepares such returns, an Acceptable Firm will review and formally indicate its approval of such returns before they are filed. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed in a timely manner.

      11.2 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

            (a) to adopt the year ending December 31 as the Company's fiscal year;

            (b) to adopt the accrual method of accounting and to keep the Company's books and records on the income-tax method;

            (c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership Interest as described in section 743 of the Code occurs, on the approval of all of the Members, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

            (d) to elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

            (e) any other election the Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations (including, without limitation, Section 2.6) shall be construed to sanction or approve such an election.

      11.3 Tax Matters Partner." USP is hereby designated as the Tax Matters Partner. The Tax Matters Partner shall take such action as may be necessary to cause Baylor to become a "notice partner" within the meaning of section 6223 of the Code. USP shall inform the Members of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the 30th Business Day after becoming aware thereof and, within that time, shall forward copies of all significant written communications it may receive in that capacity. The Tax Matters Partner may take any action contemplated by sections 6222 through 6232 of the Code, but this sentence does not authorize USP to take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code.

                                  Article XII
                   BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

      12.1 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Managers and each committee of the Managers. The books of accounts for the Company shall be maintained on an accrual basis in accordance with the terms of these Regulations, except that the capital accounts of the Members shall be maintained in accordance with Section 5.7. The year ending December 31 shall be the accounting year of the Company.

      12.2 Reports. On or before the seventy-fifth (75th) day following the end of each fiscal year during the term of the Company, the Managers shall cause each Member to be furnished with the following:

            (a) For the Company, audited (unless the Managers elect otherwise) (by an Acceptable Firm) balance sheet and statement of operations, Members' equity and changes in financial position, all of which shall be prepared in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted). Subject to the next sentence, for any audit of financial statements relating to fiscal years ending after January 1, 2000, if the Company must pay an Acceptable Firm a fee that exceeds twenty-thousand dollars ($20,000) for such audit, Baylor, rather than the Company, will pay the amount of such fee that exceeds twenty-thousand dollars ($20,000). Baylor will not be obligated to pay such excess for any fiscal year if (i) a Baylor Manager voted against the Company doing an audit for that fiscal year and (ii) no Baylor Manager voted in favor of the Company doing an audit for that fiscal year.

            (b) For each Subsidiary, unaudited balance sheet and statement of operations, members' or stockholders' or partners' (as applicable) equity, and changes in financial position, all of which shall be prepared in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted). The Managers may, in their discretion, cause such financial statements to be audited by an Acceptable Firm.

            (c) (i) U.S. federal income tax Form K-1 and any similar forms required by any state or local taxing authority and (ii) any other information concerning the Company reasonably necessary for the preparation of the Members' federal and state income tax returns.

            Upon showing good cause (which shall be determined without regard to the foreseeability of such cause), the Managers shall be entitled to a reasonable extension of the 75-day period applicable to the items described in
Section 12.2(b). The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all these reports.

      12.3 Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Member; provided, however, subject to Section 7.2 and Section 3.6. Company funds may be invested in a manner the same as or similar to the Managers' investment of their own funds or investments by their Affiliates.

                                  Article XIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      13.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following (each, an "Event of Dissolution"):

            (a) subject to Section 3.6, the written consent of the Members;

            (b) an entry of a decree of judicial dissolution of the Company under article 6.02 of the Act;

            (c) the determination by Baylor or the Managers (in reliance on the advice of legal counsel) under Section 15.5 that the ownership of a Membership Interest in the Company by one or more Members or the referrals, items or services furnished, or business otherwise generated from the Members has caused the violation of a law to occur or has caused the risk that a violation of a law will occur, and Baylor's or the Managers decision not to cause the Company to purchase such Member's Membership Interest in accordance with Section 15.5;

            (d) At Baylor's option, if. (i) before the USP IPO Date, a Baylor Competitor becomes able, directly or indirectly, to elect a majority of the board of directors or similar governing body of UP, USP Parent or any Person of which USP is a Subsidiary, (ii) after the USP IPO Date, a Baylor Competitor becomes the Beneficial Owner of more than 25% of the outstanding voting securities of USP, USP Parent or any Person of which USP is a Subsidiary or,
(iii) at any time, UP, USP Parent, any Restricted Affiliate of USP Parent or any Person of which USP is a Subsidiary becomes a Baylor Competitor;

            (e) After notice to the Company in accordance with Section 18.2 and a 30-day cure period, at Baylor's option, if the Company breaches Article XV;

            (f) At Baylor's option, if USP Parent dissolves or sells all or substantially all of its assets;

            (g) If any Member declares an Unresolved Impasse in accordance with
Section 14.6, the Members are unable to resolve the Unresolved Impasse within twenty (20) days of its declaration (the "Impasse Deadline") and, within thirty
(30) days after the Impasse Deadline, any Member gives notice to the Company in accordance with Section 18.2 that the Company should be dissolved; or

            (h) Any other event causing or requiring the Company's dissolution under the Act.

      13.2 Liquidation and Termination. On occurrence of an Event of Dissolution, the Managers shall act as liquidator or may appoint a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:

            (a) As promptly as possible after an Event of Dissolution, the liquidator shall cause the Company to offer to Baylor all interests (the "Baylor Interests") the Company directly or indirectly owns in all ambulatory surgery centers or other outpatient centers located On or Adjacent to the Campus of a Baylor

Hospital or Similar Facility (including interests in the relevant management contracts) at the Fair Price of the Baylor Interests (to be determined by Baylor and USP pursuant to Section 17.3).

            (b) If necessary, as promptly as possible after an Event of Dissolution, the liquidator, USP and Baylor will cooperate pursuant to Section
17.3 to appraise the interests the Company owns other than Baylor Interests (including interests in the relevant management contracts) (the "Other Interests," and, with the Baylor Interests, the "ASC Interests"). Baylor or USP may offer to purchase the Other Interests from the Company at a price equal to or higher than the Fair Price of the Other Interests (determined under Section 17.3). If Baylor does not purchase all of the Baylor Interests, USP may offer to purchase the remaining Baylor interests at a price equal to or higher than the Fair Price of the Baylor Interests. Subject to Section 13.2(a), if Baylor or USP offers a price higher than or equal to the Fair Price of an ASC Interest, the liquidator will cause the Company to sell such ASC Interest to the higher bidder. If neither Baylor or USP offers a price for an ASC Interest that is equal to or higher than the Fair Price of such ASC Interest, the liquidator will market the Centers to third parties and will sell the ASC Interests at the highest available price; provided however, that Baylor and USP shall each have the opportunity to match or exceed the highest third-party bid, and, in the event Baylor's or USP's bid for an ASC Interest is equal to a third-party bid, the liquidator will sell such ASC Interest to Baylor or USP. The liquidator will, at a minimum, observe commercially reasonable standards when marketing the Centers to third parties.

            (c) As promptly as possible after an Event of Dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by an Acceptable Firm of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

            (d) The liquidator shall cause the notice described in article 6.05A(2) of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in such article 6.05A(2);

            (e) The liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including without limitation, all expenses incurred in liquidation and any advances described in Section 5.6) or otherwise make adequate provision for payment and discharge thereof (including, without limitation., the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

            (f) All remaining assets of the Company shall be distributed to the Members as follows:

                  (i) The liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

                  (ii) With respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                  (iii) Company property shall be distributed among the Members in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the taxable year of the Company during which the liquidation occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 13.2. The distribution of cash or property to a Member in accordance with the provisions of this Section 13.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property. To the extent that a Member returns funds to the Company, it has no claim against the other Member for those funds.

      13.3 Deficit Capital Account. Notwithstanding anything to the contrary contained in these Regulations, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to these Regulations to both Members in proportion to their respective Ownership Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

      13.4 Articles of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file articles of dissolution with the Secretary of State of Texas and take such other actions as may be necessary to terminate the Company.

                                  Article XIV
                                    IMPASSE

      14.1 Impasse Defined. An "Impasse" will be deemed to exist if (a) a matter is brought to the Managers or the Members for their approval, (b) the Managers or the Members, as the case may be, fail to approve this matter, and (c) Members owning 20% or higher Ownership Interest authorize, in writing, a Member to give notice of an Impasse with respect to this matter and that Member gives notice, in accordance with Section 18.2, to the other Members and the Company that the Member considers the failure of the Members or the Managers to approve the matter to have caused an Impasse. An Impasse shall occur on the date the Member gives the other Member(s) notice under this Section 14.1.

      14.2 Negotiation. In the event of an Impasse, the Members and the Company shall promptly, amicably and in good faith attempt to resolve the Impasse through negotiation. If the Members and the Company are unable to resolve the Impasse within thirty (30) days of the occurrence of the Impasse (the date such 30-day period elapses is referred to as the "Mediation Initiation Date"), any Member may submit the Impasse to mediation as set forth in Section 14.3.

      14.3 Mediation. The mediation of any Impasse hereunder shall be conducted in accordance with the Commercial Mediation Rules and Procedures of the American Arbitration Association ("AAA"). The Members shall attempt to agree upon an impartial mediator to mediate the Impasse, but if they are unable or fail to appoint a mediator within ten (10) days of the filing of a written request for mediation with the AAA, the AAA will appoint a qualified mediator to mediate the Impasse. The mediation shall be held in Dallas, Texas, within thirty (30) days of appointment of the mediator. In connection with the mediation, the parties will instruct the mediator to take into account the provisions of Article XV.

      14.4 Interim Measures. At any time after an Impasse occurs, any Member may request a court of competent jurisdiction to grant interim measures of protection (1) to preserve the status quo pending resolution of the Impasse, (2) to prevent the destruction of documents and other information or things related to the Impasse or (3) to prevent the transfer, dissipation or hiding of Company assets. A request for such interim measures to a judicial authority shall not be deemed incompatible with the provisions of this Article V or a waiver of a Member's right to mediate the Impasse.

      14.5 CEO Meeting. In the event the Members and the Company are unable to resolve the Impasse under Section 14.2 or 14.3 or the mediation does not occur within sixty (60) days of the Mediation Initiation Date, any Member that has made a good faith effort to comply with Sections 14.2 and 14.3 (which good faith cannot be shown unless a written request for mediation has been filed with the
AAA) may, by written notice to the Company and the other Members in accordance with Section 18.2, convene a meeting (a "CEO Meeting") to resolve the Impasse between Donald E. Steen and Boone Powell, Jr., or their respective successors as chief executive officers (or individuals serving in a similar capacity) of USP Parent and BRCS.

      14.6 Unresolved Impasse. In the event (i) the Members and the Company are unable to resolve the Impasse under Section 14.2, 14.3 or 14.5 or (ii) a Member has convened a CEO Meeting under Section 14.5 and the CEO Meeting did not occur within sixty (60) days of the date the Member sends notice to the other Member to convene the CEO Meeting, any Member that has made a good faith effort to comply with Sections 14.2, 14.3 and 14.5 (which good faith can not be shown unless a written request for mediation has been filed with the AAA and a notice convening a CEO Meeting has been sent) may, by written notice to the Company and the other Members in accordance with Section 18.2, declare an unresolved impasse (an "Unresolved Impasse"); provided, however, that no Member may declare a Unresolved Impasse with respect to an Impasse unless the Impasse concerns an issue listed in Section 14.7. An Unresolved Impasse may become an Event of Dissolution under Section 13.1(x). The right under this Section 14.6 to declare an Unresolved Impasse related to an Impasse will expire if the Impasse is resolved before a Member declares an Unresolved Impasse related to the Impasse.

      14.7 Impasse Issues. A Member may declare an Unresolved Impasse only with respect to an Impasse concerning one or more of the following items.

            (a) whether to sell, alienate, mortgage, pledge or otherwise encumber all or substantially all of the assets of the Company or the rights belonging thereto or connected therewith;

            (b) whether to renew any management or development contract between the Company and USP or Baylor-,

            (c) whether to merge or consolidate with any Person; or

            (d) whether to file a voluntary petition for relief by the Company under any provisions of the United States Bankruptcy Code, Title II of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief, or appoint a receiver for or liquidator of or for any part of the assets or property of the Company or make a general assignment for the benefit of creditors of the Company.

                                   Article XV
                              COMPLIANCE WITH LAW

      15.1 Corporate Practice of Medicine. Nothing contained in these Regulations is intended to constitute the use of a medical license for the practice of medicine by anyone other than a licensed physician, aid the Company or any other entity in the practice of medicine when in fact such entity is not authorized to practice medicine or do any other act or create any other arrangements in violation of the Texas Medical Practice Act.

      15.2 Fraud and Abuse Law and Texas Health and Safety Code. The Members enter into these Regulations with the intent of conducting the relationship in full compliance with applicable state, local and federal law, including, but not limited to, the Health Laws. Notwithstanding any unanticipated effect of any of the provisions hereof, no Member or any Manager or other Person acting for or on behalf of the Company will intentionally conduct itself under the terms of these Regulations in a manner that constitutes a violation of the Health Laws.

      15.3 Referral Policy. Nothing contained in these Regulations shall require (directly or indirectly, explicitly or implicitly) any Member to refer or direct any patients or other business to the Company or to use the Company's facility(ies) as a pre-condition to receiving the benefits set forth herein or distributions under these Regulations nor will the assumption that requirement exists be used in establishing the valuation of a Membership Interest.

      15.4 Tax Exempt .Status of Affiliate. For so long as an organization mated with the Company is tax-exempt under section 501(c)(3) of the Code, the health care facilities in which the Company directly or indirectly own an interest shall be operated and managed in a manner that furthers charitable purposes by promoting health for a broad cross section of the community. Specifically, the Company and such health care facility shall be operated and managed in a manner:

            (a) That provides access to patient care services based on medical necessity, without regard to the patient's ability to pay;

            (b) That provides access to patient care services to individuals covered by Medicare or Medicaid;

            (c) That will not, in the reasonable opinion of the tax-exempt organization on advice of the tax-exempt organization's legal and/or tax counsel, cause such affiliated tax-exempt organization to act other than exclusively in furtherance of its tax-exempt purposes or adversely affect its tax-exempt status under section 501(e)(3) of the Code; or

            (d) That would not require such facility to offer or provide services of a nature that are contrary to the expressed religious tenets of the tax-exempt organization upon request.

      The duty of the Managers to operate and manage such health care facilities in a manner that furthers charitable purposes by promoting health for a broad cross section of the community overrides any duty the Managers may have to operate and manage such health care facilities for the financial benefit of its owners.

      The Company shall cause the organizational documents of all Subsidiaries to include a provision similar to this Section 15.4.

      15.5 Reformation Upon Change in or Violation of Health Laws.

            (a) Reformation. In the event that the contents or validity of these Regulations or the operations of the Company or any of its Subsidiaries are successfully challenged by any governmental authority under applicable law, particularly a Health Law, or any Member determines, based upon advice received from legal counsel, that a violation of a Health Law has occurred as a result of these Regulations or the operations of the Company or any of its Subsidiaries, or that a violation of a law, particularly a Health Law, will occur as a result of these Regulations or the operations of the Company or any of its

Subsidiaries, the Person who learns of a challenge by a governmental authority of the contents or validity of these Regulations or the operations of the Company or any of its Subsidiaries or the Member that determines that a violation of a law has occurred or may occur, as applicable, shall promptly notify the Members and the Managers. The Managers shall promptly use reasonable efforts to analyze, revise, reform and, to the extent necessary, restructure the relationship among the Members or the operations of the Company or any of its Subsidiaries in order to fully comply with applicable law in a manner that is equitable to all Members in light of the intent of the Members regarding the operations of the Company and its Subsidiaries as contemplated by these Regulations. The Managers shall recommend its reformation plan for accomplishing the desired results to the Members for approval. As long as Baylor is a Member, unless Baylor approves a reformation plan, a reformation plan will not be deemed to be approved by the Members.

            (b) Failure to Reform. In the event the Managers are unable to formulate a plan to revise, reform and restructure these Regulations and the operations of the Company and its Subsidiaries in order to fully comply with all applicable laws or the reformation plan fails to receive the necessary affirmative vote of the Members, the Managers will do as follows: if Baylor determines in good faith that it is the ownership of a Membership Interest in the Company by one or more of the Member(s) other than Baylor or the referrals, items or services furnished, or business otherwise generated from such Members that has caused the violation of a law to occur or that has caused the risk that a violation of a law will occur, Baylor may, at its option, direct the Managers to (A) cause the Company to purchase the Membership Interest(s) of one or more of such Members at a purchase price equal to the Fair Market Value of such Member's(s) Membership Interest calculated in accordance with Section 4.2(c); or
(B) cause the Company to be dissolved in accordance with Article XIII; or if Baylor determines in good faith that it is the ownership of a Membership Interest in the Company by Baylor that has caused the violation of a Health Law to occur or that has caused the risk that a violation of a law will occur and Baylor gives the other Member(s) written notice of its determination to that effect (the "Determination Notice"), then Baylor may direct the Managers to cause the Company to be dissolved in accordance with Article III hereof.

      15.6 ASC Operating Covenants. The Company will cause all ambulatory surgery centers in which the Company owns a direct or indirect interest (the "ASCs") to operate in accordance with the following guidelines:

            (a) Baylor will have the right to approve the medical director of each AC located On or Adjacent to the Campus of a Baylor Hospital or Similar Facility.

            (b) Standards of quality patient care at the ASC will be commensurable with the standards of quality patient care at BHCS.

            (c) Each ASC will have a conflict-of-interest policy acceptable to Baylor.

            (d) Each ASC will have a charity care, Medicare and Medicaid policy acceptable to Baylor and

            (e) Physician credentialing for the ASCs must meet or exceed NCQA requirements.

            (f) The ASCs must follow Baylor's policies in effect from time to time regarding prohibited medical procedures (for example abortions).

            (g) The ASCs must maintain all necessary licenses and must maintain accreditation in good standing with JCAHO or ABC, or comparable accrediting organizations for free standing and ambulatory surgery centers.

            (h) If an ASC is On or Adjacent to the Campus of a Baylor Hospital or Similar Facility affiliated with Baylor, that ASC's medical staff bylaws must require that physicians be on staff with such Hospital or Similar Facility or in the process of being admitted on staff before joining the staff of the ASC, except as otherwise agreed by USP and Baylor in consultation with such ASC's medical director.

                                  Article XVI
                       RIGHT OF FIRST REFUSAL/EXCLUSIVITY

      16.1 Initial Notice. As more fully described in this Article XVI. the Company will have a right of first refusal on all ambulatory surgery center projects within the North Texas Region in which any Member or Restricted Person (as defined in this Section 16.1) proposes to participate. The parties intend for the Company's right of first refusal to be subject to and secondary in right to the right of first refusal included in article XVI of the THVG #1 regulations. Subject to Section 16.2, before a Member, UP Parent (or any Restricted Affiliate of USP Parent) or BHC(or Person that is, as of the date of these Regulations, an existing Restricted Affiliate of BHCS) (collectively, the "Restricted Persons") may participate in a Venture in the North Texas Region, the Member affiliated with the Restricted Person (the "Proposing Member") must first give the Company and the other Members a notice, in accordance with
Section 18.2, that describes in reasonable detail sufficient to male an informed decision the Venture and the proposed participation therein (the "Initial Notice"). No Member will be deemed to be a Proposing Member with respect to a Venture unless such Member has given an Initial Notice regarding such Venture. Any initial notice USP gives under article XVI of the THVG 4 1 regulations will constitute an Initial Notice under this Section 16.1. No Member may propose a Venture to the Company unless such Member has previously been deemed to be a "proposing member" with respect to such Venture under article XVI of the THVG #1 regulations.

      16.2 USP and BIAS Carve-outs. This Article XVI does not apply to Ventures related to ambulatory surgery centers in which the entire interest of each Member is owned through THVG #1 or any of its Subsidiaries. This Article XVI does not apply to the participation of Baylor and any Restricted Person affiliated with Baylor in Ventures related to ambulatory surgery centers that are located tin or Adjacent to the Campus of a Baylor Hospital or Similar Facility. After the closing of the proposed transaction or affiliation among BRCS and one or more of Harris Methodist Health System, Presbyterian Healthcare Resources and Arlington Memorial Hospital Foundation, Inc., BHCS and all Southwest Health System Entities (other than existing Restricted Affiliates of BHCS as of the date of these Regulations) will not be subject to this Article
XVI. After the date of such closing, without first complying with this Article XVI, USP, USP Parent or any Restricted Affiliate of USP Parent may participate in Ventures related to an ambulatory surgery center if any Southwest Health System Entity (other than the Company, THVG # 1 and their Subsidiaries) owns a direct interest in that ambulatory surgery center.

      16.3 Company Response; Restrictions on Participation.

            (a) Within sixty (60) days of receipt of an Initial Notice (the "Response Period"), the Company will elect, if so directed by all Members other than the Proposing Member by written notice given in accordance with Section
18.2 (the "Company Response"), to participate in the Venture that is the subject of such Initial Notice.

            (b) If the Company elects to participate in such Venture, subject to
Section 16.2, no Restricted Person may participate in such Venture without approval of all of the Members. Subject to Sections 16.5 and 16.7, if all other Member(s) give notice to the Proposing Member that such Member(s) will not cause the Company to give a Company Response, or if the Company does not send a Company Response within the Response Period, the Proposing Member and the Restricted Persons affiliated with the Proposing Member may participate in such Venture so long as the terms of such Venture are not materially more favorable than the terms described in the Initial Notice and the Proposing Member provides a certificate to this effect, executed by an executive officer of the Proposing Member, and, in the case of USP, the USP Parent, to the Company.

            (c) If USP proposes a Venture to THVG #1 and THVG #1 chooses not to participate in such Venture, USP must propose such Venture to the Company pursuant to this Article XVI.

            (d) If Baylor proposes a Venture to THVG #1, THVG #1 chooses not to participate in such Venture and such Venture is not related to an ambulatory surgery center located (in or Adjacent to the Campus of a Baylor Hospital or Similar Facility, Baylor must propose such Venture to the Company pursuant to this Article XVI. Baylor need not propose such Venture to the Company if such Venture is related to an ambulatory surgery center located On or Adjacent to the Campus of a Baylor Hospital or Similar Facility.

      16.4 Breaches by Affiliates. Subject to Section 16.2, if a Restricted Person affiliated with a Member breaches this Article XVI, that Member will be deemed to have breached this Article XVI.

      16.5 Material Changes. If any significant detail of a Venture materially changes after a Member gives an Initial Notice describing such Venture, and such change would reasonably be expected to affect a decision whether to participate in such Venture, a Member must again comply with this Article XVI before such Member or any Restricted Person mated with such Member may participate in such Venture

      16.6 Carve-Out and Termination. This Article XVI will not apply to (i) a Venture of BHCS or a Person that is, as of the date of these Regulations, an existing Restricted Affiliate of BHCS or (ii) the participation of BHCS or such Person in such Venture if, in either case, in the reasonable opinion of BHCS's or such Person's national health care or tax counsel (which at the request of UP shall be a nationally-recognized law firm with expertise in the field of tax-exempt organizations that does not regularly represent Baylor or its Affiliates), the application of this Article 2M, or the Company's participation in such Venture, would result in a violation of Health Laws or adversely affect the tax-exempt status of BHCS or such Person. In the event BHCS or such Person obtains such an opinion, this Article XVI will terminate and be of no force and effect as of the date of such opinion, unless both UP and Baylor waive this provision in writing. This Article XVI will terminate and be of no force and effect as of the earlier to occur of the following: (x) either Baylor or USP cease to own Membership Interest or (y) either Baylor or USP (A) terminates article XVI of the THVG #1 regulations in accordance with the last sentence of section 16.6 of the THVG #1 regulations and, (B) within sixty (60) days of such termination, gives the other Member(s) and the Company notice, in accordance with Section 18.2, that Article XVI of these Regulations is also terminating.

      16.7 Baylor Campus Restriction. USP and the Restricted Persons affiliated with USP may not participate in a Venture related to an ambulatory surgery center located Can or Adjacent to the Campus of a Baylor Hospital without Baylor's consent.

      16.8 Goad Faith Requirement. Each Member will use good faith efforts to cause the terms of each Venture such Member proposes to the Company to be such that, if the Company elects to participate in such Venture, such participation will not violate these Regulations.

                                  Article XVII
                          INTERESTS IN SURGERY CENTERS

      17.1 Baylor Right of First Refusal. Without Baylor's written consent, before the Company may Dispose of any Baylor Interest, (i) the Company must first offer to sell Baylor such Baylor Interest (the

"First Refusal Offer") at the Fair Price of the Baylor Interest (to be determined by Baylor and USP in accordance with Section 17.3) and (ii) Baylor must reject the First Refusal Offer.

      17.2 Membership Interest Transfer. On the occurrence of any event that causes Baylor to cease to own a 20% or higher Ownership Interest, the Company must offer to sell Baylor the Baylor Interests (the "Baylor Offer") at the Fair Price of the Baylor Interests (to be determined by Baylor and UP in accordance with Section 17.3). Baylor will have an option expiring ninety (90) days from the determination of the Fair Price of Baylor Interests to purchase the Baylor Interests from the Company.

      17.3 Fair Price of the ASC Interests. For purposes of this Agreement, including this Article XVII and Section 13.2 the "Fair Price" of ASC Interests (including Baylor Interests) will be determined as follows:

      A qualified appraiser agreed upon by Baylor and USP will determine the Fair Price of the relevant AC Interests. If Baylor and USP cannot agree on an appraiser within thirty (30) days of (i) the notice delivering a First Refusal Offer under Section 17.1, (ii) the notice delivering a Baylor Offer under
Section 17.2 or (iii) an Event of Dissolution, as applicable, Baylor will name one qualified appraiser and USP will name one qualified appraiser, in each case by notice delivered in accordance with Section 18.2 to the other party, within ten (10) days after such 30-day period elapses. If only one party delivers the name of a qualified appraiser within such 10-day period, then such appraiser shall be deemed to be the agreed upon appraiser for purposes of this Section
17.3. If both Baylor and USP name a qualified appraiser in accordance with this
Section 17.3. these appraisers shall select a third appraiser and all three appraisers shall independently and promptly appraise the Pair Price of the ASC Interests and deliver written reports of such appraisals to all parties. These appraisals shall be averaged, the appraisal that differs most from the average shall be disregarded, and the average of the remaining appraisals shall be the Fair Price of the ASC Interests for purposes of this Section 17.3. If one appraiser is used under this Section 17.3, then Baylor will pay one-half (1/2) of appraisal cost and USP will pay one-half (1/2) of the appraisal cost, If more than one appraiser is used under this Section 17.3, then each party will pay the cost of the appraiser it selects and one-half (1/2) of the cost of the third appraiser.

                                 Article XVIII
                               GENERAL PROVISIONS

      18.1 Offset. Whenever the Company is to pay any sum to a Member, any amounts that Member owes the Company may be deducted from that sum before payment.

      18.2 Notices. Except as expressly set forth to the contrary in these Regulations, all notices, requests, approvals or consents provided for or permitted to be given under these Regulations must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier or by facsimile transmission; and a notice, request or consent given under these Regulations is effective on receipt by the Person to receive it. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A, or such other address as that Member may specify by notice to the other Member. Any notice, request, or consent to the Managers must be given both to the Managers at the addresses shown for the Managers on the records of the Company and to the following addresses:

                             USP North Texas, Inc.
                      17103 Preston Road, Suite 190 North
                              Dallas, Texas 75248

                          Attention: William H. Wilcox
                                   President

With a Copy to:

                             Baylor Health Services
                               3500 Gaston Avenue
                              Dallas, Texas 75246
                          Attention: M. Timothy Parris
              Executive Vice President and Chief Operating Officer

      Any notice, request or consent to the Company must be given to both of the following addresses:

                             USP North Texas, Inc.
                      17103 Preston Road, Suite 190 North
                              Dallas, Texas 75248
                          Attention: William H. Wilcox
                                   President

With a Copy to:

                             Baylor Health Services
                               3500 Gaston Avenue
                              Dallas, Texas 75246
                          Attention: M. Timothy Parris
              Executive Vice President and Chief Operating Officer

Whenever any notice is required to be given by law, the Articles of Organization or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      18.3 Entire Agreement; Supersedure. Subject to the provisions of these Regulations that reference or incorporate other documents or agreements, these Regulations constitute the entire agreement of the Members relating to governance of the Company and supersede all prior contracts or agreements with respect to the governance of Company, whether oral or written.

      18.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

      18.5 Amendment or Modification. These Regulations maybe amended or modified from time to time only by a written instrument approved by Baylor and USP; provided, however, if either Baylor or USP ceases to be a Member of the Company, its approval will not be necessary to amend these Regulations.

      18.6 Binding Effect. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective legal representatives, successors and assigns.

      18.7 Governing Law; Severability. THESE REGULATIONSARE GOVERNED BY AND SHALL HE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-Off'-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles of Organization or (b) any mandatory provision of the Act or, to the extent such statutes are incorporated into the Act, the TBCA or the Texas Miscellaneous Corporation Laws Act, the applicable provision of the Articles of Organization, the Act, the TBCA or the Texas Miscellaneous Corporation Laws Act shall control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances root affected thereby and that provision shall be enforced to the greatest extent permitted by law.

      18.8 Further Assurances. In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

      18.9 Waiver of Certain Rights. Subject to Article MR, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

      18.10 Notice to Members of Provisions of this Agreement. By executing these Regulations, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article IV herein, and (b) all of the provisions of the Articles of Organization. Each Member hereby Regulations constitute adequate notice of all such provisions.

      18.11 Counterparts. These Regulations maybe executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, following adoption of these Regulations by the Managers of the Company, the Members have executed these Regulations as of the date first set forth above.

                                        MEMBERS:

                                        BAYLOR HEALTH SERVICES

                                        By:
                                            ------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        USP NORTH TEXAS, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT A

                                                 Membership     Initial Capital
Name and Address of Each Member                Interests Owned    Contribution
-------------------------------                ---------------    ------------
Baylor Health Services                              9,800           $490.00

    3500 Gaston Avenue
    Dallas, Texas 75246
    Attention: M. Timothy Parris
               Vice President and COO

USP North Texas, Inc.                              10,200           $510.00

    17103 Preston Road, Suite 190 North
    Dallas, Texas 75248
    Attention: William H. Wilcox, President
                                                   ------           -------
                                                   20,000    total   $1,000
                                                   ======

                                   EXHIBIT B

                             CONTRIBUTION AGREEMENT

                                   EXHIBIT C

                               NORTH TEXAS REGION

                                   EXHIBIT D

                           MANAGEMENT AGREEMENT FORM

                                    EXHIBIT C

                   [Convertible Subordinated Promissory Note]

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY INFORM AND SUBSTANCE TO THE CORPORATION, STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                    Convertible Subordinated Promissory Note

        $3,287,234                                            June 1, 1999

            UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to Baylor Health Services, a Texas non-profit corporation, the principal sum of Three Million Two Hundred Eighty Seven Thousand Two Hundred Thirty Four Dollars ($3,287,234) on June 1, 2007 (subject to applicable restrictions set forth in Section 12 hereof), and to pay interest (computed on the basis of a 365-day year) from the date hereof on the unpaid principal amount hereof at the rate of __ per annum, payable quarterly in arrears on the first day of January, April, July and October of each year (each said day being an "Interest Payment Date"), commencing on July 1, 1999, and until the date the outstanding principal amount hereof shall have become due and payable in full, whether at maturity or by acceleration or otherwise. If the principal amount hereof shall not be paid when the same shall have become due and payable in full, whether at maturity or by acceleration or otherwise, then such overdue principal amount and (to the extent permitted by applicable law) any overdue interest shall thereupon bear interest until paid in full at a floating rate per annum equal to the lesser of
(a) 2% plus the "prime rate" from time to time published in the Wall Street Journal or (b) the maximum rate permitted under applicable law, as and when amended from time to time.

            All payments of principal and interest on this Convertible Subordinated Promissory Note ("Note") shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and shall be made at the offices of the person deemed the holder hereof in accordance with Section 4 below.

            1. Conversion of the Note.

                  (a) The holder of this Note shall have the right, at such holder's option, at any time to convert, subject to the terms and provisions of this Section 1, the principal of this Note or any portion hereof into shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation at a price of $3.50 per share or, in case of an adjustment of such price has taken place pursuant to the provisions of paragraph (d) below, then at the price as last adjusted (referred to herein as the "Conversion Price"), upon surrender of the Note to the Corporation at any time during normal business hours together with written notice (hereinafter referred to as the "Conversion Notice") that the holder elects to convert this Note into such Common Stock in accordance with the provisions of this Section 1, and specifying the name or names in which the shares of stock issuable upon conversion shall be registered, together with the addresses of the persons so named, and, if any such name is different from the holder's name, shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation duly executed by the registered holder and the documents described in Section 2. Upon surrender of any Note which is to be converted in part only, the Corporation shall execute and deliver to the holder thereof, at the expense of the Corporation, a new Note in principal amount equal to the unconverted portion of the Note so surrendered.

                  (b) As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the Corporation shall deliver to or upon the written order of the holder of the Note so surrendered certificates representing the number of fully paid and non-assessable shares of Common Stock of the Corporation into which this Note may be converted in accordance with the provisions of this
Section 1 and a new Note for any unconverted portion of the principal amount. Such conversion shall be deemed to have been made at the close of business on the date that such Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of the portion of this Note that is so converted shall cease at such time (with respect to such converted portion) and the person or persons entitled to receive the shares of Common Stock upon conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time.

                  (c) Except as provided in paragraph (d) below, no adjustments in respect of dividends shall be made upon the conversion of any Note,

                  (d) The Conversion Price shall be adjusted as follows:

                        (i) In case the Corporation shall at any time (A) make a subdivision of shares of Common Stock outstanding or (B) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock. In any such case the Conversion Price in effect immediately prior to such action shall be proportionately decreased, and in case the Corporation shall at any time combine the shares of Common Stock outstanding, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. An adjustment made pursuant to this clause (i) of paragraph (d) shall, in the case of a subdivision or combination, become effective retroactively on the effective date thereof and shall, in the case of such a dividend or distribution, become effective retroactively immediately on the record date for the determination of stockholders entitled thereto.

                        (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock, or to all holders of the Corporation's Common Stock, par value $.01 per share (the "Conversion Common"), evidences of its indebtedness, shares of any class of capital stock (other than Common Stock), cash or assets (including securities, but excluding
(A) any rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock or other securities at a price per share less than the fair market value thereof at the time such rights or warrants are issued, (B) any dividend or distribution paid exclusively in cash out of the retained earnings of the Corporation and (C) any dividend or distribution referred to in clause (i) above). In any such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the effectiveness of such distribution by a fraction, (x) the numerator of which shall be the current fair market price per share of the Common Stock on such date less the fair market value of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed that is directly or indirectly applicable to one share of Common Stock, and (y) the denominator of which shall be the current fair market price per share on such date. Any reduction in the Conversion Price pursuant to this clause (ii) shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                        (iii) In case the Corporation shall issue capital stock at a net price per share or unit less than the fair market value per share of such capital stock or unit on the date the Corporation fixes the offering price of such additional shares or units. In any such case the Conversion Price shall be reduced immediately thereafter so that it shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional capital stock or units plus the number of shares of Common Stock that would be purchased (at the then current fair market value per share of the Common Stock) with the aggregate sales price of the shares of additional capital stock or units so issued, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares or units plus the number of shares of Common Stock that would be purchased (at the then current fair market value per share of the Common Stock) with the aggregate sales price that would have been received by the Corporation for such shares of additional shares of capital stock or units if they had been offered and sold at their fair market value, Such adjustment shall be made successively whenever such an issuance is made. For purposes of this clause (iii) the number of shares of stock at any time outstanding shall not include shares held in the treasury of the Corporation, but shall include shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock. This clause
(iii) shall not apply to (A) Common Stock issued under bona fide benefit plans adopted by the Board of Directors for the benefit of the Corporation's directors, employees, consultants and advisors and, to the extent required by law, approved by the holders of Common Stock, (B) issuances of shares of stock upon the exercise of rights or options or the conversion of convertible securities where the exercise price of such rights or options or the conversion price of such convertible securities was at or above the fair market price per share of such securities at the time such rights, options or convertible securities were initially issued, (C) issuances of equity securities (including options for and securities convertible into equity securities) at a price committed to (whether such commitment is legally binding or not) in connection with a proposed transaction where the price so committed to was at or above the fair market price of such securities at the time of such commitment and the securities are actually issued within six months after the date of such commitment.

            Until such time as the Common Stock is publicly traded, the fair market price of the Corporation's securities, and all other determinations of fair market value required by this paragraph (d), shall be as determined by the Board of Directors of the Corporation in good faith, which determination shall be described in a resolution of the Board of Directors.

      (e) Whenever the Conversion Price is adjusted, pursuant to paragraph (d) above, the Corporation shall promptly cause a notice to be given to the holder of this Note at its address appearing on the Note registry books, which notice will state the adjusted Conversion Price, the number of shares of Common Stock or other securities, cash or property issuable upon conversion of this Note resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      (f) No fractional shares or script representing fractional shares shall be issued upon the conversion of this Note and, if the conversion of the Note results in a fraction, in lieu of any such fractional share the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

      (g) In case of any reorganization, reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (including any conversion of Common Stock into the Conversion Common pursuant to the Corporation's Certificate of Incorporation) or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock) or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, then prior to and as a condition to any such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such Note might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale or conveyance and in any such case appropriate provision shall be made with respect to the rights and interest of the holder of this Note to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any such shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock outstanding immediately prior to such merger or consolidation, the Conversion Price shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and sent to the holder of this Note, the obligation to deliver to such holder shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Note to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder. The provisions of this paragraph (g) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

      (h) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Corporation covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

      (i) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting holder for any tax in respect of the issuance of such certificates; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Note converted.

      (j) In the event that this Note is assigned, the provisions of this
Section 1 shall terminate and be of no further force or effect, but the termination of this Section 1 shall not affect the other obligations of the Corporation under this Note; provided, however that this paragraph (j) shall not apply to an assignment to Baylor Health Care System Foundation or to any party to which the initial holder is entitled to assign its membership interest in Texas Health Ventures Group L.L.C. pursuant to the terms of said entity's Second Amended and Restated Regulations, dated as of June 1, 1999 (as hereinafter amended).

      (k) The Corporation will at no time close its transfer books against the transfer of any Common Stock or any other securities issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note.

      (l) So long as this Note is outstanding, the Corporation shall give to the holder of this Note written notice at. least 15 days prior to the proposed record or effective date of (i) any dividend to be paid with respect to any of the Corporation's shares of capital stock, (ii) any proposed initial public offering (as described in paragraph (a) in Section 5 below), and (iii) any consolidation, merger, sale of assets or similar transaction by the Corporation with or in to another entity (other than such a transaction in which the stockholders of the Corporation immediately prior to such transaction own in excess of 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such transaction in the same proportions in which such shares were held immediately prior to such transaction).

            2. Transfer, Etc. of Notes. The Corporation shall keep at its office or agency maintained as provided in paragraph (a) of Section 6 a register in which the Corporation shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Corporation maintained as provided in paragraph (a) of Section 6 and, without expense to such holder (except for transfer taxes, if any, imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request (which denominations shall be $100,000 or an integral multiple thereof, except for any balance which may be less than $100,000), dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder, This Note, when presented or surrendered for registration of transfer or exchange, shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

            3. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Corporation or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

            4. Persons Deemed Owners; Ho1ders. The Corporation may deem and treat the person or entity in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. With respect to any Note at any time outstanding, the term "holder" as used herein shall be deemed to mean the person or entity in whose name such Note is registered as aforesaid at such time.

            5. Prepayments. The Corporation may prepay this Note as follows:

      (a) Mandatory Prepayment. Except as and to the extent expressly prohibited by applicable law, the Corporation shall prepay the principal amount, plus accrued and unpaid interest, of all Notes which shall then be outstanding upon the consummation by the Corporation of an initial public offering of its Common Stock, par value $.01 per share, registered under the Securities Act of 1933, as amended.

      (b) Optional Prepayment. At any time after the occurrence of an "Event of Dissolution" as such term is defined in the Second Amended and Restated Regulations, dated as of June 1, 1999 of Texas Health Ventures Group L.L.C., a Texas limited liability company, the Corporation may, at its option, prepay this Note, without penalty, in whole or in part, by paying the principal amount to be prepaid plus all accrued but unpaid interest thereon. If such Event of Dissolution occurred pursuant to Section 13.1(d) of said Second Amended and Restated Regulations (or any successor provision), the holder of this Note may, at its option (and regardless of whether the Corporation exercises its option pursuant to the preceding sentence), require the Corporation to prepay this Note, without penalty, in whole or in part, by paying the principal amount to be prepaid plus all accrued but unpaid interest thereon. Any date on which the Corporation elects or is required to prepay any of the Notes as provided in this paragraph (b) and each date on which the Corporation shall be required to prepay the Notes as provide in paragraph (a) above shall be referred to as a "Prepayment Date."

      (c) Notice of Prepayment. Not less than 30 days prior to a Prepayment Date, written notice shall be given by registered or certified mail or by overnight courier to the holders of record of the Notes to be prepaid, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, specifying the dollar amount to be prepaid, the paragraph or paragraphs of this Note pursuant to which such prepayment shall be made, and the date of such prepayment, which date shall not be a day on which the banks of New York are required or authorized to be closed. Upon notice of prepayment being given as aforesaid, the Corporation covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the prepayment price determined in accordance with paragraph (a) or (b) above. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Corporation of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

      (d) Allocation of All Payments. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding principal amount of the Notes, the Corporation will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

      (e) Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Corporation shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein.

      (f) Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Corporation to execute and deliver at the expense of the Corporation (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

            6. Covenants. The Corporation covenants and agrees that, so long as this Note shall be outstanding:

      (a) Maintenance of Office. The Corporation will maintain an office or agency in such place in the United States of America as the Corporation may designate in writing to the registered holder hereof, where this Note may be presented for registration of transfer and exchange as herein provided, where notices and demands to or upon the Corporation in respect of this Note may be served and where, at the option of the holder thereof, this Note may be presented for payment. Until the Corporation otherwise notifies the holder of this Note, said office shall be the principal office of the Corporation at 17103 Preston Road, Suite 190 North, Dallas, Texas 75248,

      (b) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate or partnership existence, rights and franchises of each of its subsidiaries; provided, however, that nothing in this paragraph (b) shall prevent (1) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation or (ii) the abandonment or termination of any rights or franchises of the Corporation, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate or partnership existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and is not disadvantageous in any material respect to the holder of this Note.

      (c) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 8 of this Note shall occur, or if any holder of the Notes shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; provided, however, that if such event, in the good faith judgment of the Corporation, will be cured within ten days after the Corporation has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten day period.

      (d) Merger or Consolidation. If the Corporation shall effect a merger or consolidation in which it is not the surviving entity, then the Corporation shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Corporation's obligations under this Note, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Corporation's obligations under this Note.

            7. Modification; Waiver. The Corporation may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation thereunder, and the observance by the Corporation of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, provided, however, that no such modification or waiver shall:

      (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

      (b) give any Note any preference over any other Note; or

      (c) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification.

            Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

            8. Events of Default. If any one or more of the following events (herein called "Events of Default"), shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:

                  (a) default shall be made in the payment of the principal when and as the same shall become due and payable, whether on demand or at a date fixed for prepayment or by acceleration or otherwise; or

                  (b) default shall be made in the payment of any installment of interest when and as the same shall become due and payable or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of 5 days; or

                  (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Corporation to be observed or performed pursuant to the terms hereof and such default shall continue for 30 days after the occurrence thereof; or

                  (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due;

then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Corporation, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that, upon the occurrence and during the continuance of any of the events specified in paragraph (a) or (b) of this Section 8, the holder of any Note at the time outstanding may, at its option by notice in writing to the Corporation, declare any Note or Notes then held by it to be, and such Note or Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

            At any time after any declaration of acceleration has been made as provided in this Section 8, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

            Without limiting the foregoing, the Corporation hereby waives any right to trial by jury in any legal proceeding related in any way to this Note or the Notes and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the courts in the State of Texas and the Corporation hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such courts. The Corporation further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service by registered mail addressed to it at its office or agency set forth in paragraph (a) of Section 6 for purposes of notices hereunder.

            9. Suits for Enforcement. Subject to the provisions of Section 12 of this Note, in case any one or more of the Events of Default specified in Section 8 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other ~1egal or equitable right of the holder of this Note.

            In case of any default under this Note, the Corporation will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including without limitation collection costs and reasonable attorneys' fees, to the extent actually incurred.

            10. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            11. Remedies Not Waived. No course of dealing between the Corporation and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

            12. Subordination. (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent set forth in the following paragraphs (A),
(B), (C) and (D), to all Senior Indebtedness of the Corporation. "Senior Indebtedness" shall mean the principal of, premium, if any, and interest ~including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law and including any loans made to the Corporation as a debtor in possession in any bankruptcy proceeding by any persons who were the holders of any Senior Indebtedness on the date such bankruptcy proceeding was commenced) on all indebtedness to a bank or banks for borrowed money now existing or hereinafter incurred which by its terms is not subordinated to any other indebtedness of the Corporation.

            (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

            (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full.

            (C) No payment shall be made, directly or indirectly, on account of the Notes (i) upon maturity of any Senior Indebtedness obligation, by lapse of time, acceleration (unless waived) , or otherwise, unless and until all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full and have terminated, or (ii) upon the happening of any default in payment of any principal of, premium, if any, or interest on or any other amounts payable in respect of Senior Indebtedness when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Senior Payment Default"), unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist.

            (D) Upon the happening of an event of default (other than as described in clause (A), (B) or (C) above) with respect to any Senior Indebtedness permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it is otherwise due and payable (a "Nonmonetary Default"), upon the occurrence of (i) receipt by the holder of this Note of written notice from a holder of said Senior Indebtedness of a Nonmonetary Default (any such notice, a "Blockage Notice") , or (ii) if such Nonmonetary Default results from the acceleration of this Note, the date of such acceleration; then (x) the Corporation will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of this Note,
(y) the holder of this Note will not accept from the Corporation any payment of any kind of or on account of this Note and (z) the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note, unless and until in each case described in clauses (x), (y) and (z) all such Senior Indebtedness shall have been paid in full; provided, however, that if such Nonmonetary Default shall have occurred and be continuing for a period (a "Blockage Period") commencing on the earlier of the date of receipt of such Blockage Notice or the date of the acceleration of this Note and ending 179 days thereafter (it being understood that not more than one Blockage Period may be commenced with respect to this Note during any period of 360 consecutive days), and during such Blockage Period (i) such Nonmonetary Default shall not have been cured or waived, (ii) the holder of such Senior Indebtedness shall not have made a demand for payment and commenced an action, suit or other proceeding against the Corporation and (iii) none of the events described in subsection (A) above shall have occurred, then (to the extent not otherwise prohibited by subsections (A), (B) or (C) above) the Corporation may, not less than 10 days after receipt by the holders of such Senior Indebtedness of written notice to such effect from the holder of this Note, make and the holder of this Note may accept from the Corporation all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

                  (b) Subject to the payment in full of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 12 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Indebtedness, it being understood that the provisions of this Section 12 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand, Subject to the rights, if any, under this Section 12 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder of this Note the principal hereof and interest hereon in accordance with its terms or prevent (except as otherwise specified herein) the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

                  (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of this Note in contravention of any of the terms hereof or before all the Senior Indebtedness obligations have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash, In the event of the failure of any such holder to endorse or assign any such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name.

            13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

            14. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Delaware.

            15. Headings. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

            IN WITNESS WHEREOF, UNITED SURGICAL PARTNERS INTERNATIONAL, INC has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                    UNITED SURGICAL PARTNERS
                                    INTERNATIONAL, INC.

                                    By       _________________________________
                                                William H. Wilcox
                                                President

                          TRANSFER OF CONVERTIBLE NOTE

      FOR VALUE RECEIVED, Baylor Health Services, a Texas non-profit corporation ("Assignor"), hereby sells, assigns, grants, sets over, transfers and delivers unto Baylor Health Care System Foundation, a Texas non-profit corporation ("Assignee"), all of Assignor's right, title, interest, power and privilege in and to, including the right to receive all interest payments under (including the interest payment due July 1, 1999), the following: the Convertible Subordinated Promissory Note made by United Surgical Partners International, Inc., a Delaware corporation ("USP"). in favor of Assignor, dated June 1, 1999, with a face amount of three million two hundred and eighty seven thousand and two hundred and thirty four dollars and No/100 ($3,287,234.00) (the "Note").

      Assignee hereby accepts the foregoing assignment of the Note.

      This Transfer of Convertible Note shall bind and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

      EXECUTED to be effective as of June 1, 1999.

                                    BAYLOR HEALTH SERVICES
                                    a Texas non profit corporation


                                    By:      _________________________________

                                    Name:    _________________________________

                                    Title:   _________________________________


                                    BAYLOR HEALTH CARE SYSTEM FOUNDATION
                                    a Texas non profit corporation


                                    By:      _________________________________

                                    Name:    _________________________________

                                    Title:   _________________________________

            USP is executing this Transfer of Convertible Note to evidence its agreement that the assignment effected by this Transfer of Convertible Note complies with the legend on the face of the Note.

                                    UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                    a Texas non profit corporation


                                    By:      _________________________________

                                    Name:    _________________________________

                                    Title:   _________________________________

                                    EXHIBIT D

                            [Intentionally Omitted]

                                    EXHIBIT E

                      [Assignment and Assumption Agreement]

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      Pursuant to and in accordance Section 11.7 of the Contribution and Purchase Agreement, dated as of May 11, 1999 (the "Agreement"), entered into by (among others) USP North Texas, Inc., a Texas corporation ("Assignor"), and TI-IVG/HealthFirst LLC, a Texas limited liability company ("Assignee"), and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby assigns, transfers, grants, sets over and delivers unto Assignee, all of Assignor's right, title, interest, power and privilege in and to the following property, whether real, personal or mixed, tangible or intangible:

      All USP Assets, as such term is defined in Section 2.1 of the Agreement;

excluding, however, the following: (a) Assignor's share of cash and cash equivalent assets of DeSoto that are in excess of $50,000 as of the effective date of this Assignment and Assumption Agreement set forth below (the "Effective Date"); (b) Assignor's share of cash and cash equivalent assets of Metroplex that are in excess of $50,000 as of said Effective Date; (c) all earned but unpaid management fees under the HealthFirst Management Agreements as of the Effective Date; and (d) Assignor's rights under the Agreement.

      Assignee hereby accepts the foregoing assignments and assumes and agrees to be responsible for the liabilities and obligations (a) that were assumed by Assignor pursuant to Section 1(e) of the HealthFirst Purchase Agreement, as and to the extent any such liability or obligation arises due to acts or omissions occurring on or after the Effective Date, and (b) that arise on or after the Effective Date under Sections 1(c), 1(d) (ii) (subject to Section 2.2(b) of the Agreement), 2 (penultimate sentence only), 8(a)(iii) and (iv) (but only to the extent Assignee is the indemnified party thereunder), 8(b) (subject to Section
8.8 of the Agreement), 8(d), 8(e), 8(f) (if Assignee exercises the HealthFirst Option included therein), 8(f)(iv) (if Assignee does not exercise the HealthFirst Option included therein, but only as to management fees accrued on and after the Effective Date), 8(g) (if Assignee exercises the HealthFirst Option included therein), 8(i)(iii). 8(k), 8(1) and 10 through 16, 18 and 19 of the HealthFirst Purchase Agreement and Sections 1 and 2 through 5 (if Assignee exercises the HealthFirst Option included in Section 2) of the Option and Amendment Agreement included therein, including without limitation all payment obligations arising under Section 8(e) of the HealthFirst Purchase Agreement or resulting from any exercise of a HealthFirst Option. In addition, Assignee shall be subject to all other relevant provisions of the HealthFirst Purchase Agreement in connection with any exercise of Assignee's rights and benefits thereunder. It is understood and agreed, however, that Assignee does not hereby assume or agree to pay or be responsible for any other obligations, debts, liabilities or duties of Assignor, including without limitation the obligations and liabilities described in clauses (i) through (vi) of Section 2.3 of the Agreement.

      This Assignment and Assumption Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

      This Assignment and Assumption Agreement is effective as of 12:01 a.m. on the 1st day of June, 1999.

      IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption Agreement to be executed by their duly authorized representatives.

                                    USP NORTH TEXAS, INC.

                                    By:
                                        ---------------------------------------
                                          Sue H. Shelley
                                          Vice President


                                    THVG/HEALTHFIRST LLC

                                    By:
                                        ---------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    EXHIBIT F

                  [Bill of Sale and Assumption of Liabilities]

                   BILL OF SALE AND ASSUMPTION OF LIABILITIES

      Pursuant to and in accordance Section 12.7 of the Contribution and Purchase Agreement, dated as of May 11, 1999 (the "Agreement"), entered into by (among others) Baylor Health Services, a Texas non-profit corporation ("Assignor"), and Texas Health Ventures Group L.L.C., a Texas limited liability company, and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby assigns, transfers, grants, sets over and delivers unto Dallas Surgical Partners, L.P., a Texas limited partnership ("Assignee"), all of Assignor's right, title, interest, power and privilege in and to the following property, whether real, personal or mixed, tangible or intangible, relating to either or both of the Baylor Centers (as defined in the Agreement):

      All Baylor Center Assets, as such term is defined in Section 1.1 of the Agreement;

excluding, however, the Excluded Baylor Assets, as such term is defined in
Section 1.1 of the Agreement.

      Assignee hereby accepts the foregoing assignments and assumes and agrees to be responsible for the obligations, duties and liabilities relating to the Baylor Centers (i) that are current trade payables incurred in the ordinary course of business of the Baylor Centers and are outstanding on the effective date of this Bill of Sale and Assumption of Liabilities (the "Effective Date"),
(ii) that are accrued employee vacation or sick leave benefits for employees of the Baylor Centers who are hired by USP North Texas, Inc. on or immediately following the Effective Date or (iii) that arise due to acts or omissions occurring on or after said Effective Date, including without limitation obligations under the contracts, leases and other instruments or commitments that either (A) are described in Schedule 9.6 attached to the Agreement or (B) relate to the Baylor Centers, do not involve a non-cancellable financial obligation of more than $25,000 and are cancellable without cost or penalty no later than 12 months after the Effective Date. It is understood and agreed, however, that Assignee does not hereby assume or agree to pay or be responsible for any other obligations, debts, liabilities or duties of Assignor, including without limitation the Excluded Liabilities (as defined in Section 1.3 of the Agreement).
      This Bill of Sale and Assumption of Liabilities shall bind and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

      This Bill of Sale and Assumption of Liabilities is effective as of 12:01 a.m. on the 1st day of June, 1999.

      IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale and Assumption of Liabilities to be executed by their duly authorized representatives.

                                BAYLOR HEALTH SERVICES

                                By:
                                    ---------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                      -------------------------------------


                                DALLAS SURGICAL PARTNERS, L.P., a Texas limited partnership

                                By: Texas Health Venture VII L.L.C., its genera
                                    partner

                                      By:  /s/ Sue H. Shelley
                                           -------------------------------
                                      Name:
                                            -------------------------------
                                      Title:
                                            -------------------------------

                                    EXHIBIT G

                                [Lease Agreement]

                                 LEASE AGREEMENT

                                     between

                             BAYLOR HEALTH SERVICES,
                                   as Landlord

                                       and

                          DALLAS SURGICAL PARTNERS, LP,
                                     Tenant

                                    Premises:

                                3920 Worth Street
                               Dallas, Texas 75246

                                TABLE OF CONTENTS

1.  Lease of Premises ..................................................      1
2.  Term ...............................................................      1
3.  Use ................................................................      1
4.  Services ...........................................................      1
5.  Peaceful Enjoyment .................................................      2
6.  Rent ...............................................................      2
7.  Security Deposit ...................................................      2
8.  Maintenance and Repairs ............................................      2
9.  Taxes ..............................................................      3
10. Compliance with Laws ...............................................      3
11. Alterations and Improvements .......................................      3
12. Status of Tenant ...................................................      3
13. Assignment and Subletting ..........................................      3
14. Indemnification ....................................................      4
15. Insurance ..........................................................      4
16. Mutual Waivers of Recovery .........................................      4
17. Hazardous Materials ................................................      4
18. Rules and Regulations ..............................................      5
19. Acceptance of Premises .............................................      5
20. Entry and Inspection ...............................................      5
21. Tenant's Risk ......................................................      5
22. Damage or Destruction ..............................................      5
23. Condemnation .......................................................      6
24. Mechanic's Liens ...................................................      6
25. Holding Over .......................................................      6
26. Default and Remedies ...............................................      7
27. Transfer of Landlord's Interest ....................................      8
28. Waiver .............................................................      8
29. Subordination of Lease .............................................      9
30. Possession .........................................................      9
31. Death, Disability or Retirement ....................................      9
32. Relocation .........................................................      9
33. Renewal Option .....................................................     10
34. Sales Tax ..........................................................     10
35. Independence and Purpose of Relationship ...........................     10
36. Miscellaneous ......................................................  10-12

            Exhibit "A" - Floor Plan of Premises
            Exhibit "B" - Rules and Regulations
            Exhibit "C" - Parking Services

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (the "Lease"), is made and entered into as of the 1st day of June 1999, by and between Baylor Health Services, a Texas Corporation domiciled in Dallas, Dallas County (hereinafter called "Landlord"), and Dallas Surgical Partners, LP (hereinafter called "Tenant").

                              W I T N E S S E T H:

      1. Lease of Premises. For and in consideration of the covenants and agreements hereinafter set forth, to be paid, kept and performed by Tenant, Landlord has leased, demised and rented, and by these presents, does hereby lease, demise and rent to Tenant and Tenant does hereby accept, lease and rent from Landlord, that certain space situated at 3920 Worth Street in the City of Dallas, Dallas County, Texas, containing approximately 17,477 rentable square feet, and being delineated on the floor plan attached hereto as Exhibit "A" attached hereto and made a part hereof (the "Premises"). The Building is located on that certain real property having the address 3920 Worth Street in Dallas, Dallas County, Texas (the "Land"). For purposes of determining "rentable square feet" of the Premises, measurements will be from the inside of the corridor wall to the inside of the exterior wall and from center to center of partition walls between suites in the Building.

      2. Term. The term of this Lease shall commence on the earlier of: (a) the date of June 1, 1999 or (b) the date the Premises are substantially completed and Tenant takes possession of the Premises (the "Commencement Date") and shall continue for ten (10) years ending on May 31, 2009, unless sooner terminated in accordance with the provisions of this Lease. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord's request and following the Commencement Date, a notice confirming the Commencement Date and the date of expiration of the term of this Lease.

      3. Use. The Premises may be used and occupied by Tenant during the term of this Lease, for Physician's Office and Surgery Center and administrative offices related thereto and for no other purpose.

      4. Services. Landlord agrees to furnish at Tenant's expense, the following services to the Leased Space.

      (i) hot and cold water *;

      (ii) water for fire sprinkler system, if any;

      (iii) heating and air conditioning, in season; and

      (iv) electric power and energy at standard alternating current voltages, and gas available in the building.

      (v) security and parking lot maintenance

      (vi) repairs and maintenance

      (vii) housekeeping

      5. Peaceful Enjoyment. Tenant shall peacefully hold and enjoy the Premises, subject to the other terms hereof, and provided Tenant pays the rent herein recited and performs all of its covenants and agreements herein contained.

      6. Rent.

            (a) Tenant shall pay to Landlord the monthly rent provided for herein without demand, deduction or offset. During the first year of the term of this Lease, monthly rent shall be the sum of Twenty thousand three hundred ninety dollars ($20,390.00), being $14.00 per rentable square foot. During the second year of the term of the Lease, effective May 1, 2000, monthly rent shall be the sum of Twenty thousand seven hundred fifty four dollars ($20,754.00), being $14.25 per rentable square foot. During the third year of the term of the Lease, effective May 1, 2001, monthly rent shall be the sum of Twenty one thousand one hundred eighteen dollars ($21,118.00), being $14.50 per rentable square foot. During the fourth year of the term of this Lease, effective May 1, 2002, monthly rent shall be the sum of Twenty one thousand four hundred eighty two dollars ($21,482.00), being $14.75 per rentable square foot. During the fifth year of the term of the Lease, effective May 1, 2003, monthly rent shall be the sum of Twenty one thousand eight hundred forty six dollars ($21,846.00), being $15.00 per rentable square foot. During the sixth year of the term of the Lease, effective May 1, 2004, monthly rent shall be the sum of Twenty two thousand two hundred ten dollars ($22,210.00), being $15.25 per rentable square foot. During the seventh year of the term of this Lease, effective May 1, 2005, monthly rent shall be the sum of Twenty two thousand five hundred seventy four dollars ($22,574.00), being $15.50 per rentable square foot. During the eighth year of the term of the Lease, effective May 1, 2006, monthly rent shall be the sum of Twenty two thousand nine hundred thirty nine dollars ($22,939.00), being $15.75 per rentable square foot. During the ninth year of the term of the Lease, effective May 1, 2007, monthly rent shall be the sum of Twenty three thousand three hundred three dollars ($23,303.00), being $16.00 per rentable square foot. During the tenth year of the term of the Lease, effective May 1, 2008, monthly rent shall be the sum of Twenty three thousand six hundred sixty seven dollars ($23,667.00), being $16.25 per rentable square foot.

            (b) All rent and other payments which are due hereunder shall be made payable to Landlord, at the address for Landlord's notices set forth in this Lease, or at such other place as may from time to time be designated in writing by Landlord. Monthly rent shall be paid by Tenant to Landlord in advance on or before the first day of each calendar month during the term of this Lease. The first monthly installment of rent shall be payable contemporaneously with the execution of this Lease, and a like monthly installment of rent shall be due on the first day of the second full calendar month of the term of this Lease and continuing thereafter on the first day of each succeeding calendar month during the term. If the term of this Lease commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the rent for the partial month shall be prorated.

            (c) All sums payable by Tenant to Landlord under the Lease may for purposes hereunder be deemed to constitute "rent."

      *

      *

      8. Maintenance and Repairs. Tenant shall keep and maintain the Premises in good condition and repair. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or Tenant's agents, employees, contractors, or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, or longer period if reasonably necessary to complete the repair or replacement, then Landlord may make such repairs or replacements at Tenant's cost, in which event the sums paid by Landlord shall be reimbursed by Tenant within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Tenant shall surrender to Landlord immediate possession of the Premises and all keys thereto at the expiration of this Lease, in as good condition as when received, ordinary wear and tear excepted.

      9. Taxes. Landlord shall pay the real estate taxes on the Property during the Lease Term.

      (i) Tenant shall pay Landlord, as Additional Rent, Tenant's Share of the ad valorem taxes on the Property for any year during the Lease Term. Tenant shall be responsible for the pro rata portion of such Additional Rent for any fractional part of a calendar year at the beginning, or preceding the end, of the Lease Term. If the termination of this Lease occurs before the tax rate is fixed for the particular year, the proration shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, and, notwithstanding the termination of this Lease, any difference in the actual real estate taxes for such year shall be adjusted between the parties upon receipt of written evidence of the payment thereof.

      (ii) In the event the real estate taxes levied against the Property for any calendar year during the Lease Term are increased as a result of any alterations, additions or improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord the amount of such increase within fifteen (15) days after Landlord's billing therefor. Landlord shall obtain from the tax assessor or assessors a written statement of the total amount of such increase.

      (iii) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have its personal property taxed separately from the Property, but if any of Tenant's personal property is taxed with the Property, Tenant shall pay the taxes for the personal property within fifteen (15) days after Tenant receives a written statement for such personal property taxes.

      10. Compliance With Laws. Tenant shall comply with all laws, ordinances, orders, rules and regulations of all governmental bodies (federal, state, municipal and other agencies or bodies having any jurisdiction) pertaining to the use, condition, or occupancy of the Premises. Tenant will not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose which is illegal or disreputable in any manner, or extra hazardous on account of fire, or permit anything to be done which will in any way increase the rate of fire insurance on the Building or its contents, and in the event that there shall be any increase in the rate of the insurance on the Building or its contents created by Tenant's acts or the conduct of its business therein, Tenant agrees to pay such increase.

      11. Alterations and Improvements. Tenant shall make no alterations, changes or improvements to the Premises without the prior written consent of Landlord, not to be unreasonably withheld or delayed, and without first submitting to Landlord plans and specifications for such work. All work done by Tenant shall be performed in a good and workmanlike manner, in compliance with all applicable laws and at such times and in such manner as not to cause interference with any work of Landlord or with other tenants in the Building. Any alterations, additions, or improvements (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant (including but not be limited to, wall covering, carpeting or other floor covering, paneling, built-in trac moveable file systems, nurses call systems, built-in book shelves and built-in cabinet work), shall be deemed a part of the property of Landlord and shall be surrendered with the Premises at termination of this Lease and shall remain on the Premises without compensation to Tenant. All other furniture, movable trade fixtures (including but not be limited to, x-ray equipment, audio booths and laboratory equipment) and equipment installed by Tenant may (and shall at Landlord's option) be removed by Tenant at the termination of this Lease. Landlord reserves the right to prescribe that all improvements by Tenant shall be the same as or shall conform with Building standard items, materials and types of construction. All alterations, physical additions or improvements must be constructed by a contractor and workmen approved by Landlord, which approval shall not be unreasonably withheld or delayed. All furniture, movable trade and equipment installed by Tenant not removed from the Premises within fifteen (15) days of the termination of the Lease shall be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over the possession of such property and either (a) declare same to be property of Landlord by written notice thereof to Tenant or (b) at the sole risk, cost, and expense of Tenant, remove the same or any part thereof in any manner that Landlord shall choose and dispose of or store the same without incurring liability to Tenant or to any other person.

      *

      13. Assignment and Subletting. Tenant shall not sublet the Premises in whole or in part, nor assign or transfer this Lease or any interest herein in any manner whatsoever, directly or indirectly, voluntarily or by operation of law without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

      14. Indemnification. Landlord shall not be liable to Tenant or to Tenant's employees, agents, subtenants, guests or invitees, or to any other person whomsoever, for any injury to persons or damage to the property on or about the Premises or any other part of the Building or Land from any cause, including, any injury or damages caused by or arising out of the negligence or misconduct of any person entering upon the Land, the Premises or the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, losses, fines, assessments, penalties, damages to persons (including damages for personal injury and death), damages to property, causes of action and costs (including, without limitation, costs of reasonable attorneys' fees) caused by or arising out of (i) the negligence or misconduct of Tenant or its employees, agents, subtenants, guests or invitees, or any other person entering the Premises or Building under the express or implied invitation of Tenant; (ii) the use or occupancy of the Premises by Tenant and the conduct of its business therein; or (iii) any breach or default by Tenant in the performance of its obligations hereunder. Tenant's obligations hereunder shall survive the termination of this Lease. Tenant shall have no obligation to indemnify Landlord for Landlord's negligence, willful misconduct or breach of this Lease.

      15. Insurance. Tenant shall at all times during the term of this Lease, at its own expense, keep in full force and effect (a) all risk insurance insuring all property of Tenant located in the Premises at its full replacement value,
(b) commercial general liability insurance covering personal injury, including death, and contractual liability, and broad form property damage with combined single limits of not less than $1,000,000 to one or more than one person as the result of any one accident or occurrence, and (C) workmen's compensation and employer's liability insurance in form and amount as required by law. Landlord shall be named an additional insured on all such policies. The policies or duly executed certificates for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be delivered to Landlord prior to Tenant's occupancy of the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All such policies and certificates shall be in form and issued by companies reasonably satisfactory to Landlord.

      (i) During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in such amount or percentage of replacement value as Landlord may determine, in its sole discretion. Such policies shall provide protection against all perils included within classification of fire and extended coverage and any other perils which Landlord deems necessary. Landlord may obtain insurance coverage for building improvements installed by Tenant in or on the Leased Space. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest and its obligations hereunder. Tenant shall not do or permit to be done anything which invalidates any such insurance policies. Any casualty insurance which may be carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance and under its sole control.

      (ii) Tenant shall not permit any operation or activity to be conducted or storage or use of any volatile or any other materials on the Property that would cause suspension or cancellation of any fire and extended coverage insurance policy carried by Landlord, or increase the premiums therefor, without the prior written consent of Landlord. If Tenant's use and occupancy of the Leased Space causes an increase in the premiums for any fire and extended coverage insurance policy carried by Landlord on the day before Tenant shall have first gone into possession of the Leased Space under this Lease, Tenant shall pay the amount of such increase to Landlord within fifteen (15) days after billing and presentation of written evidence of the increase by Landlord.

      (iii) Tenant shall pay Landlord, as Additional Rent, Tenant's Share of the excess, if any, of the costs of insurance maintained by Landlord pursuant to
Section 14(i) for any calendar year during the Lease Term over the costs for such insurance for the calendar year in which the Commencement Date occurs; if the Commencement Date is not the first day of a calendar year, the insurance costs for the first calendar year of the Lease Term shall be annualized. Such Additional Rent shall be due and payable as provided in Section 6.

      16. Mutual Waivers of Recovery. Landlord, Tenant and all parties claiming under them each mutually release and discharge each other from all claims and liabilities arising from or caused by fire or other casualty or hazard which is covered or could be covered by fire and extended coverage or all-risk property insurance in respect of the Building, the Premises and the personal property situated therein, or in connection with activities conducted in the Premises or in the Building, no matter how caused, including negligence, and each waives any right of recovery which might otherwise exist on account thereof; provided, the provisions of this paragraph shall not prevent any action by Landlord against Tenant or by Tenant against Landlord for the amount of any deductible.

      17. Hazardous Materials. Tenant shall not permit within the Premises, or cause within the Building or Land, the storage, use, discharge, escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (collectively "Hazardous Substances") in any manner not permitted by law or by the highest standards prevailing in the industry for the storage and use of Hazardous Substances, nor allow to be brought into the Premises any such Hazardous Substances except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Substances. Without limitation, Hazardous Substances shall include those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar classifications described in the Comprehensive Environmental Response Compensation and Liability Act of 1960, as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq., and any other applicable federal, state or local laws and regulations. Tenant shall indemnify and hold Landlord harmless from any and all claims, demands, losses, fines, assessments, penalties and damages arising from any discharge or release of any Hazardous Substances on or about the Premises during the period Tenant is in possession of the Premises or arising out of Tenant's use or occupancy of the Premises or breach of the terms of this paragraph. The covenants contained in this paragraph shall survive the expiration or earlier termination of the Lease.

      18. Rules and Regulations. Tenant covenants and agrees that Tenant will comply fully with all of the rules and regulations of the Building, a copy of which are attached hereto as Exhibit "D" and made a part hereof for all purposes. Landlord shall at all times have the right to change or amend such rules and regulations or to make such other rules and regulations as may be deemed advisable by Landlord for the safety, care and cleanliness of the Building and for preservation of good order therein, all of which changes and amendments will be sent by Landlord to Tenant in writing and thereafter carried out and observed by Tenant. Tenant shall be responsible for the compliance with the rules and regulations by Tenant's agents, employees, guests, visitors and invitees.

      19. Acceptance of Premises. Tenant accepts the Premises as suitable for the purposes for which same are leased, and accepts the Building and each and every appurtenance thereof and waives visible defects therein.

      20. Entry and Inspection. Tenant will permit Landlord and its agents and representatives to enter the Premises, at all reasonable hours and with 24 hours prior notice (or at any time in the event of an emergency), to inspect the Premises or to clean or make repairs, alterations, or additions as Landlord may deem necessary or desirable to the Premises or to other portions of the Building or to show the Premises to prospective purchasers, tenants or lenders. Tenant shall not be entitled to any abatement or reduction of rent by reason of such entry.

      21. Tenant's Risk. All personal property of Tenant, its employees and invitees shall remain in the Premises at the sole risk of the owners thereof, and Landlord shall not be liable for burglary, theft, damage or loss thereto. Landlord shall not be liable for any losses to Tenant, its employees and invitees due to fire, windstorm, hail, water, explosion, aircraft or other means of locomotion, leaking gas, other physical causes. Tenant shall maintain all equipment and appliances installed by Tenant in the Premises so that the same will not cause damage to the Building or other tenants therein.

      22. Damage or Destruction. If the Premises or other improvements situated on the Property should be in part or in whole damaged or destroyed by fire, tornado or other casualty, Tenant shall immediately give written notice thereof to Landlord. If the Premises or other improvements situated on the Property should be damaged by fire, tornado or other casualty but to such an extent that rebuilding or repairs can reasonably be completed within one hundred eighty
(180) days from the date Tenant delivers written notification to Landlord of the happening of the damage, this Lease shall not terminate, but Landlord shall, at its sole cost and expense, proceed forthwith and use reasonable diligence to rebuild or repair such Premises and other improvements on the Property to substantially the condition in which they existed prior to such damage; provided, however, if the casualty occurs during the final six (6) months of the Lease Term, Landlord shall not be required to rebuild or repair such damage unless Tenant shall exercise its renewal option within fifteen (15) days after the date of receipt by Tenant of the notification of the occurrence of the damage. If Tenant does not elect to exercise its renewal option or if there is no renewal option contained herein or previously unexercised at such time, this Lease shall terminate at the option of Landlord and rent shall be abated for the unexpired portion of the Lease, effective from the date of actual receipt by Landlord of the written notification of the damage. If the Premises and other improvements are to be rebuilt or repaired and are untenable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenable shall be abated with respect to that portion of the Premises rendered untenable during such period. If the Premises or other improvements situated on the Property should be substantially or totally destroyed by fire, tornado or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) days from the date Tenant delivers written notification to Landlord of the happening of the damage, this Lease shall terminate at the option either of the Landlord or Tenant and rent shall be abated for the unexpired portion of this Lease, effective from the date of receipt by Landlord of such written notification. If this Lease is not terminated, the Premises and the improvements shall be rebuilt or repaired and rent abated to the extent provided above.

      23. Condemnation. If, during the term of this Lease or any renewal thereof, all or a substantial part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective from the date of taking of the Premises by the condemning authority. If less than a substantial part of the Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease or shall forthwith at its sole expense restore and reconstruct the Premises and improvements therein, and in the event Landlord fails to complete the restoration and construction within one hundred eighty (180) days of its notice to Tenant advising of its intention to restore and reconstruct the Premises, Tenant shall have the right to terminate this Lease. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted proportionately taking into account such portion of the Premises taken by the condemning authority. If any condemnation occurs, Landlord shall receive the entire award or other compensation for the Land, and all or any portion of the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under the Lease, moving costs, loss of business, and other claims it may have.

      24. Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the fling to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

      25. Holding Over. No holding over by Tenant after the term of this Lease, either with or without consent and acquiescence of Landlord, shall operate to extend this Lease for a period longer than one month and any holding over with the consent of Landlord in writing shall constitute a lease from month to month at a monthly rental equal to 125% of the then applicable monthly rent and other sums provided herein, and subject to ail of the other terms, provisions, covenants and agreements on the part of Tenant hereunder.

      26. Default and Remedies. (a) The following events shall be deemed to be defaults or events of default by Tenant under this Lease:

            (i) Tenant shall fail to pay when due any installment of rent or any other sum of money payable by Tenant to Landlord and such failure shall continue for a period of ten (10) days following written notice thereof from Landlord to Tenant, provided, Landlord shall not be required to deliver to Tenant more than two (2) such notices in any calendar year.

            (ii) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice from Landlord to Tenant of the occurrence of such failure; however, if such failure cannot be cured within such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be a default or an event of default unless it is not fully cured within an additional sixty (60) days following the expiration of the 30-day period.

            (iii) Any petition shall be filed by or against Tenant under the
                  United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty
                  (60) days of filing, or Tenant shall be adjudged bankrupt or insolvent in any proceedings filed thereunder.

            (iv) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty (60) days of filing.

            (v) Tenant shall make a general assignment for the benefit of creditors.

            (vi) Tenant shall fail to take possession of or shall desert, abandon or vacate the Premises.

      (b) If any default or event of default shall have occurred, Landlord shall have the right at its election, then or any time thereafter while such default or event of default shall continue, to pursue any one or more of the following remedies:

            (i) Terminate this Lease by giving notice thereof to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, without being liable for prosecution or any claim of damages therefor and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to (1) all reasonable expenses necessary to relet the Premises which shall include the cost of renovating, repairing, and altering the Premises for a new tenant or tenants, and all leasing costs associated therewith; and (2) any increase in insurance premiums caused by the vacancy of the Premises.

            (ii) Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms and on such conditions and for such uses as Landlord in its absolute discretion may determine and Landlord may collect and receive any rents payable by reason of such reletting; and Tenant agrees to pay Landlord on demand ail reasonable expenses necessary to relet the Premises which shall include the cost of renovating, repairing, and altering the Premises for a new tenant or tenants and all leasing costs associated therewith and Tenant further agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph (b)(1) above.

            (iii) No repossession or re-entering on the Premises or any part thereof pursuant to subparagraphs (b)(i) and (ii) above or otherwise and no reletting of the Premises or any part thereof pursuant to subparagraph (b)(ii) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering, except if the Premises are re-let, Tenant shall only be responsible for the difference in rent if the Premises are re-let at a lower rental rate, and Tenant shall have no indemnity obligations related to the use of the Premises by the new tenant.

            (iv) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.

            (v) Nothing contained in this Lease shall be construed as imposing any enforceable duty upon Landlord to relet the Premises and Landlord shall have no duty to mitigate or minimize Landlord's damages by virtue of Tenant's default.

            (vi) No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

      27 Transfer of Landlord's Interest. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord transfers or assigns its rights under this Lease, then Landlord shall be released from any further obligations arising from and after the date of such transfer.

      28. Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

      29. Subordination of Lease. This Lease shall be subordinate to any and all deeds of trust and ground leases now or hereafter encumbering the Building, and all refinancings, renewals, modifications, extensions or consolidations thereof. Tenant agrees to attorn to any mortgagee or trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease provided such mortgagee, trustee or purchaser delivers to Tenant a nondisturbance agreement whereby it agrees to honor the Lease (including all renewal options) so long as Tenant is not in default under the Lease. Tenant covenants and agrees that Tenant shall, within five (b) days after Landlord's request, execute and deliver to Landlord whatever instruments may be reasonably required to acknowledge and further evidence the subordination of this Lease and/or the attornment by Tenant to such mortgagee, trustee or purchaser, if the nondisturbance agreement described above is provided. Any holder of a deed of trust covering all or any part of the Building may at any time elect to have this Lease have priority over its deed of trust by executing an instrument of subordination or placing a clause of such subordination in any pleadings or in its deed of trust and recording the same.

      30. Possession. Landlord shall use reasonable diligence to complete the Premises by the Commencement Date; however, if for any reason the Premises shall not be ready for occupancy by Tenant at such time, this Lease shall not be affected thereby except that the Commencement Date of this Lease shall be deferred to and begin upon the date that the Premises shall be ready for occupancy and this Lease shall run for the full term thereafter, and Tenant shall have no claim against Landlord by reason thereof.

      *

      *

      33. Renewal Option. So long as Tenant is not then in default under this Lease, then Tenant shall have the option to renew this Lease for six additional five-year terms, by delivering Landlord written notice of its election to exercise such option not later than ninety (90) days prior to the expiration date of this Lease or applicable option term. If such option is exercised, Tenant shall have the right to renew this Lease for a second three-year renewal term, by delivering Landlord written notice not later than ninety (90) days prior to the expiration of the first renewal term. Any renewal of this Lease shall be on the terms and conditions set forth in this Lease and at a monthly rental equal to the prevailing rate then being charged by Landlord for comparable space in the Building to tenants that are not affiliated with Landlord, taking into account the quality, size, utility and location of the Premises, and subject to increase or adjustment as provided in Section 6 above, provided Landlord shall not be obligated for any allowances or improvements to the Premises and Tenant shall have no further renewal rights hereunder.

      34. Sales Tax. In the event that any sales, use or revenue tax is levied or imposed by any governmental authority upon the rent paid by Tenant herein or for the use or occupancy of the Premises try Tenant, then Tenant agrees to pay such tax monthly to the Landlord, as an additional consideration and rent for the use and occupancy of the Premises, unless such tax results from the actions of Landlord.

      35. Independence and Purpose of Relationship. Tenant and Landlord each represent and warrant to the other that the transactions contemplated by this Lease are lease transactions only and that the only relationship between the parties hereto is that of landlord and tenant. Notwithstanding the foregoing, Tenant and Landlord recognize that the Tenant may have patients who require services offered by the Landlord or its affiliates. Landlord and Tenant hereby represent and warrant that nothing in this Lease is intended to require or involve in any manner whatsoever the referral of patients to the Landlord or its affiliates and no payments made under any terms or conditions of this Lease are in exchange for or conditioned upon any referral of patients. Any referral of patients for medical services by Landlord or its affiliates or Tenant shall be based solely on the medical needs and wishes of such patients, and nothing in this Lease prohibits Tenant or Landlord from referring patients to other healthcare providers or physicians. It is expressly the intent of Landlord and Tenant to comply with all federal and state laws limiting, prohibiting, or otherwise pertaining to referrals or remuneration for the furnishing of health services, including, but not limited to, 42 U.S.C. ss. 1320a-7(b), et seq., 42 U.S.C. ss. 1395nn, et seq., and 161.091 of the Texas Health and Safety Code.

      36. Miscellaneous.

      (e) Force Mejeure. Other than for Tenant's monetary obligations under this Lease, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war or governmental laws beyond the control of such party.

      (f) Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

      (g) Notices. Notices hereunder must be hand-delivered or sent by certified mail, return receipt requested, postage prepaid, addressed, if to Landlord, at the address: 3600 Gaston Avenue, Suite 660, LB113, Dallas, Texas 75248, Attn:
Sara Shanley, and if to Tenant, at the address of the Premises, or to such other addresses as may be specified by written notice delivered to the other party. Notice shall be deemed given upon tender of delivery (in the case of a hand-delivered notice) or two (2) days following mailing of same (in the case of certified or registered mail), provided that no notice of either party's change of address shall be effective until ten (10) days after the notice of change is given.

      (h) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

      *

      (j) Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

      (k) Late Payment Charge and Interest Payable. Landlord may impose a late payment charge equal to five percent (5%) of any amount due under this Lease if not paid within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days from the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of eighteen percent (18%) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower.

      (l) Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

      (m) Building Name. Landlord shall have the exclusive right at all times during the term of this Lease to change, modify, add to or otherwise alter the name of the Building, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

      (n) Time is of the Essence. Time is of the essence in the performance of all of the covenants, conditions and agreements in this Lease.

      (o) Attorneys' Fees, Costs and Expenses. If on account of any breach or default by any party hereto in its obligations to any party hereto, it shall become necessary for the non-defaulting party to employ an attorney to enforce or defend any of its rights or remedies hereunder, the defaulting party agrees to pay the non-defaulting party its reasonable attorneys' fees, whether or not suit is instituted in connection therewith, together with all court costs, if any, incurred in connection therewith.

      (p) Entire Agreement and Amendments. This Lease is the only agreement between the parties hereto and their representatives and agents with respect to the Premises. There are no representations or warranties between the parties with respect to the Premises, the Building, or this Lease, other than the representations and agreements contained in this document. No agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly executed by the parties.

      (q) Binding Effect. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and assigns, except as otherwise herein expressly provided.

      (r) Gender. Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context requires otherwise.

      (s) Exhibits. The following exhibits and attachments are hereby incorporated in this Lease by reference.

            Exhibit "A"  -  Floor Plan of Premises
            Exhibit "B"  -  Rules and Regulations
            Exhibit "C"  -  Parking Services

      (t) Captions. The captions contained in this Lease are for convenience of reference only, and do not alter the terms and conditions of this Lease.

      EXECUTED to be effective as of the date first hereinabove written.

                                          LANDLORD:

                                          BAYLOR HEALTH CARE SYSTEM

                                          By. /s/ Sara M. Shanley
                                              ---------------------------------

                                          Title: Managing Director

                                          Date: 6/1/99


                                          TENANT:

                                          DALLAS SURGICAL PARTNERS, LP

                                          By: Sue H. Shelley
                                              ---------------------------------

                                          Title:
                                                 ------------------------------

                                          Date:
                                                -------------------------------

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

      The following rules and regulations shall apply to the Premises, the Land, the Building, any parking garage associated therewith, and the appurtenances thereto.

      1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building.

      2. Canvassing, soliciting and peddling in the Building are prohibited.

      3. Underwriters Laboratories approved "plug-in" electrical appliances may be installed without Landlord approval if done under safe conditions and without overloading circuits. No space heaters shall be permitted in the Premises. No wiring may be done and no heavy electrical equipment may be installed except with Landlord approval and by persons approved by Landlord.

      4. Plumbing, fixtures and appliances shall be used only for purposes for which constructed, and no unsuitable material shall be placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of Tenant or Tenant's agents, employees, or invitees shall be paid by Tenant.

      5. Tenant shall not do or cause anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

      6. Landlord shall have the right to prescribe the weight and position of heavy equipment or objects which may cause excessive stress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

      7. Tenant shall notify the Building manager when its furniture or equipment is to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall reasonably prescribe.

      8. All deliveries must be made via the service entrance and service elevator, during normal working hours. Landlord's written approval must be obtained for any delivery after normal working hours. Tenant shall make advance arrangements with Landlord to schedule move-ins or move-outs and to reserve service elevator access. Move-in and move-out must be done before 8:00 a.m. or after 5:00 p.m. or on weekends.

      9. Corridor doors, when not in use, shall be kept closed.

      10. Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean.

      11. Tenant shall not cause any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants or such tenant's guests or invitees.

      12. No animals (other than for handicapped persons) or birds shall be brought into or kept in or about the Building.

      13. When conditions are such that Tenant must dispose of crates, boxes, or similar materials, it will be the responsibility of Tenant to dispose of same prior to 8:00 a.m., or after 5:00 p.m., unless Tenant makes other arrangements for such disposal with Landlord.

      14. No machinery of any kind, other than ordinary office machines such as typewriters, calculators, desktop computers, facsimile machines, photo copies, x-ray and laboratory equipment, shall be operated in, on or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, nor shall a Tenant use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

      15. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

      16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

      17. No food or beverages shall be distributed from Tenant's office without the prior written approval of the Landlord.

      18. If Landlord provides janitorial service to the Premises, the janitor or janitors, or other cleaning persons employed by the Landlord will be provided with pass keys to offices in the Building. Such janitor or janitors, or other cleaning persons, and no one else shall be looked to by Tenant to clean and care for the Premises, except by written permission of Landlord or its authorized agent.

      19. No sign or advertisement shall be painted on or attached to the Building without the written consent of Landlord, and all lettering or other characters thereon shall be of the style adopted by Landlord, and at the expense of Tenant, and shall be made so as to be acceptable to Landlord. All pictures, diplomas, decorative items, or other such objects shall be installed, mounted, or hung only by the superintendent of the Building, or others as approved by Landlord, and only with consent of Landlord. No nails, screws, hooks, or stickers shall be placed in or on the woodwork, partitions, or walls without the written consent of the Landlord.

      *

      21. Landlord shall be authorized to take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, however, Landlord shall have no liability to Tenant or its employees, agents, invitees or licensees for losses due to theft or burglary, or for damage done by unauthorized persons in or about the Building or Premises. For safety of persons and protection of tenant property, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building for any interval of time deemed appropriate. All persons entering or leaving the Building at times when it is so locked may be required to sign a Building register and may be refused admission except by satisfactory identification and/or other evidence of their right of access to the Building. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.

      22. Tenant will receive a reasonable number of keys for the Premises at the time of its occupancy of the Premises. Thereafter, Tenant may obtain additional or replacement keys or have locks changed at a reasonable charge; provided, Tenant shall not change or allow any locks to be changed in the Premises without

Landlord's consent. No duplication or copy of such keys shall be made by any person other than Landlord or its agents. All such keys shall at all times be the property of Landlord and shall be surrendered by Tenant upon request. Landlord may at any time change, alter, or re-key any door lock in the Premises without prior consent of Tenant.

      23. Tenant must register all physician and employee vehicles with Parking Services. Tenant physician parking is included in the rental rate. The rental rate does not include Tenant employee parking. Each physician occupying the premises shall receive a parking card to park in an assigned lot on the Baylor campus. Tenant shall be charged for employee parking cards at a rate determined by Parking Services (see Exhibit "C").

            Tenant must notify Parking Services of any changes in cardholders and is responsible for any lost or stolen cards. Any car illegally parked in a garage, lot or patient/visitor space is subject to a citation and/or towing by Landlord at the expense of the car owner. Landlord is not responsible for any theft or damage to vehicle.

      24. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be paid by Tenant. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

      25. Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant.

      26. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

      27. Tenant will refer all contractors, contractor's representatives, and installation technicians rendering any service on or to the Premises for Tenant to Landlord, for Landlord's approval and supervision for performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment, or any other physical portion of the Building.

      28. Landlord reserves the right to amend or rescind any of these rules and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein, which rules shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

                                   EXHIBIT "C"

                                PARKING SERVICES

The charge for a Tenant employee parking card is $16.00 per month.

A lost or stolen parking card may be replaced for $25.00.

These rates will be assessed annually by Parking Services at which time they may be increased, not to exceed 10% per month each year. Tenant shall be notified thirty (30) days prior to a new rate being effective.

Rent includes parking for physicians, but not for employees of Tenant. Physicians will be given a card free of charge allowing them to park in an assigned lot on the Baylor campus. Tenant shall be charged for employee parking cards at the general rates determined by Baylor Health Care System Parking Services.

                                 LEASE AGREEMENT

                                     between

                           BAYLOR HEALTH CARE SYSTEM,

                                   as Landlord

                                       and

                           DALLAS SURGICAL PARTNER, LP

                                    as Tenant

                                    Premises:

                         Suite No. 700, Collins Building

                                3535 Worth Street

                               Dallas, Texas 75246

                                    TABLE OF CONTENTS

1.   Lease of Premises .................................................      1
2.   Term ..............................................................      1
3.   Use ...............................................................      1
4.   Services ..........................................................      1
5.   Peaceful Enjoyment ................................................      2
6.   Rent ..............................................................      2
7.   Security Deposit ..................................................      2
8.   Maintenance and Repairs ...........................................      2
9.   Compliance with Laws ..............................................      3
10.  Alterations and Improvements ......................................      3
11.  Status of Tenant ..................................................      3
12.  Assignment and Subletting .........................................      3
13.  Indemnification ...................................................      4
14.  Insurance .........................................................      4
15.  Mutual Waivers of Recovery ........................................      4
16.  Hazardous Materials ...............................................      4
17.  Rules and Regulations .............................................      5
18.  Acceptance of Premises ............................................      5
19.  Entry and Inspection ..............................................      5
20.  Tenant's Risk .....................................................      5
21.  Damage or Destruction .............................................      5
22.  Condemnation ......................................................      6
23.  Mechanic's Liens ..................................................      6
24.  Holding Over ......................................................      6
25.  Default and Remedies ..............................................      7
26.  Transfer of Landlord's Interest ...................................      8
27.  Waiver ............................................................      8
28.  Subordination of Lease ............................................      9
29.  Possession ........................................................      9
30.  Death, Disability or Retirement ...................................      9
31.  Relocation ........................................................      9
32.  Renewal Option ....................................................     10
33.  Sales Tax .........................................................     10
34.  Independence and Purpose of Relationship ..........................     10
35.  Miscellaneous .....................................................  10-12

            Exhibit "A"  -  Floor Plan of Premises
            Exhibit "B"  -  Legal Description of Real Property
            Exhibit "C"  -  Rules and Regulations
            Exhibit "D"  -  Parking Services

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (the "Lease"), is made and entered into as of the 1st day of June, 1999, by and between Baylor Health Care System, a Texas Corporation domiciled in Dallas, Dallas County (hereinafter called "Landlord"), and Dallas Surgical Partners, LP (hereinafter called "Tenant").

                              W I T N E S S E T H:

      1. Lease of Premises. For and in consideration of the covenants and agreements hereinafter set forth, to be paid, kept and performed by Tenant, Landlord has leased, demised and rented, and by these presents, does hereby lease, demise and rent to Tenant and Tenant does hereby accept, lease and rent from Landlord, that certain space, in the Collins Building (the "Building") situated at 3535 Worth Street in the City of Dallas, Dallas County, Texas, such space being described as: Suite 700 containing approximately 17,355 rentable square feet, and being delineated on the floor plan attached hereto as Exhibit "A" attached hereto and made a part hereof (the "Premises'"). The Building is located on that certain real property described on Exhibit "B" attached hereto and made a part hereof (the "Land"). For purposes of determining "rentable square feet" of the Premises, measurements will be from the inside of the corridor wall to the inside of the exterior wall and from center to center of partition walls between suites in the Building.

      2. Term. The term of this Lease shall commence on the earlier of: (a) the date of June 1, 1999 or (b) the date the Premises are substantially completed and Tenant takes possession of the Premises (the "Commencement Date") and shall continue for ten (10) years ending on May 31, 2003, unless sooner terminated in accordance with the provisions of this Lease. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord's request and following the Commencement Date, a notice confirming the Commencement Date and the date of expiration of the term of this Lease.

      3. Use. The Premises may be used and occupied by Tenant during the term of this Lease, for medical and surgical center and administrative offices related thereto and for no other purpose.

      4. Services. Landlord agrees to furnish to the Building water, electricity, gas, elevator service, janitorial service and air conditioning and heating as in Landlord's reasonable judgment are customary and necessary for the comfortable use and occupancy of the Premises on all generally recognized business days and on nonrecognized business days, provided, Tenant shall be responsible for any actual costs attributable to Landlord's furnishing services to Tenant on nonbusiness days. Landlord shall not be liable for the interruption of any or all of said services incident to making repairs, adjustments or improvements to the Building or Premises nor shall Landlord be liable for failure to furnish any of the foregoing services, except as the result of the gross negligence or willful neglect of Landlord, nor shall such failure or interruption be construed as an eviction of Tenant except to the extent the Premises are rendered untenantable) or cause an abatement of rent or in any way render Landlord liable for damages either to person or property suffered by Tenant, its employees, licensees or invitees, by reason of any such failure, or release Tenant from the prompt fulfillment of any of its covenants under this Lease except as may be otherwise expressly provided herein. Should any equipment or machinery break down or cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of such interruption of service.

      5. Peaceful Enjoyment. Tenant shall peacefully hold and enjoy the Premises, subject to the other terms hereof, and provided Tenant pays the rent herein recited and performs all of its covenants and agreements herein contained.

      6. Rent.

            (a) Tenant shall pay to Landlord the monthly rent provided for herein without demand, deduction or offset. During the first year of the term of this Lease, monthly rent shall be the sum of Twenty eight thousand nine hundred forty two dollars ($28,942.00), being $20.00 per rentable square foot. During the second year of the term of the Lease, effective May 1, 2000, monthly rent shall be the sum of Twenty nine thousand six hundred sixty five dollars ($29,868.00), being $20.60 per rentable square foot. During the third year of the term of the Lease, effective May 1, 2001, monthly rent shall be the sum of Thirty thousand three hundred eighty nine dollars ($30,389.00), being $21.00 per rentable square foot. During the fourth year of the term of the Lease, effective May 1, 2002, monthly rent shall be the sum of Thirty one thousand one hundred twelve dollars ($31,112.00), being $21.50 per rentable square foot. During the fifth year of the term of the Lease, effective May 1, 2003, monthly rent shall be the sum of Thirty one thousand eight hundred thirty six dollars ($31,836.00), being $22.00 per rentable square foot. During the sixth year of the term of the lease, effective May 1, 2004, monthly rent shall be the sum of Thirty two thousand five hundred fifty nine dollars ($32,559.00), being $22.50 per rentable square foot. During the seventh year of the term of the lease, effective May 1, 2005, monthly rent shall be the sum of Thirty three thousand two hundred eighty three dollars ($33,283.00), being $23.00 per rentable square foot. During the eighth year of the term of the lease, effective May 1, 2006, monthly rent shall be the sum of Thirty four thousand six dollars ($34,006.00), being $23.50 per rentable square foot. During the ninth year of the term of the lease, effective May 1, 200?, monthly rent shall be the sum of Thirty four thousand seven hundred thirty dollars ($34,730.00), being $24.00 per rentable square foot. During the tenth year of the term of the lease, effective May 1, 2008, monthly rent shall be the sum of Thirty five thousand four hundred fifty four dollars ($35,454.00), being $24.50 per rentable square foot.

            (b) All rent and other payments which are due hereunder shall be made payable to Landlord, at the address for Landlord's notices set forth in this Lease, or at such other place as may from time to time be designated in writing by Landlord. Monthly rent shall be paid by Tenant to Landlord in advance on or before the first day of each calendar month during the term of this Lease. The first monthly installment of rent shall be payable contemporaneously with the execution of this Lease, and a like monthly installment of rent shall be due on the first day of the second full calendar month of the term of this Lease and continuing thereafter on the first day of each succeeding calendar month during the term. If the term of this Lease commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the rent for the partial month shall be prorated.

            (c) All sums payable by Tenant to Landlord under the Lease may for purposes hereunder be deemed to constitute "rent."

      *

      *

      8. Maintenance and Repairs. Tenant shall keep and maintain the Premises in good condition and repair. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or Tenant's agents, employees, contractors, or invitees. If Tenant fails to make such repairs or replacements within fifteen (1) days after the occurrence of such damage, or longer period if reasonably necessary to complete the repair or replacement, then Landlord may make such repairs or replacements at Tenant's cost, in which event the sums paid by Landlord shall be reimbursed by Tenant within ten (1fl) days after Landlord has delivered to Tenant an invoice therefor. Tenant shall surrender to Landlord immediate possession of the Premises and all keys thereto at the expiration of this Lease, in as good condition as when received, ordinary wear and tear excepted.

      9. Compliance with Laws. Tenant shall comply with all laws, ordinances, orders, rules and regulations of all governmental bodies (federal, state, municipal and other agencies or bodies having any jurisdiction) pertaining to the use, condition, or occupancy of the Premises. Tenant will not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose which is illegal or disreputable in any manner, or extra hazardous on account of fire, or permit anything to be done which will in any way increase the rate of fire insurance on the Building or its contents, and in the event that there shall be any increase in the rate of the insurance on the Building or its contents created by Tenant's acts or the conduct of its business therein, Tenant agrees to pay such increase.

      10. Alterations and Improvements. Tenant shall make no alterations, changes or improvements to the Premises without the prior written consent of Landlord, not to be unreasonably withheld or delayed, and without first submitting to Landlord plans and specifications for such work. All work done by Tenant shall be performed in a good and workmanlike manner, in compliance with all applicable laws and at such times and in such manner as not to cause interference with any work of Landlord or with other tenants in the Building. Any alterations, additions, or improvements (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant (including but not be limited to, wall covering, carpeting or other floor covering, paneling, built-in trac moveable file systems, nurses call systems, built-in book shelves and built-in cabinet work), shall be deemed a part of the property of Landlord and shall be surrendered with the Premises at termination of this Lease and shall remain on the Premises without compensation to Tenant. All other furniture, movable trade fixtures (including but not be limited to, x-ray equipment, audio booths and laboratory equipment) and equipment installed by Tenant may (and shall at Landlord's option) be removed by Tenant at the termination of this Lease. Landlord reserves the right to prescribe that all improvements by Tenant shall be the same as or shall conform with Building standard items, materials and types of construction. All alterations, physical additions or improvements must be constructed by a contractor and workmen approved by Landlord, not to be unreasonably withheld or delayed. All furniture, movable trade and equipment installed by Tenant not removed from the Premises within fifteen (15) days of the termination of the Lease shall be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over the possession of such property and either (a) declare same to be property of Landlord by written notice thereof to Tenant or (b) at the sole risk, cost, and expense of Tenant, remove the same or any part thereof in any manner that Landlord shall choose and dispose of or store the same without incurring liability to Tenant or to any other person.

      *

      *

      12. Assignment and Subletting. Tenant shall not sublet the Premises in whole or in part, nor assign or transfer this Lease or any interest herein in any manner whatsoever, directly or indirectly, voluntarily or by operation of law without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

      13. Indemnification. Landlord shall not be liable to Tenant or to Tenant's employees, agents, subtenants, guests or invitees, or to any other person whomsoever, for any injury to persons or damage to the property on or about the Premises or any other part of the Building or land from any cause, including, any injury or damages caused by or arising out of the negligence or misconduct of any person entering upon the Land, the Premises or the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, losses, fines, assessments, penalties, damages to persons (including damages for personal injury and death), damages to property, causes of action and costs (including, without limitation, costs of reasonable attorneys' fees) caused by or arising out of (i) the negligence or misconduct of Tenant or its employees, agents, subtenants, guests or invitees, or any other person entering the Premises or Building under the express or implied invitation of Tenant; (ii) the use or occupancy of the Premises by Tenant and the conduct of its business therein; or (iii) any breach or default by Tenant in the performance of its obligations hereunder. Tenant's obligations hereunder shall survive the termination of this Lease. Tenant shall have no obligation to indemnify Landlord for Landlord's negligence, willful misconduct or breach of this Lease.

      14. Insurance. Tenant shall at all times during the term of this Lease, at its own expense, keep in full force and effect (a) all risk insurance insuring all property of Tenant located in the Premises at its full replacement value,
(b) commercial general liability insurance covering personal injury, including death, and contractual liability, and broad form property damage with combined single limits of not less than $1,000,000 to one or more than one person as the result of any one accident or occurrence, and (c) workmen's compensation and employer's liability insurance in form and amount as required by law. Landlord shall be named an additional insured on all such policies. The policies or duly executed certificates for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be delivered to Landlord prior to Tenant's occupancy of the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All such policies and certificates shall be in form and issued by companies reasonably satisfactory to Landlord.

      15. Mutual Waivers of Recovery. Landlord, Tenant and all parties claiming under them each mutually release and discharge each other from all claims and liabilities arising from or caused by fire or other casualty or hazard which is covered or could be covered by fire and extended coverage or all-risk property insurance in respect of the Building, the Premises and the personal property situated therein, or in connection with activities conducted in the Premises or in the Building, no matter how caused, including negligence, and each waives any right of recovery which might otherwise exist on account thereof; provided, the provisions of this paragraph shall not prevent any action by Landlord against Tenant or by Tenant against Landlord for the amount of any deductible.

      16. Hazardous Materials. Tenant shall not permit within the Premises, or cause within the Building or Land, the storage, use, discharge, escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (collectively "Hazardous Substances") in any manner not permitted by law or by the highest standards prevailing in the industry for the storage and use of Hazardous

Substances, nor allow to be brought into the Premises any such Hazardous Substances except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Substances. Without limitation, Hazardous Substances shall include those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar classifications described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq., and any other applicable federal, state or local laws and regulations. Tenant shall indemnify and hold Landlord harmless from any and all claims, demands, losses, fines, assessments, penalties and damages arising from any discharge or release of any Hazardous Substances on or about the Premises during the period Tenant is in possession of the Premises or arising out of Tenant's use or occupancy of the Premises or breach of the terms of this paragraph. The covenants contained in this paragraph shall survive the expiration or earlier termination of the Lease.

      17. Rules and Regulations. Tenant covenants and agrees that Tenant will comply fully with all of the rules and regulations of the Building, a copy of which are attached hereto as Exhibit "D" and made a part hereof for all purposes. Landlord shall at all times have the right to change or amend such rules and regulations or to make such other rules and regulations as may be deemed advisable by Landlord for the safety, care and cleanliness of the Building and for preservation of good order therein, all of which changes and amendments will be sent by Landlord to Tenant in writing and thereafter carried out and observed by Tenant. Tenant shall be responsible for the compliance with the rules and regulations by Tenant's agents, employees, guests, visitors and invitees.

      18. Acceptance of Premises. Tenant accepts the Premises as suitable for the purposes for which same are leased, and accepts the Building and each and every appurtenance thereof and waives visible defects therein.

      19. Entry and Inspection. Tenant will permit Landlord and its agents and representatives to enter the Premises, at all reasonable hours, and with 24 hours prior notice (or at any time in the event of an emergency), to inspect the Premises or to clean or make repairs, alterations, or additions as Landlord may deem necessary or desirable to the Premises or to other portions of the Building or to show the Premises to prospective purchasers, tenants or lenders. Tenant shall not be entitled to any abatement or reduction of rent by reason of such entry.

      20. Tenant's Risk. All personal property of Tenant, its employees and invitees shall remain in the Premises at the sole risk of the owners thereof, and Landlord shall not be liable for burglary, theft, damage or loss thereto. Landlord shall not be liable for any losses to Tenant, its employees and invitees due to fire, windstorm, hail, water, explosion, aircraft or other means of locomotion, leaking gas, other physical causes. Tenant shall maintain all equipment and appliances installed by Tenant in the Premises so that the same will not cause damage to the Building or other tenants therein.

      21. Damage or Destruction. If the Premises or other improvements situated on the Property should be in part or in whole damaged or destroyed by fire, tornado or other casualty, Tenant shall immediately give written notice thereof to Landlord. If the Premises or other improvements situated on the Property should be damaged by fire, tornado or other casualty but to such an extent that rebuilding or repairs can reasonably be completed within one hundred eighty
(180) days from the date Tenant delivers written notification to Landlord of the happening of the damage, this Lease shall not terminate, but Landlord shall, at its sole cost and expense, proceed forthwith and use reasonable diligence to rebuild or repair such Premises and other improvements on the Property to substantially the condition in which they existed prior to such damage; provided, however, if the casualty occurs during the final six (6) months of the Lease Term, Landlord shall not be required to rebuild or repair such damage unless Tenant shall exercise its renewal option within fifteen (15) days after the date of receipt by Tenant of the notification of the occurrence of the damage. If Tenant does not elect to exercise its renewal option or if there is no renewal option contained herein or previously unexercised at such time, this Lease shall terminate at the option of Landlord and rent shall be abated for the unexpired portion of the Lease, effective from the date of actual receipt by Landlord of the written notification of the damage. If the Premises and other improvements are to be rebuilt or repaired and are untenable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenable shall be abated with respect to that portion of the Premises rendered untenable during such period. If the Premises or other improvements situated on the Property should be substantially or totally destroyed by fire, tornado or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) days from the date Tenant delivers written notification to Landlord of the happening of the damage, this Lease shall terminate at the option either of the Landlord or Tenant and rent shall be abated for the unexpired portion of this Lease, effective from the date of receipt by Landlord of such written notification. If this Lease is not terminated, the Premises and the improvements shall be rebuilt or repaired and rent abated to the extent provided above.

      22. Condemnation. If, during the term of this Lease or any renewal thereof, all or a substantial part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective from the date of taking of the Premises by the condemning authority. If less than a substantial part of the Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease or shall forthwith at its sole expense restore and reconstruct the Premises and improvements therein, and in the event Landlord fails to complete the restoration and construction within one hundred eighty (180) days of its notice to Tenant advising of its intention to restore and reconstruct the Premises, Tenant shall have the right to terminate this Lease. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted proportionately taking into account such portion of the Premises taken by the condemning authority. If any condemnation occurs, Landlord shall receive the entire award or other compensation for the Land, and all or any portion of the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under the Lease, moving costs, loss of business, and other claims it may have.

      23. Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory' to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien clam without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

      24. Holding Over. No holding over by Tenant after the term of this Lease, either with or without consent and acquiescence of Landlord, shall operate to extend this Lease for a period longer than one month and any holding over with the consent of Landlord in writing shall constitute a lease from month to month at a monthly rental equal to 125% of the then applicable monthly rent and other sums provided herein, and subject to all of the other terms, provisions, covenants and agreements on the part of Tenant hereunder.

      25. Default and Remedies. (a) The following events shall be deemed to be defaults or events of default by Tenant under this Lease:

            (i) Tenant shall fail to pay when due any installment of rent or any other sum of money payable by Tenant to Landlord and such failure shall continue for a period of ten (10) days following written notice thereof from Landlord to Tenant, provided, Landlord shall not be required to deliver to Tenant more than two (2) such notices in any calendar year.

            (ii) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice from Landlord to Tenant of the occurrence of such failure; however, if such failure cannot be cured within such 30-day period and Tenant commences to cure such failure within such 0-day period and thereafter diligently pursues such cure to completion, then such failure shall not be a default or an event of default unless it is not fully cured within an additional sixty (60) days following the expiration of the 30-day period.

            (iii) Any petition shall be filed by or against Tenant under the
                  United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty
                  (60) days of filing, or Tenant shall be adjudged bankrupt or insolvent in any proceedings filed thereunder.

            (iv) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty (60) days of filing.

            (v) Tenant shall make a general assignment for the benefit of creditors.

            (vi) Tenant shall fail to take possession of or shall desert, abandon or vacate the Premises.

      (b) If any default or event of default shall have occurred, Landlord shall have the right at its election, then or any time thereafter while such default or event of default shall continue, to pursue any one or more of the following remedies:

            (i) Terminate this Lease by giving notice thereof to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, without being liable for prosecution or any claim of damages therefor and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to (1) all reasonable expenses necessary to relet the Premises which shall include the cost of renovating, repairing, and altering the Premises for a new tenant or tenants, and all leasing costs associated therewith; and (2) any increase in insurance premiums caused by the vacancy of the Premises.

            (ii) Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms and on such conditions and for such uses as Landlord in its absolute discretion may determine and Landlord may collect and receive any rents payable by reason of such reletting; and Tenant agrees to pay Landlord on demand all reasonable expenses necessary to relet the Premises which shall include the cost of renovating, repairing, and altering the Premises for a new tenant or tenants and all leasing costs associated therewith and Tenant further agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph (b)(i) above.

            (iii) No repossession or re-entering on the Premises or any part thereof pursuant to subparagraphs (b)(i) and (ii) above or otherwise and no reletting of the Premises or any part thereof pursuant to subparagraph (b)(ii) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering, except if the Premises are re-let, Tenant shall only be responsible for the difference in rent if the Premise are re-let at a lower rental rate, and Tenant shall have no indemnity obligations related to the use of the Premises by the new tenant.

            (iv) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.

            (v) Nothing contained in this Lease shall be construed as imposing any enforceable duty upon Landlord to relet the Premises and Landlord shall have no duty to mitigate or minimize Landlord's damages by virtue of Tenant's default.

            (vi) No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

      26. Transfer of Landlord's Interest. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord transfers or assigns its rights under this Lease, then Landlord shall be released from any further obligations arising from and after the date of such transfer.

      27. Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

      28. Subordination of Lease. This Lease shall be subordinate to any and all deeds of trust and ground leases now or hereafter encumbering the Building, and ail refinancings, renewals, modifications, extensions or consolidations thereof. Tenant agrees to attorn to any mortgagee or trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease, provided such mortgagee, trustee or purchaser delivers to Tenant a nondisturbance agreement whereby it agrees to honor the Lease (including all renewal options) so long as Tenant is not in default under the Lease. Tenant covenants and agrees that Tenant shall, within five (5) stays after Landlord's request, execute and deliver to Landlord whatever instruments may be reasonably required to acknowledge and further evidence the subordination of this Lease and/or the attornment by Tenant to such mortgagee, trustee or purchaser, if the nondisturbance agreement describe above is provided. Any holder of a deed of trust covering all or any part of the Building may at any time elect to have this Lease have priority over its deed of trust by executing an instrument of subordination or placing a clause of such subordination in any pleadings or in its deed of trust and recording the same.

      29. Possession. Landlord shall use reasonable diligence to complete the Premises by the Commencement Date; however, if for any reason the Premises shall not be ready for occupancy by Tenant at such time, this Lease shall not be affected thereby except that the Commencement Date of this Lease shall be deferred to and begin upon the date that the Premises shall be ready for occupancy and this Lease shall run for the full term thereafter, and Tenant shall have no claim against Landlord by reason thereof.

      *

      *

      32. Renewal Option. So long as Tenant is not then in default under this Lease, then Tenant shall have the option to renew this Lease for six additional five-year terms, by delivering Landlord written notice of its election to exercise such option not later than ninety (90) days prior to the expiration date of this Lease or applicable option term. Any renewal of this Lease shall be on the terms and conditions set forth in this Lease and at a monthly rental equal to the prevailing rate then being charged by Landlord for comparable space in the Building, to tenants that are not affiliated with Landlord, taking into account the quality, size, utility and location of the Premises, and subject to increase or adjustment as provided in Section 6 above, provided Landlord shall not be obligated for any allowances or improvements to the Premises and Tenant shall have no further renewal rights hereunder.
      33. Sales Tax. In the event that any sales, use or revenue tax is levied or imposed by any governmental authority upon the rent paid by Tenant herein or for the use or occupancy of the Premises by Tenant, then Tenant agrees to pay such tax monthly to the Landlord, as an additional consideration and rent for the use and occupancy of the Premises, unless such tax results from the actions of Landlord.

      34. Independence and Purpose of Relationship. Tenant and Landlord each represent and warrant to the other that the transactions contemplated by this Lease are lease transactions only and that the only relationship between the parties hereto is that of landlord and tenant. Notwithstanding the foregoing, Tenant and Landlord recognize that the Tenant may have patients who require services offered by the Landlord or its affiliates. Landlord and Tenant hereby represent and warrant that nothing in this Lease is intended to require or involve in any manner whatsoever the referral of patients to the Landlord or its affiliates and no payments made under any terms or conditions of this Lease are in exchange for or conditioned upon any referral of patients. Any referral of patients for medical services by Landlord or its affiliates or Tenant shall be based solely on the medical needs and wishes of such patients, and nothing in this Lease prohibits Tenant or Landlord from referring patients to other healthcare providers or physicians. It is expressly the intent of Landlord and Tenant to comply with all federal and state laws limiting, prohibiting, or otherwise pertaining to referrals or remuneration for the furnishing of health services, including, but not limited to, 42 U.S.C. ss. 1320a-7(b), et seq., 42 U.S.C. ss. 1395nn, et seq., and ss. 161.091 of the Texas Health and Safety Code.

      35. Miscellaneous.

      (a) Force Majeure. Other than for Tenant's monetary obligations under this Lease, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war or governmental laws beyond the control of such party.

      (b) Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

      (c) Notices. Notices hereunder must be hand-delivered or sent by certified mail, return receipt requested, postage prepaid, addressed, if to Landlord, at the address: 3600 Gaston Avenue, Suite 660, LB113, Dallas, Texas 75246, Attn:
Sara Shanley, and if to Tenant, at the address of the Premises, or to such other addresses as may be specified by written notice delivered to the other party. Notice shall be deemed given upon tender of delivery (in the case of a hand-delivered notice) or two (2) days following mailing of same (in the case of certified or registered mail), provided that no notice of either party's change of address shall be effective until ten (10) days after the notice of change is given.

      (d) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

      *

      (f) Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

      (g) Late Payment Charge and Interest Payable. Landlord may impose a late payment charge equal to five percent (5%) of any amount due under this Lease if not paid within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days from the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of eighteen percent (18%) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower.

      (h) Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

      (i) Building Name. Landlord shall have the exclusive right at all times during the term of this Lease to change, modify, add to or otherwise alter the name of the Building, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

      (j) Time Is of the Essence. Time is of the essence in the performance of all of the covenants, conditions and agreements in this Lease.

      (k) Attorneys' Fees Costs and Expenses. If on account of any breach or default by any party hereto in its obligations to any party hereto, it shall become necessary for the non. defaulting party to employ an attorney to enforce or defend any of its rights or remedies hereunder, the defaulting party agrees to pay the non-defaulting party its reasonable attorneys' fees, whether or not suit is instituted in connection therewith, together with ail court coat, if any, incurred in connection therewith.

      (1) Entire Agreement and Amendments. This Lease is the only agreement between the parties hereto and their representatives and agents with respect to the Premises. There are no representations or warranties between the parties with respect to the Premises, the Building, or this Lease, other than the representations and agreements contained in this document. No agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly executed by the parties.

      (m) Binding Effect. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and assigns, except as otherwise herein expressly provided.

      (n) Gender. Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context requires otherwise.

      (o) Exhibits. The following exhibits and attachments are hereby incorporated in this Lease by reference.

            Exhibit "A"  -  Floor Plan of Premises
            Exhibit "B"  -  Legal Description of Real Property
            Exhibit "C"  -  Rules and Regulations
            Exhibit "D"  -  Parking Services

      (p) Captions. The captions contained in this Lease are for convenience of reference only, and do not alter the terms and conditions of this Lease.

      EXECUTED to be effective as of the date first hereinabove written.

                                          LANDLORD:

                                          BAYLOR HEALTH CARE SYSTEM l

                                          By: /s/ Sara M. Shanley
                                             -----------------------------------

                                          Title: Managing Director

                                          Date: 6/1/99


                                          TENANT:

                                          DALLAS SURGICAL PARTNERS, LP

                                          By: Sue H. Shelley

                                          Title:
                                                --------------------------------

                                          Date:
                                                --------------------------------

                                    EXHIBIT A

                                    EXHIBIT B

                               LOT 1, BLOCK A/780
                        BAYLOR UNIVERSITY MEDICAL CENTER
                                  DALLAS, TEXAS

Being a tract or parcel of land situated in the J. Grigsby Survey, Abstract 485 in the City of Dallas, Dallas, County, Texas and being all of Lot 1, Block A/780 of Baylor University Medical Center Campus Dallas, Texas, an addition to the City of Dallas as recorded In Volume 83230, Page 1964 of the Deed Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a point for comer at the intersection of the southeasterly line of Gaston Avenue (35 feet from centerline) with the cut-off line between the said southeasterly line of Gaston Avenue (35 feet from centerline) and the northeasterly line of Hall Street (47.5 feet from centerline);

THENCE North 44(degree)49'00" East along the southeasterly line of Gaston Avenue (35 feet from centerline) a distance of 955.05 feet to a chisel mark for corner in the southwesterly line of Gordon Street (15 feet right-of-way);

THENCE South 45(degree)05'00" East along the southwesterly, line of a 15 feet wide alley (formerly Gordon Street) a distance of 390.00 feet to a chisel mark for corner;

THENCE North 49(degree)49'00" East along then northwesterly tine of a utility, ingress end egress easement (formerly Junius Street) a distance of 188.19 feet to an iron rod in the southwesterly line of North Washington Street (variable width);

THENCE South 44(degree)40'40" East along the southwesterly line of said North Washington Street a distance of 250.77 feet to an angle point;

THENCE South 46(degree)42'50" East along the southwesterly line of North Washington Street a distance of 189.25 feet to a point for comer;

THENCE South 00(degree)58'06" East along the cut-off line between the southwesterly nine, of North Washington Street and the northwesterly line of Worth Street (variable width right-of-way) a distance of 13.95 feet to a point for corner to the northwesterly line of Worth Street;

THENCE South 44(degree)50'37" West along the northwesterly line of Worth Street a distance of 378.93 feet to an iron rod found for corner;

THENCE South 40(degree)20'50" West along the northwesterly line of Worth Street a distance of 35.14 feet to an 1/2" iron rod found for corner;

THENCE South 45(degree)00'00"' West along trio northwesterly line of Worth Street a distance of 735.97 feet to a point for corner:

THENCE North 89(degree)44'30" West along the cut-off line between the northwesterly line of Worth Street (50 feet right-of-way) and the northeasterly line of Hall Street (95 feet right -of-way) a distance of 8.45 feet to a point for corner in the northeasterly line of Hall Street;

THENCE North 49(degree)29'00" West along the northeasterly line of Hall Street a distance of 824.18 foot to a point for corner;

THENCE North 00(degree)10'00" between the northeasterly line of Hall Street (47.5 feet from centerline) and the southwesterly line of Gaston Avenue 35 feet from centerline a distance of 14.23 feet to the POINT OF BEGINNING and containing 899,842 square feet or 20.658 acres more or less.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

      The following rules and regulations shall apply to the Premises, the Land, the Building, any parking garage associated therewith, and the appurtenances thereto.

A. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building.

      1. Canvassing, soliciting and peddling in the Building are prohibited.

      2. Underwriters Laboratories approved "plug-in" electrical appliances may be installed without Landlord approval if done under safe conditions and without overloading circuits. No space heaters shall be permitted in the Premises. No wiring may be done and no heavy electrical equipment may be installed except with Landlord approval and by persons approved by Landlord.

      3. Plumbing, fixtures and appliances shall be used only for purposes for which constructed, and no unsuitable material shall be placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of Tenant or Tenant's agents, employees, or invitees shall be paid by Tenant.

      4. Tenant shall not do or cause anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

      5. Landlord shall have the right to prescribe the weight and position of heavy equipment or objects which may cause excessive stress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

      6. Tenant shall notify the Building manager when its furniture or equipment is to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall reasonably prescribe.

      7. All deliveries must be made via the service entrance and service elevator, during normal working hours. Landlord's written approval must be obtained for any delivery after normal working hours. Tenant shall make advance arrangements with Landlord to schedule move-ins or move-outs and to reserve service elevator access. Move-in and move-out must be done before 8:00 a.m. or after 5:00 p.m. or on weekends.

      8. Corridor doors, when not in use, shall be kept closed.

      9. Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean.

      10. Tenant shall not cause any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants or such tenant's guests or invitees.

      11. No animals (other than for handicapped persons) or birds shall be brought into or kept in or about the Building

      12. When conditions are such that Tenant must dispose of crates, boxes, or similar materials, it will be the responsibility of Tenant to dispose of same prior to 8:Oa am., or after 5:OD p.m., unless Tenant makes other arrangements for such disposal with Landlord.

      13. No machinery of any kind, other than ordinary office machines such as typewriters, calculators, desktop computers, facsimile machines, photo copies, x-ray and laboratory equipment, shall be operated in, on or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, nor shall a Tenant use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

      14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

      15. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

      16. No food or beverages shall be distributed from Tenant's office without the prior written approval of the Landlord.

      17. If Landlord provides janitorial service to the Premises, the janitor or janitors, or other cleaning persons employed by the Landlord will be provided with pass keys to offices in the Building. Such janitor or janitors, or other cleaning persons, and no one else shall be looked to by Tenant to clean and care for the Premises, except by written permission of Landlord or its authorized agent.

      18. No sign or advertisement shall be painted on or attached to the Building without the written consent of Landlord, and all lettering or other characters thereon shall be of the style adopted by Landlord, and at the expense of Tenant, and shall be made so as to be acceptable to Landlord. All pictures, diplomas, decorative items, or other such objects shall be installed, mounted, or hung only by the superintendent of the Building, or others as approved by Landlord, and only with consent of Landlord. No nails, screws, hooks, or stickers shall be placed in or on the woodwork, partitions, or walls without the written consent of the Landlord.

      *

      20. Landlord shall be authorized to take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, however, Landlord shall have no liability to Tenant or its employees, agents, invitees or licensees for losses due to theft or burglary, or for damage done by unauthorized persons in or about the Building or Premises. For safety of persons and protection of tenant property, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building for any interval of time deemed appropriate. All persons entering or leaving the Building at times when it is so locked maybe required to sign a Building register and may be refused admission except by satisfactory identification and/or other evidence of their right of access to the Building. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.

      21. Tenant will receive a reasonable number of keys for the Premises at the time of its occupancy of the Premises. Thereafter, Tenant may obtain additional or replacement keys or have locks changed at a reasonable charge; provided, Tenant shall not change or allow any locks to be changed in the Premises without

Landlord's consent. No duplication or copy of such keys shall be made by any person other than Landlord or its agents. All such keys shall at all times be the property of Landlord and shall be surrendered by Tenant upon request. Landlord may at any time change, alter, or re-key any door lock in the Premises without prior consent of Tenant.

      23. Tenant must register all physician and employee vehicles with Parking Services. Tenant physician parking is included in the rental rate. The rental rate does not include Tenant employee parking. Each physician occupying the premises shall receive a parking card to park in an assigned lot on the Baylor campus. Tenant shall be charged for employee parking cards at a rate determined by Parking Services (see Exhibit "D").

      Tenant must notify Parking Services of any changes in cardholders and is responsible for any lost or stolen cards. Any car illegally parked in a garage, lot or patient/visitor space is subject to a citation and/or towing by Landlord at the expense of the car owner. Landlord is not responsible for any theft or damage to vehicle.

      24. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be paid by Tenant. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

      25. Vending machines or dispensing machines of any kind will not be placed in=the Premises by Tenant.

      26. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

      27. Tenant will refer all contractors, contractors representatives, and installation technicians rendering any service on or to the Premises for Tenant to Landlord, for Landlord's approval and supervision for performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment, or any other physical portion of the Building.

      28. Landlord reserves the right to amend or rescind any of these rules and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein, which rules shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

                                    EXHIBIT H

               [Amendment to USP Parent's Stockholders Agreement]

                                 AMENDMENT NO. 5

                                       TO

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

      AMENDMENT NO. 5 to the Amended and Restated Stockholders Agreement. dated as of June 1. 1999 (the Amendment"), among United Surgical Partners International. Inc.. a Delaware corporation (the "Company"), and the several other parties named at the foot hereof, amending the Amended and Restated Stockholders Agreement dated as of April 30. 1998 among the Company and the several signatories thereto (the "Stockholders Agreement"). All capitalized terms used and not defined herein shall have the meaning set forth in the Contribution and Purchase Agreement dated as of May 11, 1999 (the "Contribution Agreement") among USP North Texas, Inc., Baylor Health Services, Texas Health Ventures Group L.L.C. and THVG/HealthFirst L.L.C.

      On the date hereof, USP, Baylor, THVGI and THVG2 are consummating the transactions contemplated by the Contribution Agreement pursuant to which the Company has agreed to issue to Baylor a Convertible Subordinated Promissory Note (the "Note") convertible into shares of the Company's Class A Common Stock, S.01 par value (the "Class A Common Stock").

      It is a condition to the closing of the transactions contemplated by the Contribution Agreement that the Company and the parties hereto execute this Amendment.

      Pursuant to Section 13 of the Stockholders Agreement, the Stockholders Agreement is hereby amended as follows:

      1. Baylor is hereby made a party to the Stockholders Agreement with the same rights and obligations as the "Investors" and "Stockholders" as set forth in the Stockholders Agreement: provided, however, that the obligations and restrictions under Sections 1-4 applicable to "Investors" and "Stockholders" will apply to Baylor, or its assignee, only to the extent that Baylor, or its assignee, has converted the Note into shares of the Class A Common Stock.

      2. The Stockholders Agreement is hereby amended by deleting Section 1(a) thereto in its entirety and replacing it with the following language:

      "Section 1. Voting Agreement. (a) At each annual or special stockholders meeting called for such purpose, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder agrees to vote or otherwise give such Stockholder's consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause the election to the Board of Directors of the Company of:

      (i) the Chief Executive Officer of the Company, which individual will initially be Donald Steen,

      (ii) for so long as Health Care Capital Partners, L.P. and Health Care Executive Partners, L.P. (together, "HC Partners") collectively maintain ownership of not less than 50% of the securities purchased by HC Partners under the Securities Purchase Agreement dated as of October 26, 1998 among the Company and the several other parties named therein (or securities into which such securities are converted, exchanged or reclassified), one individual designated by HC Partners and which individual shall be acceptable to WCAS in its reasonable discretion. Such individual shall be appointed to the Board of Directors on or before October 30, 1998 and Carlos Ferrer shall be HC Partners' initial designee, and

      (iii) for so long as Baylor Health Services ("Baylor") and entities to which Baylor may transfer its membership interest in Texas Health Ventures Group L.L.C. ("THVG1") under Section 4.1(a) of the Second Amended and Restated~ Regulations of THVG1 dated as of June 1, 1999 (each such entity being a "Permitted Baylor Transferee"), collectively maintain ownership of not less than 50% of the outstanding principal amount of the Convertible Subordinated Promissory Note (the "Note") issued to Baylor under the Contribution and Purchase Agreement dated as of May 11, 1999 among Baylor and the several other parties named therein (or 50% of the aggregate securities into which the Note, directly or indirectly, is converted, exchanged or reclassified), one individual designated by Baylor who is an officer of Baylor Health Care System at or above the level of senior vice president. Such individual shall be appointed to the Board of Directors on or before June 2, 1999 and Boone Powell shall be Baylor's initial designee."

      3. The Stockholders Agreement is hereby amended by deleting Section 13 in its entirety and replacing it with the following language:

      "SECTION 13. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the Company, WCAS, HC Partners and the holders of the majority of the aggregate voting power of shares of capital stock (on an as-converted basis) of the Company held by the Management Stockholders; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of capital stock of the Company the consent of the holders of which is required under this Section 13; provided further, that no such amendment or modification shall be effective without Baylor's consent if such amendment or modification affects Baylor any differently than it affects other holders of Investor Shares. Notwithstanding the foregoing, the Company may amend this Agreement without the consent of the Stockholders solely to add stockholders to
      Schedule I hereto (which stockholders shall be included in the definition of "Investors" hereunder)."

      4. The Stockholders Agreement is hereby amended by deleting Section 2 in its entirety and replacing it with the following language:

      "SECTION 2. Investor Transfer Restrictions. (a) Each of the Stockholders listed on Schedule I hereto under the heading "Investors" (the "Investors") shall be entitled at any time to transfer (x) the shares of capital stock of the Company owned by such Investor by will or by the laws of descent and distribution, (y) up to 10% of the shares of capital stock of the Company owned by such Investor by gift to such Investor's spouse, lineal descendants, parents or siblings (or to a trust for the benefit of any of the foregoing) or (z) in the case of Baylor, the shares of capital stock of the Company owned by Baylor to any Permitted Baylor Transferee; provided that any such transferee shall agree in writing with the Company to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be an Investor for purposes of this Agreement. Except for such transfers by will or by the laws of descent and distribution or by gift as described in clauses (x) and (y) above or such transfers to a Permitted Baylor Transferee as described in clause (z) above, each Investor shall not be entitled to sell, pledge or otherwise transfer shares of capital stock of the Company unless such Investor complies with the provisions. of Sections 3 and 4 below."

      5. Schedule I of the Stockholders Agreement is hereby amended by adding the following Baylor notice information under the heading of "Investors":

            Baylor Health Services
            3500 Gaston Avenue
            Dallas, Texas 75246
            Attention: M. Timothy Parris, Chief Operating Officer
            Fax Number: (214) 855-8840

      6. The Stockholders Agreement, as amended by this Amendment, is hereby in all respects confirmed.

      7. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

      8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                                    UNITED SURGICAL PARTNERS
                                    INTERNATIONAL, INC.

                                    By:    /s/ Sue H. Shelley
                                           ---------------------------------
                                           Sue H. Shelley
                                           ---------------------------------
                                           Executive Vice President
                                           ---------------------------------


                                    BAYLOR HEALTH SERVICES

                                    By:    /s/ M. Timothy Parris
                                           ---------------------------------
                                    Name:  M. Timothy Parris
                                           ---------------------------------
                                    Title: Executive Vice Prsident
                                           ---------------------------------


                                    WELSH, CARSON, ANDERSON & STOWE
                                    VII, L.P.

                                    By: WCAS VII Partners, L.P.
                                        General Partner

                                        By /s/ Laura Van Buren
                                               -----------------------------
                                               Laura Van Buren
                                               -----------------------------
                                               General Partner
                                               -----------------------------


                                    HEALTH CARE CAPITAL PARTNERS, L.P.

                                    By: Ferrer Freeman Thompson & Co., LLC
                                        General Partner

                                        By     /s/ Carlos A. Ferrer
                                               -----------------------------
                                        Name   Carlos A. Ferrer
                                               -----------------------------
                                        Title  General Partner
                                               -----------------------------

                                    HEALTH CARE EXECUTIVE PARTNERS, L.P.

                                    By: Ferrer Freeman Thompson & Co., LLC
                                        General Partner

                                        By     /s/ Carlos A. Ferrer
                                               -----------------------------
                                        Name   Carlos A. Ferrer
                                               -----------------------------
                                        Title  General Partner
                                               -----------------------------

The undersigned, as the holder of in excess of a majority of the outstanding shares of capital stock of the Company held by the Management Stockholders, consents to the foregoing Amendment.

                                        /s/ Donald E. Steen
                                    ----------------------------------------
                                        Donald E. Steen

                                    EXHIBIT I

            (Amendment to USP Parent's Registration Rights Agreement)

                                 AMENDMENT NO. 5

                                       TO

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

      AMENDMENT NO. 5 to the Amended and Restated Registration Rights Agreement, dated as of June 1, 1999 (the "Amendment"), among United Surgical Partners International, Inc., a Delaware corporation (the "Company"), and the several other parties named at the foot hereof, amending the Amended and Restated Registration Rights Agreement dated as of April 30, 1998 among the Company and the several signatories thereto (the "Registration Rights Agreement"). All capitalized terms used and not defined herein shall have the meaning set forth in the Contribution and Purchase Agreement dated as of May 11, 1999 (the "Contribution Agreement") among USP North Texas, Inc., Baylor Health Services, Texas Health Ventures Group LLC and THVG/HealthFirst L.L.C.

      On the date hereof, USP, Baylor, THVGI and THVG2 are consummating the transactions contemplated by the Contribution Agreement pursuant to which the Company has agreed to issue to Baylor a Convertible Subordinated Promissory Note (the "Note") convertible into shares of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock").

      It is a condition to the closing of the transactions contemplated by the Contribution Agreement that the Company and the parties hereto execute this Amendment.

      Pursuant to Section 13(d) of the Registration Rights Agreement, the Registration Rights Agreement is hereby amended as follows:

            1. Baylor is hereby made a party to the Registration Rights Agreement with the same rights (including the right to receive notices under Sections 4, 5 and 6 of the Registration Rights Agreement) and obligations as a holder of "Restricted Stock" (with respect to the shares of Class A Common Stock into which the Note is convertible) as set forth in the Registration Rights Agreement. Baylor is hereby deemed to be a holder of "Restricted Stock" with all the rights and, with respect to the shares of Class A Common Stock into which the Note is convertible, obligations of such a holder as set forth in the Registration Rights Agreement. Baylor, or its assignee, shall continue to be deemed such a holder of Restricted Stock for so long as Baylor, or its assignee holds the Note. Upon any conversion of the Note, the converted shares held by Baylor or its assignee, will be "Restricted Stock" and Baylor, or its assignee, will be a holder of "Restricted Stock" with respect to such converted shares and will have all the rights and obligations of a holder of "Restricted Stock."

            2. Section 13(d) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

                  "(d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be modified or amended except in writing signed by the Company and the holders of not less than two thirds of the Restricted Stock and Investor

                  Shares then outstanding; provided that no such modification or amendment shall deprive any holder of Restricted Stock (including Baylor or its assignee) or Investor Shares of any material right under this Agreement without such holder's consent. The Company will not grant any registration rights to any other person without the written consent of the holders of at least two-thirds of the Restricted Stock and Investor Shares then outstanding if such rights could reasonably be expected to conflict with, or be an a party with, the rights of holders of Restricted Stock or Investor Shares granted under this Agreement; provided, however, that notwithstanding the foregoing, any amendment solely to grant registration rights to additional holders of the capital stock of the Company may be effected in a writing executed solely by the Company and such additional holders if such registration rights are no more favorable than the registration rights granted to any holder of Investor Shares. Any amendment to this Agreement to grant such registration rights to such additional holders of the capital stock of the Company shall not be deemed to be an amendment that adversely affects the rights of any holder hereunder."

            3. The first paragraph of Section 3 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

                  "3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock or Investor Shares, as the case may be, (other than under the circumstances described in Section 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Nossaman, Guthner, Knox & Elliott, LP" shall be satisfactory) to the effect that the proposed transfer of the Restricted Stock or Investor Shares, as the case may be, may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock or Investor Shares, as the case may be, shall be entitled to transfer such Restricted Stock or Investor Shares, as the case may be, in accordance with the terms of its notice; provided, however, that no such opinion or other documentation shall be required if such notice shall cover a distribution by Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII") or WCAS Healthcare Partners, L.P. to their respective partners; and further provided, that no such opinion or documentation shall be required if such notice shall cover a transfer by Baylor Health Services ("Baylor") to an entity to which Baylor may transfer its membership interest in Texas Health Ventures Group L.L.C. ("THVG I") under Section 4.1(a) of the Second Amended and Restated Regulations of THVG I dated as of June 1,

                  1999, so long as Baylor delivers other evidence, reasonably acceptable to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act. Each certificate for Restricted Stock or Investor Shares as the case may be, transferred as above provided shall bear the legend set forth in Section 2 unless
                  (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act."

            4. Schedule I to the Registration Rights Agreement is hereby amended by adding the following Baylor notice information under the heading of "Restricted Stockholders":

                  Baylor Health Services
                  3500 Gaston Avenue
                  Dallas, Texas 75246
                  Attention: M. Timothy Parris, Chief Operating Officer Fax Number: (214) 820-8840

            5. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed.

            6. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

            7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                                    UNITED SURGICAL PARTNERS
                                    INTERNATIONAL, INC.

                                    By    /s/ Sue H. Shelley
                                          ----------------------------------
                                          Sue H. Shelley
                                          Executive Vice President


                                    BAYLOR HEALTH SERVICES

                                    By    /s/ M. Timothy Parris
                                          ----------------------------------
                                    Name  M. Timothy Parris
                                    Title Executive Vice President


                                    WELSH, CARSON, ANDERSON & STOWE
                                    VII, L.P.

                                    By:   WCAS VII Partners, L.P.
                                          General Partner

                                          By    /s/ Laura VanBuren
                                                ----------------------------
                                                Laura VanBuren
                                                General Partner


                                    WCAS HEALTHCARE PARTNERS, L.P.

                                    By:   WCAS HC Partners
                                          General Partner

                                          By    /s/ Laura VanBuren
                                                ----------------------------
                                                Laura VanBuren
                                                Attorney-in-Fact

                                          Patrick J. Welsh
                                          Russell L. Carson
                                          Bruce K. Anderson
                                          Richard H. Stowe
                                          Andrew M. Paul
                                          Thomas E. McInerney
                                          Robert A. Minicucci
                                          Anthony J. deNicola
                                          Paul B. Queally

                                          By    /s/ Laura Van Buren
                                                ----------------------------
                                                Laura VanBuren
                                                Attorney-in-Fact

                                          /s/ Laura VanBuren
                                          ----------------------------------
                                          Laura VanBuren

                                          ----------------------------------
                                          Rudolph E. Rubert

                                          ----------------------------------
                                          D. Scott Mackesy

                                          ----------------------------------
                                          Lauren Melkus


                                    HEALTH CARE CAPITAL PARTNERS, L.P.

                                    By:   Ferrer Freeman Thompson & Co., LLC
                                          General Partner

                                    By
                                    Name
                                          ----------------------------------
                                    Title
                                          ----------------------------------


                                    HEALTHCARE CAPITAL PARTNERS, LP

                                    By:   Ferrer Freeman Thompson & Co., LLC
                                          General Partner

                                          By    /s/ Carlos Ferrer
                                          ----------------------------------
                                          Name  Carlos A. Ferrer
                                          Title General Partner

                                    HEALTH CARE EXECUTIVE PARTNERS, L.P.

                                    By:   Ferrer Freeman Thompson & Co., LLC
                                          General Partner

                                          By    /s/ Carlos Ferrer
                                          ----------------------------------
                                          Name  Carlos A. Ferrer
                                          Title General Partner

                                    Management Purchasers

                                    /s/ Donald Steen
                                    ----------------------------------------
                                    Donald Steen

                                    /s/ William Wilcox
                                    ----------------------------------------
                                    William Wilcox

                                    /s/ Sue Shelley
                                    ----------------------------------------
                                    Sue Shelley

                                    ----------------------------------------
                                    Jeffrey Stockard

                                    /s/ Laurie Hogue
                                    ----------------------------------------
                                    Laurie Hogue

                                    /s/ Michael Crews
                                    ----------------------------------------
                                    Michael Crews

                                    /s/ David C. McDonald
                                    ----------------------------------------
                                    David McDonald FBO Tracy McDonald

                                    ----------------------------------------
                                    James Branon

                                  SCHEDULE 1.1

                         [Baylor Center Tangible Assets]

      Surgicare Furniture and Equipment Ledger
      As of October 1, 1998

      804 Fixed Asset tram M&D Download "FMA,B04,LAWSON" 01/29/99

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Acq.               Bk
Corp.   Item No.          Description                             Date     DeprLife  Reserve   BkInstCost               CurrDegr
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4900001-01      COMPAFQ DESKPRO EN, ALLSTAR SYSTEM      10/1/98   5/1                  661.97     13239.5     661.97
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4900001-02      COMPAFO DESKPRO ETN, ALLSTAR SYSTEM     10/1/98   5/1                  661.97     13239.5     661.97
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4900001-03      COMPAFQ DESKPRO EN, ALLSTAR SYSTEM      10/1/98   5/1                  661.97     13239.5     661.97
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4900001-04      COMPAFQ DESKPRO EN, ALLSTAR SYSTEM      10/1/98   5/1                  661.97     13239.5     661.97
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4900001-05      COLOR PRINTER, ALLSTAR SYSTEMS          10/1/98   5/1                  112.55     2251        112.55
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800005         FLEX SERIES GANGED, FURNISHING.
                          AGI INDUSTRIES                          5/2/98    15/00                1297.74    29199.09    162.22
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800014         STORAGE OF KNOLL SYSTEM INSTALL,
                          SEAMAN GL & CO                          5/2/98    15/00                1141.1     1058.26     17.64
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800010         FURNISHING, F F & E                     4/2/98    10/1                 127.8      2556        14.2
------------------------------------------------------------------------------------------------------------------------------------
B04     7-48000111        FURNISHING, WELLS FURNITURE             4/2/98    5/1                  496.34     9926.75     55.15
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800004         DESK UNITS W/ PANEL SYSTEM              3/2/98    5/1                  4753.57    57042.81    475.36
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800008         FABRIC                                  3/2/98    5/1                  188.42     1130.53     18.84
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800012         VIDEO PROCESSOR                         2/2/98    10/1                 0          14850       0
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800012-01      CABLE, OLYMPUS                          1/2/98    10/1                 44.82      224.1       3.73
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800001         FABRIC                                  12/2/97   10/1                 277.29     2559.62     21.33
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800002         FABRIC                                  12/2/97   10/1                 128.37     1184.97     9.87
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800006         CHAIRS, TASK QTY 33                     12/2/97   7/1                  1048.45    9678        80.65
------------------------------------------------------------------------------------------------------------------------------------
B04     7-4800007         FABRIC                                  12/2/97   7/1                  114.56     1057.49     8.81
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700008-01      SERIES TWENTY THOUSAND LE               4/2/97    7/1                  7500       30000       357.14
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700008-02      SERIES TWENTY THOUSAND LE               4/2/97    7/1                  7500       30000       357.14
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700008-03      SERIES TWENTY THOUSAND LE               4/2/97    10/1                 7500       30000       357.14
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700009         ANALYZER, PORTABLE CLINICAL             4/2/97    10/1                 2477.37    9909.5      117.97
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700007-01      HAUSTED EYE STRETCHER                   2/2/97    5/1                  1011.77    5278.79     43.99
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700007-02      HAUSTED EYE STRETCHER                   2/2/97    5/1                  1011.77    5278.79     43.99
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700001         INSTRUMENTS                             1/2/97    5/1                  612.5      1531.25     25.52
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700002         INSTRUMENTS                             1/2/97    5/1                  997.88     2494.7      41.58
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700003         INSTRUMENTS                             1/2/97    5/1                  1141.98    2854.94     47.59
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700004         INSTRUMENTS                             1/2/97    5/1                  10640.7    26601.75    443.36
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700005         INSTRUMENTS                             1/2/97    5/1                  3261.54    8153.84     135.9
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4700006         INSTRUMENTS                             12/2/96   5/1                  605.63     1453.5      24.23
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600015-02      INSTRUMENTS                             11/1/96   5/1                  263.84     608.86      10.15
------------------------------------------------------------------------------------------------------------------------------------
B04     6-46110014-0B     RECLINER WITH IV POLE                   9/1/96    5/1                  151.99     325.69      5.43
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600014-07      RECLINER WITH IV POLE                   7/2/96    5/1                  71.58      143.16      2.39
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600011         INSTRUMENTS                             5/1/96    5/1                  821.5      1540.32     25.67
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600012         INSTRUMENTS                             5/1/96    5/1                  3486.44    6537.8      108.95
------------------------------------------------------------------------------------------------------------------------------------
B04     6.4600014-01      RECLINER WITH IV POLE                   5/1/96    5/1                  402.17     754.06      12.57
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600014-02      RECLINER WITH IV POLE                   5/1/96    5/1                  402.17     754.06      12.57
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600014-03      RECLINER WITH IV POLE                   5/1/96    5/1                  402.17     754.06      12.57
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600014-04      RECLINER WITH IV POLE                   5/1/96    5/1                  402.17     754.06      12.57
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600014-05      RECLINER WITH IV POLE                   5/1/96    5/1                  402.17     754.06      12.57
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600014-06      RECLINER WITH IV POLE                   5/1/96    5/1                  402.17     754.06      12.57
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600016         COMPUTER, COMPACT DESKPRO               5/1/96    5/1                  1677.33    3145        52.41
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B04     -4600009-15       OBTRUATOR, BLUNT X4                     4/1/96    5/1                  334.71     608.57      10.14
------------------------------------------------------------------------------------------------------------------------------------
B04     -4600015-01       INSTRUMENTS                             4/1/96    5/1                  843.74     1534.07     25.57
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600008         TELESCOPE, HOPKINS 11                   3/1/96    10/1                 832.79     2939.25     24.5
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-01      ARLTHROSCOPE,WIDE ANGEL                 2/1/96    3/1                  1944.44    2000        55.55
------------------------------------------------------------------------------------------------------------------------------------
B04     6-460009-02       ARLTHROSCOPE, WIDE ANGEL                2/1/96    3/1                  1944.44    2000        55.55
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-03      ARLTHROSCOPE, WIDE ANGEL                2/1/96    3/1                  1944 44    2000        55.55
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-04      ARLTHROSCOPE, WIDE ANGEL                2/1/96    3/1                  1944.44    2000        55.55
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-05      LAPROSOPE, 10MM 0 DEG                   2/1/96    3/1                  2406.25    2475        68.75
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-06      LAPROSOPE, 10MM 0 DEG                   2/1/96    3/1                  2406.25    2475        68.15
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-07      VIDEO CAMER 3 CHIP                      2/196     5/1                  3208.33    5500        91.66
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-08      VIDEO CAMER 3 CHIP                      2/196     5/1                  3208.33    5500        91.66
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-09      COUPLER, C-MT                           2/1/96    5/1                  438.67     752         12.54
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-10      COUPLER, C-MT                           2/1/96    5/1                  438.67     752         12.54
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-11      DIAGNOSTIC INSTRUMENT SET               2/1/96    5/1                  233.33     400         6.66
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-12      DIAGNOSTIC INSTRUMENT SET               2/1/96    5/1                  233.33     400         6.66
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-13      DIAGNOSTIC INSTRUMENT SET               2/1/96    5/1                  233.33     400         6.66
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600009-14      DIAGNOSTIC INSTRUMENT SET               2/1/96    5/1                  233.33     400         6.66
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600010         PUMP DEPRIVAN                           2/1/96    5/1                  1063.78    1857.91     30.96
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600013         INSTRUMENTS                             2/1/96    5/1                  118.33     202.85      3.38
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500008A        TELECOPE. HOPKINS & INSTRUMENTS         11/1/95   10/1                 1680.28    5306.15     44.22
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500008B        TELECOPE, HOPKINS & INSTRUMENTS         11/1/95   10/1                 1680.28    5306.14     44.22
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500008C        TELECOPE. HOPKINS & INSTRUMENTS         11/1/95   10/1                 1680.28    5306.14     44.22
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500008D        TELECOPE. HOPKINS b INSTRUMENTS         11/1/95   10/1                 1680.28    5306.14     44.22
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600001         SOFTWARE (MEDICAL SOFTWARE)             9/1/95    5/1                  7074.22    10611.33    176.86
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600006         INSTRUMENTS MINI COMBINED               9/1/95    5/1                  4394.67    6592        109.87
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600002         STIRRUPS, SELF ADJUSTING                8/1/95    5/1                  2865.9     4194        69.9
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600003         ELECTROSURGICAL FORCE 40                8/1/95    5/1                  4370.38    6395.68     106.59
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600004         INSTUMENTS                              8/1/95    5/1                  4762.83    6970        116.16
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4600005         INSTUMENTS                              8/1/95    5/1                  222.49     325.6       5.42
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500015         IMAGE INTENSIFIER                       7/1/95    5/1                  13996.5    19995       333.25
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500014         VIDEO IMAGER                            6/1/95    5/1                  2282.58    3185        53.08
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500016         KNIFE SYSTEM, CRTOCUT                   5/1/95    10/1                 4963.75    13537.5     112.81
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500012         INSTRUMENTS                             4/1/95    5/1                  3211.93    4282.57     71.38
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500013         X-RAY SHETLD                            4/1/95    5/1                  1530       2040        34
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500009         EAGLE 2000 SERIES GRAVITY               3/1/95    5/1                  2106.33    2750        45.83
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500009A        EAGLE 2000 SERIES GRAVITY               3/1/95    5/1                  2106.33    2750        45.83
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500009B        EAGLE 2000 SERIES GRAVITY               3/1/95    5/1                  2106.33    2750        45.83
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500011         ALLEN IRRIGATION TOWER                  3/1/95    5/1                  1523.33    1986.95     33.12
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500008         DYOPNEUMATIC MODEL 15 WITH VIDEO        2/1/95    5/1                  84508.56   107883.27   1798.05
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500003         COMPUTER, 486                           1/1/95    5/1                  2750.56    3438.2      57.3
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500006         FACSIMILE MACHINE                       1/1/95    5/1                  2324       2905        48.42
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500007         LAPROSCOPIC COUPLER                     1/1/95    5/1                  2200       2750        45.83
------------------------------------------------------------------------------------------------------------------------------------
B04     6-1500051         PRINTER, LASER JET                      9/1/94    5/1                  2502.07    2887        48.12
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4500001         LIGHTSOURCE XENON                       9/1/94    10/1                 3957.05    9131.65     76.1
------------------------------------------------------------------------------------------------------------------------------------
B04     6-4400016         ENDO-SCRUB SYSTEM                       6/1/94    5/1                  3181.99    3471.26     57.86
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Corp.       Item No.          Description                           Acq. Date   DeprLife     Bk Reserve   BkInstCost      CurrDegr
-----       --------          -----------                           ---------   ---------    ----------   ----------      --------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400013A        INSTRUMENTS SET                       4/1/94      8/1          434.43       731.67          7.62
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400014         INSTRUMENTS                           4/1/94      5/1          3773.26      3971.85         66.2
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400015         MICROCASSET POCKET SCE 25             4/1/94      5/1          2325.6       2448            40.8
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400004         MOUNTAIN MODEL FS7250 250             3/1/94      5/1          941.53       974             16.23
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400005         I-STAT SYSTEM CONFIGURATION           3/1/94      5/1          8603.33      8900            148.33
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B04         440006,           FLUOROSCAN IMAGING SYSTEM             3/1/94      8/1          27278.13     45150           470.32
------------------------------------------------------------------------------------------------------------------------------------
B04         400007            IRRIGATING HANDLE ZERO DEGREE SCOPE   3/1/94      8/1          8287.35      13717           142.88
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400008         SAW OSCILLATION                       3/1/94      8/1          5853.65      9688.8          100.92
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400008A        DRILL / SYNTHES CHUCK                 3/1/94      8/1          7599.78      12578.95        131.03
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400009         DRILL SYSTEM 2000                     3/1/94      8/1          5942.97      98:16.64        102.46
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400012         INSTRUMENTS SET                       3/1/94      8/1          1322.12      2188.33         22.8
------------------------------------------------------------------------------------------------------------------------------------
B04         6-4400013         INSTRUMENTS SET                       3/1/94      8/1          125854       2083.1          21.7
------------------------------------------------------------------------------------------------------------------------------------
B04         6-44000062        STERILIZER, GAS                       12/1/93     15/00        15731.55     46420.96        257.9
------------------------------------------------------------------------------------------------------------------------------------
B04         70088             ELECTROCARDIOGRAPH                    9/1/93      7/1          4044.19      5308            63.19
------------------------------------------------------------------------------------------------------------------------------------
B04         61192             MONITOR COLOR 611/93                  6/1/93      5/1          2450         2450            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61150             CABOT IRRIGATION SYSTEM               12/1/92     5/1          3664.19      3664.19         0
------------------------------------------------------------------------------------------------------------------------------------
B04         61151             ENOSCOPIC BABCOCKSX4                  12/1/92     5/1          1598         1598            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61152             HI FLOW PL INSUFFLOTOR                12/1/92     5/1          7554.08      7554.08         0
------------------------------------------------------------------------------------------------------------------------------------
B04         61153             ENOSCOPIC ETHICON                     12/1/92     5/1          7047.11      7047.11         0
------------------------------------------------------------------------------------------------------------------------------------
B04         61154             RATCHET GRASPING FORCEP X2            12/1/92     5/1          5175         5175            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61155             AUTOBRITE ILLUMINATOR 11              12/1/92     5/1          5443.5       5443.5          0
------------------------------------------------------------------------------------------------------------------------------------
B04         61156             DYOCAM 750 DUAL HEAD VIDEO SONY       12/1/92     5/1          18640        18640           0
------------------------------------------------------------------------------------------------------------------------------------
B04         69121             PHACOEMULSIFIER ALCON SERIES          10/1/92     10/1         33996.08     55128.78        459.41
------------------------------------------------------------------------------------------------------------------------------------
B04         61062             PNEUMATIC MOTOR                       3/1/92      5/1          1701         1701            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61063             DRILL                                 3/1/92      5/1          1295         1295            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61064             CRESENT BLADE SAW OSCILLATING         3/1/92      5/1          1690         1690            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61065             OSCILLATING SAW                       3/1/92      5/1          1695         1695            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61066             A.D. SYNTHES DRILL                    3/1/92      5/1          1495         1495            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61067             STERILIZATION CASE                    3/1/92      5/1          500          500             0
------------------------------------------------------------------------------------------------------------------------------------
B04         61061             ENDOSCOPIC SINUS                      2/1/92      10/1         9979.68      14428.45        120.24
------------------------------------------------------------------------------------------------------------------------------------
B04         400001            CHAIR HARPER'S HIGHBACK OPERATIONAL   12/1/91     5/1          3720         3720            0
------------------------------------------------------------------------------------------------------------------------------------
B04         400002            CAMERA SYSTEM DYOCAM 750              12/1/91     8/1          26238.66     29634.25        308.69
------------------------------------------------------------------------------------------------------------------------------------
B04         400003            CART LINEN TRANSPORT                  12/1/91     5/1          1153.76      1153.76         0
------------------------------------------------------------------------------------------------------------------------------------
B04         40004             PRINTER HP LASERJET II                12/1/91     5/1          2765         2765            0
------------------------------------------------------------------------------------------------------------------------------------
B04         6-920400001       STIRRUPS/CLAMPS                       10/1/91     7/1          2495         2495            0
------------------------------------------------------------------------------------------------------------------------------------
B04         66462             HI-FLOW INSUFFLATOR                   10/1/91     7/1          4680         4680            0
------------------------------------------------------------------------------------------------------------------------------------
B04         66463             HI-FLOW INSUFFLATOR                   10/1/91     7/1          4680         4680            0
------------------------------------------------------------------------------------------------------------------------------------
B04         KNO73815PO        INSTRUMENTS SURGICAL SET              4/1/91      5/1          2768         2768            0
------------------------------------------------------------------------------------------------------------------------------------
B04         64260             LASER CANDELA                         4/1/91      7/1          1694.14      1694.14         0
------------------------------------------------------------------------------------------------------------------------------------
B04         KNO4278PO         COMPUTER AND SOFTWARE                 10/1/91     5/1          24668.75     24668.75        0
------------------------------------------------------------------------------------------------------------------------------------
B04         64689             COPIER FT5590                         10/1/91     5l/1         11902        11902           0
------------------------------------------------------------------------------------------------------------------------------------
B04         64697             IRRIGATION PUMP                       8/1/90      5/1          2552.97      2552.97         0
------------------------------------------------------------------------------------------------------------------------------------
B04         64228             MONITOR SIX TRACE MPAC                5/1/90      5/1          15974.59     15974.59        0
------------------------------------------------------------------------------------------------------------------------------------
B04         64229             MONITOR SIX TRACE MPAC                5/1/90      5/1          15974.59     15974.59        0
------------------------------------------------------------------------------------------------------------------------------------
B04         64230             MONITOR SIX TRACE MPAC                5/1/90      5/1          15974.59     15974.59        0
------------------------------------------------------------------------------------------------------------------------------------
B04         64231             MONITOR SIX TRACE MPAC                5/1/90      5/1          15974.59     15974.59        0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Corp.       Item No.          Description                           Acq. Date   DeprLife     Bk Reserve   BkInstCost      CurrDegr
-----       --------          -----------                           ---------   ---------    ----------   ----------      --------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B04         64232             DIGITAL WRITER                        5/1/90      5/1          5900         5900            0
------------------------------------------------------------------------------------------------------------------------------------
B04         64311             MICROSCOPE OPTIC CARRIER              5/1/90      10/1         23064.13     26612.46        221.77
------------------------------------------------------------------------------------------------------------------------------------
B04         64444             FACSIMILE, FUJITSU                    5/1/90      5/1          1249         1249            0
------------------------------------------------------------------------------------------------------------------------------------
B04         73344             MONITOR,OHMEDA P073344                5/1/90      5/1          496.19       496.19          0
------------------------------------------------------------------------------------------------------------------------------------
B04         73344A            MONITOR,OHMEDA P073344                5/1/90      5/1          496.19       496.19          0
------------------------------------------------------------------------------------------------------------------------------------
B04         73344B            MONITOR,OHMEDA P073344                5/1/90      5/1          496.19       496.19          0
------------------------------------------------------------------------------------------------------------------------------------
B04         773344C           MONITOR,OHMEDA P073344                5/1/90      5/1          496.19       496.19          0
------------------------------------------------------------------------------------------------------------------------------------
B04         73344D            MONITOR,OHMEDA P073344                5/1/90      5/1          496.19       496.19          0
------------------------------------------------------------------------------------------------------------------------------------
B04         73344E            MONITOR,OHMEDA P073344                5/1/90      5/1          496.19       496.17          0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B04         4260A             CONDALA LASER                         9/1/92      5/1          153995.97    153995.97       0
------------------------------------------------------------------------------------------------------------------------------------
B04         63936             MARQUETTE MONITOR SYSTEM              2/1/90      7/1          110446.5     110446.5        0
------------------------------------------------------------------------------------------------------------------------------------
B04         63718             SUCTION UNIT CRAFT MODEL R33-100      11/1/89     5/1          647.71       847.71          0
------------------------------------------------------------------------------------------------------------------------------------
B04         63719             CANNULA FOR PUNCTURE MINI             11/1/89     5/1          2887.85      2887.65         0
------------------------------------------------------------------------------------------------------------------------------------
B04         80005             ARCHITECTURAL CHARGES FOR FY 89       6/1/89      10/1         1548.53      1630.03         13.59
------------------------------------------------------------------------------------------------------------------------------------
B04         63082             VIDEO SYSTEM DYOCAM 650               5/1/89      7/1          8995         8996            0
------------------------------------------------------------------------------------------------------------------------------------
B04         63083             VIDEO SYSTEM DYOCAM 650               5/1/89      7/1          1995         8995            0
------------------------------------------------------------------------------------------------------------------------------------
B04         63084             AUTOBRITE ILLUMEATOR 111              5/1/89      7/1          2501.2       2501.2          0
------------------------------------------------------------------------------------------------------------------------------------
B04         63085             AUTOBRITE ILLUMENATOR 111             5/1/89      7/1          2501.2       2501.2          0
------------------------------------------------------------------------------------------------------------------------------------
B04         80001             ARTHOPLASTY INSTRUMENTS               6/1/86      5/1          1769.28      1769.26         0
------------------------------------------------------------------------------------------------------------------------------------
B04         2209              WORK TABLE 24 X 48                    6/1/88      10/1         360.29       360.29          0
------------------------------------------------------------------------------------------------------------------------------------
B04         2210              WORK TABLE 16 X 20                    6/1/88      10/1         193.21       193.21          0
------------------------------------------------------------------------------------------------------------------------------------
B04         2211              WORKTABLE 16 X 20                     6/1/88      10/1         193.21       193.21          0
------------------------------------------------------------------------------------------------------------------------------------
B04         2215              WORK TABLE 16 X 20                    6/1/88      10/1         193.21       193.21          0
------------------------------------------------------------------------------------------------------------------------------------
B04         60593             C02 LASER                             6/1/88      7/1          24635.5      24635.5         0
------------------------------------------------------------------------------------------------------------------------------------
B04         60594             COLPSCOPE                             6/1/88      7/1          7000         7000            0
------------------------------------------------------------------------------------------------------------------------------------
B04         60641             STRETCHERS, MIDMARK                   6/1/88      15/00        2154.9       3054.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         60642             STRETCHERS, MIDMARK                   6/1/88      15/00        2154.9       3064.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         60643             STRETCHERS, MIDMARK                   6/1/88      15/00        2154.9       3054.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         60644             STRETCHERS, MIDMARK                   6/1/88      15/00        2154.9       3054.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         60645             STRETCHERS, MIDMARK                   6/1/88      15/00        2154.9       3054.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         60646             STRETCHERS. MIDMARK                   6/1/88      15/00        2154.9       3054.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         60647             STRETCHERS, MIDMARK                   6/1/88      15/00        2154.9       3054.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         60648             STRETCHERS, MIDMARK                   6/1/88      15/00        2154.9       3054.19         16.97
------------------------------------------------------------------------------------------------------------------------------------
B04         61032             SPECTROMETER                          6/1/88      8/1          86108.14     86108.14        0
------------------------------------------------------------------------------------------------------------------------------------
B04         61220             PULSE OXIMETERS                       6/1/88      10/1         2880.86      2880.86         0
------------------------------------------------------------------------------------------------------------------------------------
B04         61294             TELESCOPE LASERS                      6/1/88      7/1          1176         1176            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61295             TELESCOPE LASERS                      6/1/88      7/1          1176         1176            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61296             TELESCOPE PART OF LASER               6/1/88      7/1          1143         1143            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61297             TELESCOPE PART OF LASER               6/1/88      7/1          1143         1143            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61298             C02 LASERCOUPLER W/FOCUS              6/1/88      7/1          1710         1710            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61299             C02 LASERCOUPLER W/FOCUS              6/1/88      7/1          1710         1710            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61300             CAMERA, ENDOSCOPIC VIDEO              6/1/88      7/1          5100         5100            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61301             CAMERA, ENDOSCOPIC VIDEO              6/1/88      7/1          5100         5100            0
------------------------------------------------------------------------------------------------------------------------------------
B04         61302             BEAMSPLITTER                          6/1/88      7/1          990          990             0
------------------------------------------------------------------------------------------------------------------------------------
B04         61303             BEAMSPLITTER                          6/1/88      7/1          990          990             0
------------------------------------------------------------------------------------------------------------------------------------
B04         61304             LIGHT SOURCE                          6/1/88      7/1          4218         4216            0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Corp.      Item No.           Description                           Acq. Date   DeprLife     Bk Reserve   BkInstCost      CurrDegr
-----      --------           -----------                           ---------   ---------    ----------   ----------      --------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B04        61305              LIGHT SOURCE                          6/1/88      7/1          4218         4218            0
------------------------------------------------------------------------------------------------------------------------------------
B04        61540              ARTHOSCOPE SURD SYSTEMS               6/1/88      10/1         8789.65      8789.65         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61541              ARTHOSCOPE SURD SYSTEMS               6/1/88      10/1         8789.65      8789.65         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61626              PULSE OXIMETERS                       6/1/88      10/1         2880.86      2880.86         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61716              PULSE OXIMETERS                       6/1/88      10/1         2880.86      2880.86         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61717              PULSE OXIMETERS                       6/1/88      10/1         2880.86      2880.86         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61718              PULSE OXIMETERS                       6/1/88      10/1         2880.86      2880.86         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61719              PULSE OXIMETERS                       6/1/88      10/1         2880.86      2880.86         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61736              COMPUTER ADDITION (TI)                6/1/88      5/1          16393.14     16393.14        0
------------------------------------------------------------------------------------------------------------------------------------
B04        61737              TERMINAL                              6/1/88      5/1          600          600             0
------------------------------------------------------------------------------------------------------------------------------------
B04        61738              TERMINAL                              6/1/88      5/1          6110         600             0
------------------------------------------------------------------------------------------------------------------------------------
B04        62535              ARGON LASER                           6/1/88      7/1          86025        86025           0
------------------------------------------------------------------------------------------------------------------------------------
B04        80000              ARCHITECTURE, BUILDING                6/1/88      10/1         12138.11     12138.11        0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B04        80002              QUADROCOPE                            6/1/88      5/1          2600         2600            0
------------------------------------------------------------------------------------------------------------------------------------
B04        80003              SURGISTOOL STOOL                      6/1/88      15/00        935.83       1326.37         7.37
------------------------------------------------------------------------------------------------------------------------------------
B04        9070               MONITORS (X2)                         6/1/88      7/1          529.85       529.85          0
------------------------------------------------------------------------------------------------------------------------------------
B04        9262               C-WIRE INSERTER KIT                   6/1/88      1/1          001          0.01            0
------------------------------------------------------------------------------------------------------------------------------------
B04        9271               MOBILE LAPAROSCOPY CART               6/1/88      10/1         18835        188.35          0
------------------------------------------------------------------------------------------------------------------------------------
B04        9272               MONITORS (X2) SEE MJ 9270             6/1/88      7/1          16095        160.95          0
------------------------------------------------------------------------------------------------------------------------------------
B04        9314               HEADLIGHT SYSTEM 24-3012              6/1/88      10/1         729.36       729.38          0
------------------------------------------------------------------------------------------------------------------------------------
B04        9420               ARTHROSCOPIC LEG HOLDER               6/1/88      10/1         1220.55      1220.55         0
------------------------------------------------------------------------------------------------------------------------------------
B04        9435               TV MONITOR PVM                        6/1/88      7/1          479.19       479.19          0
------------------------------------------------------------------------------------------------------------------------------------
B04        9484               LITHOTOMY STIRRUPS                    6/1/88      5/1          1842.72      1842.72         0
------------------------------------------------------------------------------------------------------------------------------------
B04        61572              TOURNIQUET                            5/1/88      8/1          1730.02      1730.02         0
------------------------------------------------------------------------------------------------------------------------------------
B04        80004              TERMINAL, 931 T1                      7/1/87      5/1          1036         1036            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58744              STIRRUPS                              6/1/86      5/1          1880         1880            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58741A             MONITOR                               4/1/86      7/1          1450         1450            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58742A             MONITOR                               4/1/86      7/1          1450         1450            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58743A             MONITOR                               4/1/86      7/1          1450         1450            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58671              MICRO ELECTRIC ARTHIPLASTY            3/1/86      10/1         6441.25      6441.25         0
------------------------------------------------------------------------------------------------------------------------------------
B04        5867A0             MICRO ELECTRIC ARTHIPLASTY            3/1/86      10/          7020         7020            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58672              MICRO ELECTRIC ARTHIPLASTY            3/1/86      10/1         7020         7020            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58694              RESETOSCOPE                           3/1/86      5/           875          875             0
------------------------------------------------------------------------------------------------------------------------------------
B04        58695              INSUFFLATOR                           3/1/86      10/1         1175         1175            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58509A             MIOROTOME CRYPSTAT MINOTOME           1/1/86      10/1         5869         5869            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58431              DIFRIBRILLATOR                        12/1/85     8/1          2640         2640            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58508              MICROTOME CRYOSTAT MINOTOME           12/1/85     10/1         5869         5869            0
------------------------------------------------------------------------------------------------------------------------------------
B04        58109              STOOL RELIANCE                        10/1/85     15/00        486.72       551             3.06
------------------------------------------------------------------------------------------------------------------------------------
B04        58110              STOOL RELIANCE                        10/1/85     15/00        486.72       551             3.06
------------------------------------------------------------------------------------------------------------------------------------
B04        58313              X-RAY SYSTEM                          10/1/85     8/1          11693        11693           0
------------------------------------------------------------------------------------------------------------------------------------
B04        57667              LIFEPAK - DEFIBIRILLATOR              9/1/85      8/1          8832         8832            0
------------------------------------------------------------------------------------------------------------------------------------
B04        56199              COMPUTER BUSINESS SYSTEM TI           8/1/85      5/1          3318         3318            0
------------------------------------------------------------------------------------------------------------------------------------
B04        56199C             SOFTWARE - MEDICAL                    8/1/85      5/1          11075        11075           0
------------------------------------------------------------------------------------------------------------------------------------
B04        56199D             SOFTWARE                              8/1/85      5/1          12000        12000           0
------------------------------------------------------------------------------------------------------------------------------------
B04        56884              COPIER FP 1520                        8/1/85      5/1          1970         1970            0
------------------------------------------------------------------------------------------------------------------------------------
B04        57012              HUMIDIFIER DUAL SERV                  8/1/85      10/1         1332.88      1332.88         0
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Corp.    Item No.           Description                           Acq. Date   DeprLife     Bk Reserve   BkInstCost      CurrDegr
-----    --------           -----------                           ---------   ---------    ----------   ----------      --------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
B04      56842              CAMERA SYSTEM 543                     7/1/85      8/1          10003.5      10003.5         0
----------------------------------------------------------------------------------------------------------------------------------
B04      56:845             CAMERA SYSTEM 543                     7/1/85      8/1          10003.5      10003.5         0
----------------------------------------------------------------------------------------------------------------------------------
B04      56880              MICROSCOPE OPERATING WILD             7/1/85      l0/1         39689        39689           0
----------------------------------------------------------------------------------------------------------------------------------
B04      56891              TABLE, EXAMINATION                    7/1/85      15/00        4318.2       4798            26.68
----------------------------------------------------------------------------------------------------------------------------------
B04      56892              TABLE, EXAMINATION                    7/1/85      15/00        4318.2       4798            26.66
----------------------------------------------------------------------------------------------------------------------------------
B04      58741              MINI HOHMANNRETR WIDE                 7/1/85      15/00        1309.33      1454.81         8.08
----------------------------------------------------------------------------------------------------------------------------------
B04      58742              MINI HOHMANNRETR WIDE                 7/1/85      15/00        130,9.33     1454.81         8.08
----------------------------------------------------------------------------------------------------------------------------------
B04      58743              MINI HOHMANNRETR WIDE                 7/1/85      15/00        1309.33      1454.81         8.08
----------------------------------------------------------------------------------------------------------------------------------
B04      99999              START-UP EQUIPMENT                    7/1/85      5/1          262392.93    262392.93       0
----------------------------------------------------------------------------------------------------------------------------------
B04      56199A             SOFTWARE SYSTEM                       6/1/85      7/1          15000        15000           0
----------------------------------------------------------------------------------------------------------------------------------
B04      56199B             MODEM                                 6/1/85      5/1          1044.5       1044.5          0
----------------------------------------------------------------------------------------------------------------------------------
B04      56487              STERILIZER, GRAVITY                   6/1/85      15/00        1126.43      1243.91         6.91
----------------------------------------------------------------------------------------------------------------------------------
B04      56488              STERILIZER, GRAVITY                   6/1/85      15/00        1126.43      1243.91         8.91
----------------------------------------------------------------------------------------------------------------------------------
B04      56489              STERILIZER, GRAVITY                   6/1/85      15/00        1126.43      1243.91         6.91
----------------------------------------------------------------------------------------------------------------------------------
B04      56541              STERILIZER. WASHER                    6/1/85      15/00        68683.45     75846.75        421.38
----------------------------------------------------------------------------------------------------------------------------------
B04      56614              DERMATONE                             6/1/85      10/1         1195         1135            0
----------------------------------------------------------------------------------------------------------------------------------
B04      56631              CRIB, PEDIATRIC                       6/1/85      15/00        686.28       757.85          4.21
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
B04      56632              CRIB, PEDIATRIC                       6/1/85      15/00        686.28       757.85          4.21
----------------------------------------------------------------------------------------------------------------------------------
B04      56633              CRIB, PEDIATRIC                       6/1/85      15/00        686.28       757.85          4.21
----------------------------------------------------------------------------------------------------------------------------------
B04      566,34             CRIB, PEDIATRIC                       6/1/85      15/00        686.28       757.85          4.21
----------------------------------------------------------------------------------------------------------------------------------
B04      56643              STERILIZER, GRAVITY                   6/1/85      15/00        1126.43      1243.91         691
----------------------------------------------------------------------------------------------------------------------------------
B04      56644              STERILIZER, GRAVITY                   6/1/85      15/00        1126.43      1243.91         6.91
----------------------------------------------------------------------------------------------------------------------------------
B04      56646              PROJECTOR, VIDIO                      6/1/85      10/1         2705.15      2706.15         0
----------------------------------------------------------------------------------------------------------------------------------
B04      56647              PROJECTOR, VIDIO                      6/1/85      10/1         2705.15      2705.15         0
----------------------------------------------------------------------------------------------------------------------------------
B04      566'48             CABINET BRETFORD                      6/1/85      10/1         875.93       675.93          0
----------------------------------------------------------------------------------------------------------------------------------
B04      56649              CABINET BRETFORD                      4/1/85      10/1         875,93       875.93          0
----------------------------------------------------------------------------------------------------------------------------------
B04      56660              LASER, C02 SYSTEM                     6/1/85      5/1          61287        64287           0
----------------------------------------------------------------------------------------------------------------------------------
B04      56661              COLONOSSCOPE CF-101.                  6/1/85      10/1         9400         9400            0
----------------------------------------------------------------------------------------------------------------------------------
B04      56662              ANESTHSIA MACHINE                     6/1/85      10/1         18718.58     18716.58        0
----------------------------------------------------------------------------------------------------------------------------------
B04      56663              ANESTHISA MACHINE                     6/1/85      10/1         18716.58     18716.58        0
----------------------------------------------------------------------------------------------------------------------------------
B04      56664              ANESTHISA MACHINE                     6/1/85      10/1         18716.58     18716.58        0
----------------------------------------------------------------------------------------------------------------------------------
B04      56665              ANESSTHISA MACHINE                    6/1/85      10/1         18716.58     18716.58        0
----------------------------------------------------------------------------------------------------------------------------------
B04      561766             ANESTHISA MACHINE                     6/1/85      10/1         18716.58     18716.58        0
----------------------------------------------------------------------------------------------------------------------------------
B04      56667              ANESTHISA MACHINE                     6/1/85      10/1         18716.58     18716.58        0
----------------------------------------------------------------------------------------------------------------------------------
B04      56669              RESPIROMETER. HALOSCALE               6/1/85      10/1         577.2        577.2           0
----------------------------------------------------------------------------------------------------------------------------------
B04      56670              MONITOR, BLOOD PRESSURE               6/1/85      7/1          1652         10
----------------------------------------------------------------------------------------------------------------------------------
B04      56671              MONITOR. BLOOD PRESSURE               6/1/85      7/1          1662         16` "2          0
----------------------------------------------------------------------------------------------------------------------------------
B04      56672              MONITOR. BLOOD PRESSURE               6/1/85      7/1          1652         1652            0
----------------------------------------------------------------------------------------------------------------------------------
B04      56673              MONITOR. BLOOD PRESSURE               6/1/85      7/1          1952         115 2           0
----------------------------------------------------------------------------------------------------------------------------------
B04      56674              MONITOR, BLOOD PRESSURE               6/1/85      7/1          1652         1652            0
----------------------------------------------------------------------------------------------------------------------------------
B04      56675              MONITOR. BLOOD PRESSURE               6/1/85      7/1          1652         1652            0
----------------------------------------------------------------------------------------------------------------------------------
B04      56676              MONITOR, BLOOD PRESSURE               6/1/85      7/1          1652         1652            0
----------------------------------------------------------------------------------------------------------------------------------
B04      56682              CENTRIFUGE                            6/1/85      10/1         890          890             0
----------------------------------------------------------------------------------------------------------------------------------
B04      56699              COMPUTER, TI BUSINESS SYSTEM          6/1/85      7/1          29266        29266           0
----------------------------------------------------------------------------------------------------------------------------------
B04      541703             LASESMOKE EVACUATION SYSTEM           6/1/85      5/1          4172.91      4172.91         0
----------------------------------------------------------------------------------------------------------------------------------
B04      56717              TYPEWRITER, WHEELWRITER               6/1/85      5/1          872.85       872.85          0
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Corp.      Item No.         Description                           Acq. Date   DeprLife     Bk Reserve  BkInstCost      CurrDegr
-----      --------         -----------                           ---------   ---------    ----------  ----------      --------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
B04        541719           POWER SUPPLY MINUTEMAN 500            6/1/85      10/1         699         699             0
----------------------------------------------------------------------------------------------------------------------------------
B04        56727            VACUUM, CLARK TDM 50                  6/1/85      10/1         102.0       102D            0
----------------------------------------------------------------------------------------------------------------------------------
B04        56728            VACUUM, CLARK TOM 50                  6/1/85      10/1         1020        1020            0
----------------------------------------------------------------------------------------------------------------------------------
B04        56913            FLUOURSCOPE SYSTEM BU 25              6/1/85      10/1         827410      82760           0
----------------------------------------------------------------------------------------------------------------------------------
B04        56989            IGHT SOURCE                           6/1/85      10/1         law         law             0
----------------------------------------------------------------------------------------------------------------------------------
B04        57368            LAPAROSCOPIC DELIVERY SYSTEM          6/1/85      10/1         64702       64702           0
----------------------------------------------------------------------------------------------------------------------------------
B04        73684            LAPROSCOPY DELIVERY SYSTEM            6/1/85      10/1         6012        6012            0
----------------------------------------------------------------------------------------------------------------------------------
B04        87418            SMOKE EVACUATION SYSTEM               6/1/85      10/1         4065        4065            0
----------------------------------------------------------------------------------------------------------------------------------
B04        90905            HELF. SUPER ERECTRA                   6/1/85      20/00        11849.42    17447           72.7
----------------------------------------------------------------------------------------------------------------------------------
B04        90912            OCKER WITH TAMOUR                     6/1/85      15/00        30067.18    33203.02        184.46
----------------------------------------------------------------------------------------------------------------------------------
B04        46378            CRUBSIK (3 PLACE)                     5/1/85      20/00        1121.08     1640.6          8.84
----------------------------------------------------------------------------------------------------------------------------------
B04        46379            CRUBSINK (3 PLACE)                    5/1/85      20/00        1121.08     1640.6          6.84
----------------------------------------------------------------------------------------------------------------------------------
B04        56522            SATELITE WISTRAIGHT ARM LIGHT         5/1/85      15/00        5725.07     6283.61         34.91
----------------------------------------------------------------------------------------------------------------------------------
B04        56523            SATELITE WISTRAIGHT ARM LIGHT         5/1/85      15/00        5725.07     6283.61         34.91
----------------------------------------------------------------------------------------------------------------------------------
B04        56524            SATELITE WISTRAIGHT ARM LIGHT         5/1/85      15/00        5725.07     6283.431        34.91
----------------------------------------------------------------------------------------------------------------------------------
B04        565125           SATELITE W/STRAIGHT ARM LIGHT         5/1/85      15/00        5725.07     62283.61        34.91
----------------------------------------------------------------------------------------------------------------------------------
B04        56526            SATELITE WISTRAIGHT ARM LIGHT         5/1/85      15/00        5#'25.07    6283.61         34.91
----------------------------------------------------------------------------------------------------------------------------------
B04        56527            SATELITE WISTRAIGHT ARM LIGHT         5/1/85      15/00        5725.07     628161          34.91
----------------------------------------------------------------------------------------------------------------------------------
B04        56573            TABLE, SURGERY                        5/1/85      15/110       10570.56    11801.83        64.46
----------------------------------------------------------------------------------------------------------------------------------
B04        56574            TABLE, SURGERY                        5/1/85      15/00        9840.80     10800.09        60
----------------------------------------------------------------------------------------------------------------------------------
B04        56575            TABLE, SURGERY                        5/1/85      15/00        9840.80     10800.09        60
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
B04        56576            TABLE, SURGERY                        5/1/85      15/00        9940.08     10800.09        60
----------------------------------------------------------------------------------------------------------------------------------
B04        56578            MONITOR, RECEIVER 0585069-P           5/1/85      5/1          908-16      908.16          0
----------------------------------------------------------------------------------------------------------------------------------
B04        56579            MONITOR, RECEIVER 0585069-P           5/1/85      5/1          908.16      908.16          0
----------------------------------------------------------------------------------------------------------------------------------
B04        56584            ASPIRATOR IRRIGATION                  5/1/85      10/1         24103.5     24103.5         0
----------------------------------------------------------------------------------------------------------------------------------
B04        56718            TERMINAL, VIDEO DISPLAY               5/1/85      5/1          1036        1036            0
----------------------------------------------------------------------------------------------------------------------------------
B04        46380            SCRUBSINK (3 PLACE)                   7/1/85      20/00        1121.08     1640.6          6.84
----------------------------------------------------------------------------------------------------------------------------------
B04        56263            ELETROSUROICAL UNIT                   4/1/85      8/1          2845.655    2645.65         0
----------------------------------------------------------------------------------------------------------------------------------
B04        56280            ELECTROURGICAL UNIT                   4/1/85      8/1          2845.65     2845.65         0
----------------------------------------------------------------------------------------------------------------------------------
B04        56281            ELECTROSURGICAL UNIT                  4/1/85      8/1          2845.65     2845.65         0
----------------------------------------------------------------------------------------------------------------------------------
B04        56282            ELETROSURICAL UNIT                    4/1/85      8/1          2845.65     2845.65         0
----------------------------------------------------------------------------------------------------------------------------------
B04        56463            STERILIZER, GAS                       4/1/85      15/00        18241.67    19900           110.56
----------------------------------------------------------------------------------------------------------------------------------
B04        56498            CABINET AERATOR                       4/1/85      10/1         3686        365             0
----------------------------------------------------------------------------------------------------------------------------------
B04        56514            LARYCOFI6ERSCOPE LF -1                4/1/85      10/1         3950        3960            0
----------------------------------------------------------------------------------------------------------------------------------
B04        56170            BED, MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56171            BED, MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56172            BED, MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56173            BED. MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56174            BED, MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56175            BED, MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56176            BED, MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56177            BED, MEDICARE                         2/1/85      15/00        1790.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56178            BED. MEDICARE                         2/1/85      15/00        1790.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56179            BED. MEDICARE                         2/1/85      15/00        178D.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56180            BED. MEDICARE                         2/1/85      15/00        1780.41     1919            10.67
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Corp.      Item No.     Description                           Acq. Date   DeprLife     Bk Reserve      BkInstCost      CurrDegr
-----      --------     -----------                           ---------   ---------    ----------      ----------      --------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
B04        56181        BED, MEDICARE                         2/1/85      15/00        1780.41         1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56182        BED, MEDICARE                         2/1/85      15/00        1780.41         1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56183        BED, MEDICARE                         2/1/85      15/00        1780.41         1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56184        BED. MEDICARE                         2/1/85      15/00        1780.41         1919            10.67
----------------------------------------------------------------------------------------------------------------------------------
B04        56678        X-RAY UNIT, MOBILE                    2/1/85      8/1          1639            1639            000
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                        Download ham M&D FA Q0112311999                                2,397,2311.09   3,916.990.19    14,679.63
----------------------------------------------------------------------------------------------------------------------------------
                        Balances From Report
                        FAOSOAGOIJOI11999                                              4L433,1109.b4   6,000,710.66    40,371.61
----------------------------------------------------------------------------------------------------------------------------------
                        Difference in the Surgicare
                        Building and LH1 Schedule                                      (2,038,650.45)  (3,083,720.09)  (25,697.66)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Book value of the Furniture and Equipment        519,731,70

Note:
This is provided for Informational purposes only.

                                    Surgicare
               PP&E Identified by Patty Crabb as no longer to use
                               As of March 31,1989

B04 Fixed Asset from MILD Download "FMA,804,LAWSON" 01/29/99

Description                      AcqDate         DeprLife        BkReserve        BkInst Cost        CurrDepr       YTDDepr
-----------                      -------         --------        ---------        -----------        --------       -------
X-RAY SHEILD                     4/1/95            5/1              1530              2040              34            204
CABOT IRRIGATION SYSTEM          12/1/95           5111             3664.19           3664.19            0              0
PHACOEMULSIFIER ALCON SERIES     10/1/95           1011            33996.08          55128.78          459.41        2756.44
LASER CANDELA                    4/1/95            7I1              1694.14           1694.14            0              0
COPIER FT5590                    10/1/95           Sit             11902             11902               0              0
IRRIGATION PUMP                  8/1/90            511              2552.97           2552.97            0              0
CONDALA LASER                    9/1192            511            153995.97         153995.97            0              0
EXPANSION - MEDCO JOB 302        211190            1011           292377.34         327899.82         2732.5        16394.99
VIDEO SYSTEM OYOCAM 650          511189            711              8995              8995               0              0
VIDEO SYSTEM DYOCAM 650          511189            711              8995              8995               0              0
C02 LASER                         &1/88            711             24635.5           24635.5             0              0
TELESCOPE LASERS                 6/1188            711              1176              1176               0              0
TELESCOPE LASERS                 611188            7/11             1176              1176               0              0
TELESCOPE PART OF LASER          611/88            7/1              1143              1143               0              0
TELESCOPE PART OF LASER          611188            7/1              1143              1143               0              0
CAMERA, ENDOSCOPIC VIDEO         &11/88            711              5100              5100               0              0
CAMERA, ENDOSCOPIC VIDEO         611!88            7/1              5100              5100               0              0
TERMINAL                          &1/88            511               600               600               0              0
TERMINAL                         611188            5/1               600               600               0              0
ARGON LASER                      611188            711             86025             86025               0              0
C-WIRE INSERTER KIT              611!88            ill                 0.01              0.01            0              0
MOBILE LAPAROSCOPY CART          611/88            1011              188.35            188.35            0              0
ARTHROSCOPIC LEG HOLDER           &1188            it/1             1220.55           1220.55            0              0
TERMINAL, 931 Ti                 711/87            5/1              1036              1036               0              0
MONITOR                          411186            711              1450              1450               0              0
MONITOR                          411/86            7/1              1450              1450               0              0
MONITOR                          411166            711              1450              1450               0              0
MICRO ELECTRIC ARTHIPLASTY       311/86            1011             6441.25           6441.25            0              0
MICRO ELECTRIC ARTHIPLASTY       311186            10/1             7020              7020               0              0
MICRO ELECTRIC ARTHIPLASTY       311186            1011             7020              7020               0              0
INSUFFLATOR                      311/86            1011             1175              1175               0              0
MICROTOME CRYPSTAT MINOTOME      111186            10/1             5869              5869               0              0
MICROTOME CRYOSTAT MINOTOME      1211/85           1011             5869              5869               0              0
COPIER FP 1520                   allies            511              1970             '1970               0              0
HUMIDIFIER DUAL SERV             811185            10/1             1332 88           1332 88            0              0
CAMERA SYSTEM 543                711185            811             10003.5         1011703.5             0              0
CAMERA SYSTEM 543                711185            8/1           1011113.5           10003.5             0              0

Description                      AcqDate         DeprLife        BkReserve        BkInst Cost        CurrDepr       YTDDepr
-----------                      -------         --------        ---------        -----------        --------       -------
STERILIZER. WASHER               6/1/85           151011           68683.45          75846.75          421.38        2528.23
PROJECTOR. VIDIO                 611185            10/1             2705.15           2705.15            0              0
PROJECTOR, VIDIO                 6/1185           111/1             2705.15          27115.15            0              0
CABINET BRETFORD                 611185            1011              875.93            875.93            0              0
CABINET BRETFORD                 611/85            1011              875.93            875.93            0              0
COMPUTER, TI BUSINESS SYSTEM     6/1!85            711             29266             29266               0              0
LASESMOKE EVACUATION SYSTEM      6!1!85            511              4172.91           4172.91            0              0
POWER SUPPLY MINUTEMAN 500       611185            10/1              699               699               0              0
lAPAROSCOPIC DELIVERY SYSTEM     611185           101/1            64702            647112               0              0
LAPROSCOPY DELIVERY SYSTEM       6X1/85            10/1                6/112          6412               0              0
SMOKE EVACUATION SYSTEM          6X1!85            10/1             4065              4065               0              0
MONITOR, RECEIVER 0585069-P      511185            511               908.16            908.16            0              0
MONITOR, RECEIVER 0585069-P      511185            511               908.16            908.16            0              0
ASPIRATOR IRRIGATION             511185            1011            24103.5           24103.5             0              0
STERILIZER. GAS                  411/85           15100            18241.67          19900             110.56         663.34
CABINET AERATOR                  411/65            10/1             3695              3695               0              0
BED, MEDICARE                    2X1/85           15X00             1780.41           1919              10.67          63.97
BED, MEDICARE                    211185           15100             1780.41           1919              10.67          63.97
BED. MEDICARE                    211/85           15100             1780.41           1919              10.67          63.97
BED, MEDICARE                    211185           15100             1780.41           1919              10.67          63.97
BED, MEDICARE                    211X85           15100             1780.41           1919              10.67          63.97
BED, MEDICARE                    211/85           15!00             1780.41           1919              10.67          63.97
BED. MEDICARE                    2X1/85           15100             1780.41           1919              10.67          63.97
BED, MEDICARE                    211185           15X00             1780.41           1919              10.67          63.97
BED, MEDICARE                    2(1/85           15X00             1780.41           1919              10.67          63.97
BED, MEDICARE                    211185           16!00             1780.41           1919              10.67          63.97
BED, MEDICARE                    2X1/85            1500             1780.41           1919              10.67          63.97
BED. MEDICARE                    211185           15X00             1780.41           1919              10.67          63.97
BED. MEDICARE                    211185           15100             1780.41           1919              10.67          63.97
BED, MEDICARE                    2X1/85           15/00             1780.41           1919              10.67          63.97

Download from M&D FA@01/23/9999                                  967,444.98      1,036,372.06        3,907.23      23,442.68
                                                               -------------------------------------------------------------
                                                                                    67,927.07
                                                               -------------------------------------------------------------

TSC Property Fixed Asset Ledger
As of October 31, 1998

            P01 Fixed Asset from M& D Download FMAP01LAWSON 01/07/99

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    10000    WATER FILTER                              06021996   05     60    69.07         133.69        151400  1
2066     80102    10001    DISPOSER FOR TSCL                         06021996   05     60    46.98         90.93         151400  1
2066     80102    10002    DISHWASHER FOR TSCL                       06021996   05     60    238.82        462.23        151400  1
2066     80102    10003    MICROWAVE OVEN FOR TSCL                   06021996   05     60    143.18        277.12        151400  1
2066     80102    10004    REFRIGERATOR FOR TSCL                     06021996   05     60    345.64        668.99        151400  1
2066     80102    10005    REFRIG/FREEZER FOR TSCL                   06021996   05     60    387.59        750.17        151400  1
2066     80102    10006    COPIER FOR TSCL                           06021996   05     60    774.62        1499.27       151400  1
2066     80102    10007    AUTO DOCUMENT FEEDER FOR TSCL             06021996   05     60    1884.82       3648.03       151400  1
2066     80102    10008    SORTER/STAPLER FOR TSCL                   06021996   05     60    637.59        1234.05       151400  1
2066     80102    10009    SORTER/STAPLER FOR TSCL                   06021996   05     60    520.14        1006.73       151400  1
2066     80102    10010    CONSOLE FOR TSCL                          06021996   05     60    425.05        822.68        151400  1
2066     80102    10011    WASTE BASKETS FOR TSCL                    06021996   05     60    1153.11       2231.83       151400  1
2066     80102    10012    PANEL AND BINS FOR TSCL                   06021996   05     60    45.10         87.29         151400  1
2066     80102    10013    STORAGE BINS FOR TSCL                     06021996   05     60    23.74         45.94         151400  1
2066     80102    10014    NURSE CALL SYSTEM FOR TSCL                06021996   05     60    1773.99       3433.53       151400  1
2066     80102    10015    ZENITH REMOTES FOR TSCL                   06021996   05     60    71.30         138.00        151400  1
2066     80102    10016    6 STOOLS FOR TSCL                         06021996   05     60    261.75        506.61        151400  1
2066     80102    10017    ONLINE REMDIAGHOST FOR TSCL               06021996   05     60    363.05        702.68        151400  1
2066     80102    10018    CABLE FOR CALL SYSTEM - TSCL              06021996   05     60    1113.35       2154.87       151400  1
2066     80102    10019    MICROWAVE FOR TSCL                        06021996   05     60    81.08         156.92        151400  1
2066     80102    10020    CD PLAYERS FOR TSCL                       06021996   05     60    134.18        259.71        151400  1
2066     80102    10021    OFFICE FURNITURE FOR TSCL                 06021996   05     60    13032.62      25224.42      151400  1
2066     80102    10022    SHELVING/CART SUPPLIES - TSCL             06021996   05     60    4745.86       9185.53       151400  1
2066     80102    10023    4 TELEVISIONS FOR TSCL                    06021996   05     60    853.34        1651.63       151400  1
2066     80102    10024    OCEANIC AQUARIUM FOR TSCL                 06021996   05     60    1347.22       2607.52       151400  1
2066     80102    10025    ARTWORK, FRAMING AT TSCL                  06021996   05     60    2823.43       5464.71       151400  1
2066     80102    10026    4PORT 10 HR SYSTEM FOR TSCL               06021996   05     60    3042.02       5887.79       151400  1
2066     80102    10027    ASSEMBLY & INSTALLATION - TSCL            06021996   05     60    568.33        1100.00       151400  1
2066     80102    10028    UTILITY CART & SHELF FOR TSCL             06021996   05     60    72.05         139.46        151400  1
2066     80102    10029    QUARTZLINE LAMP FOR TSCL                  06021996   05     60    45.14         87.36         151400  1
2066     80102    10030    COMM. NTWK. CABLING FOR TSCL              06021996   05     60    9167.57       17743.6       151400  1
2066     80102    10031    FURNITURE FOR TSCL                        06021996   05     60    574.37        1111.68       151400  1
2066     80102    10032    METRO SUPPLY BINS FOR TSCL                06021996   05     60    218.44        422.78        151400  1
2066     80102    10033    4/8 PORT SYS PLAT FOR TSCL                06021996   05     60    2626.77       5084.07       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    10034    CABLE FOR TSCL                            06021996   05     60    598.44        1158.28       151400  1
2066     80102    10035    SPACESAVE SYSTEM FOR TSCL                 06021996   05     60    2193.14       4244.79       151400  1
2066     80102    10036    PLANTS FOR TSCL                           06021996   05     60    1408.91       2726.92       151400  1
2066     80102    10037    WIRE RACKS FOR TSCL                       06021996   05     60    257.27        497.95        151400  1
2066     80102    10038    TWO DRAWER LATERAL FILE - TSCL            06021996   05     60    213.12        412.49        151400  1
2066     80102    10039    SUPPLY BINS FOR TSCL                      06021996   05     60    2085.09       4035.66       151400  1
2066     80102    10040    SUPPLY BINS FOR TSCL                      06021996   05     60    53.94         104.40        151400  1
2066     80102    10041    FURN FOR RECOVERY, WAIT RNS - TSC         06021996   05     60    5980.03       11574.25      151400  1
2066     80102    10042    FURNISHINGS/23 HR STAY - TSCL             06021996   05     60    295.14        571.24        151400  1
2066     80102    10043    FURNISHINGS/MED DIRECTOR - TSCL           06021996   05     60    330.91        640.47        151400  1
2066     80102    10044    DISPLAY DICT STAT - TSCL                  06021996   05     60    416.43        806.00        151400  1
2066     80102    10045    PAGING SYSTEM - TSCL                      06021996   05     60    1447.70       2802.00       151400  1
2066     80102    10046    RACK, COAT DIN - TSCL                     06021996   05     60    97.15         188.03        151400  1
2066     80102    10047    FURN & OFFICE EQUIP - TSCL                06021996   05     60    7518.36       14551.66      151400  1
2066     80102    10048    FURN & OFFICE EQUIP - TSCL                06021996   05     60    6192.68       11985 83      151400  1
                                                                                                           152321.88
2066     80102    20000    INFUSION PUMP FOR TSCL                    06021996   05     60    1347.35       2607.77       151400  1
2066     80102    20001    WARNING CABNT FOR TSCL                    06021996   05     60    2158.27       4177.30       151400  1
2066     80102    20002    SURGICAL LIGHT FOR TSCL                   06021996   05     60    2562.98       4960.61       151400  1
2066     80102    20003    STERILIZER FOR TSCL                       06021996   05     60    9150.13       17709.92      151400  1
2066     80102    20004    ILLUMINATOR FOR TSCL                      06021996   05     60    287.84        557.10        151400  1
2066     80102    20005    STERILIZER FOR TSCL                       06021996   05     60    28075.90      54340.45      151400  1
2066     80102    20006    SALES TAX FOR ASSET 4603                  06021996   05     60    130.28        252.16        151400  1
2066     80102    20007    VACUUM STERILIZER FOR TSCL                06021996   05     60    12397.63      23995.41      151400  1
2066     80102    20008    ELECTROCARDIOGRAM FOR TSCL                06021996   05     60    1096.06       2121.40       151400  1
2066     80102    20009    LAMP EXAM FLOOR MODEL FOR TSCL            06021996   05     60    37.61         72.80         151400  1
2066     80102    20010    SPHYGOMANOMETER FOR TSCL                  06021996   05     60    597.17        1155.82       151400  1
2066     80102    20011    OHTHALNOSCOPE FOR TSCL                    06021996   05     60    239.73        463.99        151400  1
2066     80102    20012    HOSPITAL MATTRESS FOR TSCL                06021996   05     60    186.00        360.00        151400  1
2066     80102    20013    SINK FOR ULTRASONIC CLEAN - TSCL          06021996   05     60    926.57        1793.36       151400  1
2066     80102    20014    KIT FOR CHANGING CABINET - TSCL           06021996   05     60    391.50        757.75        151400  1
2066     80102    20015    FIBEROPTIC HEADLIGHT SYS - TSCL           06021996   05     60    2133.99       4130.30       151400  1
2066     80102    20016    SUCTION UNIT FOR TSCL                     06021996   05     60    251.68        487.13        151400  1
2066     80102    20017    CUBICLE TRACK FOR TSCL                    06021996   05     60    557.69        1079.40       151400  1
2066     80102    20018    FLUOROSCAN IMAGING SYSTEM - TSCL          06021996   05     60    23658.17      45790.00      151400  1
2066     80102    20019    PATHOLOGY GROSSLAB FOR TSCL               06021996   05     60    25457.22      49272.03      151400  1
2066     80102    20020    STIRRUPS, TABLE FOR TSCL                  06021996   05     60    2666.10       5160.19       151400  1
2066     80102    20021    SMOKE EVACUATION SYSTEM - TSCL            06021996   05     60    1960.75       3795.00       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20022    MICROSCOPE, LABORATORY - TSCL             06021996   05     60    3394.50       6570.00       151400  1
2066     80102    20023    REGULATORS FOR TSCL                       06021996   05     60    1182.30       2288.32       151400  1
2066     80102    20024    OXYGEN FLOWMETER FOR TSCL                 06021996   05     60    427.11        826.66        151400  1
2066     80102    20025    HAMPERS FOR TSCL                          06021996   05     60    554.82        1073.84       151400  1
2066     80102    20026    SHARPLAN LASER FOR TSCL                   06021996   05     60    30679.39      59379.47      151400  1
2066     80102    20027    CHEMO CHAIR FOR TSCL                      06021996   05     60    2345 67       4540.01       151400  1
2066     80102    20028    VIROSAFE FILTER FOR TSCL                  06021996   05     60    455.70        882.00        151400  1
2066     80102    20029    EYE SHIELD FOR TSCL                       06021996   05     60    81.67         158.08        151400  1
2066     80102    20030    OFFICE FURN FOR TREATMENT - TSCL          0602199    05     60    83.25         161.12        151400  1
2066     80102    20031    2 WHEELCHAIRS FOR TSCL                    06021996   05     60    301.14        582.86        151400  1
2066     80102    20032    WHEELCHAIR FOR TSCL                       06021996   05     60    173.05        334.94        151400  1
2066     80102    20033    MICROTONE/CRYOSTAT FOR TSCL               06021996   05     60    8155.66       15785.14      151400  1
2066     80102    20034    MINOR TRAY FOR TSCL                       06021996   05     60    671.18        1299.05       151400  1
2066     80102    20035    PLASTIC BREAST TRAY FOR TSCL              06021996   05     60    273.06        528.50        151400  1
2066     80102    20036    PLASTIC BREAST TRAY FOR TSCL              06021996   05     60    204.73        396.25        151400  1
2066     80102    20037    DOPPLER STETHOSCOPE FOR TSCL              06021996   05     60    315.06        609.80        151400  1
2066     80102    20038    STRETCHER FLUOROSCOPY FOR TSCL            06021996   05     60    2111.81       4087.38       151400  1
2066     80102    20039    STRETCHERS FOR TSCL                       06021996   05     60    18256.07      35334.32      151400  1
2066     80102    20040    BED AND OVERBED TABLE FOR TSCL            06021996   05     60    1958.68       3791.00       151400  1
2066     80102    20041    SURGERY TABLE FOR TSCL                    06021996   05     60    7370.51       14265.50      151400  1
2066     80102    20042    SURGERY TABLE FOR TSCL                    06021996   05     60    7370.51       14265.50      151400  1
2066     80102    20043    CART COVERS FOR TSCL                      06021996   05     60    238.39        461.40        151400  1
2066     80102    20044    ELECTRO DERATOME MODEL - TSCL             06021996   05     60    1510.25       2923.07       151400  1
2066     80102    20045    PADGETT SKIN GRAFT - TSCL                 06021996   05     60    2491.01       4821.31       151400  1
2066     80102    20046    SURGICAL MICROSCOPE FOR TSCL              06021996   05     60    3668.19       7099.73       151400  1
2066     80102    20047    4 UTILITY CHAIRS FOR TSCL                 06021996   05     60    3732.19       7223.59       151400  1
2066     80102    20048    HYDRAULIC STOOL FOR TSCL                  06021996   05     60    446.99        865.15        151400  1
2066     80102    20049    HYDRAULIC STOOL FOR TSCL                  06021996   05     60    446.99        865.15        151400  1
2066     80102    20050    HYDRAULIC STOOL FOR TSCL                  06021996   05     60    446.99        865.15        151400  1
2066     80102    20051    HYDRAULIC STOOL FOR TSCL                  06021996   05     60    446.99        865.15        151400  1
2066     80102    20052    EMERGENCY CART FOR TSCL                   06021996   05     60    393.11        760.85        151400  1
2066     80102    20053    STERILIZER FOR TSCL                       06021996   05     60    57.53         111.35        151400  1
2066     80102    20054    ELECTROSURGICAL GENERATOR - TSCL          0602199    05     60    17552.73      33973.02      151400  1
2066     80102    20055    CHICK ROLLER FOR TSCL                     06021996   05     60    305.87        592.00        151400  1
2066     80102    20056    TOSHIBA VCR FOR TSCL                      06021396   05     60    388.71        752.34        151400  1
2066     80102    20057    COLOR MONITOR 19" FOR TSCL                06021996   05     60    982.12        1900.87       151400  1
2066     80102    20058    CAMERA CONTROL UNIT FOR TSCL              06021996   05     60    3740.26       7239.22       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20059    3-CHIP VIDEO CAM C-MNT - TSCL             06021996   05     60    5257.34       10175.50      151400  1
2066     80102    20060    SONY PRINTER FOR TSCL                     06021996   05     60    3299.83       6386.76       151400  1
2066     80102    20061    ARTHROSCOPY SYSTEM FOR TSCL               06021996   05     60    8633.23       16709.48      151400  1
2066     80102    20062    HEART CARE EQUIPMENT FOR TSCL             06021996   05     60    38684.07      74872.40      151400  1
2066     80102    20063    CART VIDEO LEPAROSCOPY - TSCL             06021996   05     60    3439.64       6657.37       151400  1
2066     80102    20064    ARTHOSCOPIC PUMP FOR TSCL                 06021996   05     60    6019.46       11650.57      151400  1
2066     80102    20065    VAC PAC FOR TSCL                          06021996   05     60    273.06        528.50        151400  1
2066     80102    20066    .IARIT HAND INSTRUMENTS - TSCL            06021996   05     60    757.70        1466.52       151400  1
2066     80102    20067    NISSEN FLUDOPLICATION SET FOR TSCL        06021996   05     60    2885.02       5583.91       151400  1
2066     80102    20068    GENERAL LAP CHOLE SET FOR TSCL            06021996   05     60    1687.08       3265.31       151400  1
2066     80102    20069    LAPAROSCOPC SETS I and II TSCL            06021996   05     60    4796.91       9284.35       151400  1
2066     80102    20070    ALVARADO KNEE SLIP. ASBLY - TSCL          06021996   05     60    528.35        1022.61       151400  1
2066     80102    20071    OSTEOTOME FOR TSCL                        06021996   05     60    867.57        1679.16       151400  1
2066     80102    20072    SMALL BONE SYS. INSTRUMTS. - TSCL         06021996   05     60    552.65        1069.64       151400  1
2066     80102    20073    CABLE/CONNECTOR FOR TSCL                  06021996   05     60    1139.52       2205.52       151400  1
2066     80102    20074    UNIVERSAL STRESS POST FOR TSCL            06021996   05     60    392.33        759.35        151400  1
2066     80102    20075    UNIVERSAL STRESS POST FOR TSCL            06021996   05     60    63.36         122 64        151400  1
2066     80102    20076    REPLACEMENT TROCAR FOR TSCL               06021996   05     60    63.36         122.64        151400  1
2066     80102    20077    HAND INSTRUMENTS FOR TSCL                 06021996   05     60    7578.37       14667.81      151400  1
2066     80102    20078    OPERATIVE LAPAROSCOPE FOR TSCL            06021996   05     60    1859.21       3598.47       151400  1
2066     80102    20079    PORT-DELRIN W/KIT FOR TSCL                06021996   05     60    838.03        1622.00       151400  1
2066     80102    20080    DEFIBRILLATOR FOR TSCL                    06021996   05     60    310.00        600.00        151400  1
2066     80102    20081    ELECTROSURGERY SYSTEM FOR TSCL            06021996   05     60    6472.88       12528.15      151400  1
2066     80102    20082    PHOTOMETERIMICROCUVETTES - TSCL           06021996   05     60    443.52        858.42        151400  1
2066     80102    20083    SURGICAL ASST. LEG HOLDER - TSCL          06021996   05     60    1710.17       3310.00       151400  1
2066     80102    20084    ACUPCL RECONST INSTRUMTS - TSCL           06021996   05     60    4210.83       8150.00       151400  1
2066     80102    20085    HAND INSTRUMENTS FOR TSCL                 06021996   05     60    2270.49       4394.50       151400  1
2066     80102    20086    MRI HRD B FOR TSCL                        06021996   05     60    531.13        1028.00       151400  1
2066     80102    20087    JARIT HAND INSTRUMENTS - TSCL             06021996   05     60    519.61        1005.70       151400  1
2066     80102    20088    COMPLETE BREAST/PLAS SET - TSCL          0602`1996   05     60    440.53        852.63        151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20089    T & A HAND INSTRUMENT SET - TSCL          06021996   05     60    435.07        842.08        151400  1
2066     80102    20090    COMPLETE LONG INSTRUMENTS - TSCL          06021996   05     60    201.48        389.97        151400  1
2066     80102    20091    COMPLETE MAJOR SET FOR TSCL               06021996   05     60    572.83        1108.70       151400  1
2066     80102    20092    SMALL VASCULAR SET FOR TSCL               06021996   05     60    912.82        1766.75       151400  1
2066     80102    20093    COMPLETE COOPERS KNEE SET - TSCL          06021996   05     60    226.55        438.49        151400  1
2066     80102    20094    ACCESSORY SET FOR TSCL                    06021996   05     60    236.11        456.98        151400  1
2066     80102    20095    COMPLETE SHOULDER SET FOR TSCL            06021996   05     60    500.85        969.38        151400  1
2066     80102    20096    COMPLETE TRACK TRAY FOR TSCL              06021996   05     60    144.02        278.74        151400  1
2066     80102    20097    COMP PLASTIC HAND SET FOR TSCL            06021996   05     60    388.68        752.28        151400  1
2066     80102    20098    COMPLETE D & C SET FOR TSCL               06021996   05     60    213.65        413.52        151400  1
2066     80102    20099    INDIVIDUAL INSTRUMENTS - TSCL             06021996   05     60    457.19        884.89        151400  1
2066     80102    20100    BREAST/PLAS HAND INSTRUMENT - TSC         06021996   05     60    1265.96       2450.24       151400  1
2066     80102    20101    EXTRAS JARIT HAND INSTRUM. - TSCL         06021996   05     60    263.79        510.56        151400  1
2066     80102    20102    MINOR BREAST HAND INSTRUM. - TSCL         06021996   05     60    21.67         49.95         151400  1
2066     80102    20103    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    21.67         41.95         151400  1
2066     80102    20104    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    21.67         41.95         151400  1
2066     80102    20105    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    21.67         41.95         151400  1
2066     80102    20106    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    21.67         41.95         151400  1
2066     80102    20107    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    21.67         41.95         151400  1
2066     80102    20108    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    21.67         41.95         151400  1
2066     80102    20109    MICRO SHARP HANDLE FOR TSCL               06021996   05     60    18.43         35.68         151400  1
2066     80102    20110    GRADUATED MEDICINE CUP - TSCL             06021996   05     60    89.76         173.73        151400  1
2066     80102    20111    MINOR/BREAST BIOPSY SET - TSCL            06021996   05     60    816.23        1579.80       151400  1
2066     80102    20112    SMALL VASC SET FOR TSCL                   06021996   05     60    22.29         43.14         151400  1
2066     80102    20113    C-B HEANEY NH 8.25 FOR TSCL               06021996   05     60    80.82         156.42        151400  1
2066     80102    20114    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    64.85         125.52        151400  1
2066     80102    20115    EXTRA JARIT HAND INSTRUMENT               06021996   05     60    2010.55       3891.39       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20116    ABD GYN HAND INSTRUMENTS - TSCL           06021996   05     60    1010.47       1955.75       151400  1
2066     80102    20117    MINOR SET JARIT HAND FOR TSCL             06021996   05     60    115.33        223.21        151400  1
2066     80102    20118    REYN SCR NAR TIP FOR TSCL                 06021996   05     60    879.81        1702.85       151400  1
2066     80102    20119    MISC SURGICAL INSTRUMENTS - TSCL          06021996   05     60    43.32         83.85         151400  1
2066     80102    20120    CUSHING VEIN RETR 9 FOR TSCL              06021996   05     60    21.67         41.95         151400  1
2066     80102    20121    MINOR BREAST BX FOR TSCL                  06021996   05     60    36.44         70.52         151400  1
2066     80102    20122    MISC SURGICAL INSTRUMENTS - TSCL          06021996   05     60    129.22        250.11        151400  1
2066     80102    20123    MISC SURGICAL INSTRUMENTS - TSCL          06021996   05     60    693.66        1342.57       151400  1
2066     80102    20124    MISC SURGICAL INSTRUMENTS - TSCL          06021996   05     60    183.31        354.79        151400  1
2066     80102    20125    MISC SURGICAL INSTRUMENTS - TSCL          06021996   05     60    6223.60       12045.68      151400  1
2066     80102    20126    JARIT HAND INSTRUMENTS - TSCL             06021996   05     60    1105.95       2140.54       151400  1
2066     80102    20127    SURGICAL INSTRUMENTS FOR TSCL             06021996   05     60    858.15        1660.93       151400  1
2066     80102    20128    CARE EDGE WIRE CUTTERS - TSCL             06021996   05     60    204.11        395.06        151400  1
2066     80102    20129    PERIO. ELEV FOR TSCL                      06021996   05     60    107.75        208.54        151400  1
2066     80102    20130    MISC SURGICAL INSTRUMENTS - TSCL          06021996   05     60    915.95        1772.81       151400  1
2066     80102    20131    SOFT TISSUE SET FOR TSCL                  06021996   05     60    1398.23       2706.25       151400  1
2066     80102    20132    WIZARD SYSTEM FOR TSCL                    06021996   05     60    2129.80       4122.19       151400  1
2066     80102    20133    LARYNGOSCOPE SET FOR TSCL                 06021996   05     60    441.65        854.80        151400  1
2066     80102    20134    CART AND ACCESSORIES FOR TSCL             06021996   05     60    1248.46       2416.38       151400  1
2066     80102    20135    ULTRACUT OSTEOTONE FOR TSCL               06021996   05     60    73.15         141.59        151400  1
2066     80102    20136    PERCUTANEOUS KNOT PUSHER - TSCL           06021996   05     60    192.46        372.50        151400  1
2066     80102    20137    HOOK PROBE FOR TSCL                       06021996   05     60    67.39         130.43        151400  1
2066     80102    20138    STERILE DRAPES FOR TSCL                   06021996   05     60    242.70        469.75        151400  1
2066     80102    20139    ETHOX PRESSURE INFUS. FOR TSCL            06021996   05     60    135.35        261.97        151400  1
2066     80102    20140    FINGER PROBE FOR TSCL                     06021996   05     60    293.18        567.44        151400  1
2066     80102    20141    CLEAR TRAC THD CAN BX/10 - TSCL           06021996   05     60    90.33         174.84        151400  1
2066     80102    20142    LINEAR GRASPER, SCISSORS - TSCL           06021996   05     60    1791.28       3466.99       151400  1
2066     80102    20143    MEDIA, COLOR PRINT FOR TSCL               06021996   05     60    295.45        571.83        151400  1
2066     80102    20144    RHD CUTTING BOR FOR TSCL                  06021996   05     60    39.47         76.39         151400  1
2066     80102    20145    MISC INSTRUMENTS FOR TSCL                 06021996   05     60    419.56        812.05        151400  1
2066     80102    20146    MISC EQUIP. FOR TSCL                      06021996   05     60    1768.57       3423.04       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20147    SHEATHED CAN INTF. SCREW - TSCL           06021996   05     60    1692.47       3275.75       151400  1
2066     80102    20148    PIN SIMULATOR TIBIAL FOR TSCL             06021996   05     60    205.38        397.50        151400  1
2066     80102    20149    ARTHROSCOPIC ROHGEUR FOR TSCL             06021996   05     60    201.76        390.50        151400  1
2066     80102    20150    CANNULATED HEADED REAMER - TSCL           06021996   05     60    411.01        795.50        151400  1
2066     80102    20151    PAC TRAY II FOR TSCL                      06021996   05     60    191.17        370.00        151400  1
2066     80102    20152    PAC TRAY II FOR TSCL                      06021996   05     60    129.17        250.00        151400  1
2066     80102    20153    CULTERETT STRL, ANAER SPEC - TSCL         06021996   05     60    1275.16       2468.06       151400  1
2066     80102    20154    ARTHROSCO-CANYAISHLDR PACK - TSCL         06021996   05     60    1507.33       2917.42       151400  1
2066     80102    20155    3000/200 CC CANISTER FOR TSCL             06021996   05     60    202.62        392.17        151400  1
2066     80102    20156    DRAPE, ARTHROSCOPY LIMB - TSCL            06021996   05     60    368.29        712.81        151400  1
2066     80102    20157    GOUGES AND OSTEOTOMES FOR TSCL            06021996   05     60    1775.25       3435.96       151400  1
2066     80102    20158    SOFIELD RETRACTOR SET FOR TSCL            06021996   05     60    219.61        425.06        151400  1
2066     80102    20159    SILASTIC HOSE WITH L/L - TSCL             06021996   05     60    28.74         55.63         151400  1
2066     80102    20160    ROC DELIVERY HANDLE/DRILL - TSCL          06021996   05     60    199.18        385.50        151400  1
2066     80102    20161    ASIP SYSTEM-SHOULDER SURD. - TSCL         06021996   05     60    3704.50       7170.00       151400  1
2066     80102    20162    BEACH CHAIR POSITION SYS - TSCL           06021996   05     60    2004.67       3880.00       151400  1
2066     80102    20163    MAYO INSTRUMENT CHROME - TSCL             06021996   05     60    81.14         157.04        151400  1
2066     80102    20164    ADAPTER, FEXISENSOR FOR TSCL              06021996   05     60    236.95        458.61        151400  1
2066     80102    20165    7600 MOBILE C-ARM FOR TSCL                06021996   05     60    49721.29      96234.75      151400  1
2066     80102    20166    NEZHAT-DORSEY SMOKEVAC FOR TSCL           06021996   05     60    815.22        1577.85       151400  1
2066     80102    20167    SHEATHED INTERFERENCE SCREW - TSCL        06021996   05     60    118.83        230.00        151400  1
2066     80102    20168    GATOR BASKET FORCEPS FOR TSCL             06021996   05     60    312.07        604.00        151400  1
2066     80102    20169    KOLBEL GELNOID RETRACTORS - TSCL          06021996   05     60    162.16        313.85        151400  1
2066     80102    20170    FASC. GUIDE/SUTURE PASSER - TSCL          06021996   05     60    455.86        882.30        151400  1
2066     80102    20171    ARGON LASER WITH CART - TSCL              06021996   05     60    8389.38       16237.50      151400  1
2066     80102    20172    COMM2 BIDIRECT FOOTSW ITCH - TSCL         06021996   05     60    837.61        1621.19       151400  1
2066     80102    20173    MRI HRD 8 AT OPEN 9.6P - TSCL             06021996   05     60    268.15        519.00        151400  1
2066     80102    20174    KIT CLS INT MRI 9.6FR FOR TSCL            06021996   05     60    183.42        355.00        151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20175    GOLDMAN SEPTUM DISPLACER - TSCL           06021996   05     60    50.95         98.62         151400  1
2066     80102    20176    ETHER SCREEN WILOCKS FOR TSCL             06021996   05     60    717.80        1389.29       151400  1
2066     80102    20177    CAMERA COUPLER, C-MOUNT - TSCL            06021996   05     60    1024.91       1983.69       151400  1
2066     80102    20178    AUTOBRITE ILLUM FOR TSCL                  06021996   05     60    1923.96       3723.80       151400  1
2066     80102    20179    PNEUMATIC MODEL FOR TSCL                  06021996   05     60    3355.75       6495.00       151400  1
2066     80102    20180    LAPARASCOPE FOR TSCL                      06021996   05     60    1230.44       2381.50       151400  1
2066     80102    20181    LAPARASCOPE. CANNULA. TROCAR - TSCL       06021996   05     60    1398.23       2706.26       151400  1
2066     80102    20182    DYONICS 3-CHIP CAM FOR TSCL               06021996   05     60    3674.83       7112.57       151400  1
2066     80102    20183    DYONICS DIG 3-CHIP CAM FOR TSCL           06021996   05     60    5257.34       10175.50      151400  1
2066     80102    20184    SONY PRINTER FOR TSCL                     06021996   05     60    3299.83       6386.76       151400  1
2066     80102    20185    A'SCOPE, 4MMX30 FOR TSCL                  06021996   05     60    1230.44       2381.50       151400  1
2066     80102    20186    A'SCOPE, 4MMX70 FOR TSCL                  06021996   05     60    1230.44       2381.50       151400  1
2066     80102    20187    VIDEO ARTHROSCOPE FOR TSCL                06021996   05     60    3224.32       6240.62       151400  1
2066     80102    20188    MONITOR. COLOR 19" FOR TSCL               06021996   05     60    1032.09       1997.60       151400  1
2066     80102    20189    MONITOR, COLOR 19" FOR TSCL               06021996   05     60    1026.86       1987.47       151400  1
2066     80102    20190    CANNULA. 2.9 GRADUATED FOR TSCL           06021996   05     60    16.22         31.39         151400  1
2066     80102    20191    HOOK PROBE, 2.2 MM FOR TSCL               06021996   05     60    66.72         129.13        151400  1
2066     80102    20192    ELMED STOOL W/O BACKREST - TSCL           06021996   05     60    360.74        698.21        151400  1
2066     80102    20193    COVER AND PANELS FOR CART - TSCL          06021996   05     60    148.78        287.96        151400  1
2066     80102    20194    SHOULDER SET LINK INSTRUM. - TSCL         06021996   05     60    226.61        438.60        151400  1
2066     80102    20195    SATIN R-PEAN FCP FOR TSCL]                06021996   05     60    151.06        292.38        151400  1
2066     80102    20196    WISC #2 BLADE FOR TSCL                    06021996   05     60    236.05        456.87        151400  1
2066     80102    20197    SEMM RETRACTOR FOR TSCL                   06021996   05     60    77.91         150.90        151400  1
2066     80102    20198    HIGH TRAY FOR TSCL                        06021996   05     60    37.22         72.04         151400  1
2066     80102    20199    SUPRCUT JAMISN SCS FOR TSCL               06021996   05     60    56.52         109.39        151400  1
2056     80102    20200    GRADUATED MEASURES FOR TSCL               06021996   05     60    178.97        346.40        151400  1
2066     80102    20201    INSTRUMENT TABLE FOR TSCL                 06021996   05     60    237.00        458.71        151400  1
2066     80102    20202    FILTERING APPARATUS FOR TSCL              06021996   05     60    96.19         186.17        151400  1
2066     80102    20203    SHLOR RETRACTOR FRAME - TSCL              06021996   05     60    1124.65       2176.75       151400  1
2066     80102    20204    RELOADING UNIT FOR APPLIER - TSCL         06021996   05     60    658.34        1274.20       151400  1
2066     80102    20205    HALSEY NEEDLE HOLDER - TSCL               06021996   05     60    18.09         35.02         151400  1
2066     80102    20206    GATOR GRASPING FORCEPS FOR TSCL           06021996   05     60    312.07        604.00        151400  1
2066     80102    20207    CAMERA COUPLER, C-MOUNT - TSCL            06021996   05     60    2120.83       4104.84       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20208    A SCOPE, 2.7MMX30 DEG - TSCL              06021996   05     60    1573.84       3046.15       151400  1
2066     80102    20209    SELF RETAINING RETRACTOR - TSCL           06021996   05     60    46.99         90.95         151400  1
2066     80102    20210    HEADSTRAP, ADULT FOR TSCL                 06021996   05     60    34.11         66.01         151400  1
2066     80102    20211    ACROMIONIZER, 4.0, DISP - TSCL            06021996   05     60    197.57        382.39        151400  1
2066     80102    20212    LAUFE UTER POLYP FCP 8CV - TSCL           06021996   05     60    38.80         75.09         151400  1
2066     80102    20213    TOURNIQUET SYSTEM FOR TSCL                06021996   05     60    7192.83       13921.60      151400  1
2066     80102    20214    JACOBS CHUCK                              06021996   05     60    553.70        1071.68       151400  1
2066     80102    20215    SYSTEM 2000 SAGITIAL SAW - TSCL           06021996   05     60    2129.24       4121.10       151400  1
2066     80102    20216    SYSTEM 2000 SAGITIAL SAW - TSCL           06021996   05     60    2134.78       4131.84       151400  1
2066     80102    20217    120V 2STN CHARGER - TSCL                  06021996   05     60    853.72        1652.37       151400  1
2066     80102    20218    JACOBS 1/4" CHUCK - TSCL                  06021996   05     60    176.20        341.03        151400  1
2066     80102    20219    BATTERY PACK - TSCL                       06021996   05     60    244.66        473.53        151400  1
2066     80102    20220    SYSTEM 2 CONSOLE - TSCL                   06021996   05     60    655.63        1268.96       151400  1
2066     80102    20221    COMM2 BIDIRECT FOOTSW ITCH - TSCL         06021996   05     60    388.85        752.61        151400  1
2066     80102    20222    CABLE/CONNECTOR - 10FT - TSCL             06021996   05     60    232.80        450.59        151400  1
2066     80102    20223    50K H.S. DRILL (FT.SWITCH) - TSCL         06021996   05     60    1184.16       2291.92       151400  1
2066     80102    20224    COMMAND II SAG SAW F/S - TSCL             06021996   05     60    1440.87       2788.79       151400  1
2066     80102    20225    1:1 HEAD - TSCL                           06021996   05     60    101.93        197.29        151400  1
2066     80102    20226    1:1 REDUCER - TSCL                        06021996   05     60    200.08        387.26        151400  1
2066     80102    20227    UNIVERSAL DRILL - TSCL                    06021996   05     60    429.12        830.55        151400  1
2066     80102    20228    50K DRILL HAND SWITCH - TSCL              06021996   05     60    12111.59      2499.86       151400  1
2066     80102    20229    50K DRILL HAND SWITCH - TSCL              06021996   05     60    1291.59       2499.86       151400  1
2066     80102    20230    CMND 11 SAG SAW - HSW - TSCL              06021996   05     60    1548.30       2996.70       151400  1
2066     80102    20231    CMND 11 SAG SAW - HSW - TSCL              06021996   05     60    1548.30       2996.70       151400  1
2066     80102    20232    CMND 11 OSC SAW - HSW - TSCL              06021996   05     60    1548.30       2996.71       151400  1
2066     80102    20233    CMND 11 OSC SAW - HSW - TSCL              06021996   05     60    1548.30       2996.71       151400  1
2066     80102    20234    OSCILL. ADAPTER W/WRENCH - TSCL           06021996   05     60    257.64        498.65        151400  1
2066     80102    20235    MICRO DRIVER - TSCL                       06021996   05     60    2076.83       4019.68       151400  1
2066     80102    20236    MICRO DRIVER - TSCL                       06021996   05     60    2076.83       4019.68       151400  1
2066     80102    20237    PLATE & WIRE CUT FORCEPS - TSCL           06021996   05     60    140.53        272.00        151400  1
2066     80102    20238    BURTON DBLE PALATAL RET, 2 - TSCL         06021996   05     60    202.82        392.55        151400  1
2066     80102    20239    FLEX IT RS 15CM TRAY - TSCL               06021996   05     60    95.93         185.68        151400  1
2066     80102    20240    ADSON DRESS FCP 4.75 DEL - TSCL           06021996   05     60    17.84         34.53         151400  1
2066     80102    20241    ORG OBWGSR PTERYGOID OSTE - TSC           06021996   05     60    109.02        211.00        151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20242    CUSHING NERVE HOOK, SML - TSCL            06021996   05     60    26.87         52.00         151400  1
2066     80102    20243    HTR - MFI - MEDIUM CHIN - TSCL            06021996   05     60    70.78         137.00        151400  1
2066     80102    20244    HTR - MFI - MEDIUM CHIN - TSCL            06021996   05     60    70.78         137.00        151400  1
2066     80102    20245    HTR - MFI - LARGE CHIN - TSCL             06021996   05     60    70.78         137.00        151400  1
2066     80102    20246    SMALL CHIN SIZER - TSCL                   06021996   05     60    11.88         23.00         151400  1
2066     80102    20247    MEDIUM CHIN SIZER - TCL                   06021996   05     60    11.88         23.00         151400  1
2066     80102    20248    LARGE CHIN SIZER - TSCL                   06021996   05     60    11.88         23.00         151400  1
2066     80102    20249    HEMOCLIP TITANIUM SMALL - TSCL            06021996   05     60    58.88         113.97        151400  1
2066     80102    20250    SELF SPAN RET W/OUT HLDR - TSCL           06021996   05     60    9.57          18.53         151400  1
2066     80102    20251    SELF SPAN RET W/HLDR - TSCL               06021996   05     60    8.71          16.97         151400  1
2066     80102    20252    8.0 FRW/4VITACUFFPERCTR - TSCL            06021996   05     60    737.38        1427.19       151400  1
2066     80102    20253    ACCESSORY KIT 8FR - TSCL                  06021996   05     60    97.49         188.69        151400  1
2066     80102    20254    CHAIR CARRIER - TSCL                      06021996   05     60    95.64         185.11        151400  1
2066     80102    20255    UNIMATIC II SINK - DOUBLE - TSCL          06021996   05     60    3311.01       6408.40       151400  1
2066     80102    20256    SMITH BAG SEPARATOR - TSCL                06021996   05     60    101.27        196.00        151400  1
2066     80102    20257    SPATULA OSTEOTOME - TSCL                  06021996   05     60    33.58         65.00         151400  1
2066     80102    20258    STETHOSCOPE, ESOPH W/SEN - TSCL           06021996   05     60    330.13        638.96        151400  1
2066     80102    20259    SURGICAL INSTRM. - TSCL                   06021996   05     60    1351.83       2616.44       151400  1
2066     80102    20260    SURGICAL INSTRM. - TSCL                   06021996   05     60    773.06        1496.24       151400  1
2066     80102    20261    SURGICAL INSTRM. - TSCL                   06021996   05     60    91.51         171.11        151400  1
2066     80102    20262    BERRY WIRE TWSTR, CRS, 18.5 - TSCL        06021996   05     60    94.03         182.00        151400  1
2066     80102    20263    MISC EQUIPMENT FOR TSCL                   06021996   05     60    2341.76       4532.43       151400  1
2066     80102    20264    MINOR SET 8 - TSCL                        06021996   05     60    205.32        397.39        151400  1
2066     80102    20265    JARIT HAND INSTRUM. - TSCL                06021996   05     60    205.32        397.39        151400  1
2066     80102    20266    JARIT HAND INSTRUM. - TSCL                06021996   05     60    693.91        1343.06       151400  1
2066     80102    20267    D&C TRAY INSTRUM. - TSCL                  06021996   05     60    372.80        721.54        151400  1
2066     80102    20268    JARIT HAND INSTRUM. - TSCL                06021996   05     60    695.45        1346.03       151400  1
2066     80102    20269    JARIT HAND INSTRUM. - TSCL                06021996   05     60    1113.20       2154.58       151400  1
2066     80102    20270    HAND & FOOT SET - DR COOPER - TSCL        06021996   05     60    1049.62       2031.53       151400  1
2066     80102    20271    KEY ELEV1/4WX6.75L - TSCL                 06021996   05     60    17.76         34.37         151400  1
2066     80102    20272    DANDY NERVE HOOK 9 STR - TSCL             06021996   05     60    12.47         24.14         151400  1
2066     80102    20273    JARIT OSTEO FOR TSCL                      06021996   05     60    42.44         82.14         151400  1
2066     80102    20274    JARIT OSTEO FOR TSCL                      06021996   05     60    44.49         86.11         151400  1
2166     80102    20275    JARIT OSTEO FOR TSCL                      06021996   05     60    33.39         64.63         151400  1
2066     80102    20276    CAR EDGE 6.75 STR - TSCL                  06021996   05     60    21.03         40.70         151400  1
2066     80102    20277    CAR EDGE 6.75 STR - TSCL                  06021996   05     60    21.03         40.70         151400  1
2066     80102    20278    CAR EDGE 6.75 STR - TSCL                  06021996   05     60    21.03         40.10         151400  1
2066     80102    20279    NYRINGOGOTOMY SET                         06021996   05     60    231.30        447.67        151400  1
2066     80102    20280    SHOULDER SET FOR TSCL                     06021996   05     60    925.91        1792.08       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20281    CAR EDGE 6.75 STR - TSCL                  06021996   05     60    211.03        40.70         151400  1
2066     80102    20282    KEY ELEV 1/4WX6.75L - TSCL                06021996   05     60    117.76        34.37         151400  1
2066     80102    20283    JARIT OSTEO 5 STR 8MM FOR TSCL            06021996   05     60    26.65         51.58         151400  1
2066     80102    20284    JARIT OSTEO 5 STR 8MM FOR TSCL            06021996   05     60    17.76         34.37         151400  1
2066     80102    20285    JARIT OSTEO 5 STR 8MM FOR TSCL            06021996   05     60    11.19         21.65         151400  1
2066     80102    20286    JARIT OSTEO 5 STR 8MM FOR TSCL            06021996   05     60    20.00         38.70         151400  1
2066     80102    20287    JARIT OSTEO 5 STR 8MM FOR TSCL            06021996   05     60    11.19         21.65         151400  1
2066     80102    20288    RUSSIAN TISS FCP 8 - TSCL                 06021996   05     60    8.73          16.89         151400  1
2066     80102    20289    PET - PT MEXTR FCP 5.25 - TSCL            06021996   05     60    16.72         32 37         151400  1
2066     80102    20290    PET - PT MEXTR FCP 5.25 - TSCL            06021996   05     60    16.72         32.37         151400  1
2066     80102    20291    JARIT HAND INSTRUM. - TSCL                06021996   05     60    481.02        931.00        151400  1
2066     80102    20292    CAR EDGE 6.75 STIR - TSCL                 06021996   05     60    21.03         40.70         151400  1
2066     80102    20293    CAR EDGE 6.75 STIR - TSCL                 06021996   05     60    29.84         57.75         151400  1
2066     80102    20294    JARIT HAND INSTRUM. - TSCL                06021996   05     60    162.95        315.39        151400  1
2066     80102    20295    JARIT HAND INSTRUM. - TSCL                06021996   05     60    42.76         82.76         151400  1
2066     80102    20296    GREEN RETR 8.5 - TSCL                     06021996   05     60    37.14         71.88         151400  1
2066     80102    20297    JARIT HAND INTRUM. - TSCL                 06021996   05     60    109.29        211.52        151400  1
2066     80102    20298    JARIT HAND INSTRUM. - TSCL                06021996   05     60    47.73         92.39         151400  1
2066     80102    20299    HAND INSTRUM. FOR TSCL                    06021996   05     60    91.33         176.77        151400  1
2066     80102    20300    YANKAUER SUCTION TUBE - TSCL              06021996   05     60    900.57        1743.04       151400  1
2066     80102    20301    JARIT HAND INSTRUM. - TSCL                06021996   05     60    822.38        1591.71       151400  1
2066     80102    20302    JARIT HAND INSTRUM. - TSCL                06021996   05     60    110.73        214.32        151400  1
2066     80102    20303    JARIT HAND INSTRUM. - TSCL                06021996   05     60    36.83         71.28         151400  1
2066     80102    20304    JARIT HAND INSTRUM. - TSCL                06021996   05     60    430.68        833.58        151400  1
2066     80102    20305    JARIT HAND INSTRUM. - TSCL                06021996   05     60    349.08        675.64        151400  1
2066     80102    20306    JARIT HAND INSTRUM. - TSCL                06021996   05     60    256.52        496.49        151400  1
2066     80102    20307    JARIT HAND INSTRUM. - TSCL                06021996   05     60    179.76        347.92        151400  1
2066     80102    20308    JARIT HAND INSTRUM. - TSCL                06021996   05     60    485.72        940.10        151400  1
2066     80102    20309    JARIT HAND INSTRUM. - TSCL                06021996   05     60    65.16         126.11        151400  1
2066     80102    20310    JARIT HAND INSTRUM. - TSCL                06021996   05     60    269.72        522.04        151400  1
2066     80102    20311    JARIT HAND INSTRUM. - TSCL                06021996   05     60    709.63        1373.48       151400  1
2066     80102    20312    JARIT HAND INSTRUM. - TSCL                06021996   05     60    2143.43       4148.57       151400  1
2066     80102    20313    JARIT HAND INSTRUM. - TSCL                06021996   05     60    361.58        699.84        151400  1
2066     80102    20314    JARIT HAND INSTRUM. - TSCL                06021996   05     60    410.84        795.17        151400  1
2066     80102    20315    JARIT HAND INSTRUM. - TSCL                06021996   05     60    58.31         112.85        151400  1
2066     80102    20316    JARIT HAND INSTRUM. - TSCL                06021996   05     60    489.97        948.32        151400  1
2066     80102    20317    REUSABLE CUSTOM PADS - TSCL               06021996   05     60    115.03        222.63        151400  1
2066     80102    20318    DONUT HEAD PAD LARGE - TSCL               06021996   05     60    45.31         87.69         151400  1
2066     80102    20319    COLLAR, THYROID, RADIAT. - TSCL           06021996   05     60    36.89         71.40         151400  1
2066     80102    20320    MED. EQUIP. & ACCESSORIES - TSCL          06021996   05     60    374.72        725.26        151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20321    BIOLOGICAL INCUBATOR - TSCL               06021996   05     60    129.17        250.00        151400  1
2066     80102    20322    STAUDE-MOORE TENACULUM - TSCL             06021996   05     60    43.01         83.25         151400  1
                           PENCIL, ABC, TRPLE, OPT. DISP -
2066     80102    20323    TSCL                                      06021996   05     60    258.43        500.18        151400  1
2066     80102    20324    MRI HARD B ATT GIRDS 8 P - TSCL           06021996   05     60    913.85        1768.75       151400  1
2066     80102    20325    STORZ ADAPTER - TSCL                      06021996   05     60    26.37         51.03         151400  1
2066     80102    20326    SAND WT. BAG & STEEL WT. - TSCL           06021996   05     60    225.16        435.80        151400  1
2066     80102    20327    TIEMAN INSTRUMENTS - TSCL                 06021996   05     60    485.77        940.20        151400  1
2066     80102    20328    SURGICAL EQUIP. - TSCL                    06021996   05     60    461.61        893.44        151400  1
2066     80102    20329    HEMOCLIPS FOR TSCL                        06021996   05     60    1849.67       3580.00       151400  1
2066     80102    20330    SURGICAL EQUIP. - TSCL                    06021996   05     60    61.70         119.42        151400  1
2066     80102    20331    SURGICAL EQUIP. - TSCL                    06021996   05     60    102.88        199.12        151400  1
2066     80102    20332    SIZING TUBE FOR TSCL                      06021996   05     60    251.14        480.07        151400  1
2066     80102    20333    SURGICAL EQUIP. - TSCL                    06021996   05     60    213.82        413.85        151400  1
2066     80102    20334    SURGICAL EQUIP. - TSCL                    06021996   05     60    963.54        1864.91       151400  1
21166    80102    20335    GRIPPER FOR TSCL                          06021996   05     60    88.35         171.00        151400  1
2066     80102    20336    COND. ARTHRO. POSITIOER - TSCL            06021996   05     60    78.43         151.80        151400  1
2066     80102    20337    GLU. ANALYZER MICR & C/UV - TSCL          06021996   05     60    269.74        522.07        151400  1
2066     80102    20338    SURGICAL INSTRUM. - TSCL                  06021996   05     60    897.36        1736.83       151400  1
2066     80102    20339    BONE TUNNUL PLUGS - TSCL                  06021996   05     60    32.30         62.52         151400  1
2066     80102    20340    JACOBS 1/4" CHUCK - TSCL                  06021996   05     60    450.30        871.54        151400  1
2066     80102    20341    MISC SURGICAL INSTRUMENTS - TSCL          06021996   05     60    601.35        1163.90       151400  1
2066     80102    20342    3000A FIRSTTEMP GENIUS - TSCL             06021996   05     60    441.84        855.18        151400  1
2066     80102    20343    OMEGAPORT - TSCL                          06021996   05     60    100.88        195.26        151400  1
2066     80102    20344    WOLFORD CANNULA - TSCL                    06021996   05     60    201.50        390.00        151400  1
2066     80102    20345    SURGICAL EQUIP. - TSCL                    06021996   05     60    1286.25       2489.52       151400  1
2066     80102    20346    MEDICAL INSTRUMENTS - TSCL                06021996   05     60    582.93        1128.25       151400  1
2066     80102    20347    ASPIRATOR II +3/4 HP SYS. - TSCL          06021996   05     60    1254.11       2427.30       151400  1
2066     80102    20348    NURSE CALL SYSTEM - TSCL                  06021996   05     60    3746.87       7252.00       151400  1
2066     80102    20349    TABLE. INSTRUMENT - TSCL                  06021996   05     60    449.76        870.50        151400  1
2066     80102    20350    ULTRACUT HAND OSTEOTOMES - TSCL           06021996   05     60    70.63         136.71        151400  1
2066     80102    20351    ALLIS TISSUE - TSCL                       06021996   05     60    68.54         132.66        151400  1
2066     80102    20352    ALLIS TISSUE - TSCL                       06021996   05     60    57.05         110.42        151400  1
2066     80102    20353    ALLIS TISSUE - TSCL                       06021996   05     60    45.72         88.49         151400  1
2066     80102    20354    BLADE UPSHER - TSCL                       06021996   05     60    448.34        867.75        151400  1
2066     80102    20355    JARIT HAND INSTRUM. - TSCL                06021996   05     60    550.09        1064.69       151400  1
2066     80102    20356    JARIT HAND INSTRUM. - TSCL                06021996   05     60    550.09        1064.69       151400  1
2066     80102    20357    JARIT HAND INSTRUM. - TSCL                06021996   05     60    854.74        1654.33       151400  1
2066     80102    20358    JARIT HAND INSTRUM. - TSCL                06021996   05     60    853.65        1652.22       151400  1
2066     80102    20359    STORZ HAND INSTRUM. - TSCL                06021996   05     60    3079.58       5960.48       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20360    EAR SET A INSTRUM. FOR TSCL               06021996   05     60    45.11         87.30         151400  1
2066     80102    20361    EAR SET A INSTRUM. FOR TSCL               06021996   05     60    145.79        282.17        151400  1
2066     80102    20362    EAR SET A INSTRUM. FOR TSCL               06021996   05     60    1348.71       2610.41       151400  1
2066     80102    20363    LIGHT SURGICAL TRACK - TSCL               06021996   05     60    5033.63       9742.50       151400  1
2066     80102    20364    SURGICAL INSTRUM/EQUIP. - TSCL            06021996   05     60    2965.37       5739.42       151400  1
2066     80102    20365    STORZ HAND INSTRUM. - TSCL                06021996   05     60    299.28        579.26        151400  1
2066     80102    20366    PEDIATRIC SINUS INSTRUM. - TSCL           06021996   05     60    375.98        727.71        151400  1
2066     80102    20367    EMT TONSIL FOR TSCL                       06021996   05     60    165.47        320.26        151400  1
2066     80102    20368    MYRINGTOMY FOR TSCL                       06021996   05     60    154.10        298.25        151400  1
2066     80102    20369    EAR SET B FOR TSCL                        06021996   05     60    328.83        636.44        151400  1
2066     80102    20370    PEDIATRIC SINUS INSTRUM. - TSCL           06021996   05     60    520.84        1008.08       151400  1
2066     80102    20371    GUIDE PIN W/SUTURE EYE - TSCL             06021996   05     60    186.00        360.00        151400  1
2066     80102    20372    PLUS ADAPTER FOR TSCL                     06021996   05     60    678.61        1313.44       151400  1
2066     80102    20373    SURGICAL INSTRUM. FOR TSCL                06021996   05     60    577.63        1118.00       151400  1
2066     80102    20374    ALLIS-ADAIR TISS FCP 6 FOR TSCL           06021996   05     60    811.15        1569.97       151400  1
2066     80102    20375    SURGICAL INSTRUMENTS FOR TSCL             06021996   05     60    1344.73       2602.70       151400  1
2066     80102    20376    KNF & DIS. TONSIL COLVER - TSCL           06021996   05     60    36.88         71.39         151400  1
2066     80102    20377    KNEE RETRACTOR FOR TSCL                   06021996   05     60    246.10        476.33        151400  1
2066     80102    20378    SURGICAL INSTRUM. - TSCL                  06021996   05     60    780.68        1511.00       151400  1
2066     80102    20379    SURGICAL INSTRUM. - TSL                   06021996   05     60    1576.87       3052.00       151400  1
2066     80102    20380    STORZ HAND INSTRUM. - TSCL                06021996   05     60    142.45        275.70        151400  1
2066     80102    20381    STORZ HAND INSTRUM. - TSCL                06021996   05     60    2037.44       3943.44       151400  1
2066     80102    20382    STORZ HAND INSTRUM. - TSCL                06021996   05     60    196.45        380.22        151400  1
2066     80102    20383    FORCEPS BLAKESLEY - TSCL                  06021996   05     60    169.33        327.73        151400  1
2066     80102    20384    STORZ HAND INSTRUM. - TSCL                06021996   05     60    1227.21       2375.25       151400  1
2066     80102    20385    SPEC SEPTUM STORZ MDL - TSCL              06021996   05     60    32.36         62.63         151400  1
2066     80102    20386    MALLET MASTOID LD - FILLED FOR TSC        06021996   05     60    44.32         85.79         151400  1
2066     80102    20387    PEDIATRIC SINUS INSTRUM. - TSCL           06021996   05     60    3288.65       6365.12       151400  1
2066     80102    20388    JARIT HAND INSTRUM. - TSCL                06021996   05     60    91.72         177.53        151400  1
2066     80102    20389    LARYNG SET. PEDI FOR TSCL                 06021996   05     60    186.59        361.15        151400  1
2066     80102    20390    JARIT HAND INSTRUM. - TSCL                06021996   05     60    358.03        692.96        151400  1
2066     80102    20391    SYSTEM 2 CONSOLE FOR TSCL                 06021996   05     60    823.21        1593.31       151400  1
2066     80102    20392    STORZ HAND INSTRUM. - TSCL                06021996   05     60    982.62        1901.84       151400  1
2066     80102    20393    STORZ HAND INSTRUM. - TSCL                06021996   05     60    256.71        496.86        151400  1
2066     80102    20394    RETRACTOR PAPRELLA - TSCL                 06021996   05     60    97.74         189.17        151400  1
2066     80102    20395    ARTHREX ACC INSTRUMENT - TSCL             06021996   05     60    2897.98       5609.00       151400  1
2066     80102    20396    RIGID ENDOSCOPE 4MM 70DG - TSCL           06021996   05     60    1115.65       2159.32       151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20397    RIGID ENDOSCOPE 4MM 30DG - TSCL           06021996   05     60    2338.96       4527.02       151400  1
2066     80102    20398    PRESTIGE ATRA GRASPER - TSCL              06021996   05     60    971.49        1880.30       151400  1
2066     80102    20399    FOMON RASP FINE TIN COATED - TSCL         06021996   05     60    72.22         139.78        151400  1
2066     80102    20400    SURG CUT METZ SCISSORS TIN - TSCL         06021996   05     60    57.12         110.56        151400  1
2066     80102    20401    SURGICAL INSTRUM. - TSCL                  06021996   05     60    158.88        307.50        151400  1
2066     80102    20402    HOOK IRIS BLUNT - TSCL                    06021996   05     60    30.62         59.27         151400  1
2066     80102    20403    TUNG CARS RASP 3 & 4 FOR TSCL             06021996   05     60    157.58        305.00        151400  1
2066     80102    20404    SPEC FAR ORIG. MDL RND FOR TSCL           06021996   05     60    109.24        211.44        151400  1
2066     80102    20405    CUTTING BLAKESLEY PED. FOR TSCL           06021996   05     60    144.72        280.10        151400  1
2066     80102    20406    CUTTING BLAKESLEY 45DG UP FOR TSCL        06021996   05     60    144.72        280.10        151400  1
2066     80102    20407    SCS SINUS STR - TSCL                      06021996   05     60    148.08        286.60        151400  1
2066     80102    20408    KNIFE SEPTUM FREER D MODEL - TSCL         06021996   05     60    23.06         44.64         151400  1
2066     80102    20409    KNIFE SICKLE POINTED - TSCL               06021996   05     60    87.83         170.00        151400  1
2066     80102    20410    SUCT TUBE SHORT CRUD 3MM - TSCL           06021996   05     60    23.74         45.94         151400  1
2066     80102    20411    FRONTAL SINUS FCP 45 HOR - TSCL           06021996   05     60    201.92        390.82        151400  1
2066     80102    20412    NH WEBSTER 3/4 IN SPEC FOR TSCL           06021996   05     60    22.39         43.34         151400  1
2066     80102    20413    CUTTING BLAKESLEY NO 1 - TSCL             06021996   05     60    141.52        273.91        151400  1
2066     80102    20414    PUNCH HAJEK-KOFLER REV - TSCL             06021996   05     60    178.44        345.36        151400  1
2066     80102    20415    SCS SINUS LEFT - TSCL                     06021996   05     60    146.19        282.94        151400  1
2066     80102    20416    SCS SINUS RIGHT - TSCL                    06021996   05     60    146.19        282.95        151400  1
2066     80102    20417    SUCT TUBE SHORT CRUD 4MM - TSCL           06021996   05     60    26.93         52.12         151400  1
2066     80102    20418    TB SUCT FERG-FRAZIER 6 FR - TSCL          06021996   05     60    19.27         37.29         151400  1
2066     80102    20419    FCP HARTMAN-HERZFELD 3MM - TSCL           06021996   05     60    104.11        201.50        151400  1
2066     80102    20420    SCS ALLIGATOR HOUSE BELLU - TSCL          06021996   05     60    106.97        207.03        151400  1
2066     80102    20421    CURETTE COAKLEY SM LGT - TSCL             06021996   05     60    34 82         67.39         151400  1
2066     80102    20422    HOOK CONVERSE SMALL - TSCL                06021996   05     60    39.51         76.48         151400  1
2066     80102    20423    SURD CUT PLASTIC SCISSORS - TSCL          06021996   05     60    50.76         98.24         151400  1
2066     80102    20424    TB SUCT FERG-FRAZIER 6 FR - TSCL          06021996   05     60    19.27         37.29         151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    20425    MESSER TMJ CONDYLAR HEAD - TSCL           06021996   05     60    652.55        1263.00       151400  1
2066     80102    20426    1.5 2/2 HOLE LEFT LONG Z - TSCL           06021996   05     60    55.28         107.00        151400  1
2066     80102    20421    CROSS-DRV SCREW - TSCL                    06021996   05     60    618.45        1197.00       151400  1
2066     80102    20428    CURETTE ADENOID BARNHILL - TSCL           06021996   05     60    47.13         91.21         151400  1
2066     80102    20429    HAND CONTROL & CORD - TSCL                06021996   05     60    392.35        759.38        151400  1
2066     80102    20430    SYRINGE INFUSION PUMP - TSCL              06021996   05     60    2539.75       4915.65       151400  1
2066     80102    20431    SUPPORT - TSCL                            06021996   05     60    840.97        1627.69       151400  1
2066     80102    20432    OSTEOTOME 2M - TSCL                       06021996   05     60    790.00        1529.04       151400  1
2066     80102    20433    ROTO-CAM HOOK SCS MONO 5 - TSCL           06021996   05     60    33820         654.58        151400  1
2066     80102    20434    DUCKING UPBITER HAND - TSCL               06021996   05     60    384.92        145.00        151400  1
2066     80102    20435    PRESTIGE ATRA GRASPER - TSCL              06021996   05     60    485.74        940.15        151400  1
2066     80102    20436    BIOPSY FORCEPS WINEEDLE - TSCL            06021996   05     60    662.76        1282.76       151400  1
2066     80102    20437    VECTOR PACKAGED ASSEMBLY - TSCL           06021996   05     60    2240.51       4336.58       151400  1
2066     80102    20438    PRESTIGE ATRA GRASPER - TSCL              06021996   05     60    485.74        940.15        151400  1
2066     80102    20439    TSCL SUPPLIES - TSCL                      06021996   05     60    57879.58      112025.00     151400  1
2066     80102    20440    OUTLET DOUBLE DIAMONY - TSCL              06021996   05     60    124.58        241.13        151400  1
2066     80102    20441    O.R. INSTRUM. TABLE - TSCL                06021996   05     60    196.53        380.39        151400  1
2066     80102    20442    SURGICAL INSTRUM. - TSCL                  06021996   05     60    436.08        844.03        151400  1
2066     80102    20443    SURGICAL EQUIP. - TSCL                    06021996   05     60    312.76        605.34        151400  1
2066     80102    20444    TABLE & MAYO STAND - TSCL                 06021996   05     60    965.67        1869.03       151400  1
2066     80102    20445    MISC. EQUIPMENT - TSCL                    06021996   05     60    118.01        228.41        151400  1
2066     80102    20446    SURGICAL INSTRUM. - TSCL                  06021996   05     60    2025.40       3920.12       151400  1
2066     80102    20447    DEDD MICRO-LARYNGOSCOPE - TSCL            06021996   05     60    891.13        1736.38       151400  1
2066     80102    20448    JACKSON LARYNANT COM ADULT - TSC          06021996   05     60    559.48        1082.86       151400  1
2066     80102    20449    ENDOSCOPY EQUIP. - TSCL                   06021996   05     60    71946.85      139251.96     151400  1
2066     80102    20450    MARQUETTE MM-INVAS. MOD - TSCL            06021996   05     60    783.01        1515.50       151400  1
2066     80102    20451    JAKO FINE BALL TIP HOOK - TSCL            06021996   05     60    85.68         165.83        151400  1
2066     80102    20452    MEDICAL EQUIP. FOR TSCL                   06021996   05     60    408.58        790.80        151400  1
2066     80102    20453    ZOLL PD1200A - TSCL                       06021996   05     60    937.93        1815.34       151400  1
2066     80102    20454    SUCTION REGULATORS - TSCL                 06021996   05     60    1744.39       3376.24       151400  1
                                                                                                           1466122.53
2066     80102    30000    FAXITRON CABINET X-RAY SYS - TSCL         06021996   05     60    10369.09      20069.20      151400  1
2066     80102    30001    PROCESSOR WITH STAND FOR TSCL             06021996   05     60    4874.23       9433.99       151400  1
2066     80102    30002    X-RAY UNIT FOR TSCL                       06021996   05     60    8526.96       16503.80      151400  1

                                                                                             LTD Accum
Newco#  New Ctr   ItemNo            Description 30                  New AcqDt   Yrs  Months  BkReserve     BkinstCost    Type    Sub
2066     80102    30003    CASSETTE, X-RAY FILM - TSCL               06021996   05     60    3285.84       6359.69       151400  1
                           52366.68
2066     80102    40000    TELEPHONE EQUIP. FOR TSCL                 06021996   05     60    7444.78       14409.25      151400  1
2066     80102    50000    COMPUTER FOR TSCL                         06021996   05     60    1134.22       2195.26       151400  1
2066     80102    50001    SYSTEM INSTALLATION AT TSCL               06021936   05     60    1046.64       2025.76       151400  1
2066     80102    50002    COMPUTER FOR TSCL                         06021996   05     60    988.83        1913.86       151400  1
2066     80102    50003    COMPUTER FOR TSCL                         06021996   05     60    988.83        1913.86       151400  1
2066     80102    50004    COMPUTER FOR TSCL                         06021996   05     60    988.83        1913.86       151400  1
2066     80102    50005    COMPUTER FOR TSCL                         06021996   05     60    988.83        1913.86       151400  1
2066     80102    50006    COMPUTER FOR TSCL                         06021996   05     60    988.83        1913.86       151400  1
2066     80102    50007    COMPUTER FOR TSCL                         06021996   05     60    1090.62       2110.88       151400  1
2066     80102    50008    COMPUTER FOR TSCL                         06021996   05     60    1090.62       2110.87       151400  1
2066     80102    50009    COMPUTER FOR TSCL                         06021396   05     60    1377.54       2666.20       151400  1
2066     80102    50010    PRINTER FOR TSCL                          06021996   05     60    1810.34       3503.89       151400  1
2066     80102    50011    COMP. ACCESS. FOR TSCL                    06021996   05     60    140.36        271.66        151400  1
2066     80102    50012    SVGA MONITOR FOR TSCL                     06021996   05     60    170.58        330.16        151400  1
2066     80102    50013    VE2, P75, N640, 8 MB FOR TSCL             06021996   05     60    782.45        1514.42       151400  1
                           HP, 14 IN, 1024, COLOR MON, FOR
2066     80102    50014    TSCL                                      06021996   05     60    170.58        330.16        151400  1
2066     80102    50015    OFFICE PROF/WIN V4.3 - TSCL               06021996   05     60    313.20        606.20        151400  1
                                                                                                           27234.76
2066     80102    60000    SYSTEM SOFTWARE FOR TSCL                  06021996   05     60    1012.67       1960.00       151400  1
2066     80102    60001    SYSTEM SOFTWARE 2ND FOR TSCL              06021996   05     60    1012.67       3920.00       151400  1
2066     80102    70000    MILLWORK & INSTALLATION                   06021996   10    120    1016.80       3936.00       151200  2
2066     80102    70001    LEASEHOLD IMPROVEMENTS                    06021996   10    120    221544.34     857591.00     151200  2
2066     80102    70002    LEASEHOLD IMPROVEMENTS                    06021996   10    120    51665.38      199995.00     151200  2
2066     80102    70003    LEASEHOLD IMPROVEMENTS                    06021996   10    120    25886.40      100205.42     151200  2
2066     80102    70004    LEASEHOLD IMPROVEMENTS                    06021996   10    120    180.32        698.00        151200  2
2066     80102    70005    LEASEHOLD IMPROVEMENTS                    06021996   10    120    674.51        2611.00       151200  2
2066     80102    70006    LEASEHOLD IMPROVEMENTS                    02061997   10    120    1321.91       5117.09       151200  2
                                                                                             1166678.51    1170153.51
2066     80102    CIP12    LITHO COLLINS TRANSFER FROM BU            06021998   10    120    962.30        23095.21      151200  2
2066     80102 7-5900001   STD CUFF BIERS CUFF DEPUY ORT             08021998   05     60    230.25        2763.00       151400  1

2066     80102 7-5900001B  STD CUFF DEPUY ORTHOTECH                  09021998   05     60    173.85        2607.82       151400  1
                                                                                             1,191,797.27  2,917,602.41

         Lawson A M AM260 Asset Report

Note
                 This is provided for information purposes only

                              Texas Surgery Center
               PP&E Identified by Patty Crabb as no longer in use
                              as of March 31, 1999

             P01 Fixed Asset from M&D Download FMAP01LAWSON 01/07/99

                New                                                   New                LTD Accum
Conv#  NewCo#   Ctr   ItemNo             Description 30              AcqDt   Yrs Months  BkReserve   BkinstCost
-----  ------   ---   ------             --------------              -----   --- ------  ---------   ----------
55015   2066   80102   10014  NURSE CALL SYSTEM FOR TSCL            06021996  05  60       1773.99     3433.53
55045   2066   80102   10044  DISPLAY DICT STAT - TSCL              06021996  05  60        416.43      806.00
55076   2066   80102   20026  SHARPLAN LASER FOR TSCL               06021996  05  60      30679.39    59379.47
55182   2066   80102   20132  WIZARD SYSTEM FOR TSCL                06021996  05  60       2129.80     4122.19
55188   2066   80102   20138  STERILE DRAPES FOR TSCL               06021996  05  60        242.70      469.75
55189   2066   80102   20139  ETHOX PRESSURE INFUS. FOR TSCL        06021996  05  60        135.35      261.97
55193   2066   80102   20143  MEDIA, COLOR PRINT FOR TSCL           06021996  05  60        295.45      571.83
55201   2066   80102   20151  PAC TRAY II FOR TSCL                  06021996  05  60        191.17      370.00
55202   2066   80102   20152  PAC TRAY II FOR TSCL                  06021996  05  60        129.17      250.00
55203   2066   80102   20153  CULTERETT STRL. ANAER SPEC - TSCL     06021996  05  60       1275.16     2468.06
55205   2066   80102   20155  3000/200 CC CANISTER FOR TSCL         06021996  05  60        202.62      392.17
55206   2066   80102   20156  DRAPE, ARTHROSCOPY LIMB - TSCL        06021996  05  60        368.29      712.81
55209   2066   80102   20159  SILASTIC HOSE WITH UL - TSCL          06021996  05  60         28 74       55.63
55217   2066   80102   20167  SHEATHED INTERFERENCE SCREW - TSCL    06021996  05  60        118.83      230.00
55221   2066   80102   20171  ARGON LASER WITH CART - TSCL          06021996  05  60       8389.38    16237.50
55223   2066   80102   20173  MRI HRD 8 AT OPEN 9.6P - TSCL         06021896  05  60        268.15      519.00
55224   2066   80102   20174  KIT CLS INT MRI 9.6FR FOR TSCL        06021996  05  60        183.42      355.00
55240   2066   80102   20190  CANNULA. 2.9 GRADUATED FOR TSCL       06021996  05  60         16.22       31.39
55246   2066   80102   20196  WISC #2 BLADE FOR TSCL                06021996  05  60        236.05      456.87
55260   2066   80102   20210  HEADSTRAP, ADULT FOR TSCL             06021996  05  60         34.11       66.01
55263   2066   80102   20213  TOURNIQUET SYSTEM FOR TSCL            06021996  05  60       7192.83    13921.60
55299   2066   80102   20249  HEMOCLIP TITANIUM SMALL - TSCL        06021996  05  60         58.88      113.97
55308   2066   80102   20258  STETHOSCOPE. ESOPH WISEN - TSCL       06021996  05  60        330.13      638.98
55371   2066   80102   20321  BIOLOGICAL INCUBATOR - TSCL           06021996  05  60        129.17      250.00
55373   2066   80102   20323  PENCIL, ABC, TRPLE. OPT. DISP - TSCL  06021996  05  60        258.43      500.18
55379   2066   80102   20329  HEMOCLIPS FOR TSCL                    06021996  05  60       1849.67     3580.00
55387   2066   80102   20337  GLU. ANALYZER & MICROCUV - TSCL       06021996  05  60        289.74      522.07
55392   2066   80102   20342  3000A FIRSTTEMP GENIUS - TSCL         06021996  05  60        441.84      855.18
55398   2066   80102   20348  NURSE CALL SYSTEM - TSCL              06021996  05  60       3746.87     7252.00
55421   2066   80102   20371  GUIDE PIN W/SUTURE EYE - TSCL         06021996  05  60        186.00      360.00

                              Lawson A M AM260 Asset Report                              61,617.45  119,259.53
                                                                                         ---------------------
                              NET BOOK VALUE                                                         57,642.08

                New
Conv#  NewCo#   Ctr   ItemNo             Description 30              Type  Sub   CurrDepr     YTDDepr
-----  ------   ---   ------             --------------              ----  ---   --------     -------
55015   2066   80102   10014  NURSE CALL SYSTEM FOR TSCL            151400  1      57.23       343.35
55045   2066   80102   10044  DISPLAY DICT STAT - TSCL              151400  1      13.43        80.60
55076   2066   80102   20026  SHARPLAN LASER FOR TSCL               151400  1     989.66      5937.94
55182   2066   80102   20132  WIZARD SYSTEM FOR TSCL                151400  1      68.70       412.22
55188   2066   80102   20138  STERILE DRAPES FOR TSCL               151400  1       7.83        46.97
55189   2066   80102   20139  ETHOX PRESSURE INFUS. FOR TSCL        151400  1       4.37        26.20
55193   2066   80102   20143  MEDIA, COLOR PRINT FOR TSCL           151400  1       9.53        57.19
55201   2066   80102   20151  PAC TRAY II FOR TSCL                  151400  1       6.17        37.00
55202   2066   80102   20152  PAC TRAY II FOR TSCL                  151400  1       4.17        25.00
55203   2066   80102   20153  CULTERETT STRL. ANAER SPEC - TSCL     151400  1      41.13       246.80
55205   2066   80102   20155  3000/200 CC CANISTER FOR TSCL         151400  1       6.54        39.22
55206   2066   80102   20156  DRAPE, ARTHROSCOPY LIMB - TSCL        151400  1      11.88        71.29
55209   2066   80102   20159  SILASTIC HOSE WITH UL - TSCL          151400  1       0.93         5.56
55217   2066   80102   20167  SHEATHED INTERFERENCE SCREW - TSCL    151400  1       3.83        23.00
55221   2066   80102   20171  ARGON LASER WITH CART - TSCL          151400  1     270.63      1623.75
55223   2066   80102   20173  MRI HRD 8 AT OPEN 9.6P - TSCL         151400  1       8.65        51.90
55224   2066   80102   20174  KIT CLS INT MRI 9.6FR FOR TSCL        151400  1       5.92        35.50
55240   2066   80102   20190  CANNULA. 2.9 GRADUATED FOR TSCL       151400  1       0.52         3.14
55246   2066   80102   20196  WISC #2 BLADE FOR TSCL                151400  1       7.61        45.69
55260   2066   80102   20210  HEADSTRAP, ADULT FOR TSCL             151400  1       1.10         6.61
55263   2066   80102   20213  TOURNIQUET SYSTEM FOR TSCL            151400  1     232.03      1392.16
55299   2066   80102   20249  HEMOCLIP TITANIUM SMALL - TSCL        151400  1       1.90        11.39
55308   2066   80102   20258  STETHOSCOPE. ESOPH WISEN - TSCL       151400  1      10.65        63.90
55371   2066   80102   20321  BIOLOGICAL INCUBATOR - TSCL           151400  1       4.17        25.00
55373   2066   80102   20323  PENCIL, ABC, TRPLE. OPT. DISP - TSCL  151400  1       8.34        50.02
55379   2066   80102   20329  HEMOCLIPS FOR TSCL                    151400  1      59.67       358.00
55387   2066   80102   20337  GLU. ANALYZER & MICROCUV - TSCL       151400  1       8.70        52.21
55392   2066   80102   20342  3000A FIRSTTEMP GENIUS - TSCL         151400  1      14.25        85.51
55398   2066   80102   20348  NURSE CALL SYSTEM - TSCL              151400  1     120.87       725.20
55421   2066   80102   20371  GUIDE PIN W/SUTURE EYE - TSCL         151400  1       6.00        36.00

                              Lawson A M AM260 Asset Report                     1,987.66    11,925.96
                                                                                ---------------------
                              NET BOOK VALUE

                                  SCHEDULE 1.1B

                           [Excluded Tangible Assets]

Baylor SurgiCare/Texas Surgery Center

================================================================================

Capital Budget

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                      Number
         Center                     Item              Needed        Reason        Cost                Usage
-------------------------------------------------------------------------------------------------------------------------
Texas Surgery             Electric Stryker Saw &         2       Borrowed      $15,758.64           1 day/week
                          Drill
-------------------------------------------------------------------------------------------------------------------------
Texas Surgery             ENT Microscope                 1       Borrowed      $40,980.00    1 time/month (new MD's to
                                                                                                  increase usage)
-------------------------------------------------------------------------------------------------------------------------
Texas Surgery             Endoscopic Sinus Set           1       Borrowed      $21,757.00    1 time/month (new MD's to
                                                                                                  increase usage)
-------------------------------------------------------------------------------------------------------------------------
Texas Surgery             Pediatric Sinus Inst.          1       Borrowed       $3,000.00    1 time/month (new MD's to
                          Set                                                                     increase usage)
-------------------------------------------------------------------------------------------------------------------------
Texas Surgery             Frontal Sinus Inst. Set        1       Borrowed       $5,250.00     1 time/month (new MD's)
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Capital Budget: Baylor SurgiCare/Texas Surgery Center
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
         Center               Item              Number         Reason        Cost                  Usage
                                                Needed
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Laser                          1       Borrowed        $71,000.00            Every day
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Zimmer Dermatome               1       Borrowed         $4,954.95          20 times/year
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    4.0 Cannulated Screw Set       1       Borrowed         $7,454.09          2 time/month
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    7.0 Cannulated Screw Set       1       Borrowed         $8,207.80          6 times/year
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Occuloplasty Inst.             1       Borrowed         $4,848.92     1 time/month (new MD's)
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Electric Stryker Saw &         2       Borrowed        $15,758.64           1 day/week
                    Drill
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Ophthalmic Microscope          1       Borrowed        $48,250.00            Every day
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Eye bed                        2       Borrowed         $5,567.50        1 day every week
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Small joint Arthroscopy        1       Borrowed        $14,430.00          6 times/year
                    set
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Snap-On Hardware               1       Borrowed         $1,569.25          2 times/week
                    Extraction Set
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Herbert Bone Screw             1       Borrowed         $4,756.80          2 times/week
                    System
---------------------------------------------------------------------------------------------------------------------
Baylor SurgiCare    Herbert-Whipple Bone           1       Borrowed         $8,499.00          2 times/week
                    Screw System
---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                  SCHEDULE 1.2


                            [Calculation of EBITDAM]

                            United Surgical Partners

                            Combined Surgery Centers

                           BASE YEAR INCOME STATEMENT

                                                               BSC                      TSC                      Combined
                                                               Base                    Base                        Base
                                                               Year                    Year                        Year
                                                        -------------------      ------------------          -----------------
Cases                                                               5,617                    3,233                       8,850
                                                        -------------------      ------------------          -----------------

Net Revenue                                                     6,281,198                2,852,309                   9,133,507

Salaries                                                        1,719,169                  965,954                   2,685,123
Contract Labor                                                          0                        0                           0
Employee Benefits                                                 323,192                  157,163                     480,355
Drugs & Medical Supplies                                        1,553,629                  657,291                   2,210,920
Other Supplies                                                    150,000                  100,000                     250,000
Professional Fees                                                  49,000                        0                      49,000
Contract Services                                                 192,736                  147,048                     339,784
Repairs & Maintenance                                             123,730                   63,219                     186,949
Rents & Leases                                                    245,776                  426,137                     671,913
Utilities                                                          92,359                    2,000                      94,359
Insurance                                                          70,039                   35,000                     105,039
Bad Debt                                                           96,500                  105,450                     201,950
Interest Income                                                         0                        0                           0
Non-Income Taxes                                                   45,000                   42,000                      87,000
Other Operating Expenses                                          157,715                   72,000                     229,715

                                                        -------------------      ------------------          -----------------

                    Total Operating Expenses                    4,818,845                2,773,262                   7,592,107
                                                        -------------------      ------------------          -----------------

                         EBITDA                                 1,462,353                   79,047                   1,541,400
                         EBITDA %                                      23.3%                     2.8%                       16.9%

Depreciation                                                      250,000                  345,620                     595,620
Goodwill Amortization                                                   0                        0                           0
Other Amortization                                                 47,880                  118,848                     166,728
Interest Expense                                                        0                        0                           0
Management Fee Expense                                            432,928                  204,595                     637,524
                                                        -------------------      ------------------          -----------------

                    Net Income Before Taxes                      $731,544                ($590,016)                   $141,528
                                                        -------------------      ------------------          -----------------

STATISTICS

Net Revenue per Case                                               $1,118                     $882                      $1,032

Personnel Cost per Case                                              $364                     $347                        $358

Drugs & Medical per Case                                             $277                     $203                        $250

Other Operating Expense per Case                                     $218                     $307                        $250

Total Operating Expense per Case (without depr)                      $858                     $858                        $858

                            United Surgical Partners
                                Baylor Surgicare

                            PROFORMA INCOME STATEMENT

                                                              12 Mos               Adjustments to                 Adjusted
                                                             12/31/98                 12/31/98                    12/31/98
                                                        -------------------      ------------------          -----------------
Cases                                                               5,617                                                5,617
                                                        -------------------      ------------------          -----------------

Net Revenue                                                     6,473,569                 (192,371)   (1)            6,281,198

Salaries                                                        1,719,169                                            1,719,169
Contract Labor                                                                                                               0
Employee Benefits                                                 258,011                   65,181    (2)              323,192
Drugs & Medical Supplies                                          751,376                  802,253    (3)            1,553,629
Other Supplies                                                    826,058                 (676,058)   (3)              150,000
Professional Fees                                                 (50,364)                  99,364   (11)               49,000
Contract Services                                                 192,736                                              192,736
Repairs & Maintenance                                             123,730                                              123,730
Rents & Leases                                                          0                  245,776    (4)              245,776
Utilities                                                          92,359                                               92,359
Insurance                                                          45,039                   25,000    (8)               70,039
Bad Debt                                                           96,500                                               96,500
Interest Income                                                                                                              0
Non-Income Taxes                                                                            45,000    (5)               45,000
Other Operating Expenses                                          106,968                   50,747    (6)              157,715
                                                        -------------------      ------------------          -----------------

         Total Operating Expenses                               4,161,582                  657,263                   4,818,845
                                                        -------------------      ------------------          -----------------

                  EBITDA                                        2,311,987                 (849,634)                  1,462,353
                  EBITDA %                                           35.7%                                              23.3%

Depreciation                                                      455,991                 (205,991)   (9)              250,000
Goodwill Amortization                                                   0                                                    0
Other Amortization                                                 47,880                                               47,880
Interest Expense                                                   (2,301)                   2,301   (10)                    0
Management Fee Expense                                              1,978                  430,951    (7)              432,929
                                                        -------------------      ------------------          -----------------

         Net Income Before Taxes                               $1,808,439              ($1,076,895)                   $731,544
                                                        -------------------      ------------------          -----------------

STATISTICS

Net Revenue per Case                                               $1,152                                               $1,118

Personnel Cost per Case                                              $352                                                 $364

Drugs & Medical per Case                                             $134                                                 $277

Other Operating Expense per Case                                     $255                                                 $218

Total Operating Expense per Case (without depr                       $741                                                 $858

Assumptions

      (1)   Net Revenue was decreased by investment income of $192,371
      (2) Benefits adjusted for negative health insurance for 6/30/98 and annualized for 3 mos. Ended 9/30/98
      (3) Supplies increased by 8% for sales tax and part of storeroom allocated to drugs and Medical Supplies
      (4)   Rents & Leases based upon $14.00 per foot for 17,144 sq. ft.
      (5)   Non-Income taxes property tax.
      (6) Increase in Other Operating Expenses based upon backing out existing expenses and base the laundry upon $16 per case.
      (7)   Management Fee based upon 7% of Net Revenue less Bad Debt Expense.
      (8) Insurance is estimate based on other Tem centers, Willis Corroon to estimate.
      (9) Depreciation is estimated to be $150,000/yr for equipment and 5200,000/yr for Leasehold Improvements
      (10)  Deducted Interest Expense/Add buck (Interest Income)

                            United Surgical Partners
                              Texas Surgery Center

                            PROFORMA INCOME STATEMENT

                                                            12 Mos.                                                Base
                                                            12/31/98               Adjustments                     Year
                                                      ---------------------    --------------------        ---------------------
Cases                                                                3,233                                                3,233
                                                      ---------------------    --------------------        ---------------------

Net Revenue                                                      3,117,313                (265,004)   (8)             2,852,309

Salaries                                                           965,954                                              965,954
Contract Labor                                                                                                                0
Employee Benefits                                                  157,163                                              157,163
Drugs & Medical Supplies                                           357,768                 299,523    (7)               657,291
Other Supplies                                                     399,523                (299,523)   (7)               100,000
Professional Fees                                                        0                                                    0
Contract Services                                                  147,048                                              147,048
Repairs & Maintenance                                               63,219                                               63,219
Rents & Leases                                                     372,620                  53,517                      426,137
Utilities                                                            5,907                  (3,907)   (6)                 2,000
Insurance                                                           17,268                  17,732    (4)                35,000
Bad Debt .                                                         194,524                 (89,074)   (9)               105,450
Interest Income                                                                                                               0
Non-Income Taxes                                                                            42,000    (3)                42,000
Other Operating Expenses                                           (16,004)                 88,004    (2)                72,000
                                                      ---------------------    --------------------        ---------------------
         Total Operating Expenses                                2,664,990                 108,272                    2,773,262
                                                      ---------------------    --------------------        ---------------------
                  EBITDA                                           452,323                (373,276)                      79,047
                  EBITDA %                                           14.5%                                                 2.8%
Depreciation                                                       345,620                                              345,620
Goodwill Amortization                                                    0                                                    0
Other Amortization                                                 118,848                                              118,848
Interest Expense                                                         0                                                    0
Management Fee Expense                                              83,454                 121,141    (5)               204,595
                                                      ---------------------    --------------------        ---------------------
         Net Income Before Taxes                                  ($95,599               ($494,417)                   ($590,016)
                                                      ---------------------    --------------------        ---------------------
STATISTICS

Net Revenue per Case                                                  $964                                                 $882

Personnel Cost per Case                                               $347                                                 $347

Drugs & Medical per Case                                              $111                                                 $203

Other Operating Expense per Case                                      $366                                                 $307

Total Operating Expense per Case (without depr                        $824                                                 $858

Adjustments

(1) Rents and Leases were increased by $364,655 based upon the Cushman Wakefield Study. Rent is $21.00 per foot; Full Service; Rental Space is 17,365 sq. feet. Old rate was $18.25/ft.
(1)   Rents and Leases were reduced by old rate of $18.25/ft.
(1)   Rents and Leases include panting costs of 30 employees at S 16 per month.
(2)   Other Operating Expenses are assumed to be S 18,000 per quarter.
(3) Taxes other than income are for property taxes (2ole) on the equipment and leasehold improvement Real estate Taxes are assumed to be in the rent and leases under a full service lease.
(4) Insurance is estimate based on other Texas ASCs, Willis Corroon to estimate insurance cost.
(5)   Management pee based upon 7% of net Revenue less Bad Debt Expense.
(6)   Assume phone charges to be approximately $2,000 per year.
(7)   Moved a portion of Supplies Storeroom to Drugs and Medical Supplies.

                              Texas Surgery Center

                                  P&L Statement
                            Monthly Operating Report

                                                              12 Mos.
                                                              12/31/98
                                                              --------
Income
    Surgery Procedures                                         5,272,515         Net Revenue
    Misc. income                                                     707         Net Revenue
    Medicare Contractuals                                       (337,520)        Net Revenue
    Medicaid Contractuals                                        (37,230)        Net Revenue
    Workers Comp Contractuals                                     (6,362)        Net Revenue
    Managed Care Contractuals                                 (1,429,215)        Net Revenue
    Lithotripsy Contract. Adj.                                  (320,796)        Net Revenue
    Charity                                                      (26,156)        Net Revenue
    Bad Debt Exp.                                               (246,060)        Bad Debt Expense
    Bad Debt Recovery                                             51,538         Net Revenue
    Misc, Revenue                                                  1,370         Net Revenue
                                                           ---------------------
       Total Income                                            2,922,789

Expense
    Regular Salaries and Wages                                   940,390         Salaries
    Other Salaries                                                25,564         Salaries
    Fica                                                          65,694         Employee Benefits
    Retirement Annuity                                            23,257         Employee Benefits
    Health Insurance                                              26,733         Employee Benefits
    Baylor Flex                                                  416,479         Employee Benefits
    Supplies - Storeroom                                         399,523         Other Supplies
    Supplies - Drugs                                             109,984         Drugs & Medical
                                                                                 Supplies
    Supplies o Medical Gases                                         475         Drugs & Medical
                                                                                 Supplies
    Supplies - Special Order                                     216,447         Drugs & Medical
                                                                                 Supplies
    Purchased Svc. . Radiology                                     6,975         Contract Services
    Purchased Svc. - Lab                                          20,737         Contract Services
    Purchased Svc. - Billing                                      31,532         Contract Services
    Purchased Svc, o Other                                        44,640         Contract Services
    Repairs - Equipment                                           63,219         Repairs & Maintenance
    Other Travel                                                     158         Other Operating
                                                                                 Expenses
    Transportation                                                    19         Other Operating
                                                                                 Expenses
    Training & Seminars                                               85         Other Operating
                                                                                 Expenses
    Lodging                                                           95         Other Operating
                                                                                 Expenses
    Meals & Entertain                                                (45)        Other Operating
                                                                                 Expenses
    Credit Card Discount                                           2,679         Other Operating
                                                                                 Expenses
    Collection Fees                                               61,665         Other Operating
                                                                                 Expenses
    Books and Periodicals                                            491         Other Operating
                                                                                 Expenses
    Dues & Membership                                             15,648         Other Operating
                                                                                 Expenses
    Insurance Liability                                           17,268         Insurance
    Space Rental                                                 316,908         Rents & Leases
    Equipment Rental                                              55,712         Rents & Leases
    Laundry                                                       56,661         Other Operating
                                                                                 Expenses
    Marketing                                                        221         Other Operating
                                                                                 Expenses
    Miscellaneous                                              (153,1381)        Other Operating
                                                                                 Expenses
    Corp Svc. - Risk Mgt.                                            312         Contract Services
    Corp Svc. - Acctg. & Payroll                                   9,560         Contract Services
    I/C - Consult Pharmacy                                           ---         Contract Services
    I/C - Drugs                                                    3,055         Drugs & Medical
                                                                                 Supplies
    I/C - Telephone                                                5,907         Utilities
    IC - Rad Purchase                                             30,741         Contract Services
    I/C - Lab Purchase                                             2,551         Contract Services
    Depreciation                                                 345,620         Depreciation
    Minor Equipment                                                1,194         Drugs & Medical
                                                                                 Supplies
    Instruments                                                   26,613         Drugs & Medical
                                                                                 Supplies
    Corporate Overhead                                            83,454         Management Fee Expense
    Amortization                                                 118,848         Goodwill Amortization
       Total Operating Expenses                                3,018,388
                                                           ---------------------

Revenue over Expense                                             (95,599)
                                                           =====================

                                Baylor Surgicare
                                  P&L Statement
                            Monthly Operating Report
                                     12 Mos.
                                    12/31/98

Income
         Surgery Procedures                          9,946,004                          Net Revenue
         Misc- income                                  192.371                          Net Revenue
         Medicare Contractuals                        (627,380)                         Net Revenue
         Medicaid Contractuals                        (156,963)                         Net Revenue
         Workers Comp Contractuals                     (40,701)                         Net Revenue
         Managed Care Contractuals                  (2,859.317)                         Net Revenue
         Other C/A Adjustment                           (5,250)                         Net Revenue
         Chanty                                        (14,253)                         Net Revenue
         Bad Debt Exp                                  (96,500)                         Bad Debt Expense
         Bad Debt Recovery                              24,976                          Net Revenue
         Misc Revenue                                   14,082                          Net Revenue
                                              ----------------
              Total income                           6,377,069
Expense
         Regular Salaries and wages                  1,713,867                          Salaries
         Other Salaries                                  5,302                          Salaries
         Fica                                          123,890                          Employee Benefits
         Retirement Annuity                             44.965                          Employee Benefits
         Health Insurance                                4,559                          Employee Benefits
         Baylor Flex                                    81.879                          Employee Benefits
         Child Care Subsidy                              1,178                          Employee Benefits
         Life Insurance                                  1,492                          Employee Benefits
         Workers Comp                                       48                          Employee Benefits
         Professional Fees                             (50,364)                         Professional Fees
         Supplies - Storeroom                          826,058                          Other Supplies
         Supplies - Drugs                              371,093                          Drugs and Medical Supplies
         Supplies - Medical Oases                        4.158                          Drugs and Medical Supplies
         Supplies - Special Order                      339.796                          Drugs and Medical Supplies
         Purchased Svc, - Contract                      39,360                          Contract Services
         Purchased Svc, - Radiology                        ---                          Contract Services
         Purchased Svc. - Lab                           10.019                          Contract Services
         Purchased Svc, - Sitting                            -                          Contract Services
         Purchased Svc, - Other                         66,912                          Contract Services
         Repairs - Equipment                           101,462                          Repairs & Maintenance
         Other Travel                                    7,886                          Other Operating Expenses
         Transportation                                  3.331                          Other Operating Expenses
         Training & Seminars                             1,575                          Other Operating Expenses
         Lodging                                         2,623                          Other Operating Expenses
         Meals & Entertain                                 619                          Other Operating Expenses
         Natural Gas/Fuel                               13,711                          Utilities
         Water & Sewage                                  9.966                          Utilities
         Electricity                                    42.216                          Utilities
         Refuse Disposal                                 4,573                          Utilities
         Credit Card Discount                            4,919                          Other Operating Expenses
         Collection Fees                                 3,847                          Other Operating Expenses
         Books and Periodicals                           5,520                          Other Operating Expenses
         Dues & Membership                              18,903                          Other Operating Expenses
         Property Insurance                              1.323                          Insurance
         Insurance Liability                               ---                          Insurance
         Space Rental                                      ---                          Rents & Leases
         Equipment Rental                                  ---                          Rents & Leases
         Laundry                                        39,125                          Other Operating Expenses
         Marketing                                       1.621                          Other Operating Expenses
         Miscellaneous                                  16,999                          Other Operating Expenses
         Corp Svc. - Risk Mgt.                           2,742                          Contract Services
         Corp Svc. - Acctg. & Payroll                   23,172                          Contract Services
         I/C - Consult Pharmacy                          1,333                          Contract Services
         I!C - Drugs                                     5.930                          Drugs and Medical Supplies
         I/C - Liability Insurance                      43,716                          Insurance
         I/C - Telephone                                21,893                          Utilities
         VC - Rad Purchase                               9,371                          Contract Services
         I/C - Lab Purchase                             14,810                          Contract Services
         I/C - Extended Care                             8.343                          Contract Services
         I/C - Equipment Repair                            ---                          Repairs & Maintenance
         I/C - Building Repair                          22,268                          Repairs & Maintenance
         I/C - Security                                 16,874                          Contract Services
         Depreciation                                  455,991                          Depreciation
         Minor Equipment                                 1,737                          Drugs and Medical Supplies
         Instruments                                    28,682                          Drugs and Medical Supplies
         Interest Other                                 (2.301)                         Interest Expense
         Corporate Overhead                              1,978                          Management Fee Expense
         Amortization                                   47,880                          Goodwill Amortization
                                              ----------------
              Total Operating Expenses               4,568,630

Revenue over Expense                                 1,808,439
                                              ================

                                   SCHEDULE 4

                        [Sample Reconciliation Statement]

                                   Schedule 4
                            Reconciliation Statement
                           THVG1 and THVG/HealthFirst

Baylor Centers                                                       Year 1

EBITDAM                                                             2,204,501
Prior Year EBITDAM (or 1st year hurdle)                             1,858,023
                                                                    ---------
   Incremental EBITDAM                                                346,478
Contingent Purchase Price Multiple                                          4
                                                                    ---------
   Contingent Purchase Price (before Debt)                          1,385,912
Less Debt                                                                   0
                                                                    ---------
   Contingent Purchase Price (after Debt)                           1,385,912
Times Percentage Owed per Section 1.2(b)                                   50%
                                                                    ---------
   Contingent Purchase Price                                          692,956

Cumulative Contingent Purchase Price                                  692,956
Maximum Contingent Purchase Price                                   2,601,232

   Amount Attributed to Baylor Reconciliation (1)                     692,956
                                                                    =========

Former HealthFirst Centers (Metroplex and North Texas)
   (Assumes USP funds all interim payments)

EBITDA                                                              3,331,511
Prior Year EBITDA (or 1st year hurdle)                              3,104,500
                                                                    ---------
   Incremental EBITDA                                                 227,011
Contingent Purchase Price Multiple                                          4
                                                                    ---------
   Contingent Purchase Price (before Debt)                            908,042
Less Debt
   Contingent Purchase Price (after Debt)                             908,042
Times Percentage Owned                                                     20.0%
                                                                    ---------
   Contingent Purchase Price                                          181,608

Cumulative Contingent Purchase Price                                  181,608
Maximum Contingent Purchase Price                                   2,000,262

Contingent Purchase Price Per Agreement                               181,608
Times Percentage owned by Baylor                                           49.0%
                                                                    ---------
   Amount Attributed to USP Reconciliation (2)                         88,988

Buy Up Provision                                                    2,263,026
Times Percentage owned by Baylor                                           49%
                                                                    ---------
   Amount Attributed to USP Reconciliation (3)                      1,108,883

ANNUAL RECONCILIATION [(1) - (2) - (3)]                              (504,915)

                                  SCHEDULE 8.4

                      [DeSoto and Metroplex Balance Sheets]

                               Metroplex Surgicare
                             Restated Balance Sheet
                                December 31, 1998

                                                                                                  Restated
                                      12/31/98                   Debit           Credit           12/31/98
CURRENT ASSETS
  Cash                                 171,337                   64,364    (1)                     235,701
  Accounts Receivable                1,861,621                  960,862    (2)   135,001    (1)  1,688,332
                                                                                 999,150    (3)
  Allowance for Doubtful Accounts     (153,420)                  10,782    (1)     8,008    (5)   (150,646)
  Allowance - Contractuals            (785,345)                 429,345    (3)   247,720    (4)   (603,721)
  Due from Healthfirst                                              182    (1)                         182
  Inventory                            110,158                   12,592    (6)                     122,750
  Prepaid Payroll                            0                    6,206    (9)     6,206    (1)          0
  Prepaid Expenses                       1,036                    1,151    (11)    1,385    (1)        802
                                     ---------                  -------        ---------         ---------
    Total Current Assets                           1,205,387    460,258        1,397,470                      1,293,400

PROPERTY AND EQUIPMENT
  Office Equipment                     163,890                                                     163,890
  Computer System                       46,370                                                      46,370
  Medical Equipment                  1,425,044                    3,067    (1)                   1,248,111
  Leasehold Improvements                66,566                                                      66,566
  Accumulated Depreciation            (338,512)                                   18,558    (1)   (357,070)
                                     ---------                                                   ---------
                                                   1,363,358                                                  1,347,867

OTHER ASSETS
  Deposits                              26,849                                                      26,849
  Organization Costs, Net                2,665                                       515    (1)      2,150
  Set-up Fees, Net                      22,452                                       222    (1)     22,230
                                     ---------                                                   ---------
                                                      51,966                                                     51,229
                                                   ---------    -------        ---------                      ---------
    Total Assets                                   2,620,711    463,325        1,416,765                      2,692,496
                                                   =========    =======        =========                      =========

CURRENT LIABILITIES
  Accounts Payable                      59,566                                    20,322    (1)     79,888
  Accrued Payroll                       60,889                    1,944    (7)    16,365    (1)     30,934
                                                                 44,376    (10)
  Due to Healthfirst                    42,140                                     4,567    (1)     46,707
  Note Payable - IIFMD                                                            19,374    (1)     19,374
  Note Payable - IIFMD                                                            12,659    (1)     12,659
  Accrued Expenses                       2,207                                    12,825    (1)     15,032
  Accrued Management Fees               61,493                   35,336    (1)     8,165    (8)     34,322
  Accrued Rent                          31,422                    3,612    (1)                      27,810
  Accrued Bonuses                       11,053                   11,053    (1)
  Accrued Property Taxes                11,250                                     3,750    (1)     15,000
  Current Maturities of Debt           211,065                                                     211,065
                                     ---------                  -------        ---------         ---------
    Total Current Liabilities                        491,085                      77,705                        492,791

LONG-TERM LIABILIITES
  DVI Leases                         1,054,040                   16,469    (1)                   1,037,571
  Landmark Bank-Van                     16,919                      365    (1)                      16,554
  Less Current Maturities             (211,065)                                                   (211,065)
                                     ---------                                                   ---------
                                                     859,894                                                    843,060

CAPITAL
  Partners Capital                     468,750                                                     468,750
  Retained Earnings                   (118,595)                                                   (118,595)
                                                                                   1,151    (11)
                                                                  8,165    (8)    44,376    (10)
                                                                  8,008    (5)     6,206    (9)
                                                                247,720    (4)     1,944    (7)
                                                                569,806    (3)    12,592    (6)
  Current Income                       919,577                  106,520    (1)   960,862    (2)  1,006,489
                                     ---------                                                   ---------
                                                   1,269,732                                                  1,356,644
                                                   ---------                                                  ---------
    Total Liabilities and Capital                  2,620,711    940,219        1,104,836                      2,692,496
                                                   =========    =======        =========                      =========

                        (1)   December activity.
                        (2)   Reverse original provision entry
                        (3)   Record write-offs
                        (4)   Record contractual provisions
                        (5) Adjust bad debt expense recorded to equal 2% of gross revenue
                        (6)   Record inventory adjustment
                        (7)   Adjust PTO accrual
                        (8)   Adjust management fee to equal 6% of net income
                        (9)   Reverse prepaid payroll related to July
                        (10)  Reverse November payroll paid in December

                        (11) Reverse expense of prepaid interest related to prior months

                          Metroplex Surgicare Partners
                                Income Statement
                     For the Month Ending February 28, 1999

                                                                  February
                                                                  --------
ASC Cases                                                              392

REVENUE
Gross Patient revenue                                           $1,072,379
                                                           ---------------------
    Total gross revenue                                          1,072,379

Provision for contractuals                                         568,121
Other revenue deductions                                            10,760
                                                           ---------------------
    Total revenue deductions                                       578,881

      Net revenue                                                  493,498

EXPENSES
Personnel costs                                                    101,081
Drugs and medical                                                   58,780
Repair and maintenance                                              10,287
Purchased services                                                  47,256
Minor equipment and instruments                                      2,677
Utilities                                                            3,795
Non-medical supplies and expenses                                    5,102
Professional fees                                                    1,600
Sales expense                                                          343
Provision for bad debts                                             21,448
Lease and rent expense                                              35,654
Non-income taxes                                                     1,250
Management fee expense                                              33,018
                                                           ---------------------
    Total operating expenses                                       322,291

    EBITDAM                                                        204,225
    EBITDAM%                                                            41.4%
    EBITDA                                                         171,207
    EBITDA%                                                             34.7%

Depreciation expense                                                14,601
Amortization expense                                                   737
Interest expense (income)                                            7,559
Other expense (income)                                                 (30)
    Total non-operating expenses                                    22,867

    Pretax income (Loss)                                           148,340
    Pretax income %                                                     30.1%
    Net income                                                    $148,340
                                                           =====================

Ratio Analysis:

Net revenue/case                                                    $1,259
Salaries and benefits/case                                             258
D&M/case                                                              $150
Other operating expense/case                                          $414
Total operating expense/case                                          $822
EBITDA/case                                                           $437
Bad debt % of gross revenue                                              2.0%
Management fee % of net revenue less bad                                 7.0%

                          Metroplex Surgicare Partners
                                  Balance Sheet
                                February 28, 1999

                                                                  February
                                                                  --------
ASSETS
Current assets
Cash and cash equivalents                                          378,831
Accounts receivable - trade                                      1,416,824
Allowance for doubtful accounts                                   (166,900)
Allowance for contractual adjustments                             (331,286)
Accounts receivable - other                                            132
Inventories                                                        141,708
Prepaid expenses                                                       880
                                                           ---------------------
      Total current assets                                       1,440,189
Property, plant and equipment
Medical equipment                                                1,457,305
Accum. dept. - medical equipment                                  (323,135)
Leasehold improvements                                              66,566
Accum depr - leasehold improvements                                (14,203)
Furniture & fixtures                                               210,259
Accum depr - furniture & fixtures                                  (48,934)
                                                           ---------------------
    Total property, plant and equipment                          1,347,858
Other noncurrent assets
Offering costs                                                      60,912
Accum amort - offering costs                                       (38,006)
Deposits                                                            26,849
                                                           ---------------------
    Total other noncurrent assets                                   49,755
                                                           ---------------------
    Total assets                                                 2,837,802
                                                           =====================

LIABILITIES AND EQUITY
Current liabilities
Accounts payable                                                    70,338
Curr. portion long-term debt                                       288,079
Accrued salaries                                                    36,247
Accrued liability other                                             39,451
                                                           ---------------------
    Total current liabilities                                      434,115
Noncurrent liabilities
Affiliates payable                                                 101,400
Long term debt                                                      15,815
Long term intercompany debt                                        802,196
                                                           ---------------------
    Total noncurrent liabilities                                   919,411
Equity
Partners capital - LP                                              309,092
Current period earnings                                            287,290
Retained earnings                                                  887,894
                                                           ---------------------
    Total equity                                                 1,484,276
                                                           ---------------------
      Total liabilities and equity                               2,837,802
                                                           =====================

                           North Texas Surgery Center
                             Restated Balance Sheet
                                December 31, 1998

                                   12/31/98                     Debit             Credit          Restated
                                                                                                  12/31/98
CURRENT ASSETS
  Cash                                8,477                                       75,588    (1)     12,889
  Accounts Receivable             1,408,313                     107,112    (1)   609,873    (3)  1,568,569
                                                                663,018    (2)
  Allowance for Doubtful Accounts  (147,492)                                      17,193    (1)   (165,754)
                                                                                   1,069    (5)
  Allowance - Contractuals         (357,292)                    274,959    (3)   311,070    (4)   (393,403)
  Inventory                         107,521                                        5,490    (6)    102,031
  Prepaid Payroll                        --                       4,254    (9)     4,254    (1)          0
  Prepaid Expenses                    7,435                       1,124    (11)    7,939    (1)        620
                                  ---------                   ---------          -------         ---------
    Total Current Assets                         1,106,962    1,050,466          956,887                       1,124,953

PROPERTY AND EQUIPMENT
  Office Equipment                  113,878                                                        113,878
  Medical Equipment               1,689,299                       3,470    (1)                   1,692,769
  Leasehold Improvements          1,948,584                                                      1,948,584
  Accumulated Depreciation         (359,218)                                       9,925    (1)   (369,143)
                                  ---------                                                      ---------
                                                 3,392,543                                                     3,386,088

OTHER ASSETS
  Deposits                          118,300                                                        118,300
  Organization Costs, Net               488                                           13    (1)        475
  Set-up Fees, Net                   21,600                                          400    (1)     21,200
                                  ---------                                                      ---------
                                                   140,388                                                       139,975
                                                 ---------    ---------          -------                       ---------
    Total Assets                                 4,639,893    1,053,936          967,225                       4,651,016
                                                 =========    =========          =======                       =========

CURRENT LIABILITIES
  Accounts Payable                   80,262                       6,884    (1)                      73,378
  Accrued Payroll                    51,123                      35,713    (10)   13,298    (1)     29,336
                                                                                     628    (7)
  Due to Landmark Bank              466,035                                        3,104    (1)    469,139
  Due to HFMA, Inc.                  75,000                                                         75,000
  Accrued Expenses                    1,174                                        2,834    (1)      4,008
  Accrued Management Fees           290,172                         304    (8)    32,270    (1)    322,138
  Accrued Property Taxes             15,000                                       15,000    (1)     30,000
  Current Maturities of Debt        629,158                                                        629,158
                                  ---------                   ---------          -------         ---------
    Total Current Liabilities                    1,607,924       42,901           67,134                       1,632,157

LONG-TERM LIABILIITES
  GE Capital                          3,550                         261    (1)                       3,289
  Equipment Leases                3,099,412                      50,625    (1)                   3,048,787
  Less Current Maturities           629,158                                                       (629,158)
                                  ---------                                                      ---------
                                                 2,473,804                                                     2,422,918

CAPITAL
  Partners Capital                  453,025                                                        453,025
  Retained Earnings                (202,671)                                                      (202,671)

                                                                    628    (7)
                                                                  5,490    (6)     4,254    (9)
                                                                  1,069    (5)     1,124    (11)
                                                                311,070    (4)    35,713    (10)
                                                                334,915    (3)       304    (8)
  Current Income                    307,813                      13,466    (1)   663,018    (2)    345,589
                                  ---------                                                      ---------
                                                 558,16732                                                       595,943
                                                 ---------    ---------          -------                       ---------
    Total Liabilities and Capital                4,639,893      760,424          771,547                       4,651,016
                                                 =========    =========          =======                       =========

                        (1)   December activity.
                        (2)   Reverse original provision entry
                        (3)   Record write-offs
                        (4)   Record contractual provisions
                        (5) Adjust bad debt expense recorded to equal 2% of gross revenue
                        (6)   Record inventory adjustment
                        (7)   Adjust PTO accrual
                        (8)   Adjust management fee to equal 6% of net income
                        (9)   Reverse prepaid payroll related to July
                        (10)  Reverse November payroll paid in December
                        (11) Reverse expense of prepaid interest related to prior months

                         DeSoto Surgicare Partners, Ltd.
                                Income Statement
                     For the Month Ending February 28, 1999

                                                                  February
                                                                  --------
ASC Cases                                                              230

REVENUE
Gross Patient revenue                                             $741,234
                                                           ---------------------
    Total gross revenue                                            741,234

Provision for contractuals                                         431,125
Other revenue deductions                                             8,026
                                                           ---------------------
    Total revenue deductions                                       439,151

      Net revenue                                                  302,083

EXPENSES
Personnel costs                                                     70,824
Drugs and medical                                                   72,005
Repair and maintenance                                               5,585
Purchased services                                                  34,608
Utilities                                                            5,474
Non-medical supplies and expenses                                    3,913
Sales expense                                                          199
Insurance                                                             (440)
Provision for bad debts                                             14,825
Lease and rent expense                                               2,856
Non-income taxes                                                     6,600
Management fee expense                                              20,105
                                                           ---------------------
    Total operating expenses                                       236,554

    EBITDAM                                                         85,634
    EBITDAM%                                                            28.3%
    EBITDA                                                          65,529
    EBITDA%                                                             21.7%

Depreciation expense                                                19,684
Amortization expense                                                   413
Interest expense (income)                                           29,373
Other expense (income)                                               1,344
                                                           ---------------------
    Total non-operating expenses                                    50,814

    Pretax income (Loss)                                            14,715
    Pretax income %                                                      4.9%
    Net income                                                     $14,715
                                                           =====================

Ratio Analysis:

Net revenue/case                                                    $1,313
Salaries and benefits/case                                            $308
D&M/case                                                              $313
Other operating expense/case                                          $408
Total operating expense/case                                        $1,028
EBITDA/case                                                           $285
Bad debt % of gross revenue                                              2.0%
Management fee % of net revenue less bad                                 7.0%

                         DeSoto Surgicare Partners, Ltd.
                                  Balance Sheet
                                February 28, 1999

                                                                  February
                                                                  --------
ASSETS
Current assets
Cash and cash equivalents                                           33,987
Accounts receivable - trade                                      1,222,614
Allowance for doubtful accounts                                   (159,714)
Allowance for contractual adjustments                             (151,016)
Inventories                                                        122,437
Prepaid expenses                                                       735
                                                           ---------------------
      Total current assets                                       1,069,043
Property, plant and equipment
Medical equipment                                                1,701,436
Accum. dept. - medical equipment                                  (192,794)
Leasehold improvements                                           1,948,584
Accum depr - leasehold improvements                               (199,826)
Furniture & fixtures                                               111,627
Accum depr - furniture & fixtures                                  (13,638)
                                                           ---------------------
    Total property, plant and equipment                          3,355,389
Other noncurrent assets
Offering costs                                                      30,750
Accum amort - offering costs                                        (9,900)
Deposits                                                           118,300
                                                           ---------------------
    Total other noncurrent assets                                  139,150
                                                           ---------------------
    Total assets                                                 4,563,582
                                                           =====================

LIABILITIES AND EQUITY
Current liabilities
Accounts payable                                                    60,279
Curr. portion long-term debt                                     1,468,370
Accrued salaries                                                    31,719
Accrued liability other                                             42,902
                                                           ---------------------
    Total current liabilities                                    1,603,270
Noncurrent liabilities
Affiliates payable                                                  67,886
Long term intercompany debt                                      2,305,749
                                                           ---------------------
    Total noncurrent liabilities                                 2,373,635
Equity
Partners capital - LP                                              453,025
Current period earnings                                             (9,266)
Retained earnings                                                  142,918
                                                           ---------------------
    Total equity                                                   586,677
                                                           ---------------------
      Total liabilities and equity                               4,563,582
                                                           =====================

                          Metroplex Surgicare Partners
                                Income Statement
                   For the Two Months Ending February 28, 1999

                                                           February                   YTD
                                                     ---------------------   ---------------------
ASC Cases                                                        392                     784

REVENUE
Gross revenue - other                                      1,072,379               2,151,733
                                                     ---------------------   ---------------------
    Total gross patient revenue                            1,072,379               2,151,733

                                                     ---------------------   ---------------------
    Total revenue                                          1,072,379               2,151,733

Prov for cont - other                                        568,121               1,094,140
                                                     ---------------------   ---------------------
    Total provision for contractual                          568,121               1,094,140

Courtesy discounts                                            11,124                  56,459
Payable discounts                                               (364)                   (518)
                                                     ---------------------   ---------------------
    Total other revenue deductions                            10,760                  55,941

      Net revenue                                            493,498               1,001,652

EXPENSES
Salaries - administration                                     11,303                  23,367
Salaries - patient care                                       65,437                 129,959
Fica - administration                                            854                   1,708
Fica - patient care                                            4,835                   9,590
Group ins - administration                                     1,691                   3,382
Group ins - patient care                                      11,149                  22,291
Other personnel expense                                        5,812                  11,477
                                                     ---------------------   ---------------------

    Total personnel costs                                    101,081                 201,774

Drugs & medical supplies                                      55,240                 112,080
Intraocular lens                                                 333                   1,306
Other prosthesis                                               3,207                   9,164
                                                     ---------------------   ---------------------

    Total drugs and medical                                   58,780                 122,550

Rep. & maint. - contracts                                        880                     880
Rep. & maint. - buildings                                      3,311                   3,311
Rep. & maint - med equipment                                   6,095                  15,612
Rep. maint. - office equip.                                        0                     226
                                                     ---------------------   ---------------------

    Total repairs and maintenance                             10,286                  20,029

Other medical fees                                             2,870                   7,282
Laundry & linen                                                4,681                   9,196
Contract services                                             32,683                  82,450
Dictation/transcription                                        5,227                   9,217
Lab fees                                                         130                     162
Computer Support services                                      1,664                   2,072
                                                     ---------------------   ---------------------

    Total purchased services                                  47,255                 110,379

                                                     ---------------------   ---------------------

Surgical instruments                                           2,677                   7,840
                                                     ---------------------   ---------------------

    Total minor equipment and instruments                      2,677                   7,840

Electric                                                         951                   2,169
Telephone                                                      1,869                   3,643
Other utilities                                                  975                   2,229
                                                     ---------------------   ---------------------

    Total utilities                                            3,795                   8,041

Automobile expense                                               236                     592
Bank service charges                                               0                       3
Books, dues, & subscriptions                                     121                   2,654
Employee relations                                               210                     210

Office supplies                                                2,751                   3,538
Kitchen supplies                                               1,369                   2,392
Postage & courier                                                415                     886
                                                     ---------------------   ---------------------

                          Metroplex Surgicare Partners
                                Income Statement
                   For the Two Months Ending February 28, 1999

                                                           February                    YTD
                                                     ---------------------   ---------------------
Total non-medical supplies and expense                         5,102                  10,275

Legal fees                                                     1,600                   1,763
Accounting fees                                                    0                     394
                                                     ---------------------   ---------------------
    Total professional fees                                    1,600                   2,157

Direct advertising                                               343                     343
                                                     ---------------------   ---------------------

    Total sales expense                                          343                     343
                                                     ---------------------   ---------------------

Insurance - general liability                                      0                      90
Insurance - professional liability                                 0                   4,114

                                                     ---------------------   ---------------------
    Total insurance                                                0                   4,204

Lease & rent expense - bldg                                   27,962                  55,772
Lease & rent expense - medical equip                           7,692                  12,573
                                                     ---------------------   ---------------------

    Total lease and rent expense                              35,654                  68,345

Provision for bad debts                                       21,448                  43,035

Property tax                                                   1,250                   2,500
                                                     ---------------------   ---------------------

    Total non-income taxes                                     1,250                   2,500

Management fee expense                                        33,018                  67,078
                                                     ---------------------   ---------------------

    Total management fee expense (income)                     33,018                  67,078

                                                     ---------------------   ---------------------
      Total operating expenses                               322,289                 668,550

      EBITDAM                                                204,227                 400,180
      EBITDAM%                                                    41.4%                   40.0%
      EBITDA                                                 171,209                 333,102
      EBITDA%                                                     34.7%                   33.3%

Amort. - offering costs                                          737                   1,474
                                                     ---------------------   ---------------------

    Total amortization                                           737                   1,474

Depr - leaseholds                                                139                     277
Depr - medical equip - 10 years                               12,134                  24,267
Depr - furn & fixtures                                         2,071                   4,142
Depr - furn & fixtures - computers                               258                     515

                                                     ---------------------   ---------------------
    Total depreciation                                        14,602                  29,201

Interest expense                                               8,469                  17,076
Interest income                                                 (910)                 (1,765)
                                                     ---------------------   ---------------------
    Total interest expense (income)                            7,559                  15,311

Other expense (income)                                           (30)                   (175)
                                                     ---------------------   ---------------------

    Total other expense (income)                                 (30)                   (175)

                                                     ---------------------   ---------------------
    Total non-operating expenses                              22,868                  45,811

                                                     ---------------------   ---------------------
    Pretax income                                            148,341                 287,291

                                                     ---------------------   ---------------------

                                                     ---------------------   ---------------------
    Net income                                              $148,341                $287,291
                                                     =====================   =====================

                          Metroplex Surgicare Partners
                                Income Statement
                   For the Two Months Ending February 28, 1999

                                                           February                    YTD
                                                     ---------------------   ---------------------
Ratio analysis:

Net revenue/case                                              $1,259                  $1,278
Salaries and benefits/case                                      $258                    $257
D&M/case                                                        $150                    $156
Other operating expense/case                                    $272                    $295
Total operating expense/case                                    $822                    $853
EBITDA/case                                                     $437                    $425
Bad debt % of gross revenue                                        2%                      2%
Management fee % of net revenue less bad d                         7%                      7%

                                  SCHEDULE 8.6

                        [DeSoto and Metroplex Contracts]

                                  Schedule 8.6

                            Material Leases/Contracts

Real Property Ownership and Leases

      1. Net Ground Lease between Thomas D. Willis, 11, as lessor, and Desoto Surgicare Partners, Ltd., as lessee, dated June 7, 1996 for premises located at 7992 West Virginia Drive, Dallas, Texas 75237. Desoto Surgicare owns the building located on the premises.

      2. Lease Agreement between Peter Jeppson, as lessor, and Metroplex Surgicare Partners, Ltd., as lessee, dated May 4, 1994, as amended on April 4, 1995 and June 7, 1995, for the premises located at 1600 Central Drive, Suites 171 and 1$0, Bedford, Texas 76022 and certain other property adjacent thereto.

      3. Lease Arrangement between Metroplex Sports Care, as lessor, and Michael Bingham, as lessee, dated June 1, 1998 for premises located at 1600 Central Drive, Suite 160, Bedford, Texas 76022.

Material Contracts

      1. Commercial Security Agreement from Metroplex Surgicare Partners, Ltd. in favor of Landmark Bank Mid-Cities dated May 6, 1997 securing that certain Fixed Rate Demand Commercial Promissory Note from Metroplex Surgicare Partners, Ltd. in favor of Landmark Bank Mid-Cities dated May 6, 1997 in the initial principal amount of $23,463.29.

      2. Commercial Loan Agreement between Desoto Surgicare Partners, Ltd. and Landmark Bank Mid-Cities dated June 6, 1998.

      3. Commercial Security Agreement from Desoto Surgicare Partners, Ltd. in favor of Landmark Bank Mid-Cities dated June 6, 1998 securing that certain Variable Rate Demand Commercial Revolving or Draw Note from Desoto Surgicare Partners, Ltd. in favor of Landmark Bank Mid-Cities dated May 6, 1997.

      4. Commercial Loan Agreement between HealthFirst and Landmark Bank Mid-Cities dated October 8, 1998.

      5. Commercial Security Agreement from HealthFirst in favor of Landmark Bank Mid-Cities dated October 8, 1998 securing that certain Variable Rate Demand Commercial Promissory Note from HealthFirst in favor of Landmark Bank Mid-Cities dated May 6, 1997 in the original principal amount of $43,698.37.

      6. Limited Commercial Continuing Guaranty by HFMA, Inc. in favor of Landmark Bank MidCities dated October 8, 1998 guaranteeing the obligations of HealthFirst under that certain Variable Rate Demand Commercial Promissory Note from HealthFirst in favor of Landmark Bank Mid-Cities dated October 8, 1998 in the original principal amount of $43,698.37.

      7. Limited Commercial Continuing Guaranty by HFMB, Inc. in favor of Landmark Bank MidCities dated October 8, 1998 guaranteeing the obligations of HealthFirst under that certain Variable Rate Demand Commercial Promissory Note from HealthFirst in favor of Landmark Bank Mid-Cities dated October 8, 1998 in the original principal amount of $43,698.37.

      8. Limited Commercial Continuing Guaranty by HFMD, Inc. in favor of Landmark Bank MidCities dated October 8, 1998 guaranteeing the obligations of HealthFirst under that certain Variable Rate Demand Commercial Promissory Note from HealthFirst in favor of Landmark Bank Mid-Cities dated October 8, 1998 in the original principal amount of $43,698.37.

      9. Management Agreement between Disney Management, L.P., Bingham Management, L.P. and Dallas Surgery Partners dated December 17,1990, as amended (assigned from Ronald W. Disney to HealthFirst December 7, 1998 and assigned from HealthFirst to Disney Management, L.P. and Bingham Management, L.P. December 4,1998). As of March 31, 1999, Valley View Surgery Center was delinquent $72,946.26 on its payment of Management Fees.

      10. Management Agreement between Disney Management, L.P., Bingham Management, L.P. and Desoto Surgicare Partners, Ltd. dated May 22, 1995 (assigned from HFMA, Inc. to HealthFirst July 1, 1997 and assigned from HealthFirst to Disney Management, L.P. and Bingham Management, L.P. December 4, 1998). As of March 31, 1999, DeSoto Surgicare Partners, Ltd. was delinquent $87,296.85 on its payment of Management Fees.

      11. Management Agreement between Disney Management, L.P., Bingham Management, L.P. and Metroplex Surgicare Partners, Ltd. dated January 2, 1995 (assigned from HFMB, Inc. to HealthFirst July 1, 1997 and assigned from HealthFirst to Disney Management, L.P. and Bingham Management, L.P. December 4,1998).

      12. Management Agreement between Disney Management, L.P., Bingham Management, L.P. and Irving Surgery Center, Ltd. dated May 1, 1994 (assigned from HFMD, Inc. to HealthFirst July 1, 199'7 and assigned from HealthFirst to Disney Management, L.P. and Bingham Management, L.P. December 4,1998). As of March 31, 1999, Irving Surgery Center was delinquent $18,588 on its payment of Management Fees.

      13. Management Agreement between Disney Management, L.P., Bingham Management, L.L.P and Fort Worth Surgicare Partners, Ltd. dated November 1, 1998 (assigned from HFMFW, L.L.C. to HealthFirst November 1, 1998 and assigned from HealthFirst to Disney Management, L.P. and Bingham Management, L.P. December 4, 1998).

      14. Limited Partnership Agreement of Metroplex Surgicare Partners, Ltd. dated January 2, 1995.

      15. Limited Partnership Agreement of Desoto Surgicare Partners, Ltd. dated May 22, 1995.

      16. Partnership Agreement of Disney Oak Mount, L.L.P. dated November 20, 1998.

      17. Partnership Agreement of Bingham Forest Edge, L.L.P. dated November 20, 1998.

      18. Limited Partnership Agreement of Bingham Management, L.P. dated November 20, 1998.

      19. Limited Partnership Agreement of Disney Management, L.P. dated November 20, 1998.

      20. Property Tax Agreement between Kurz Group, Inc. and Metroplex Surgicare Partners, Ltd. dated April 15, 1997, as amended on September 16, 1997, pursuant to which Metroplex Surgicare Partners, Ltd. is obligated to pay Kurz Group, Inc. a certain percentage of its property tax savings.

      21. Property Tax Agreement between Kurz Group, Inc. and Desoto Surgicare Partners, Ltd. dated September 16, 1997 pursuant to which Desoto Surgicare Partners, Ltd. is obligated to pay Kurz Group, Inc. a certain percentage of its property tax savings.

      22. Client Service Agreement between Administaff Companies, Inc. and Metroplex Surgicare Partners, Ltd. dated June 30, 1997 pursuant to which Administaff Companies, Inc. furnishes certain employees to Metroplex Surgicare Partners, Ltd.

      23. Client Service Agreement between Administaff Companies, Inc. and Desoto Surgicare Partners, Ltd. dated June 30, 1997 pursuant to which Administaff Companies, Inc. furnishes certain employees to Desoto Surgicare Partners, Ltd.

      24. Agreement between Health Services Corporation of America and HealthFirst dated July 30, 1997 pursuant to which Health Services Corporation of America provides its Group Purchasing Program on behalf of the membership of HealthFirst.

      25. Personnel Management Agreement between Administaff Companies, Inc. and HealthFirst dated January 1, 1998 pursuant to which Administaff Companies, Inc. provides worksite employees for HealthFirst.

      26. Letter Employment Agreement between HFMA, Inc., HFMB, Inc., HFMD, Inc. and VVSC, Inc., collectively as employers, and Karen Hopkins, as employee, dated June 27, 1997.

      27. Letter Employment Agreement between HealthFirst, as employer, and Stacy Van Cleve, as employee, dated September 9, 199'7.

      28. Network Support arrangement between Lee's Computer Solutions and HealthFirst and each Partnership whereby Lee's Computer Solutions provides consulting services to each Partnership on an as-needed basis.

      29. Patient Transfer Agreement between Harris Methodist H-E-B and Metroplex Surgicare Partners, Ltd. dated December 12, 1995 setting forth the responsibilities of each party regarding the transfer of patients between the facilities of each party.

      30. Consultant Pharmacist Agreement between Metroplex Surgicare Partners, Ltd. and Julie Sifford dated November 15, 1996, as amended on January 21, 1998.

      31. Consultant Pharmacist Agreement between Desoto Surgicare Partners, Ltd. and Julie Sifford dated November 15, 1996, as amended January 21, 1998.

      32. Services Agreement between Texas Lithotripsy Limited Partnership II and Metroplex Surgicare Partners, Ltd. dated June 6, 1995.

      33. Personnel Management Service Agreement between Metroplex Pain Management and Metroplex Surgicare Partners, Ltd. dated January 1, 1998 for the provision of pain management services.

      34. Ketorolac Individual Requirements Contract between Abbott Laboratories and Desoto Surgicare Piers, Ltd. dated August 22, 1997 pursuant to which Desoto Surgicare Partners, Ltd. agrees to purchase from Abbott Laboratories its requirements of the same through June 30, 2000.

      35. Atracurium Besylate Individual Requirements Contract between Abbott Laboratories and Desoto Surgicare Partners, Ltd. dated August 22, 1997 pursuant to which Desoto Surgicare Partners, Ltd. agrees to purchase from Abbott Laboratories its requirements of the same through January 31, 2000.

      36. Sufentanil Individual Requirements Contract between Abbott Laboratories and Desoto Surgicare Partners, Ltd. dated August 22, 1997 pursuant to which Desoto Surgicare Partners, Ltd. agrees to purchase from Abbott Laboratories its requirements of the same through January 31, 2000.

      37. Committed Contract between Health Services Corporation of America, OHMEDA Pharmaceutical Products Division and Desoto Surgicare Partners, Ltd. dated January 1997 pursuant to which Desoto Surgicare Partners, Ltd. agrees to purchase is requirements of certain pharmaceutical products through September 30, 2000.

      38. Transfer Agreement between Charlton Methodist Hospital and Desoto Surgicare Partners, Ltd. dated November 30, 1996 setting forth the responsibilities of each party regarding the transfer of patients between the facilities of each party.

      39. Lithotripsy Services Agreement between Texas ESWL/Laser Lithotriptor, Ltd. and Desoto Surgicare Partners, Ltd. dated April 29, 1997.

      40. Product Sale Agreement between Trinity Airgas, Inc. and Desoto Surgicare Partners, Ltd. dated July 30, 1996 pursuant to which Desoto Surgicare Partners, Ltd. agrees to purchase its requirements of certain industrial and/or medical gases from Trinity Airgas, Inc. through August 2003.

      41. Endoscopy Cost Per Procedure Agreement between Olympus Financial Services and Desoto Surgicare Partners, Ltd. dated August 9, 1996, as amended November 25, 1996, pursuant to which Desoto Surgicare Partners, Ltd. rents certain equipment from Olympus Financial Services for a term of three years.

      42. Subordination Agreement between HFMB, Inc., Metroplex Surgicare Partners, Ltd. and DVI Financial Services Inc, dated December 1, 1997 and related to that certain Loan and Security Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd. dated as of even date therewith.

      43. Subordination Agreement between HFMB, Inc., Metroplex Surgicare Partners, Ltd. and DVI Financial Services Inc. dated Mach 30, 1998 and related to that certain Loan and Security Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd. dated December 1, 1997.

      44. Subordination Agreement between HealthFirst Management, L.L.C. and DVI Financial Services Inc. dated March 30, 1998 and related to that certain Loan and Security Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd. dated December 1, 1997.

      45. Unconditional Continuing Guaranty from HealthFirst in favor of DVI Financial Services Inc. dated March 30, 1998 guaranteeing the obligations of Metroplex Surgicare Partners, Ltd. Pursuant to that certain Loan and Security Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd. dated December 1, 1997.

      46. Unconditional Continuing Guaranty from HealthFirst in favor of DVI Financial Services Inc. dated June 19, 1998 relating to that certain Loan and Security

            Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd. dated December 1,1997.

      47. Unconditional Continuing Guaranty from HFMB, Inc. in favor of DVI Financial Services Inc. dated October 29, 1998 guaranteeing the obligations of Metroplex Surgicare Partners, Ltd. Pursuant to that certain Loan and Security Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd. dated December 1, 1997.

      48. Unconditional Continuing Guaranty from HealthFirst in favor of DVI Financial Services Inc. dated July 10, 1998 relating to that certain Loan and Security Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd. dated December 1,1997.

      49. Unconditional Continuing Guaranty from HFMB, Inc. in favor of DVI Financial Services Inc. dated July 10, 1998 relating to that certain Loan and Security Agreement No. 0001718 between DVI Financial Services Inc. and Metroplex Surgicare Partners, Ltd, dated December 1,1997.

      50. Unconditional Continuing Guaranty from HFMA, Inc. in favor of DVI Financial Services Inc dated April 2, 1997 relating to that certain Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

      51. Unconditional Continuing Guaranty from HFMA, Inc. in favor of DVI Financial Services Inc dated March 2, 1998 relating to that certain Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

      52. Subordination Agreement between HFMA, Inc. and DVI Financial Services Inc. dated March 27, 1998 and related to that certain Loan and Security Agreement No. 0001464 between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997.

      53. Subordination Agreement between HealthFirst Management, L.L.C. and DVI Financial Services Inc. dated March 27, 1998 and related to that certain Loan and Security Agreement No. 0001464 between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997.

      54. Unconditional Continuing Guaranty from HealthFirst Management, L.L.C. in favor of DVI Financial Services Inc dated March 27, 1998 relating to that certain Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

      55. Subordination Agreement between HFMA, Inc. and DVI Financial Services Inc. dated March 30, 1938 and related to that certain Loan and Security Agreement No. 0001464 between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997.

      56. Subordination Agreement between HealthFirst. Management, L.L.C. and DVI Financial Services Inc. dated March 30, 1998 and related to that certain Loan and Security Agreement No. 0001464 between VI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997.

      57. Unconditional Continuing Guaranty from HFMA, Inc. in favor of DVI Financial Services Inc dated March 30, 1998 relating to that certain Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

      58. Unconditional Continuing Guaranty from HFMA, Inc. in favor of DVI Financial Services Inc dated May 29, 1998 relating to that certain Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

      59. Subordination Agreement between HealthFirst Management, L.L.C. and DVI Financial Services Inc. dated June 16, 1998 and related to that certain Loan and Security Agreement No. 0001464 between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997.

      60. Unconditional Continuing Guaranty from HFMA, Inc. in favor of DVI Financial Services Inc dated June 16, 1998 relating to that certain Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

      61. Promissory Note from HFMB, Inc. in favor of Dallas Surgery Partners in the principal amount of $120,000.00 dated June 30, 1998.

      62. Asset Purchase Agreement Relating to the acquisition of the HealthFirst Management Group by United Surgical Partners International, Inc. dated December 18, 1998.

      63. Schedule 8.6(a) lists the Managed Care Contracts in place at North Texas Surgery Center.

      64. Schedule 8.6(b) lists the Managed Care Contracts in place at Metroplex Surgicare.

      65. Schedule 8.6(c) lists the Indebtedness related to Metroplex Surgicare Partners, Ltd. and DeSoto Surgicare Partners, Ltd.

      66. Employment Agreement between United Surgical Partners International, Inc. and Michael Bingham dated January 1, 1999.

      67. Employment Agreement between United Surgical Partners International, Inc. and Ronald W. Disney dated January 1, 1999.

      68. Amendment of Limited Partnership Agreement and Consent of Limited Partner for DeSoto Surgicare Partners, Ltd. dated December 11, 1998.

      69. Amendment of Limited Partnership Agreement and Consent of Limited Partner for Metroplex Surgicare Partners, Ltd. dated December 11, 1998.

                                Schedule 8.6 (a)

                           NORTH TEXAS SURGERY CENTER
                             Managed Care Contracts

Accountable Health Plans
Aetna US Healthcare (All products)
Affordable / Healthcare Compare / First Health
Augnet/Managed Care Inc. (PPO-W/C)
BC/BS of TX
Blue Choice PPO
BC/BS HMO Blue (1-15-99)
Beech Street of Texas (PPO, W/C)
ChoiceOne, Inc. (PPO, EPO/POS, W/C)
Cigna (HMO & PPO)
CorVel/CorCare
Family Healthcare Associates
Foreign Missions Board - Southern Baptist Convention (FNM)
Health Payors Organization (HPO)
Heritage Southwest Medical Group (HSWMG)
      If the patient is an HSWMG member we can provide services under these networks:
      NYLCare & NYLCare 65
      PCA
      Pacificare/Secure Horizons
      Humana Health Plans
      Foundation Health
Humana Health Plan of Texas
Inova HMO, PPO, Medicare
John Hancock Mutual/Cost Care (Preferred Provider Network)
Medical Control / NetOne PPO / CompCare
National Association Preferred Providers (NAPP)
National Preferred Providers Network, Inc. (NPPN)
One Health Plan
PCA Health Plan of Texas
Pacificare Health Plan of Texas
ProNet
Prudential Healthcare Systems
SPA / PhyCor
Southwest Preferred Health Network (SPHN)
UniCare (all products)
United Healthcare HMO & PPO
United Payors & United Providers (UP & UP)

Negotiating:
AmeriHealth

                                Schedule 8.6 (b)

                               METROPLEX SURGICARE
                             Managed Care Contracts

Accountable Health Plans                                     Pending/Negotiating
Admar/Admar Med Network                                      AmeriHealth
Aetna US Healthcare (All products)
Affordable/Healthcare Compare (First Health)
Augnet/Managed Care Inc.
BC/BS of Texas
BC/BS Blue Choice PPO
BC/BS HMO Blue
Beech Street of Texas
ChoiceOne Inc. (PPO-EPO-POS-W/C)
Cigna HealthCare of Texas (HMO & PPO)
CorVel/CorCare
Family Health Care Associates
Foreign Missions Board - Southern Baptist Convention (FMB)
Health Payors Organization
Heritage Southwest Medical Group (HSWMG)
      If the patient is a HSWMG member we can provide services under these networks:
      NYLCare & NLYCare 65
      PCA
      Pacificare/Secure Horizons
      Humana Health Plans
      Foundation Health
Humana Health Plan of Texas (all plans)
Inova Health Care
John Hancock Mutural / Cost Care (Preferred Provide Network)
Managed Care, Inc.
Medical Contral / NetOne PPO
National Association of Preferred Providers (NAPP)
National Preferred Provider Network, Inc. (NAPPN)
North Texas Healthcare Network
One Health Plan
PacifiCare / Secure Horizons (all plans)
PCA Health Plans of Texas (all plans)
Principal Health Care (all plans)
Private Health Care Systems (PHCS)
Preferred Health Network (PHN)
ProNet
Prudential Health Plans of Texas (all plans)
SPA / PhyCor IPA Network
Southwest Preferred Health Network (SPHN)
UniCare (all plans)
United Healthcare (HMO, PPO, Medicare HMO)
United Payors & United Providers (UP & UP)

                               Schedule 8.6 ( c )

                                  Indebtedness

      1. Promissory Note from Metroplex Surgicare Partners, Ltd. in favor of HealthFirst in the original principal amount of $42,139.91 dated November 30, 1998.

      2. Promissory Note from Desoto Surgicare Partners, Ltd. in favor of HFMA, Inc. in the original principal amount of $70,049.09 dated November 30, 1998.

      3. Promissory Note from Metroplex Surgicare Partners, Ltd. in favor of HealthFirst in the original principal amount of $42,119.47 dated November 30, 1998.

      4. Promissory Note from Desoto Surgicare Partners, Ltd. in favor of HFMA, Inc. in the original principal amount of $75,000.00 dated March 31, 1997

      5. Promissory Note from Desoto Surgicare Partners, Ltd. in favor of HealthFirst in the original principal amount of $220,122.56 dated November 30, 1998.

      6. Promissory Note from Metroplex Surgicare Partners, Ltd. in favor of HFMB, Inc. in the original principal amount of $19,373.50 dated November 30, 1998.

      7. Fixed Rate Demand Commercial Promissory Note from Metroplex Surgicare Partners, Ltd. in favor of Landmark Bank Mid-Cities dated May 6, 1997 in the initial principal amount of $23,463.29 and maturing on May 6, 2002.

      8. Variable Rate Demand Commercial Revolving or Draw Note from Desoto Surgicare Partners, Ltd. in favor of Landmark Bank Mid-Cities dated June 6, 1998 and maturing on December 6, 1998 with a maximum borrowing facility of $500,000.00.

      9. Equipment Financing Agreement between Datascope Corp., as lessor, and Desoto Surgicare Partners, Ltd., as lessee, dated March 10, 1997, as amended, for a term of three years pursuant to which Desoto Surgicare Partners, Ltd. leases various equipment.

      10. Equipment Financing Agreement between Datascope Corp., as lessor, and Desoto Surgicare Partners, Ltd., as lessee, dated December 10, 1997, as amended, for a tern of three years pursuant to which Desoto Surgicare Partners, Ltd. leases various equipment.

      11. Equipment Financing Agreement between Datascope Corp., as lessor, and Metroplex Surgicare Partners, Ltd., as lessee, dated September 10, 1997 for a term of three years pursuant to which Metroplex Surgicare Partners, Ltd. leases various equipment.

      12. Equipment Financing Agreement between Datascope Corp., as lessor, and Metroplex Surgicare Partners, Ltd., as lessee, dated December 10, 1997 for a term of three years pursuant to which Metroplex Surgicare Partners, Ltd. leases various equipment (assigned from Datascope Corp. to DVI Financial Services Inc.).

      13. Loan and Security Agreement No. 0001718 and related schedules between DVI Financial Services, Inc. and Metroplex Surgicare Partners, Ltd. dated December 1, 1997 for the purpose of purchasing various equipment.

      14. Procedural Financing Statement between Alcon Surgical and Desoto Surgical Partners, Ltd. dated April 21, 1998 setting forth various equipment purchased by Desoto Surgicare Partners, Ltd. and financed by Alcon Surgical.

      15. Procedural Financing Statement between Alcon Surgical and Desoto Surgical Partners, Ltd. dated December 21, 1996 setting forth various equipment purchased by Desoto Surgicare Partners, Ltd. and financed by Alcon Surgical.

      16. Master Lease Agreement No. 50549-80076-000 between Rockford Industries, Inc. and Desoto Surgicare Partners, Ltd. dated December 23, 1997 setting forth various equipment leased by Rockford Industries, Inc. to Desoto Surgicare Partners, Ltd.

      17. Endoscopy Cost Per Procedure Agreement between Olympus Financial Services and Desoto Surgicare Partners, Ltd. dated August 9, 1996, as amended November 25, 1996, pursuant to which Desoto Surgicare Partners, Ltd. rents certain equipment from Olympus Financial Services for a term of three years.

      18. Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services, Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

      19. Prepayment Option Agreement between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 21, 1997 relating to that certain Loan and Security Agreement No. 0001464 and related schedules between DVI Financial Services Inc. and Desoto Surgicare Partners, Ltd. dated April 2, 1997 for the purpose of purchasing various equipment.

                                  SCHEDULE 8.10

                        [Changes in DeSoto and Metroplex]

                                  Schedule 8.10
                          Absence of Specified Changes

None.

                                  SCHEDULE 8.16

                          [USPs Consents and Approvals]

                                  SCHEDULE 8.16

      1. Change of ownership licensing notifications and applications:

            o     TDH - ASC License and Medicare

            o     Medicaid certification (HCFA)

            o     Pharmacy license (State Board of Pharmacy)

            o     DEA controlled substances registration

            o     Department of Public Safety controlled substance registration

            o     Radiology registration (TDH Bureau of Radiation Control)

            o     Radioactive materials license (TDH)

            o     Laser registration (TDH)

            o     CLIA laboratory registration (TDH)

            o     JCAHO notification

            o Boiler registration (Texas Department of Licensing and Regulation)

      2. Consent of Michael Bingham and Ronald W. Disney, personally and on behalf of HealthFirst, Bingham Management, Disney Management, Forest Edge and Oak Mount, is required for the assignment of the HealthFirst Purchase Agreement.

      3. Consent is required from DVI Financial Services, Inc. under the outstanding Unconditional Continuing Guarantees from HealthFirst with respect to loans made by DVI to Metroplex and DeSoto.

      4. Consent is required from Health Services Corporation of America for the assignment of the Agreement, dated July 30, 1997, relating to a group purchasing program administered by Health Services Corporation of America.

                                  SCHEDULE 9.6

                            [Baylor Center Contracts]

                               SurgiCare/TxSurgery
                       "Standalone" Managed Care Contracts

1.    Beech Street

2.    USA Health Network

                             MANAGED CARE CONTRACTS

------------------------     ---------------       --------------------------
Carrier Name             Part  SURGICARE             TEXAS SURGERY CENTER
                         of
                         BHCS
                         cont.
------------------------     ---------------       --------------------------
Accountable              x         X         same              X

Admer                    x         X         same              X

                         sep.
                         agmt
                         from
Aetna                    BHCS      X         same              X

Aetna T.I. Ortho         x         X

                                             TSC
                                             rates
Affordable                         X         better            X
(First Health)

Beech Street                                                   X


                                             BSC
                                             rates
Blue Cross Indemnity               X         better            X

Blue Choice                        X                        Pending

Capp Care                x         X         same              X

CHAMPUS                            x                           x

                                             BSC
Cigna                              X         better            X

Corvell                  ??        X

Equifax (CENTRA)               terminated              terminated 12/31
(same groups)                    12/31

Harris Health Plan       x      HMO ONLY

Hopkins County           x         X

                                             BSC
                                             better
Humane                   x         X         contr    X (sep. agreement)

John Hancock             ??        X

                                             BSC
Medical Control          x         X         better            X

Mega Life                x         X
(Students only)

                                             BSC
                                             better
MetraHealth                        X         ??                X
(United Healthcare)

Mut.Exclusive
Healthcare HMO                                        Terminates 4/30/99
Terminates 4/30/99

North Texas Healthcare             X         same              X

------------------------          ------------        ------------------------
Carrier Name             Part      SURGICARE           TEXAS SURGERY CENTER
                         of
                         BHCS
                         contract              Same
------------------------          ------------        ------------------------
NYLCare                  No            X       BSC               X
                                               better

NYLCare 65               x             X                         X

OCCUNET (WC)                           X

ONE HEALTH PLAN          x             X       x                 X

PACIFICARE/COMMERCIAL    x             X       x                 X

SECURE HORIZONS          x             X       x                 X

PARKLAND HMO             x             X       x                 X

PCA                                    X                         X

PHCS                     x             X       x                 X

                                               BSC
PRO AMERICA              x             X       better            X

PROVIDER NETWORKS        x             X       x                 X
PRONET

PRU Medicare Select      x             X

PRUDENTIAL               ancillary     X       BSC               X
                         agreement             better
SW PREF HEALTH NETWORK                 X       same              X

Texarkana Regional       x             X       same              X
Health Network

THE SENIOR HEALTH PLAN   x (risk)      X       same              X

Texas Podiatry           X             X
TX REHAB                               X

UNICARE                  X             X       same

                                               BSC
UNITED HEALTHCARE        x?            X       better            X

USA HEALTH NETWORK                                               X

Wilson Jones PHO         x             X

                               CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                       TSC                                       BSC

-----------------------------------------------------------------------------------------------------------------------------
ACCOUNTABLE                 As of 8/1/97 same as BSC                  Currently pays 77% of billed
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Contract states "Day Surgery"=
-----------------------------------------------------------------------------------------------------------------------------
                                                                      PPO = Case Rate $1250.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Exceptions:
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Implants = 70% of billed
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Litho = 4900
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Lap Choly = 2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Lap Hyst = 2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                      ASK = 1500
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                      EPO = Case Rate 1150.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      or billed charges-whichever is less.
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Exceptions:
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Implants =68% of billed
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Litho = 4900
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Lap Choly = 2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Lap Hyst = 2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                      ASK = 1500
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Admar Corporation           25% Discount                              25% Discount
-----------------------------------------------------------------------------------------------------------------------------
PPO/EPO
-----------------------------------------------------------------------------------------------------------------------------
(Merged with
-----------------------------------------------------------------------------------------------------------------------------
Principal Healthcare
-----------------------------------------------------------------------------------------------------------------------------
9/1/97)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 1                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                      TSC                                        BSC

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
AETNA                      Added to SurgiCare's contract 10/1/97.     HMO & SR CHOICE = Case rate = $900.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                           Prosthetics, Implants, Orthotics
-----------------------------------------------------------------------------------------------------------------------------
                                                                           will be reimbursed @ 70% of billed
-----------------------------------------------------------------------------------------------------------------------------
                                                                           charges.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                      PPO (Open Choice)
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 1=393.00  Grp. 5= 848.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 2=527.00  Grp. 6= 994.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 3=603.00  Grp. 7=1176.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 4=744.00  Grp. 8=1167.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Ungrouped procedures =75% to max 1200
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Multiples = 100%, 50%, 25%
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Orthotic & prosthetics & tissue >450.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      reimbursed vendor's cost + 5%.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                      MANAGED CHOICE & ELECT CHOICE
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 1=332.00  Grp. 5= 718.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 2=446.00  Grp. 6= 841.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 3=510.00  Grp. 7= 995.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Grp. 4=629.00  Grp. 8= 998.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Ungrouped = 75% to max 1200.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Multiples = 100%, 50%, 25%
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Orthotic & prosthetic: same as PPO
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
AETNA T.I. ORTHO           N/A                                        For SurgiCare, contract applies only to
-----------------------------------------------------------------------------------------------------------------------------
                                                                      ASK's and Carpal Tunnels
-----------------------------------------------------------------------------------------------------------------------------
                                                                      ASK-Basic, Intermediate = 2756
-----------------------------------------------------------------------------------------------------------------------------
                                                                           Complex = 3638
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Carpal Tunnel = 882
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                      Approved Carpal Tunnel Codes:
-----------------------------------------------------------------------------------------------------------------------------
                                                                      64719, 64721, 2115, 29848
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Approved ASK Codes:
-----------------------------------------------------------------------------------------------------------------------------
                                                                      29850, 29851, 19855, 29856, 29870, 29871,
-----------------------------------------------------------------------------------------------------------------------------
                                                                      29875, 29876, 29877, 29879, 29880 through
-----------------------------------------------------------------------------------------------------------------------------
                                                                      29823, 29825, 29856, 29894, 29895, 29897
-----------------------------------------------------------------------------------------------------------------------------
                                                                      29898, 29830, 29834, 29835, 29836, 29837,
-----------------------------------------------------------------------------------------------------------------------------
                                                                      29838
-----------------------------------------------------------------------------------------------------------------------------
                                                                      SPECIFIC PHYSICIAN LIST APPLIES
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 2                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                    TSC                                            BSC

-----------------------------------------------------------------------------------------------------------------------------
AFFORDABLE               Affordable Grouping System(Medicare + their    Affordable Grouping Sys. (Medicare+theirs)
                         own)
-----------------------------------------------------------------------------------------------------------------------------
PPO & WC                 Group 1 = $580.00                              Group 1 = $500.00
-----------------------------------------------------------------------------------------------------------------------------
Now called               Group 2 = $696.00                              Group 2 = $600.00
-----------------------------------------------------------------------------------------------------------------------------
     FIRST HEALTH        Group 3 = $812.00                              Group 3 = $700.00
-----------------------------------------------------------------------------------------------------------------------------
                         Group 4 = $928.00                              Group 4 = $800.00
-----------------------------------------------------------------------------------------------------------------------------
                         IOL procedures:  CPT 66983, 66984,             IOL Procedures (CPT 66983
-----------------------------------------------------------------------------------------------------------------------------
                              66985 = $1392.00                          66984, 66985 = $1,200.00
-----------------------------------------------------------------------------------------------------------------------------
                         Unlisted proc. = 80% of billed chgs.           Ungrouped procedures = 95% of
-----------------------------------------------------------------------------------------------------------------------------
                         Multiple proc. 100%, 50%, 25%                  Multiple proc. = 100%, 50%, 25%
-----------------------------------------------------------------------------------------------------------------------------
                                                                        If any procedure in a multi-proc.
-----------------------------------------------------------------------------------------------------------------------------
                                                                        entire charges will revert to 85% billed.
-----------------------------------------------------------------------------------------------------------------------------
                                                                         Implants & prosthetics @ cost = 10%.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
ANTHEM HEALTH            N/A                                            N/A
-----------------------------------------------------------------------------------------------------------------------------
PLAN OF TEXAS
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 3                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                    TSC                                            BSC

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
BEECH STREET             ASC Groupings - The LESSER OF                                    N/A
-----------------------------------------------------------------------------------------------------------------------------
PPO                          CASE RATES OR REG. BILLED CHGS.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                         Group 1 =   $403.62
-----------------------------------------------------------------------------------------------------------------------------
                         Group 2 =   $541.71
-----------------------------------------------------------------------------------------------------------------------------
                         Group 3 =   $620.04
-----------------------------------------------------------------------------------------------------------------------------
                         Group 4 =   $764.78
-----------------------------------------------------------------------------------------------------------------------------
                         Group 5 =   $872.32
-----------------------------------------------------------------------------------------------------------------------------
                         Group 6 = $1024.37
-----------------------------------------------------------------------------------------------------------------------------
                         Group 7 = $1007.06
-----------------------------------------------------------------------------------------------------------------------------
                         Group 8 = $1202.27
-----------------------------------------------------------------------------------------------------------------------------
                         Unlisted = 30% Discount
-----------------------------------------------------------------------------------------------------------------------------
                         Multiple proc. 100%, 50%, 25%, 10% all others
-----------------------------------------------------------------------------------------------------------------------------
                          ACL 29888, 29889 = $1007.06
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
BLUE CROSS                INDEMNITY ONLY AT THIS TIME                   Indemnity = 10% discount off billed chgs.
-----------------------------------------------------------------------------------------------------------------------------
                         Based on list of prices agreed upon by         PPO = 15%
                         discount.
-----------------------------------------------------------------------------------------------------------------------------
                         Proc. not on list = 100% billed charges
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                         Multiple proc. = 100%, 50% all others
-----------------------------------------------------------------------------------------------------------------------------
                         IOL is included in list of prices in price
                         list
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                         Prosthetics costing > $500. reimbursement
-----------------------------------------------------------------------------------------------------------------------------
                         based on attached formula. (No attachment)
-----------------------------------------------------------------------------------------------------------------------------
                         Invoice must be attached to billing.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 4                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                    TSC                                            BSC

-----------------------------------------------------------------------------------------------------------------------------
CAPP CARE                SAME AS BSC                                    SPECIFIC EMPLOYER GROUPS ONLY!!
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Grp 1 = 720         Grp 5 = 1980
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Grp 2 = 690         Grp 6 = 2160
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Grp 3 = 1665        Grp 7 = 2160
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Grp 4 = 1935        Grp 8 = 2070
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Grp 9 = 3150
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Ungrouped - 25% Discount
-----------------------------------------------------------------------------------------------------------------------------
                                                                        EXCEPTIONS:  The following CPT codes
-----------------------------------------------------------------------------------------------------------------------------
                                                                        will be reimbursed at 1800.00:
-----------------------------------------------------------------------------------------------------------------------------
                                                                        CPT's 29888, 29889, 56340, 56341, 56342,
-----------------------------------------------------------------------------------------------------------------------------
                                                                        56316, 56317, 19240, 49310, 56308
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Implants pd at 20% discount off billed chgs.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 5                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                      TSC                                        BSC

-----------------------------------------------------------------------------------------------------------------------------
CIGNA                      ALL PRODUCTS SAME RATES                    25% Discount for PPO
-----------------------------------------------------------------------------------------------------------------------------
PPO/Flexcare               Inquiry on claims must be within 90 days
-----------------------------------------------------------------------------------------------------------------------------
PPO                        Appeals within 30 days of EOB date         Groupings for POS (FLEXCARE)
-----------------------------------------------------------------------------------------------------------------------------
FLEXCARE POS               Claims must be submitted in 60 days                     HMO
-----------------------------------------------------------------------------------------------------------------------------
                           Medicare ASC Groupings                     Implants, prosthetics:  1st at 100%
-----------------------------------------------------------------------------------------------------------------------------
                           Group 1 = $370.00                          be billed separately at cot + 10%
-----------------------------------------------------------------------------------------------------------------------------
                           Group 2 = $495.00
-----------------------------------------------------------------------------------------------------------------------------
                           Group 3 = $570.00                          Multiple procedures:  1st at 100%,
-----------------------------------------------------------------------------------------------------------------------------
                           Group 4 = $700.00                          2nd at 50%, each additional 25%
-----------------------------------------------------------------------------------------------------------------------------
                           Group 5 = $800.00
-----------------------------------------------------------------------------------------------------------------------------
                           Group 6 = $1015.00                         Procedures requiring longer than
-----------------------------------------------------------------------------------------------------------------------------
                           Group 7 = $1105.00                         8 postsurgical hours may also
-----------------------------------------------------------------------------------------------------------------------------
                           Group 8 = $1175.00                         receive additional $60.00/hr to max
-----------------------------------------------------------------------------------------------------------------------------
                           Unlisted = $0.00 (Cigna must be notified   of $300.00
-----------------------------------------------------------------------------------------------------------------------------
                              and a grouper established by Cigna)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                           Recovery > 8hrs. = $60./hr to max $300     GRP 1 = 370.00    GRP 5 = 800.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      GRP 2 = 495.00    GRP 6 = 1015.00
-----------------------------------------------------------------------------------------------------------------------------
                           Multiple proc. =100%, 50%, 25%             GRP 3 = 570.00    GRP 7 = 1105.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      GRP 4 = 700.00    GRP 8 = 1175.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                      POS only:  GRP 9 = UNGROUPED/
-----------------------------------------------------------------------------------------------------------------------------
                                                                      UNIDENTIFIED = 65% of billed
-----------------------------------------------------------------------------------------------------------------------------
                                                                      charges; not to exceed 1,500.00.
-----------------------------------------------------------------------------------------------------------------------------
                                                                      NOTE:  For the HMO product,
-----------------------------------------------------------------------------------------------------------------------------
                                                                      unlisted CPT codes will receive a
-----------------------------------------------------------------------------------------------------------------------------
                                                                      "0" benefit.  If a CPT code does
-----------------------------------------------------------------------------------------------------------------------------
                                                                      not belong to a specific grouper,
-----------------------------------------------------------------------------------------------------------------------------
                                                                      CIGNA must be notified and it will be added
-----------------------------------------------------------------------------------------------------------------------------
                                                                      to the appropriate grouper.
-----------------------------------------------------------------------------------------------------------------------------
                                                                      If procedure requires longer than 8
-----------------------------------------------------------------------------------------------------------------------------
                                                                      hrs in recovery, can bill $60.00 per
-----------------------------------------------------------------------------------------------------------------------------
                                                                      hr. to a max. of $300.00
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 6                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                      TSC                                        BSC

-----------------------------------------------------------------------------------------------------------------------------
CorVel / CorCare                            N/A                       WC only Discount = 10% off billed chgs.
-----------------------------------------------------------------------------------------------------------------------------
PPO, Managed Care
-----------------------------------------------------------------------------------------------------------------------------
W/C
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Family Healthcare                           N/A                                         N/A
-----------------------------------------------------------------------------------------------------------------------------
Associates
-----------------------------------------------------------------------------------------------------------------------------
Ass. of PCPs network
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 7                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                      TSC                                        BSC

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Foreign Mission Board                         N/A                                         N/A
-----------------------------------------------------------------------------------------------------------------------------
HMO/PPO
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Harris Methodist           Not on PPO or HMO contract at this time.   Not on PPO at this time.
-----------------------------------------------------------------------------------------------------------------------------
Health Plan
-----------------------------------------------------------------------------------------------------------------------------
PPO/HMO & Self-
-----------------------------------------------------------------------------------------------------------------------------
funded payor.
-----------------------------------------------------------------------------------------------------------------------------
                                                                      HMO =
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Grp 1 = 462         Grp 5 = 1000
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Grp 2 = 618         Grp 6 = 1268
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Grp 3 = 712         Grp 7 = 1443
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Grp 4 = 875         Grp 8 = 1587
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Unlisted = 75%.
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Prosthetics & Implants = 75% of billed.
-----------------------------------------------------------------------------------------------------------------------------
                                                                      100%, 50%, 25%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
HARRIS SENIOR              SAME AS BSC                                Grp 1 = 314         Grp 5 = 678
-----------------------------------------------------------------------------------------------------------------------------
HEALTH PLAN                                                           Grp 2 = 422         Grp 6 = 789
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Grp 3 = 482         Grp 7 = 941
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Grp 4 = 595         Grp 8 = 928
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Ungrouped = 60% of charges
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Implants = 60% of charges
-----------------------------------------------------------------------------------------------------------------------------
                                                                      100%, 50%, 25%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 8                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                      TSC                                        BSC

-----------------------------------------------------------------------------------------------------------------------------
Health Payors Org.                            N/A                                         N/A
-----------------------------------------------------------------------------------------------------------------------------
PPO Network
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Heritage Southwest                            N/A                                         N/A
-----------------------------------------------------------------------------------------------------------------------------
Medical Group
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
HOPKINS COUNTY             N/A                                        25% Discount
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 9                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                    TSC                                            BSC

-----------------------------------------------------------------------------------------------------------------------------
HUMANA                   Medicare ASC Groupings HMO & PPO               Discount=25%
-----------------------------------------------------------------------------------------------------------------------------
                         Group 1 = $304.00                              Implants & prosthetics at invoice
-----------------------------------------------------------------------------------------------------------------------------
                         Group 2 = $408.00                              cost.  Invoice must be sent.
-----------------------------------------------------------------------------------------------------------------------------
                         Group 3 = $467.00
-----------------------------------------------------------------------------------------------------------------------------
                         Group 4 = $576.00
-----------------------------------------------------------------------------------------------------------------------------
                         Group 5 = $657.00
-----------------------------------------------------------------------------------------------------------------------------
                         Group 6 = $769.00
-----------------------------------------------------------------------------------------------------------------------------
                         Group 7 = $911.00
-----------------------------------------------------------------------------------------------------------------------------
                         Group 8 = $903.00
-----------------------------------------------------------------------------------------------------------------------------
                         Group 9 = $1200.00
-----------------------------------------------------------------------------------------------------------------------------
                           Group 9 includes the following:
-----------------------------------------------------------------------------------------------------------------------------
                           ACL(29888), Lap Hyst(5308?)
-----------------------------------------------------------------------------------------------------------------------------
                           Bone Marrow Asp.(38230)
-----------------------------------------------------------------------------------------------------------------------------
                           Mastectomy, Modified Radical(19240)
-----------------------------------------------------------------------------------------------------------------------------
                           Lap Choly(56340)
-----------------------------------------------------------------------------------------------------------------------------
                         Unlisted = $775.00
-----------------------------------------------------------------------------------------------------------------------------
                         23 Hr. Stay = $450.00/night
-----------------------------------------------------------------------------------------------------------------------------
                         Implants,prosthetics&DME = cost+7%
-----------------------------------------------------------------------------------------------------------------------------
                         Multiple Proc. 100%,50%,25%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
John Hancock Mutual                           N/A                       PPO=3% Discount
-----------------------------------------------------------------------------------------------------------------------------
Life Ins.
-----------------------------------------------------------------------------------------------------------------------------
J. Hancock/Cost Care
-----------------------------------------------------------------------------------------------------------------------------
Payor Plan Network
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Managed Care, Inc.                            N/A                                         N/A
-----------------------------------------------------------------------------------------------------------------------------
AUGNET
-----------------------------------------------------------------------------------------------------------------------------
PPO
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
MEDICAL CONTROL          Discount                                       Procedures not listed on the fee
-----------------------------------------------------------------------------------------------------------------------------
                         NetOne (PPO) = 35% discount                    schedule will be discounted at
-----------------------------------------------------------------------------------------------------------------------------
                         NetOne SELECT (PPO) = 40% discount             97% of billed charges.
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Fee list consists of 24 procedures.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 10                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                    TSC                                            BSC

-----------------------------------------------------------------------------------------------------------------------------
MEGA LIFE                                                               Flat rate = $1200.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Implants at invoice cost.
-----------------------------------------------------------------------------------------------------------------------------
                                                                        applies to students only
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
MUTUAL OF                HMO                                            HMO
-----------------------------------------------------------------------------------------------------------------------------
OMAHA                    125% of Medicare rates                         125% Of Medicare Rates
-----------------------------------------------------------------------------------------------------------------------------
                         Termes 4/30/99                                 Termes
-----------------------------------------------------------------------------------------------------------------------------
                         PPO                                            PPO
-----------------------------------------------------------------------------------------------------------------------------
                         95% of billed charges                          95% of billed charges
-----------------------------------------------------------------------------------------------------------------------------
                         Termed 1/31/99                                 Termed 4/30/99
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
MULITPLAN                N/A                                            N/A
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
National Assoc.                               N/A                                         N/A
-----------------------------------------------------------------------------------------------------------------------------
Preferred Providers
-----------------------------------------------------------------------------------------------------------------------------
PPO Network
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
National Assoc.                               N/A                                         N/A
-----------------------------------------------------------------------------------------------------------------------------
Preferred Providers
-----------------------------------------------------------------------------------------------------------------------------
PPO Network
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
NTHC                     Discount = 20%                                 Discount = 20%
-----------------------------------------------------------------------------------------------------------------------------
                         23 Hr. Observation = $485. per stay.           23 Hr. Observation = $485. per stay.
-----------------------------------------------------------------------------------------------------------------------------
                         Multiple proc. 100%,50%,25%                    Multiple proc. 100%,50%,25%
-----------------------------------------------------------------------------------------------------------------------------
                         Implants, prosthetics, DME = 80% of billed     Implants, prosthetics, DME = 80% of billed charges.
                         charges.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 11                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                 TSC                                                 BSC

-----------------------------------------------------------------------------------------------------------------------------
NYLCARE               ASC Groups
-----------------------------------------------------------------------------------------------------------------------------
& NYLCARE 65                 NYLCARE          NYLCARE65                   NYLCARE        &NYLCARE65
-----------------------------------------------------------------------------------------------------------------------------
                      Group 1 = $332.15       $301.95                     GRP 1 = 350.00
-----------------------------------------------------------------------------------------------------------------------------
                      Group 2 = $445.78       $405.25                     GRP 2 = 478.00
-----------------------------------------------------------------------------------------------------------------------------
                      Group 3 = $510.24       $463.85                     GRP 3 = 550.00
-----------------------------------------------------------------------------------------------------------------------------
                      Group 4 = $629.32       $572.11                     GRP 4 = 685.00
-----------------------------------------------------------------------------------------------------------------------------
                      Group 5 = $717.82       $652.56                     GRP 5 = 775.00
-----------------------------------------------------------------------------------------------------------------------------
                      Group 6 = $841.30       $764.82                     GRP 6 = 937.00
-----------------------------------------------------------------------------------------------------------------------------
                      Group 7 = $995.34       $904.85                     GRP 7 = 1050.00
-----------------------------------------------------------------------------------------------------------------------------
                      Group 8 = $987.71       $897.92                     GRP 8 = 1151.00
-----------------------------------------------------------------------------------------------------------------------------
                      ACL Group = Group 7     Group 7                     GRP 9 = 1400.00
-----------------------------------------------------------------------------------------------------------------------------
                      Lap Vag Hyst Grp 5      Group 5
-----------------------------------------------------------------------------------------------------------------------------
                      Mast Mod Rad Grp 5      Group 5                     Implants, prosthetic devices will be
-----------------------------------------------------------------------------------------------------------------------------
                      Lap Choly Grp 7         Group 7                     reimbursed at cost + 10%.
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Some ungrouped procedures grouped by NYLCARE
-----------------------------------------------------------------------------------------------------------------------------
                      Implants,prosthetics,DME = invoice+5%               must notify Nylcare to establish rate prior
-----------------------------------------------------------------------------------------------------------------------------
                      Multiple proc. 100%,50%,25%                         to billing for service.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                      List of CPT's and groupings as grouped by NYLCARE
-----------------------------------------------------------------------------------------------------------------------------
                      for CPT's not on Medicare list.  Any not grouped by
-----------------------------------------------------------------------------------------------------------------------------
                      Medicare or NYLCARE will be assigned a group by the
-----------------------------------------------------------------------------------------------------------------------------
                      medical director of NYLCARE.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
OCCUNET               N/A                                                 Work Comp
-----------------------------------------------------------------------------------------------------------------------------
                                                                          80% of billed charges
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Implants at cost + 10%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
ONE HEALTH PLAN       Added to BSC                                        PPO/POS                     HMO
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 1 = 462             Grp 1 = 395
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 2 = 618             Grp 2 = 530
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 3 = 718             Grp 3 = 607
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 4 = 875             Grp 4 = 749
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 5 = 1000            Grp 5 = 854
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 6 = 1268            Grp 6 = 1000
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 7 = 1443            Grp 7 = 1184
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 8 = 1587            Grp 8 = 1174
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 9 = 1650            Grp 9 = 1187
-----------------------------------------------------------------------------------------------------------------------------
                                                                          All others 20% discount All others 30% discount
-----------------------------------------------------------------------------------------------------------------------------
                                                                          100%, 50%, 25%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 12                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                    TSC                                            BSC

-----------------------------------------------------------------------------------------------------------------------------
PACIFICARE               Same as BSC                                    Pacificare commercial:
-----------------------------------------------------------------------------------------------------------------------------
SECURE HORIZONS                                                         Pays 60% of billed charges
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Implants pd @ 70% of billed charges
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                        Secure Horizons:
-----------------------------------------------------------------------------------------------------------------------------
                                                                        30% discount off billed charges
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


                                     Page 13                             5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                 TSC                                                 BSC

-----------------------------------------------------------------------------------------------------------------------------
PACIFICARE/SECURE
-----------------------------------------------------------------------------------------------------------------------------
SECURE HORIZONS
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
PARKLAND HMO          Same as BSC                                         90% of billed charges
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
PHCS                  2/1/99-ADDED TO BAYLOR CONTRACT-SAME AS BSC         ASPB-Ambulatory Groups (Theirs)
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 1 = 540.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 2 = 580.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 3 = 1165
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 4 = 1350
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 5 = 1380
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 6 = 1510
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 7 = 1510
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 8 = 1450
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 9 = 2205
-----------------------------------------------------------------------------------------------------------------------------
                                                                          Grp 10 = All others not grouped =
-----------------------------------------------------------------------------------------------------------------------------
                                                                                   25% discount
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                          Payment will be the lesser of the
-----------------------------------------------------------------------------------------------------------------------------
                                                                          preferred rate, OR regular billing
-----------------------------------------------------------------------------------------------------------------------------
                                                                          rates reduced by 25%.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                          EXCEPTIONS:
-----------------------------------------------------------------------------------------------------------------------------
                                                                          CPT 29888 ACL = 1700
-----------------------------------------------------------------------------------------------------------------------------
                                                                          CPT 29889 ACL = 1700
-----------------------------------------------------------------------------------------------------------------------------
                                                                          CPT 56340 LAP CHOLY = 1700
-----------------------------------------------------------------------------------------------------------------------------
                                                                          CPT 56341 LAP CHOLY = 1700
-----------------------------------------------------------------------------------------------------------------------------
                                                                          CPT 56342 LAP CHOLY = 1700
-----------------------------------------------------------------------------------------------------------------------------
                                                                          CPT 56316 LAP HERNIA = 1700
-----------------------------------------------------------------------------------------------------------------------------
                                                                          CPT 56317 LAP HERNIA = 1700
-----------------------------------------------------------------------------------------------------------------------------


                                     Page 14                             5/11/99

                              CONTRACT COMPARISON

----------------------------------------------------------------------------------------------------------------------------
PAYOR                  TSC                                                BSC

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Preferred Health Net-                         N/A                                          N/A
----------------------------------------------------------------------------------------------------------------------------
work (PHN)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
PRO AMERICA            ASC Groupings                                      Discount = 12%
----------------------------------------------------------------------------------------------------------------------------
MANAGED CARE           Group 1 = $575                                     PPO & WC
----------------------------------------------------------------------------------------------------------------------------
                       Group 2 = $650
----------------------------------------------------------------------------------------------------------------------------
                       Group 3 = $1000                                    Medicare Select pays balance after
----------------------------------------------------------------------------------------------------------------------------
                       Group 4 = $1225                                    Medicare pays.
----------------------------------------------------------------------------------------------------------------------------
                       Group 5 = $1325
----------------------------------------------------------------------------------------------------------------------------
                       Group 6 = $1700
----------------------------------------------------------------------------------------------------------------------------
                       Group 7 = $1800
----------------------------------------------------------------------------------------------------------------------------
                       Group 8 = $1850
----------------------------------------------------------------------------------------------------------------------------
                       Unlisted = 80% of billed charges
----------------------------------------------------------------------------------------------------------------------------
                       Exceptions:
----------------------------------------------------------------------------------------------------------------------------
                       Arthroscopies                  $1800
----------------------------------------------------------------------------------------------------------------------------
                       Laparoscopies                  $1850
----------------------------------------------------------------------------------------------------------------------------
                       ACL (29888)                    $2950
----------------------------------------------------------------------------------------------------------------------------
                       Lap Vag Hyst (56308)           $2950
----------------------------------------------------------------------------------------------------------------------------
                       Bone Marrow Aspiration (38230) $2033
----------------------------------------------------------------------------------------------------------------------------
                       Mast Mod Rad (19240)           $2491
----------------------------------------------------------------------------------------------------------------------------
                       Lap Choly (49310)              $2800
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                       Observation after 6 hrs up to 24 hrs. = $550
----------------------------------------------------------------------------------------------------------------------------
                       Implants, prosthetics, DME pd at 80% of billed
                       charges.
----------------------------------------------------------------------------------------------------------------------------
                       Multiples 100%, 50% each additional.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                       If the payment calculation in above rates is
                       greater than billed charges, reimbursement will be pd at 90%.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
PRONET                 Same as BSC                                        Discount = 20%
----------------------------------------------------------------------------------------------------------------------------
(Provider Networks                                                        Implants, Prosthetics pd at 5% discount
----------------------------------------------------------------------------------------------------------------------------
of America)                                                               off billed charges.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


                                     Page 15                             5/11/99

                              CONTRACT COMPARISON

----------------------------------------------------------------------------------------------------------------------------
PAYOR                  TSC                                           BSC

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
PRUDENTIAL             Prudential Fee Schedule by CPT code           Prudential Fee Schedule by CPT Code
----------------------------------------------------------------------------------------------------------------------------
                       Unlisted pd at 75% of billed charges          Unlisted pd at 75% of billed charges
----------------------------------------------------------------------------------------------------------------------------
                       Multiple proc. 100%, 50%, 50%                 Multiple proc. 100%, 50%, 50%
----------------------------------------------------------------------------------------------------------------------------
                       No provision in contract for 23 hr. stay.
----------------------------------------------------------------------------------------------------------------------------
                       No provision in contract for implants.        Observation between 4-23 hrs. (no
----------------------------------------------------------------------------------------------------------------------------
                       Fee list is slightly lower than SurgiCare's   overnight), bill code 99217 = $375.00
----------------------------------------------------------------------------------------------------------------------------
                                                                     LANDRY care = $665.00
----------------------------------------------------------------------------------------------------------------------------
                                                                     Implants cost + 10%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Southwest Preferred    Same contract as SurgiCare                    Baylor Employees = 80% (actually pays 100%)
----------------------------------------------------------------------------------------------------------------------------
Health Network                                                       Baylor Richardson = termed
----------------------------------------------------------------------------------------------------------------------------
                                                                     Tyler Refrigeration =5% discount
----------------------------------------------------------------------------------------------------------------------------
                                                                     Tx Municiple League = 20% discount
----------------------------------------------------------------------------------------------------------------------------
                                                                     Texoma Medical = 20% discount
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                     EDS = Groupings
----------------------------------------------------------------------------------------------------------------------------
                                                                     Grp 1 = 625       Grp 5 = 1350
----------------------------------------------------------------------------------------------------------------------------
                                                                     Grp 2 = 790       Grp 6 = 1550
----------------------------------------------------------------------------------------------------------------------------
                                                                     Grp 3 = 1025      Grp 7 = 1720
----------------------------------------------------------------------------------------------------------------------------
                                                                     Grp 4 = 1100      Grp 8 = 2000
----------------------------------------------------------------------------------------------------------------------------
                                                                     Ungrouped pd at 75% of billed chgs.
----------------------------------------------------------------------------------------------------------------------------
                                                                     Implants, prosthetics pd at 80% of billed
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
TEXARKANA              Same as BSC                                   80% of billed charges
----------------------------------------------------------------------------------------------------------------------------
REGIONAL HEALTH
----------------------------------------------------------------------------------------------------------------------------
NETWORK
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
TEXAS PODIATRY         N/A                                           Grp 1 = 366       Grp 5 = 792
----------------------------------------------------------------------------------------------------------------------------
                                                                     Grp 2 = 491       Grp 6 = 999
----------------------------------------------------------------------------------------------------------------------------
                                                                     Grp 3 = 564       Grp 7 = 1098
----------------------------------------------------------------------------------------------------------------------------
                                                                     Grp 4 = 694       Grp 8 = 1160
----------------------------------------------------------------------------------------------------------------------------
                                                                                       Grp 9 = 1250
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
TEXAS REHAB            N/A                                           71% of billed charges
----------------------------------------------------------------------------------------------------------------------------


                                     Page 16                             5/11/99

                              CONTRACT COMPARISON

----------------------------------------------------------------------------------------------------------------------------
PAYOR                TSC                                                BSC

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
UNICARE              Same as BSC                                        Payment = 80% of billed charges.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                        Prosthetics, including IOL's, corneal
----------------------------------------------------------------------------------------------------------------------------
                                                                        tissue, implantables pd at 80%.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                        Multiples = 100%, 50%, 25%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
United Payors &                             N/A                                           N/A
----------------------------------------------------------------------------------------------------------------------------
United Providers
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
UNITED               ASC Medicare Groupings
----------------------------------------------------------------------------------------------------------------------------
HEALTHCARE                         HMO   NPP/EPO/POS     HMO            HMO/HMO+          PPO,POS,EPO,NPP
                     Medicare
----------------------------------------------------------------------------------------------------------------------------
(MetraHealth)                      Rate  PPO,WC Rate     Rate
----------------------------------------------------------------------------------------------------------------------------
                     Group 1 =     $302  $332            $281           Grp 1    347      377
----------------------------------------------------------------------------------------------------------------------------
                     Group 2 =     $405  $446            $377           Grp 2    466      507
----------------------------------------------------------------------------------------------------------------------------
                     Group 3 =     $464  $510            $431           Grp 3    533      580
----------------------------------------------------------------------------------------------------------------------------
                     Group 4 =     $563  $619            $524           Grp 4    648      704
----------------------------------------------------------------------------------------------------------------------------
                     Group 5 =     $653  $718            $607           Grp 5    750      816
----------------------------------------------------------------------------------------------------------------------------
                     Group 6 =     $766  $842            $712           Grp 6    881      957
----------------------------------------------------------------------------------------------------------------------------
                     Group 7 =     $905  $995            $842           Grp 7    1041     1131
----------------------------------------------------------------------------------------------------------------------------
                     Group 8 =     $898  $988            $835           Grp 8    1031     1122
----------------------------------------------------------------------------------------------------------------------------
                     Group 9 =     $1142 $1256           $1062          Grp 9    1314     1428
----------------------------------------------------------------------------------------------------------------------------
                     Undefined     $563  $619            $524           Undefined 648      676
----------------------------------------------------------------------------------------------------------------------------
                     23 hr.        $350  $350            $300           23 hr.   350      375
----------------------------------------------------------------------------------------------------------------------------
                     Implants/Pros.65%POC 65%POC         60% POC        Implants = 80% POC
----------------------------------------------------------------------------------------------------------------------------
                     Lap Choly     $1275 $1365                          100%, 50%, 25%
----------------------------------------------------------------------------------------------------------------------------
                     Lap Hyst.     $1275 $1365
----------------------------------------------------------------------------------------------------------------------------
                     ACL           $1275 $1365
----------------------------------------------------------------------------------------------------------------------------
                     Posterior CL  $1275 $1365
----------------------------------------------------------------------------------------------------------------------------
                     Multiple proc. 100%, 50%, 25%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


                                     Page 17                            5/11/99

                              CONTRACT COMPARISON

-----------------------------------------------------------------------------------------------------------------------------
PAYOR                    TSC                                            BSC

-----------------------------------------------------------------------------------------------------------------------------
USA HEALTH               Grp 1 = 450       Grp 5 = 1000
-----------------------------------------------------------------------------------------------------------------------------
NETWORK                  Grp 2 = 560       Grp 6 = 1200
-----------------------------------------------------------------------------------------------------------------------------
                         Grp 3 = 750       Grp 7 = 1300
-----------------------------------------------------------------------------------------------------------------------------
                         Grp 4 = 875       Grp 8 = 1460
-----------------------------------------------------------------------------------------------------------------------------
                         Arthroscopies = Grp 6
-----------------------------------------------------------------------------------------------------------------------------
                         Multiples pd at 100%, 50%, 25%
-----------------------------------------------------------------------------------------------------------------------------
                         Prosthetics, implants, orthotics pd at 50% of
                         billed
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                         Work comp = lesser 80% of state allowable
-----------------------------------------------------------------------------------------------------------------------------
                         or negotiated rates, or billed charges.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
WILSON JONES PHO         N/A                                            85% of billed charges
-----------------------------------------------------------------------------------------------------------------------------
                                                                        Implants cost + 10%
-----------------------------------------------------------------------------------------------------------------------------


                                     Page 18                             5/11/99

                                  SCHEDULE 9.7

                                  [Litigation]

                                  Schedule 9.7
                                  (Litigation)

Baylor SurgiCare has received notification by letter of a potential claim against Baylor SurgiCare arising from a third degree thigh burn from a bovie pad on February 18, 1998.

                                  SCHEDULE 9.10

                           [Changes in Baylor Centers]

                               SurgiCare/TxSurgery
                   Equipment Purchased Since October 31, 1998

1.    Cardiac/Gas Analysis

      Monitors
             o   SurgiCare                      $164,764.62
             o   TxSurgery                      $107,372.19

2.    GammaProbe                                $ 23,460.00
                                                -----------

                                       TOTAL    $295,600.81

Note: Items are not included in SurgiCare/TxSurgery Furniture and Equipment
      Ledgers

                                  SCHEDULE 9.15

                        [Baylor's Consents and Approvals]

                                  SCHEDULE 9.15

o     Change of ownership licensing reapplication

      --    TDH (ASC License (Medicare)

      --    National Heritage Insurance Company (Medicaid)

      --    Pharmacy license (State Board of Pharmacy)

      --    DEA controlled substances registration

      --    DPS controlled substance registration (Dept. of Public Safety)

      --    Radiology registration (TDH)

      --    Radioactive materials license (TDH) (may be unnecessary)

      --    Laser registration (TDH)

      --    Laboratory CLIA registration (TDH)

      --    Joint commission

      --    Boiler registration (Tx. Dept. of licensing & regulation)

o Olympus Endoscopic Equipment Lease. Status: expired, currently renegotiating lease.